As filed with the Securities and Exchange Commission on November 18, 2015
Registration No. ____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GROWLIFE, INC.
(Exact name of registrant as specified in its charter)

Delaware	5261	90-0821083
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

500 Union Street, Suite 810,
Seattle, WA 98101
(800) 977-5255
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Marco Hegyi
President
GrowLife, Inc.
500 Union Street, Suite 810,
Seattle, Washington 98101
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence W. Horwitz, Esq.
Christopher L. Tinen, Esq.
Horwitz + Armstrong, LLP
26475 Rancho Parkway South
Lake Forest, California 92630
(949) 540-6540

Approximate date of commencement of proposed sale to public:
As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer	
Non-accelerated filer	Smaller reporting Company	☑
(Do not check if a smaller reporting Company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum
Title of Each Class of	Amount to Be	Maximum Offering	Aggregate	Amount of
Securities to Be Registered	Registered	Price Per Share	Offering Price (1)	Registration Fee (2)
Common Stock, par value, $.0001 per share (3)			$3,000,000	$302.10

Total			$3,000,000	$302.10

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

(3)
Pursuant to Rule 416 under the Securities Act, the shares of common stock registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED NOVEMBER 18, 2015

PROSPECTUS

_________________ Shares of Common Stock

GrowLife, Inc.

This prospectus relates to the resale of up to __________ of shares of our common stock that we may issue to TCA Global Credit Master Fund, LP (“TCA”).  The shares of common stock offered under this prospectus by the selling stockholder are issuable to TCA pursuant to a Committed Equity Facility between the Company and TCA dated August 6, 2015.  We are not selling any securities under this prospectus and will not receive any proceeds from the sale of shares by the selling stockholder.

The selling stockholder may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell its shares of common stock in the section titled “Plan of Distribution” on page 23. We will not be paying any underwriting discounts or commissions in this offering.

Our common stock trades over-the-counter under the symbol “PHOT.”  While we are currently without a market maker, our stock does trade directly between buyers and sellers on the grey sheets. On November 18, 2015, the last reported sale price for our common stock was $0.01 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 7 IN THIS PROSPECTUS. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS, AS WELL AS THE INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE YOU INVEST.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is November 18, 2015.

No offers to sell are made, nor are offers sought, to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should rely only on the information contained in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the Securities and Exchange Commission, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus and any such free writing prospectus outside of the United States.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors". These and other factors could cause our future performance to differ materially from our assumptions and estimates. See "Special Note Regarding Forward-Looking Statements".

GrowLife, Inc. is our trademark that is used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, especially the "Risk Factors" section of this prospectus and our financial statements and the related notes appearing at the end of this prospectus, before making an investment decision.

As used in this prospectus, unless the context otherwise requires, references to "we," "us," "our," "our company" and "GrowLife" refer to GrowLife, Inc. and its consolidated subsidiaries.

Our Company

GrowLife, Inc. (“GrowLife” or the “Company”) is incorporated under the laws of the State of Delaware and is headquartered in Seattle, Washington. We were founded in 2012 with the Closing of the Agreement and Plan of Merger with SGT Merger Corporation.

Our goal of becoming the nation’s largest cultivation facility service provider for the production of organics, herbs and greens and plant-based medicines has not changed. Our mission is to best serve more cultivators in the design, build-out, expansion and maintenance of their facilities with products of high quality, exceptional value and competitive price. Through a nationwide network of knowledgeable representatives, regional centers and its e-commerce website, GrowLife provides essential and hard-to-find goods including media (i.e., farming soil), industry-leading hydroponics equipment, organic plant nutrients, and thousands more products to specialty grow operations across the United States.

We primarily sell through our wholly owned subsidiary, GrowLife Hydroponics, Inc. In addition to the promotion and sales of GrowLife owned brands, GrowLife companies distribute and sell over 3,000 products through its e-commerce distribution channel, Greners.com, and through our regional retail storefronts. GrowLife and its business units are organized and directed to operate strictly in accordance with all applicable state and federal laws.

Overcoming Company Challenges

We grew through a series of acquisitions in 2012 and 2013 leading to seven retail stores.  In 2013 we expected to grow through the following three key initiatives (i) expanding to 30 retail stores at an expected average annual revenue of $1.25 million with 12 stores in 2014 resulting in sales of $15 million; (ii) educating the investment community of the demand for indoor growing equipment from the cannabis industry; and (iii) engaging a joint venture investor willing to provide financial resources for acquisitions and strategic investments.  These three initiatives were expected to help position us as the leading supplier and participating investor to the emerging cannabis industry and were therefore announced and allocated resources with those goals in mind.

The retail expansion plan, starting in July 2013, was expected to maintain the pre-acquisition revenue pace of GrowLife Hydroponics’s earlier purchase of Rocky Mountain Hydroponics, LLC, a Colorado limited liability company (“RMC”), and Evergreen Garden Center, LLC, a Maine limited liability company (“EGC”), and generate sales of $5.5 million in 2013.  For several reasons, GrowLife Hydroponics achieved 2013 revenue of $4.8 million.  In addition, GrowLife Hydroponics opened two more stores in Plaistow, New Hampshire and Peabody, Massachusetts.  This seven store expansion across five states exposed three issues with the retail expansion plan: (i) the cost of inventory, integration and ramp up in offsetting revenue was understated; (ii) the laws, policies and resulting customer purchase process across the five states varied greatly and lowered the expected economies of scale; and (iii) the competitive hydroponic supplier market lowered expected operating margins.  The lack of financial resources to offset the operating losses from the retail expansion initiative necessitated a change of our plans.

An education initiative was formed where we engaged Grass Roots Research and Distribution, Inc., a market research and marketing firm, to study our 2013 plan, the emerging growth of the cannabis industry and estimate the possible financial impact to GrowLife and its valuation.  Sets of reports were published and supported with GrowLife press releases to educate the new industry and generate greater awareness of GrowLife.  While this initiative proved successful in 2013, we ceased to engage Grass Roots in 2014, after we changed our business strategy.

The third investor initiative was formed in November 2013, through the Organic Growth International, LLC (“OGI”), a joint venture, between GrowLife and CANX USA LLC (“CANX”).  CANX would provide the financial resources for OGI to facilitate acquisitions and strategic investments.  GrowLife issued warrants for 240 million GrowLife shares to CANX and CANX would provide up to $40 million in mutually agreed upon investments, $1 million in a convertible note and a $1.3 million commitment towards the GrowLife Infrastructure Funding & Technology (“GIFT”) program.  GrowLife received the $1 million as a convertible note in December 2013, received the $1.3 million commitment but not executed and by January 2014 OGI had Letters of Intent with four investment and acquisition transactions valued at $96 million.  Before the deals could close, the SEC put a trading halt on our stock on April 10, 2014, which resulted in the withdrawal of all transactions.  The business disruption from the trading halt and the resulting class action and derivative lawsuits ceased further investments with the OGI joint venture.

Starting in June 2014 we focused on cost reductions with minimal revenue loss as our focus.  The primary reduction in operating costs came from (i) streamlining non-profitable personnel, lowering expenses by replacing the Woodland Hills, California headquarters with that of Seattle, Washington that serves more people at a lower cost; (ii) closing the unprofitable Peabody, Massachusetts, Woodland Hills, California and Plaistow, New Hampshire stores; (iii) relocating the Greners e-commerce operation from Santa Rosa, California to the Boulder, Colorado store until a new Denver facility is set up; (iv) reducing full-time employees from 46 to 8 as of September 30, 2015; and (v) closing the Phototron subsidiary in California.  While transition costs were paid out, the repurposing of company resources is expected to reduce our operating expenses and allows for greater market reach and efficiencies.

However, the challenges of operating a public company under the strains grey market trading and lawsuits, as well as limited access to investment capital kept the company lean.  We also chose to convert about three months of inventory into cash.  This reduced our inventory level from $1.8 million to $924,000 and lowered our gross margins to 16.5%.  This conscientious decision was made to help us transition through this period. As for our $7.7 million of our general and administrative expenses, there were approximately $3.6 million in non-recurring/non-cash stock expenses, which resulted in net cash expenses at approximately $4.1 million for the year ended December 31, 2014.

We remain focused on hiring the best people to expand our direct sales personnel. These personnel are knowledgeable in using the most progressive growing technologies that fit our customer’s needs.  Whether they are small-scale local cultivation facilities or large-scale regional cultivators, our customer service team recommends smart medium, cost-effective lighting and ventilation, and the right nutrients that are best suited for the crop objective.  Our knowledge layer is strategic for the evolution of the indoor growing industry.  Unlike an outdoor superstore, GrowLife serves the specialty cultivation business as indoor crops are designed to deliver multiple grow cycles with greater quality and yield not available in outdoor agriculture.   Technologies will be available to provide our customers with a way to further tune their ordering process and crop development using their own experience.

Our Corporate Information

Our principal executive offices are located at 500 Union Street, Suite 810, Seattle, Washington 98101. Our telephone number is (800) 977-5255. Our principal website address is located at www.growlifeinc.com. The information contained on, or that can be accessed through, our website is not incorporated into and is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

COMMITTED EQUITY FINANCING FACILITY WITH TCA

On August 6, 2015, we entered into a Committed Equity Facility with TCA, pursuant to which TCA committed to purchase, subject to certain conditions, up to $3 million of our common stock.  In connection with the Committed Equity Facility, we entered into a registration rights agreement and related agreements with TCA, all dated August 6, 2015.

The Committed Equity Facility entitles us to sell and obligates TCA to purchase, from time to time over a period of up to 12 months from the effective date of the Registration Statement, shares of our common stock for cash consideration up to an aggregate of $3 million, subject to certain conditions and restrictions.  The shares of common stock that may be issued to TCA under the Committed Equity Facility will be issued by us pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”).  Pursuant to the registration rights agreement, we have filed a registration statement of which this prospectus is a part, covering the possible resale by TCA of any shares that we may issue to TCA under the Committed Equity Facility.  Through this prospectus, the selling stockholder may offer to the public for resale shares of our common stock that we may issue to TCA pursuant to the Committed Equity Facility.

For a period of no more than 12 months from the effective date of the Registration Statement, we may, from time to time, at our sole discretion, and subject to certain conditions that we must satisfy, draw down funds under the Committed Equity Facility by selling shares of our common stock to TCA.

In order to draw down on the Committed Equity Facility, we must provide an advance notice of the dollar amount requested and deliver shares to TCA’s brokerage account equal to the dollar amount of the advance divided by the lowest VWAP of our common stock on the advance notice date (the “Market Price”) multiplied by 200%.  On the trading day following the date the shares have been fully delivered to TCA’s brokerage account for trading, TCA will allocate monies into its brokerage account equal to the par value of the shares delivered to them to be held pending TCA’s sale of the shares.  TCA will then commence trading the shares for 5 trading days following the date the shares were fully delivered into their brokerage account.  During this selling period, TCA will sell the shares into the market to generate the net sale proceeds requested in the Company’s initial advance notice.  TCA will not sell shares exceeding the net sales proceeds requested during the selling period.  At the end of the selling period, TCA will wire transfer the net sales proceeds to the Company.  Any excess shares still held by TCA will then be returned to the Company unless the parties agree to apply them to the next requested advance by the Company.

Our ability to require TCA to purchase our common stock is subject to various limitations.  The Company cannot request an advance that (i) exceeds 15% of the average daily volume of shares of common stock traded during the 5 trading days immediately preceding the advance notice date, (ii) exceeds the $3 million maximum commitment amount, (iii) causes TCA to exceed the 4.99% beneficial ownership limitation, and (iv) exceed the aggregate offering price or number of shares, as the case may be, available for issuance under the Registration Statement.

The issuance of our common stock under the Committed Equity Facility will have no effect on the rights or privileges of existing holders of common stock except that the economic and voting interests of each stockholder will be diluted as a result of any such issuance. Although the number of shares of common stock that stockholders presently own will not decrease, these shares will represent a smaller percentage of our total shares that will be outstanding after any issuances of shares of common stock to TCA. If we draw down amounts under the Committed Equity Facility when our share price is decreasing, we will need to issue more shares to raise the same amount than if our stock price was higher. Such issuances will have a dilutive effect and may further decrease our stock price.

In order for TCA to be obligated to buy any shares of our common stock pursuant to a draw down, the following conditions, none of which is in the control of TCA, must be met as of the date we notify TCA of our election to sell shares to TCA pursuant to the Committed Equity Facility, and the date upon which each settlement of the purchase and sale of our common stock occurs with respect to such draw down:

●	Each of our representations and warranties in the Committed Equity Facility must be true and correct in all material respects as of the date when made as though made at that time.
●	The registration statement, which includes this prospectus, shall have previously become effective and must remain effective.
●
We must not have knowledge of any event that could reasonably be expected to have the effect of causing the registration statement applicable to the resale of shares of our common stock by TCA to be suspended or otherwise ineffective.

●
We must have obtained all permits and qualifications required by any applicable state for the offer and sale of the Shares, or shall have the availability of exemptions therefrom.  The sale and issuance of the Shares shall be legally permitted by all laws and regulations to which the Company is subject.

●
We must have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Committed Equity Facility, the registration rights agreement and related agreements to be performed, satisfied or complied with by us.

●	Trading in our common stock must not have been suspended by the SEC and trading in securities must not have been suspended or limited.
●
No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects the Committed Equity Facility, and no proceeding shall have been commenced that management of the Company believes will have a material adverse effect.

●	There shall be a sufficient number of authorized but unissued and otherwise unreserved shares of common stock for the issuance of all of the shares issuable pursuant to such advance notice.
●	No event shall have occurred which could reasonably be expected to have a material adverse effect
●
No event shall have occurred that would have a material adverse effect on the price or trading volume of the Company’s common stock, or TCA’s ability to sell shares in the manner intended by the Committed Equity Facility.

There is no guarantee that we will be able to meet the foregoing conditions or any other conditions under the Committed Equity Facility or that we will be able to draw down any portion of the amounts available under the Committed Equity Facility.

The foregoing summary of the Committed Equity Facility does not purport to be complete and is qualified by reference to the Committed Equity Facility, the registration rights agreement and related agreements, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

SUMMARY OF THE OFFERING

Securities offered:	Up to _____________ of shares of our common stock.

Common stock outstanding before the offering (1):	902,116,496 shares

Use of proceeds
We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder pursuant to this prospectus. Any sale of shares by us to TCA under the Committed Equity Facility will be made pursuant to  an exemption from the registration requirements of the Securities Act. We will use the proceeds from these sales for general working capital purposes, as described in "Use of Proceeds".

Risk Factors	You should read the "Risk Factors" section starting on page 7 of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Symbol	PHOT

(1)	The number of shares of our common stock outstanding before this offering is based on 902,116,496 shares of our common stock outstanding as of November 18, 2015, and excludes:

●	29,070,000 shares of our common stock issuable upon the exercise of stock options outstanding as of November 18, 2015 at a weighted-average exercise price of $0.061 per share;

●	565,000,000 shares of our common stock issuable upon the exercise of warrants outstanding as of November 18, 2015 at a weighted-average exercise price of $0.035 per share. These warrants will expire between November, 2018 and July, 2019;

●	235,575,286 shares of common stock to be issued for the conversion of Convertible Notes Payables with expiration dates between September, 2015 and June, 2016 at conversion prices of $0.007 per share;

●	6,000,000 contingent shares which we may have to issue under a severance agreement; and,

●	We expect to issue $2 million in common stock or approximately 115.1 million shares related to the settlement of the Consolidated Class Action and Derivative Action lawsuits alleging violations of federal securities laws that were filed against the Company in United States District Court, Central District of California. The shares have not been issued as of November 13, 2015. We accrued $2,081,250 as loss on class action lawsuits and contingent liabilities as of June 30, 2015.

Summary Financial Information

The following tables set forth a summary of our historical financial data as of, and for the period ended on, the dates indicated. We have derived the statements of operations data for the years ended December 31, 2014 and 2013 from our audited financial statements included in this prospectus. We have derived the statements of operations data for the six months ended June 30, 2015 and balance sheet data as of June 30, 2015 from our unaudited financial statements appearing elsewhere in this prospectus. The unaudited financial statements have been prepared on a basis consistent with our audited financial statements included in this prospectus and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary to fairly state our financial position as of June 30, 2015 and results of operations for the six months ended June 30, 2015. Historical results for any prior period are not necessarily indicative of results to be expected in any future period. You should read the following summary financial data together with our financial statements and the related notes appearing at the end of this prospectus and the "Capitalization” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in this prospectus.

Statements of Operations data:

(in thousands, except for share and per share data)

	Six Months	Years Ended December 31,
	Ended June 30, 2015	2014	2013	2012
	(Unaudited)	(Audited)	(Audited)	(Audited)
STATEMENT OF OPERATIONS DATA:
Net revenue	$2,597	$8,538	$4,859	$1,451
Cost of goods sold	2,088	7,173	4,006	1,039
Gross profit	509	1,365	853	412
General and administrative expenses	1,483	7,851	11,796	1,683
Operating (loss)	(974)	(6,486)	(10,943)	(1,271)
Other expense	(2,394)	(80,140)	(10,437)	(915)
Net (loss)	$(3,368)	$(86,626)	$(21,380)	$(2,186)
Net (loss) per share	$(0.00)	$(0.10)	$(0.04)	$(0.01)
Weighted average number of shares	880,624,989	834,503,868	593,034,693	245,420,970

Balance Sheet Data:

(in thousands)

	As of	As Adjusted
	June 30, 2015	6/30/2015 (1)
BALANCE SHEET DATA:
Total current assets	$656	$-
Total assets	1,708	-
Total current liabilities	4,962	-
Total current liabilities without derivative liability	2,910	-
Total liabilities	4,962	-
Stockholder's (deficiency)	(5,335)	-

(1)
As adjusted amounts give effect to the issuance $3 million of common stock by us in this offering, after estimated offering expenses payable by us, as set forth under "Use of Proceeds". See "Use of Proceeds" and "Capitalization".

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information contained in this prospectus, including our financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in our common stock. If any of the following risks actually occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related to Our Business

Risks associated with our funding from TCA Global Credit Master Fund, LP (“TCA”).

On July 9, 2015, we closed a Securities Purchase Agreement and related agreements with TCA Global Credit Master Fund LP, an accredited investor, whereby we agreed to sell and TCA agreed to purchase up to $3,000,000 of senior secured convertible, redeemable debentures, of which $700,000 was purchased on July 9, 2015 and up to $2,300,000 may be purchased in additional closings. The closing of the Transaction occurred on July 9, 2015.

On August 6, 2015, we closed a Securities Purchase Agreement and related agreements with TCA Global Credit Master Fund LP, whereby we agreed to sell and TCA agreed to purchase a $100,000 senior secured convertible redeemable debenture and we agreed to issue and sell to TCA, from time to time, and TCA agreed to purchase from us up to $3,000,000 of the Company’s common stock pursuant to a Committed Equity Facility. The closing of the Transaction occurred on August 6, 2015.

On October 27, 2015, we entered into an Amended and Restated Securities Purchase Agreement and related agreements with TCA Global Credit Master Fund LP whereby we agreed to sell, and TCA agreed to purchase $350,000 of senior secured convertible, redeemable debentures. We and TCA previously entered into a Securities Purchase Agreement dated as of April 30, 2015 and effective as of July 9, 2015 to purchase up to $3,000,000 in Debentures. To date, we have sold $1,050,000 in Debentures to TCA and up to $1,950,000 in Debentures remains for sale by us.  The closing of the transaction occurred on October 27, 2015.

Failure to operate in accordance with the Agreements with TCA could result in the cancellation of these agreements, result in foreclosure on our assets in event of default and would have a material adverse effect on our business, results of operations or financial condition.

Suspension of trading of the Company’s securities.

On April 10, 2014, we received notice from the SEC that trading of the Company’s common stock on the OTCBB was to be suspended from April 10, 2014 through April 24, 2014. The SEC issued its order pursuant to Section 12(k) of the Securities Exchange Act of 1934. According to the notice received by us from the SEC: “It appears to the Securities and Exchange Commission that the public interest and the protection of investors require a suspension of trading in the securities of GrowLife, Inc. because of concerns regarding the accuracy and adequacy of information in the marketplace and potentially manipulative transactions in GrowLife’s common stock.” To date, the Company has not received notice from the SEC that it is being formally investigated.

The suspension of trading eliminated our market makers, resulted in our trading on the grey sheets, resulted in legal proceedings and restricted our access to capital. This action has had a material adverse effect on our business, financial condition and results of operations. If we are unable to obtain additional financing when it is needed, we will need to restructure our operations, and divest all or a portion of our business.

SEC charges outsiders with manipulating our securities.

On August 5, 2014, the SEC charged four promoters with ties to the Pacific Northwest for manipulating our securities. The SEC alleged that the four promoters bought inexpensive shares of thinly traded penny stock companies on the open market and conducted pre-arranged, manipulative matched orders and wash trades to create the illusion of an active market in these stocks.  They then sold their shares in coordination with aggressive third party promotional campaigns that urged investors to buy the stocks because the prices were on the verge of rising substantially.  This action has had a material adverse effect on our business, financial condition and results of operations. If we are unable to obtain additional financing when it is needed, we will need to restructure our operations, and divest all or a portion of our business.

On July 9, 2015, the SEC entered into settlements with two of the promoters.  In connection with the settlement of their SEC action, the two men are liable for disgorgement of approximately $2.1 million and $306,000 in illicit profits, respectively. Earlier this year the two men were also sentenced to five and three years in prison, respectively, for their participation in the scheme.

We are involved in Legal Proceedings.

We are involved in the disputes and legal proceedings as discussed in this Form 10-K. In addition, as a public company, we are also potentially susceptible to litigation, such as claims asserting violations of securities laws. Any such claims, with or without merit, if not resolved, could be time-consuming and result in costly litigation. There can be no assurance that an adverse result in any future proceeding would not have a potentially material adverse on our business, results of operations or financial condition.

Our Joint Venture Agreement with CANX USA, LLC is important to our operations.

On July 10, 2014, we closed a Waiver and Modification Agreement, Amended and Restated Joint Venture Agreement, Secured Credit Facility and Secured Convertible Note with CANX, and Logic Works LLC, a lender and shareholder of the Company. The Agreements require the filing of a registration statement on Form S-1 within 10 days of the filing of our Form 10-Q for the period ended June 30, 2014. Due to our grey sheet trading status and other issues, we have not filed the registration statement.

Previously, we entered into a Joint Venture Agreement with CANX USA LLC, a Nevada limited liability company.  Under the terms of the Joint Venture Agreement, the Company and CANX formed Organic Growth International, LLC (“OGI”), a Nevada limited liability company, for the purpose of expanding the Company’s operations in its current retail hydroponic businesses and in other synergistic business verticals and facilitating additional funding for commercially financeable transactions of up to $40,000,000.  In connection with the closing of the Agreement, CANX agreed to provide a commitment for funding in the amount of $1,300,000 for a GrowLife Infrastructure Funding Technology program transaction and provided additional funding under a 7% Convertible Note instrument for $1,000,000, including $500,000 each from Logic Works and China West III Investments LLC, entities that are unaffiliated with CANX and operate as separate legal entities. We initially owned a non-dilutive 45% share of OGI and we may acquire a controlling share of OGI as provided in the Joint Venture Agreement. In accordance with the Joint Venture Agreement, the Company and CANX entered into a Warrant Agreement whereby the Company delivered to CANX a warrant to purchase 140,000,000 shares of the Company common stock at a maximum strike price of $0.033 per share. Also in accordance with the Joint Venture Agreement, we issued an additional warrant to purchase 100,000,000 shares of our common stock at a maximum strike price of $0.033 per share on February 7, 2014.

On April 10, 2014, as a result of the suspension in the trading of our securities, we went into default on our 7% Convertible Notes Payable for $500,000 each from Logic Works and China West III. As a result, we accrued interest on these notes at the default rate of 24% per annum. Furthermore, as a result of being in default on these notes, the Holders could have, at their sole discretion, called these notes.

Waiver and Modification Agreement

We entered into a Waiver and Modification Agreement dated June 25, 2014 with Logic Works LLC whereby the 7% Convertible Note with Logic Works dated December 20, 2013 was modified to provide for (i) a waiver of the default under the 7% Convertible Note; (ii) a conversion price which is the lesser of (A) $0.025 or (B) twenty percent (20%) of the average of the three (3) lowest daily VWAPs occurring during the twenty (20) consecutive Trading Days immediately preceding the applicable Conversion Date on which the Holder elects to convert all or part of this Note; (iii) the filing of a registration statement on Form S-1 within 10 days of the filing of the Company’s Form 10-Q for the period ended June 30, 2014; and (iv) continuing interest of 24% per annum. China West III converted its Note into common stock on June 4, 2014. Due to our grey sheet trading status and other issues, we have not filed the registration statement.

Amended and Restated Joint Venture Agreement

We entered into an Amended and Restated Joint Venture Agreement dated July 1, 2014 with CANX whereby the Joint Venture Agreement dated November 19, 2013 was modified to provide for (i)  up to $12,000,000 in conditional financing subject to review by GrowLife and approval by OGI for business growth development opportunities in the legal cannabis industry for up to six months, subject to extension; (ii) up to $10,000,000 in working capital loans, with each loaning requiring approval in advance by CANX;  (iii) confirmed that the five year warrants, subject to extension, at $0.033 per share for the purchase of 140,000,000 and 100,000,000 were fully earned and were not considered compensation for tax purposes by the Company; (iv) granted CANX five year warrants, subject to extension, to purchase 300,000,000 shares of common stock at the fair market price of $0.033 per share as determined by an independent appraisal; (v) warrants as defined in the Agreement related to the achievement of OGI milestones; (vi) a four year term, subject to adjustment and (vi) the filing of a registration statement on Form S-1 within 10 days of the filing of our Form 10-Q for the period ended June 30, 2014. Due to our grey sheet trading status and other issues, we have not filed the registration statement.

Secured Convertible Note and Secured Credit Facility

We entered into a Secured Convertible Note and Secured Credit Facility dated June 25, 2014 with Logic Works whereby Logic Works agreed to provide up to $500,000 in funding. Each funding requires approval in advance by Logic Works, provides for interest at 6% with a default interest of 24% per annum and requires repayment by June 26, 2016. The Note is convertible into our common stock at the lesser of $0.007 or (B) 20% of the average of the three (3) lowest daily VWAPs occurring during the 20 consecutive Trading Days immediately preceding the applicable conversion date on which Logic Works elects to convert all or part of this 6% Convertible Note, subject to adjustment as provided in the Note. The 6% Convertible Note is collateralized by our assets. We also agreed to file a registration statement on Form S-1 within 10 days of the filing of our Form 10-Q for the three months ended June 30, 2014 and have the registration statement declared effective within ninety days of the filing of our Form 10-Q for the three months ended June 30, 2014. Due to our grey sheet trading status and other issues, we have not filed the registration statement.

On July 10, 2014, we closed a Waiver and Modification Agreement, Amended and Restated Joint Venture Agreement, Secured Credit Facility and Secured Convertible Note with CANX, and Logic Works LLC, a lender and shareholder of the Company. As of June 30, 2015, we have borrowed $350,000 under the Secured Convertible Note and Secured Credit Facility dated June 25, 2014 with Logic Works.

Failure to operate in accordance with the Agreements with CANX could result in the cancellation of these agreements, result in foreclosure on our assets in event of default and would have a material adverse effect on our business, results of operations or financial condition.

The restatement of our unaudited condensed financial statements may result in litigation or government enforcement actions. Any such action would likely harm our business, prospects, financial condition and results of operations.

In connection with the review of our Form 10-Q for the three months ended March 31, 2014, management determined that previously issued unaudited consolidated financial statements issued for the three months ended March 31, 2014 contained an error, which was non-cash in nature. We reviewed the impact of this error and determined that the impact of this error for the three months ended March 31, 2014 unaudited condensed consolidated financial statements was material. On June 19, 2014, after review by our independent registered public accounting firm and legal counsel, our Audit Committee of our Board of Directors concluded that we should restate our unaudited interim financial statements for the three months ended March 31, 2014 to reflect the correction of the previously identified error in the unaudited condensed consolidated financial statements for this period.

We filed Form 10Q/A on June 27, 2014 and restated the consolidated balance sheet as of March 31, 2014, and the consolidated statements of operations and consolidated cash flows for the three months ended March 31, 2014 to reflect the correcting book entry as described below. There was no impact to our actual cash balances as a result of these errors, and these errors do not change net cash flows from financing activities. There was no impact of this error on net cash flows from operating activities.

The restatement of our unaudited condensed financial statements may expose us to risks associated with litigation, regulatory proceedings and government enforcement actions. In addition, securities class action litigation has often been brought against companies, which have been unable to provide current public information or which have restated previously filed financial statements. Any of these actions could result in substantial costs, divert management's attention and resources, and harm our business, prospects, results of operation and financial condition.

Our proposed business is dependent on laws pertaining to the marijuana industry.

Continued development of the marijuana industry is dependent upon continued legislative authorization of the use and cultivation of marijuana at the state level.  Any number of factors could slow or halt progress in this area.  Further, progress, while encouraging, is not assured.  While there may be ample public support for legislative action, numerous factors impact the legislative process.  Any one of these factors could slow or halt use of marijuana, which would negatively impact our proposed business.

As of November 18, 2015, 23 states and the District of Columbia allow its citizens to use medical marijuana.  Additionally, 4 states have legalized cannabis for adult use.  The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The Obama administration has effectively stated that it is not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana.   However, there is no guarantee that the administration will not change its stated policy regarding the low-priority enforcement of federal laws.  Additionally, any new administration that follows could change this policy and decide to enforce the federal laws strongly.  Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us and its shareholders.

Further, while we do not harvest, distribute or sell marijuana, by supplying products to growers of marijuana, we could be deemed to be participating in marijuana cultivation, which remains illegal under federal law, and exposes us to potential criminal liability, with the additional risk that our business could be subject to civil forfeiture proceedings.

The marijuana industry faces strong opposition.

It is believed by many that large, well-funded businesses may have a strong economic opposition to the marijuana industry.  We believe that the pharmaceutical industry clearly does not want to cede control of any product that could generate significant revenue.  For example, medical marijuana will likely adversely impact the existing market for the current “marijuana pill” sold by mainstream pharmaceutical companies.  Further, the medical marijuana industry could face a material threat from the pharmaceutical industry, should marijuana displace other drugs or encroach upon the pharmaceutical industry’s products.  The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical marijuana movement.  Any inroads the pharmaceutical industry could make in halting or impeding the marijuana industry harm our business, prospects, results of operation and financial condition.

Marijuana remains illegal under Federal law.

Marijuana is a schedule-I controlled substance and is illegal under federal law.  Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal law.  Since federal law criminalizing the use of marijuana preempts state laws that legalize its use, strict enforcement of federal law regarding marijuana would harm our business, prospects, results of operation and financial condition.

Raising additional capital to implement our business plan and pay our debts will cause dilution to our existing stockholders, require us to restructure our operations, and divest all or a portion of our business.

We need additional financing to implement our business plan and to service our ongoing operations and pay our current debts. There can be no assurance that we will be able to secure any needed funding, or that if such funding is available, the terms or conditions would be acceptable to us.

If we raise additional capital through borrowing or other debt financing, we may incur substantial interest expense. Sales of additional equity securities will dilute on a pro rata basis the percentage ownership of all holders of common stock. When we raise more equity capital in the future, it will result in substantial dilution to our current stockholders.

If we are unable to obtain additional financing when it is needed, we will need to restructure our operations, and divest all or a portion of our business.

We were in default on our convertible notes payable.

On April 10, 2014, as a result of the SEC suspension in the trading of our securities, we went into default on our 6% Senior Secured Convertible Notes Payable and our 7% Convertible Notes Payable. As a result, we accrued interest on these notes at the default rate of 12% and 24% per annum, respectively. Furthermore, as a result of being in default on these notes, the Holders could have, at their sole discretion, called these notes.

During July 2014, we reached settlement agreements with our holders of the 7% Convertible Notes Payable and we are not in default under any of our convertible notes payable. We are accruing interest at the interest rate in the settlement agreements. Any default could have a significant adverse effect on our cash flows and should we be unsuccessful in negotiating an extension or other modification, we may have to restructure our operations, divest all or a portion of its business, or file for bankruptcy.

Closing of bank accounts could have a material adverse effect on our business, financial condition and/or results of operations.

As a result of the regulatory environment, we have experienced the closing of several of our bank accounts since March 2014. We have been able to open other bank accounts. However, we may have other banking accounts closed. These factors impact management and could have a material adverse effect on our business, financial condition and/or results of operations.

Federal regulation and enforcement may adversely affect the implementation of medical marijuana laws and regulations may negatively impact our revenues and profits.

Currently, there are twenty three states plus the District of Columbia that have laws and/or regulation that recognize in one form or another legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. Many other states are considering legislation to similar effect. As of the date of this writing, the policy and regulations of the Federal government and its agencies is that cannabis has no medical benefit and a range of activities including cultivation and use of cannabis for personal use is prohibited on the basis of federal law and may or may not be permitted on the basis of state law. Active enforcement of the current federal regulatory position on cannabis on a regional or national basis may directly and adversely affect the willingness of customers of GrowLife to invest in or buy products from GrowLife that may be used in connection with cannabis. Active enforcement of the current federal regulatory position on cannabis may thus indirectly and adversely affect revenues and profits of the GrowLife companies.

Our history of net losses has raised substantial doubt regarding our ability to continue as a going concern. If we do not continue as a going concern, investors could lose their entire investment.

Our history of net losses has raised substantial doubt about our ability to continue as a going concern, and as a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as of and for the year ended December 31, 2013 and 2012 with respect to this uncertainty. Accordingly, our ability to continue as a going concern will require us to seek alternative financing to fund our operations. This going concern opinion could materially limit our ability to raise additional funds through the issuance of new debt or equity securities or otherwise. Future reports on our financial statements may include an explanatory paragraph with respect to our ability to continue as a going concern.

We have a history of operating losses and there can be no assurance that we can again achieve or maintain profitability.

We have experienced net losses since inception. As of June 30, 2015, we had an accumulated deficit of $114.4 million. There can be no assurance that we will achieve or maintain profitability.

We are subject to corporate governance and internal control reporting requirements, and our costs related to compliance with, or our failure to comply with existing and future requirements, could adversely affect our business.

We must comply with corporate governance requirements under the Sarbanes-Oxley Act of 2002 and the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010, as well as additional rules and regulations currently in place and that may be subsequently adopted by the SEC and the Public Company Accounting Oversight Board. These laws, rules, and regulations continue to evolve and may become increasingly stringent in the future. We are required to include management’s report on internal controls as part of our annual report pursuant to Section 404 of the Sarbanes-Oxley Act. We strive to continuously evaluate and improve our control structure to help ensure that we comply with Section 404 of the Sarbanes-Oxley Act. The financial cost of compliance with these laws, rules, and regulations is expected to remain substantial.

We cannot assure you that we will be able to fully comply with these laws, rules, and regulations that address corporate governance, internal control reporting, and similar matters. Failure to comply with these laws, rules and regulations could materially adversely affect our reputation, financial condition, and the value of our securities.

Our management has concluded that we have material weaknesses in our internal controls over financial reporting and that our disclosure controls and procedures are not effective.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company's annual or interim financial statements will not be prevented or detected on a timely basis. A significant deficiency is a deficiency, or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of the company's financial reporting. During the review of our financial statements for the three months ended June 30, 2015, our management identified material weaknesses in our internal control over financial reporting. If these weaknesses continue, investors could lose confidence in the accuracy and completeness of our financial reports and other disclosures.

Our inability to effectively manage our growth could harm our business and materially and adversely affect our operating results and financial condition.

Our strategy envisions growing our business. We plan to expand our product, sales, administrative and marketing organizations. Any growth in or expansion of our business is likely to continue to place a strain on our management and administrative resources, infrastructure and systems. As with other growing businesses, we expect that we will need to further refine and expand our business development capabilities, our systems and processes and our access to financing sources. We also will need to hire, train, supervise and manage new and retain contributing employees. These processes are time consuming and expensive, will increase management responsibilities and will divert management attention. We cannot assure you that we will be able to:

●	expand our products effectively or efficiently or in a timely manner;

●	allocate our human resources optimally;

●	meet our capital needs;

●	identify and hire qualified employees or retain valued employees; or

●	incorporate effectively the components of any business or product line that we may acquire in our effort to achieve growth.

Our inability or failure to manage our growth and expansion effectively could harm our business and materially and adversely affect our operating results and financial condition.

Our operating results may fluctuate significantly based on customer acceptance of our products. As a result, period-to-period comparisons of our results of operations are unlikely to provide a good indication of our future performance. Management expects that we will experience substantial variations in our net sales and operating results from quarter to quarter due to customer acceptance of our products. If customers don’t accept our products, our sales and revenues will decline, resulting in a reduction in our operating income.

Customer interest for our products could also be impacted by the timing of our introduction of new products. If our competitors introduce new products around the same time that we issue new products, and if such competing products are superior to our own, customers’ desire for our products could decrease, resulting in a decrease in our sales and revenues. To the extent that we introduce new products and customers decide not to migrate to our new products from our older products, our revenues could be negatively impacted due to the loss of revenue from those customers. In the event that our newer products do not sell as well as our older products, we could also experience a reduction in our revenues and operating income.

As a result of fluctuations in our revenue and operating expenses that may occur, management believes that period-to-period comparisons of our results of operations are unlikely to provide a good indication of our future performance.

If we do not successfully generate additional products and services, or if such products and services are developed but not successfully commercialized, we could lose revenue opportunities.

Our future success depends, in part, on our ability to expand our product and service offerings. To that end we have engaged in the process of identifying new product opportunities to provide additional products and related services to our customers. The process of identifying and commercializing new products is complex and uncertain, and if we fail to accurately predict customers’ changing needs and emerging technological trends our business could be harmed. We may have to commit significant resources to commercializing new products before knowing whether our investments will result in products the market will accept. Furthermore, we may not execute successfully on commercializing those products because of errors in product planning or timing, technical hurdles that we fail to overcome in a timely fashion, or a lack of appropriate resources. This could result in competitors providing those solutions before we do and a reduction in net sales and earnings.

The success of new products depends on several factors, including proper new product definition, timely completion and introduction of these products, differentiation of new products from those of our competitors, and market acceptance of these products. There can be no assurance that we will successfully identify new product opportunities, develop and bring new products to market in a timely manner, or achieve market acceptance of our products or that products and technologies developed by others will not render our products or technologies obsolete or noncompetitive.

Our future success depends on our ability to grow and expand our customer base.  Our failure to achieve such growth or expansion could materially harm our business.

To date, our revenue growth has been derived primarily from the sale of our products and through the purchase of existing businesses. Our success and the planned growth and expansion of our business depend on us achieving greater and broader acceptance of our products and expanding our customer base. There can be no assurance that customers will purchase our products or that we will continue to expand our customer base. If we are unable to effectively market or expand our product offerings, we will be unable to grow and expand our business or implement our business strategy. This could materially impair our ability to increase sales and revenue and materially and adversely affect our margins, which could harm our business and cause our stock price to decline.

If we incur substantial liability from litigation, complaints, or enforcement actions resulting from misconduct by our distributors, our financial condition could suffer. We will require that our distributors comply with applicable law and with our policies and procedures. Although we will use various means to address misconduct by our distributors, including maintaining these policies and procedures to govern the conduct of our distributors and conducting training seminars, it will still be difficult to detect and correct all instances of misconduct. Violations of applicable law or our policies and procedures by our distributors could lead to litigation, formal or informal complaints, enforcement actions, and inquiries by various federal, state, or foreign regulatory authorities against us and/or our distributors. Litigation, complaints, and enforcement actions involving us and our distributors could consume considerable amounts of financial and other corporate resources, which could have a negative impact on our sales, revenue, profitability and growth prospects. As we are currently in the process of implementing our direct sales distributor program, we have not been, and are not currently, subject to any material litigation, complaint or enforcement action regarding distributor misconduct by any federal, state or foreign regulatory authority.

Our future manufacturers could fail to fulfill our orders for products, which would disrupt our business, increase our costs, harm our reputation and potentially cause us to lose our market.

We may depend on contract manufacturers in the future to produce our products. These manufacturers could fail to produce products to our specifications or in a workmanlike manner and may not deliver the units on a timely basis. Our manufacturers may also have to obtain inventories of the necessary parts and tools for production. Any change in manufacturers to resolve production issues could disrupt our ability to fulfill orders. Any change in manufacturers to resolve production issues could also disrupt our business due to delays in finding new manufacturers, providing specifications and testing initial production. Such disruptions in our business and/or delays in fulfilling orders would harm our reputation and would potentially cause us to lose our market.

Our inability to effectively protect our intellectual property would adversely affect our ability to compete effectively, our revenue, our financial condition and our results of operations.

We may be unable to obtain intellectual property rights to effectively protect our business. Our ability to compete effectively may be affected by the nature and breadth of our intellectual property rights. While we intend to defend against any threats to our intellectual property rights, there can be no assurance that any such actions will adequately protect our interests. If we are unable to secure intellectual property rights to effectively protect our technology, our revenue and earnings, financial condition, and/or results of operations would be adversely affected.

We may also rely on nondisclosure and non-competition agreements to protect portions of our technology. There can be no assurance that these agreements will not be breached, that we will have adequate remedies for any breach, that third parties will not otherwise gain access to our trade secrets or proprietary knowledge, or that third parties will not independently develop the technology.

We do not warrant any opinion as to non-infringement of any patent, trademark, or copyright by us or any of our affiliates, providers, or distributors. Nor do we warrant any opinion as to invalidity of any third-party patent or unpatentability of any third-party pending patent application.

Our industry is highly competitive and we have less capital and resources than many of our competitors, which may give them an advantage in developing and marketing products similar to ours or make our products obsolete.

We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative methods or approaches, may have far greater resources, more experience, and personnel perhaps more qualified than we do. Such resources may give our competitors an advantage in developing and marketing products similar to ours or products that make our products obsolete. There can be no assurance that we will be able to successfully compete against these other entities.

Transfers of our securities may be restricted by virtue of state securities “blue sky” laws, which prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

Transfers of our common stock may be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "blue sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities held by many of our stockholders have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions may prohibit the secondary trading of our common stock. Investors should consider the secondary market for our securities to be a limited one.

We are dependent on key personnel.

Our success depends to a significant degree upon the continued contributions of key management and other personnel, some of whom could be difficult to replace. We do not maintain key man life insurance covering our officers except for Marco Hegyi, our President. Our success will depend on the performance of our officers and key management and other personnel, our ability to retain and motivate our officers, our ability to integrate new officers and key management and other personnel into our operations, and the ability of all personnel to work together effectively as a team. Our failure to retain and recruit officers and other key personnel could have a material adverse effect on our business, financial condition and results of operations.

We have limited insurance.

We have limited directors’ and officers’ liability insurance and commercial liability insurance policies. Any significant claims would have a material adverse effect on our business, financial condition and results of operations.

Risks Related to our Common Stock

CANX, Logic Works and China West could have significant influence over matters submitted to stockholders for approval.

As of September 30, 2015, CANX, Logic Works and China West in the aggregate hold shares representing approximately 53.8% of our common stock on a fully-converted basis and could be considered a control group for purposes of SEC rules. However, their agreements limit their ownership to 4.9% individually and each of the parties disclaims its status as a control group or a beneficial owner due to the fact that their beneficial ownership is limited to 4.9% per their agreements. Beneficial ownership includes shares over which an individual or entity has investment or voting power and includes shares that could be issued upon the exercise of options and warrants within 60 days after the date of determination. If these persons were to choose to act together, they would be able to significantly influence all matters submitted to our stockholders for approval, as well as our officers, directors, management and affairs. For example, these persons, if they choose to act together, could significantly influence the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of us on terms that other stockholders may desire.

Trading in our stock is limited by the lack of market makers and the SEC’s penny stock regulations.

On April 10, 2014, as a result of the SEC suspension in the trading of our securities, we lost all market makers and currently trade on the grey market of OTCBB. Until we comply with FINRA Rule 15c2-11, we will trade on the grey market, which limits quotations and marketability of securities. Holders of our common stock will continue to find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock, and the market value of our common stock will likely decline.

Our stock is categorized as a penny stock The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than US$ 5.00 per share or an exercise price of less than US$ 5.00 per share, subject to certain exclusions (e.g., net tangible assets in excess of $2,000,000 or average revenue of at least $6,000,000 for the last three years). The penny stock rules impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Finally, broker-dealers may not handle penny stocks under $0.10 per share.

These disclosure requirements reduce the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules would affect the ability of broker-dealers to trade our securities if we become subject to them in the future. The penny stock rules also could discourage investor interest in and limit the marketability of our common stock to future investors, resulting in limited ability for investors to sell their shares.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

The market price of our common stock may be volatile.

The market price of our common stock has been and is likely in the future to be volatile. Our common stock price may fluctuate in response to factors such as:

●	Halting of trading by the SEC or FINRA.

●	Announcements by us regarding liquidity, legal proceedings, significant acquisitions, equity investments and divestitures, strategic relationships, addition or loss of significant customers and contracts, capital expenditure commitments, loan, note payable and agreement defaults, loss of our subsidiaries and impairment of assets,

●	Issuance of convertible or equity securities for general or merger and acquisition purposes,

●	Issuance or repayment of debt, accounts payable or convertible debt for general or merger and acquisition purposes,

●	Sale of a significant number of shares of our common stock by shareholders,

●	General market and economic conditions,

●	Quarterly variations in our operating results,

●	Investor relation activities,

●	Announcements of technological innovations,

●	New product introductions by us or our competitors,

●	Competitive activities, and

●	Additions or departures of key personnel.

These broad market and industry factors may have a material adverse effect on the market price of our common stock, regardless of our actual operating performance. These factors could have a material adverse effect on our business, financial condition, and/or results of operations.

The sale of a significant number of our shares of common stock could depress the price of our common stock.

Sales or issuances of a large number of shares of common stock in the public market or the perception that sales may occur could cause the market price of our common stock to decline. As of November 18, 2015, there were approximately 902.1 million shares of our common stock issued and outstanding.  In addition, as of November 18, 2015, there are also (i) stock option grants outstanding for the purchase of 29.1 million common shares at a $0.061 average strike price; (ii) warrants for the purchase of 565.0 million common shares at a $0.035 average exercise price; (iii) 235.6 million shares related to convertible debt that can be converted at 0.007 per share; and (iv) 6.0 million shares that may be issued to a former executive related to a severance agreement. We expect to issue $2 million in common stock or approximately 115.1 million shares related to the settlement of the Consolidated Class Action and Derivative Action lawsuits alleging violations of federal securities laws that were filed against the Company in United States District Court, Central District of California. The shares have not been issued as of November 13, 2015. If all stock option grant, warrant and contingent shares are issued, approximately 1.853 billion of our currently authorized 3 billion shares of common stock will be issued and outstanding.

These stock option grant, warrant and contingent shares could result in further dilution to common stock holders and may affect the market price of the common stock.

Significant shares of common stock are held by our principal shareholders, other Company insiders and other large shareholders. As affiliates as defined under Rule 144 of the Securities Act or Rule 144 of the Company, our principal shareholders, other Company insiders and other large shareholders may only sell their shares of common stock in the public market pursuant to an effective registration statement or in compliance with Rule 144.

Some of the present shareholders have acquired shares at prices as low as $0.007 per share, whereas other shareholders have purchased their shares at prices ranging from $0.007 to $0.78 per share.

These stock option grant, warrant and contingent shares could result in further dilution to common stock holders and may affect the market price of the common stock.

Significant shares of common stock are held by our principal shareholders, other Company insiders and other large shareholders. As affiliates as defined under Rule 144 of the Securities Act or Rule 144 of the Company, our principal shareholders, other Company insiders and other large shareholders may only sell their shares of common stock in the public market pursuant to an effective registration statement or in compliance with Rule 144.

Some of the present shareholders have acquired shares at prices as low as $0.007 per share, whereas other shareholders have purchased their shares at prices ranging from $0.007 to $0.78 per share.

Some of our convertible debentures may require adjustment in the conversion price.

Our 6% Senior Secured Convertible Notes Payable, our 7% Convertible Notes Payable and our 6% Convertible Secured Convertible Note and Secured Credit Facility dated June 25, 2014 with Logic Works may require an adjustment in the conversion price if we issue common stock, warrants or equity below the price that is reflected in the convertible notes payable. Any adjustment in the conversion price also could affect the market price of the common stock.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business, and we do not anticipate paying any cash dividends on our capital stock in the foreseeable future. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

Anti-takeover provisions may limit the ability of another party to acquire our company, which could cause our stock price to decline.

Our certificate of incorporation, as amended, our bylaws and Delaware law contain provisions that could discourage, delay or prevent a third party from acquiring our company, even if doing so may be beneficial to our stockholders. In addition, these provisions could limit the price investors would be willing to pay in the future for shares of our common stock.

We may issue preferred stock that could have rights that are preferential to the rights of common stock that could discourage potentially beneficially transactions to our common shareholders.

An issuance of additional shares of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over our common stock and could, upon conversion or otherwise, have all of the rights of our common stock.  Our Board of Directors' authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.  The issuance of preferred stock could impair the voting, dividend and liquidation rights of common stockholders without their approval.

If the company were to dissolve or wind-up, holders of our common stock may not receive a liquidation preference.

If we were to wind-up or dissolve the Company and liquidate and distribute our assets, our shareholders would share ratably in our assets only after we satisfy any amounts we owe to our creditors.  If our liquidation or dissolution were attributable to our inability to profitably operate our business, then it is likely that we would have material liabilities at the time of liquidation or dissolution.  Accordingly, we cannot give you any assurance that sufficient assets will remain available after the payment of our creditors to enable you to receive any liquidation distribution with respect to any shares you may hold.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements that are, or may be deemed, "forward-looking statements." In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms "believes", "estimates", "anticipates", "expects", "plans", "intends", "may", "could", "might", "will", "should", "approximately" or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth and strategies, the length of time that we will be able to continue to fund our operating expenses and capital expenditures, our expected financing needs and sources of financing, the industry in which we operate and the trends that may affect the industry or us.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and market developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, they may not be predictive of results or developments in future periods.

Any forward-looking statements that we make in this prospectus speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this prospectus.

You should also read carefully the factors described in the "Risk Factors" section of this prospectus to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. We disclaim any obligation to update or revise any forward-looking statement as a result of new information, future events or for any other reason.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder pursuant to this prospectus. Any sale of shares by us to TCA under the Committed Equity Facility will be made pursuant to an exemption from the registration requirements of the Securities Act. We will use the proceeds from these sales for general working capital purposes. The amounts and timing of our actual expenditures will depend on numerous factors, such as the progress of our sales development and cultivation supplier efforts and the amount of cash used by our operations. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we currently are not planning or negotiating any such transactions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of shares to TCA. Accordingly, we will retain broad discretion over the use of these proceeds, if any.

PRICE RANGE OF OUR COMMON STOCK

Our common stock trades over-the-counter under the symbol “PHOT.”  While the company is currently without a market maker, its stock does trade directly between buyers and sellers on the grey sheets. The following table sets forth the range of the high and low sale prices of the common stock for the periods indicated. The quotations reflect inter-dealer prices, without retail markup, markdown or commission, and may not represent actual transactions. Consequently, the information provided below may not be indicative of our common stock price under different conditions.

Trades in our common stock may be subject to Rule 15g-9 of the Exchange Act, which imposes requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors.  For transactions covered by the rule, broker/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction before the sale.

Period Ended	High	Low
Year Ending December 31, 2015
Through November 17, 2015	$0.02	$0.01
September 30, 2015	$0.18	$0.01
June 30, 2015	$0.06	$0.01
March 31, 2015	$0.35	$0.02

Year Ending December 31, 2014
December 31, 2014	$0.36	$0.01
September 30, 2014	$0.80	$0.01
June 30, 2014	$0.64	$0.06
March 31, 2014	$0.78	$0.16

Year Ended December 31, 2013
December 31, 2013	$0.16	$0.05
September 30, 2013	$0.06	$0.03
June 30, 2013	$0.06	$0.01
March 31, 2013	$0.12	$0.04

As of November 18, 2015, the high and low sales price of our common stock was $0.01 per share and $0.01 per share, respectively. As of November 18, 2015, there were 902,116,496 shares of common stock outstanding held by approximately 116 stockholders of record. This number does not include in excess of 15,000 beneficial owners whose shares are held in the names of various security brokers, dealers and registered clearing agencies.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2015:

●	on an actual basis; and

●	on an as adjusted basis to give effect to this offering.

(In thousands), except for share and per share data

	June 30, 2015
	As Filed	Pro Forma
	(Unaudited)
Cash and cash equivalents	$57		$-
Convertible notes payable	1,339		-
Commitments and contingencies	2,081		-
Preferred stock - $0.0001 par value, 10,000,000 shares authorized, no shares
issued and outstanding	-		-
Common stock - $0.0001 par value, 3,000,000,000 shares authorized, 887,116,496
and 879,343,771 shares issued and outstanding at 6/30/15 and 12/31/14, respectively	89		-
Additional paid in capital	108,971		-
Accumulated deficit	(114,395)		-
Total stockholders' deficit	(5,335)

Total capitalization	$(8,755)	$

You should read this table together with the sections entitled "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes included elsewhere in this prospectus.

The outstanding share information in the table above is based on 887,116,496 shares of our common stock outstanding as of June 30, 2015, and excludes the following:

●	15,000,000 shares of our common stock issued to TCA for funding agreement;

●	40,570,000 shares of our common stock issuable upon the exercise of stock options outstanding as of November 18, 2015 at a weighted-average exercise price of $0.058 per share;

●	565,000,000 shares of our common stock issuable upon the exercise of warrants outstanding as of November 18, 2015 at a weighted-average exercise price of $0.035 per share. These warrants will expire between November, 2018 and July, 2019;

●	235,575,286 shares of common stock to be issued for the conversion of Convertible Notes Payables with expiration dates between September, 2015 and June, 2016 at conversion prices of $0.007 per share; and;

●	6,000,000 contingent shares which we may have to issue under a severance agreement.

●	We expect to issue $2 million in common stock or approximately 115.1 million shares related to the settlement of the Consolidated Class Action and Derivative Action lawsuits alleging violations of federal securities laws that were filed against the Company in United States District Court, Central District of California. The shares have not been issued as of November 13, 2015. We accrued $2,081,250 as loss on class action lawsuits and contingent liabilities as of June 30, 2015.

DILUTION

Our pro forma net tangible deficit book value as of June 30, 2015 was $(5,335,021) or $(0.006) per share of common stock, based upon 877,116,496 shares outstanding. After giving effect to the sale of the shares in this offering at the price of $_________ per share, our pro forma as adjusted net tangible book value at June 30, 2015 would have been approximately $_______, or $_______ per share. This represents an immediate increase in pro forma net tangible book value of approximately $________ per share to our existing stockholders, and an immediate dilution of $________ per share to investors purchasing securities in the offering.

Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately after this offering.

The following table illustrates the per share dilution to investors purchasing shares in the offering:

Assumed public offering price per share		$
Pro forma net tangible book value per share as of June 30, 2015	$(0.006)
Increase in net tangible book value per share attributable to this offering		$
Pro forma as adjusted net tangible book value per share after this offering		$
Amount of dilution in net tangible book value per share to new investors in this offering		$

SELLING STOCKHOLDER

The following table sets forth the number of shares of our common stock which may be sold by the selling stockholder pursuant to this prospectus, of up to $3,000,000 of shares of our common stock, $.0001 par value per share issuable to TCA Global Credit Master Fund LP, an accredited investor, under a Committed Equity Facility which closed on August 6, 2015. The common stock covered by this prospectus will be offered for sale from time to time by the selling stockholder identified in this prospectus in accordance with the terms described in the section entitled Plan of Distribution. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of shares by the selling stockholder.

We agreed to register for resale the shares covered by this prospectus as a condition to the various Agreements with TCA. We are registering these securities in order to permit the selling stockholder to dispose of the shares of common stock, or interests therein, from time to time, as provided in the Committed Equity Facility.

The selling stockholder may ultimately sell all, some, or none of the securities listed below as provided in the Committed Equity Facility. See the Plan of Distribution.  We cannot provide an estimate of the number of securities that the selling stockholder will hold in the future. For purposes of this table, beneficial ownership is determined in accordance with the rules of the SEC, and includes voting power and investment power with respect to such securities.

The selling stockholder has had a material relationship with us during the last three years. See “Certain Relationships and Related Party Transaction.” No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.

The table below lists the selling stockholder and other information regarding the beneficial ownership of the shares of common stock by the selling stockholder. Column B lists the number of shares of common stock beneficially owned by each selling stockholder prior to this offering.  Column C lists the shares of common stock and common stock underlying the warrants covered by this prospectus that may be disposed of by each of the selling stockholders. Column D lists the number of shares of common stock that will be beneficially owned by the selling stockholders assuming all of the shares covered by this prospectus are sold. Column E lists the percentage of shares beneficially owned by each selling stockholder after and assuming all of the shares covered by this prospectus are sold.  Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

	Common Stock
	Beneficially	Common Stock
	Owned Prior to	Beneficially	Common Stock	% Beneficial
	this	Owned After	Being	Ownership
Name of Selling Shareholder (A)	Offering (B)	Offering (D)	Offered (C)	After Offering (E)
TCA Global Credit Master Fund LP	45,015,613	45,015,613	-	4.99%

	45,015,613	45,015,613	-	4.99%

TCA Global Credit Master Fund LP was issued 150,000 shares of Series B Preferred Stock with a stated value of $10.00 per share convertible 1:1 into shares of common stock. TCA also beneficially owns 15,000,000 shares of common stock at TCA's discretion. In no event can TCA own more than 4.99% of the outstanding shares of our common stock. The 45,015,613 shares set forth in the table above is the maximum amount of shares TCA would beneficially own if it elected to convert its Series B Preferred Stock into our common stock.

PLAN OF DISTRIBUTION

We are registering _____________shares of common stock under this prospectus on behalf of TCA. Except as described below, to our knowledge, the selling stockholder has not entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the shares of common stock offered hereby, nor, except as described below, do we know the identity of the brokers or market makers that will participate in the sale of the shares.

The selling stockholder may decide not to sell any shares. The selling stockholder may from time to time offer some or all of the shares of common stock through brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares of common stock for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the selling stockholder may arrange for other broker-dealers to participate. TCA is an “underwriter” within the meaning of the Securities Act. Any brokers, dealers or agents who participate in the distribution of the shares of common stock may also be deemed to be “underwriters,” and any profits on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.  To the extent the selling stockholder may be deemed to be an underwriter, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made via the over-the-counter market, otherwise, or in a combination of such methods of sale, at then prevailing market prices, at prices related to prevailing market prices or at negotiated prices. The shares of common stock may be sold according to one or more of the following methods:

●
a block trade in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

●	an over-the-counter distribution;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	privately negotiated transactions;

●	a combination of such methods of sale; and

●	any other method permitted pursuant to applicable law.

Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. In addition, the selling stockholder may transfer the shares by other means not described in this prospectus.

Any broker-dealer participating in such transactions as agent may receive commissions from TCA (and, if they act as agent for the purchaser of such shares, from such purchaser). Broker-dealers may agree with TCA to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for TCA, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to TCA. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on the over-the-counter market, in privately-negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus, or a supplemental prospectus will be filed, disclosing:

●	the name of any such broker-dealers;

●	the number of shares involved;

●	the price at which such shares are to be sold;

●	the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;

●	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

●	other facts material to the transaction.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. TCA and any other persons participating in the sale or distribution of the shares will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of, purchases by the selling stockholder or other persons or entities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making and certain other activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the shares and the ability of any person to engage in market-making activities with respect to the securities.

We have agreed to pay the expenses of registering the shares of common stock under the Securities Act, including registration and filing fees, printing expenses, administrative expenses and certain legal and accounting fees, as well as certain fees of counsel for the selling stockholder incurred in the preparation and negotiation of the Committed Equity Facility agreements and the registration statement of which this prospectus forms a part. The selling stockholder will bear all discounts, commissions or other amounts payable to underwriters, dealers or agents, as well as transfer taxes and certain other expenses associated with the sale of securities.

Under the terms of the TCA common stock purchase agreement and the registration rights agreement, we have agreed to indemnify the selling stockholder and certain other persons against certain liabilities in connection with the offering of the shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute toward amounts required to be paid in respect of such liabilities.

At any time a particular offer of the shares of common stock is made, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the SEC, to reflect the disclosure of required additional information with respect to the distribution of the shares of common stock. We may suspend the sale of shares by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following description of our capital stock and provisions of our articles of incorporation and bylaws are summaries and are qualified by reference to our articles of incorporation and the bylaws. We have filed copies of these documents with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Authorized Capital Stock

We have authorized 3,010,000,000 shares of capital stock, of which 3,000,000,000 are shares of voting common stock, par value $0.0001 per share, and 10,000,000 are shares of preferred stock, par value $0.0001 per share.

Capital Stock Issued and Outstanding

As of November 18, 2015, we have issued and outstanding securities on a fully diluted basis:

The number of shares of our common stock outstanding before this offering is based on 902,116,496 shares of our common stock outstanding as of November 18, 2015, and excludes:

●	29,070,000 shares of our common stock issuable upon the exercise of stock options outstanding as of November 18, 2015 at a weighted-average exercise price of $0.061 per share;

●	565,000,000 shares of our common stock issuable upon the exercise of warrants outstanding as of November 18, 2015 at a weighted-average exercise price of $0.035 per share. These warrants will expire between November, 2018 and July, 2019;

●	235,575,286 shares of common stock to be issued for the conversion of Convertible Notes Payables with expiration dates between September, 2015 and June, 2016 at conversion prices of $0.007 per share;

●	6,000,000 contingent shares which we may have to issue under a severance agreement; and,

●	We expect to issue $2 million in common stock or approximately 115.1 million shares related to the settlement of the Consolidated Class Action and Derivative Action lawsuits alleging violations of federal securities laws that were filed against the Company in United States District Court, Central District of California. The shares have not been issued as of November 13, 2015. We accrued $2,081,250 as loss on class action lawsuits and contingent liabilities as of June 30, 2015.

Voting Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights for the election of directors. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. On all other matters, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote is required for approval, unless otherwise provided in our articles of incorporation, bylaws or applicable law. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our Board of Directors, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our articles of incorporation, our board of directors is authorized to issue shares of non-voting preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of non-voting preferred stock.

The purpose of authorizing our board of directors to issue non-voting preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of non-voting preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. There are no shares of non-voting preferred stock presently outstanding and we have no present plans to issue any shares of preferred stock.

Series A Nonvoting Preferred Stock

On or about March 21, 2012, we entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) with SGT Merger Corporation, a Nevada corporation and our wholly-owned subsidiary (“MergerCo”), SGT, Sterling C. Scott (the “SGT Representative”), and W-Net Fund I, L.P., a Delaware limited partnership and holder of more than 5% of our common stock (the “Investor Representative”).  In connection with the Merger Agreement, we agreed to issue 3,000,000 shares of Series A Preferred Stock to shareholders of SGT. As a result, we filed a Series A Preferred Stock Designation which provided that the Series A Preferred Stock was nonvoting and convertible 23-1 into common stock. The Series A Preferred Stock was held in escrow pending achievement by the post-merger company of certain financial benchmarks.  The requisite financial benchmarks were never achieved and, as such, the Series A Preferred Stock issued to SGT shareholders was cancelled and zero shares of Series A Preferred Stock remain outstanding.

The general purpose of authorizing our board of directors to issue non-voting preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of non-voting preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. There are no shares of non-voting preferred stock presently outstanding and we have no present plans to issue any additional shares of preferred stock.

Series B Preferred Stock Designation

In connection with the Amended and Restated Securities Purchase Agreement, the Board of Directors, on October 21, 2015, approved the authorization of a Series B Preferred Stock as provided in our Certificate of Incorporation, as amended.

The Series B Preferred Stock has authorized 150,000 shares with a stated value equal to $10.00 per share. Dividends payable to other classes of stock are restricted until repayment of the aggregate value of Series B Preferred Stock. Upon liquidation or dissolution of the Company, Series B Preferred Stock has no priority or preference with respect to distributions of any assets of the Company.  The Series B Preferred Stock is convertible into common stock by dividing the stated value of the shares being converted by 100% of the average of the five lowest closing bid prices for the common stock during the ten consecutive trading days immediately preceding the conversion date as quoted by Bloomberg, LP.

TCA was issued 150,000 shares of Series B Preferred Stock.  However, in no event will Purchaser be entitled to hold in excess of 4.99% of the outstanding shares of common stock of the Company.

Series C Preferred Stock Designation

In connection with the Amended and Restated Securities Purchase Agreement, the Board of Directors, on October 21, 2015, approved the authorization of a Series C Preferred Stock as provided in the Company’s Certificate of Incorporation, as amended, and the issuance of 51 shares of Series C Preferred Stock. These shares only have voting rights in the event of a default by us under the Amended and Restated Transaction Documents. The Series C Preferred Stock is cancelled with the repayment of the TCA debt.

The Series C Preferred Stock Designation authorizes 51 shares of Series C Preferred Stock. Series C Preferred Stock is not entitled to dividend or liquidation rights and is not convertible into common stock of the Company. TCA was issued 51 shares of Series C Stock.

In the event of a default under the Amended and Restated Transaction Documents, each share of Series C Preferred Stock shall have voting votes equal to 0.019607 multiplied by the total issued and outstanding common stock and preferred stock eligible to vote divided by .49 minus the numerator.  For example, if the total issued and outstanding common stock eligible to vote is 5,000,000, the voting rights of one share of Series C Preferred Stock shall be equal to 102,036 (e.g. ((0.019607 x 5,000,000/0.49) – (0.019607 x 5,000,000) = 102,036).

Warrants to Purchase Common Stock

As of November 18, 2015, warrants to purchase an aggregate of 565,000,000 shares of common stock with expiration dates between November, 2018 and July, 2019 at exercise prices ranging from $0.033 to $0.08 per share.

Options to Purchase Common Stock

In fiscal year 2011, we authorized a Stock Incentive Plan whereby a maximum of 18,870,184 shares of our common stock could be granted in the form of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards. On April 18, 2013, our Board of Directors voted to increase to 35,000,000 the maximum allowable shares of our common stock allocated to the 2011 Stock Incentive Plan. We have outstanding unexercised stock option grants totaling 29,070,000 shares as of November 18, 2015. All grants are non-qualified as the plan was not approved by the shareholders within one year of its adoption.

Dividend Policy

We have not previously declared or paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. We currently intend to use all of our available funds to finance the growth and development of our business. We can give no assurances that we will ever have excess funds available to pay dividends.

Anti-Takeover Provisions

Delaware Revised Statutes

Articles of Incorporation and Bylaws Provisions

Our articles of incorporation, as amended, and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, our articles of incorporation and bylaws among other things:

●	permit our board of directors to alter our bylaws without stockholder approval; and

●	provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Transfer Agent

The transfer agent for our common stock is Issuer Direct Corporation located at 500 Perimeter Park, Suite D, Morrisville, NC 27560.

Offer Restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Horwitz + Armstrong, LLP, Lake Forest, California, will provide opinions regarding the validity of the shares of our Common Stock. Horwitz + Armstrong, LLP may also provide opinions regarding certain other matters.

EXPERTS

Anton and Chia LLP, independent registered public accounting firm, has audited our financial statements at December 31, 2013 and for the year ended December 31, 2013, as set forth in their report which includes an explanatory paragraph relating to our ability to continue as a going concern, included elsewhere in this prospectus. We have included our financial statements in this prospectus and elsewhere in this registration statement in reliance on Anton and Chia, LLP's report, given on their authority as experts in accounting and auditing.

PMB Helin Donovan LLP, independent registered public accounting firm, has audited our financial statements at December 31, 2014 and for the year ended December 31, 2014, as set forth in their report which includes an explanatory paragraph relating to our ability to continue as a going concern, included elsewhere in this prospectus. We have included our financial statements in this prospectus and elsewhere in this registration statement in reliance on PMB Helin Donovan LLP, independent report, given on their authority as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Horwitz + Armstrong, LLP, counsel to the Company, is a holder of 7,772,725 shares of Common Stock of the Company as of the date of this filing. Except with respect to Horwitz + Armstrong, LLP, no expert named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its subsidiaries.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing at the end of this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should read the "Risk Factors" section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Our Company

GrowLife, Inc. (“GrowLife” or the “Company”) is incorporated under the laws of the State of Delaware and is headquartered in Seattle, Washington. We were founded in 2012 with the Closing of the Agreement and Plan of Merger with SGT Merger Corporation.

Our goal of becoming the nation’s largest cultivation facility service provider for the production of organics, herbs and greens and plant-based medicines has not changed. Our mission is to best serve more cultivators in the design, build-out, expansion and maintenance of their facilities with products of high quality, exceptional value and competitive price. Through a nationwide network of knowledgeable representatives, regional centers and its e-commerce website, GrowLife provides essential and hard-to-find goods including media (i.e., farming soil), industry-leading hydroponics equipment, organic plant nutrients, and thousands more products to specialty grow operations across the United States.

We primarily sell through our wholly owned subsidiary, GrowLife Hydroponics, Inc. In addition to the promotion and sales of GrowLife owned brands, GrowLife companies distribute and sell over 3,000 products through its e-commerce distribution channel, Greners.com, and through our regional retail storefronts. GrowLife and its business units are organized and directed to operate strictly in accordance with all applicable state and federal laws.

Overcoming Company Challenges

We grew through a series of acquisitions in 2012 and 2013 leading to seven retail stores.  In 2013 we expected to grow through the following three key initiatives (i) expanding to 30 retail stores at an expected average annual revenue of $1.25 million with 12 stores in 2014 resulting in sales of $15 million; (ii) educating the investment community of the demand for indoor growing equipment from the cannabis industry; and (iii) engaging a joint venture investor willing to provide financial resources for acquisitions and strategic investments.  These three initiatives were expected to help position us as the leading supplier and participating investor to the emerging cannabis industry and were therefore announced and allocated resources with those goals in mind.

The retail expansion plan, starting in July 2013, was expected to maintain the pre-acquisition revenue pace of GrowLife Hydroponics’s earlier purchase of Rocky Mountain Hydroponics, LLC, a Colorado limited liability company (“RMC”), and Evergreen Garden Center, LLC, a Maine limited liability company (“EGC”), and generate sales of $5.5 million in 2013.  For several reasons, GrowLife Hydroponics achieved 2013 revenue of $4.8 million.  In addition, GrowLife Hydroponics opened two more stores in Plaistow, New Hampshire and Peabody, Massachusetts.  This seven store expansion across five states exposed three issues with the retail expansion plan: (i) the cost of inventory, integration and ramp up in offsetting revenue was understated; (ii) the laws, policies and resulting customer purchase process across the five states varied greatly and lowered the expected economies of scale; and (iii) the competitive hydroponic supplier market lowered expected operating margins.  The lack of financial resources to offset the operating losses from the retail expansion initiative necessitated a change of our plans.

An education initiative was formed where we engaged Grass Roots Research and Distribution, Inc., a market research and marketing firm, to study our 2013 plan, the emerging growth of the cannabis industry and estimate the possible financial impact to GrowLife and its valuation.  Sets of reports were published and supported with GrowLife press releases to educate the new industry and generate greater awareness of GrowLife.  While this initiative proved successful in 2013, we ceased to engage Grass Roots in 2014, after we changed our business strategy.

The third investor initiative was formed in November 2013, through the Organic Growth International, LLC (“OGI”), a joint venture, between GrowLife and CANX USA LLC (“CANX”).  CANX would provide the financial resources for OGI to facilitate acquisitions and strategic investments.  GrowLife issued warrants for 240 million GrowLife shares to CANX and CANX would provide up to $40 million in mutually agreed upon investments, $1 million in a convertible note and a $1.3 million commitment towards the GrowLife Infrastructure Funding & Technology (“GIFT”) program.  GrowLife received the $1 million as a convertible note in December 2013, received the $1.3 million commitment but not executed and by January 2014 OGI had Letters of Intent with four investment and acquisition transactions valued at $96 million.  Before the deals could close, the SEC put a trading halt on our stock on April 10, 2014, which resulted in the withdrawal of all transactions.  The business disruption from the trading halt and the resulting class action and derivative lawsuits ceased further investments with the OGI joint venture.

Starting in June 2014 we focused on cost reductions with minimal revenue loss as our focus.  The primary reduction in operating costs came from (i) streamlining non-profitable personnel, lowering expenses by replacing the Woodland Hills, California headquarters with that of Seattle, Washington that serves more people at a lower cost; (ii) closing the unprofitable Peabody, Massachusetts, Woodland Hills, California and Plaistow, New Hampshire stores; (iii) relocating the Greners e-commerce operation from Santa Rosa, California to the Boulder, Colorado store until a new Denver facility is set up; (iv) reducing full-time employees from 46 to 8 as of September 30, 2015; and (v) closing the Phototron subsidiary in California.  While transition costs were paid out, the repurposing of company resources is expected to reduce our operating expenses and allows for greater market reach and efficiencies.

However, the challenges of operating a public company under the strains grey market trading and lawsuits, as well as limited access to investment capital kept the company lean.  We also chose to convert about three months of inventory into cash.  This reduced our inventory level from $1.8 million to $924,000 and lowered our gross margins to 16.5%.  This conscientious decision was made to help us transition through this period. As for our $7.7 million of our general and administrative expenses, there were approximately $3.6 million in non-recurring/non-cash stock expenses, which resulted in net cash expenses at approximately $4.1 million for the year ended December 31, 2014.

We remain focused on hiring the best people to expand our direct sales personnel. These personnel are knowledgeable in using the most progressive growing technologies that fit our customer’s needs.  Whether they are small-scale local cultivation facilities or large-scale regional cultivators, our customer service team recommends smart medium, cost-effective lighting and ventilation, and the right nutrients that are best suited for the crop objective.  Our knowledge layer is strategic for the evolution of the indoor growing industry.  Unlike an outdoor superstore, GrowLife serves the specialty cultivation business as indoor crops are designed to deliver multiple grow cycles with greater quality and yield not available in outdoor agriculture.   Technologies will be available to provide our customers with a way to further tune their ordering process and crop development using their own experience.

Results of Operations

Six Months Ended June 30, 2015 Compared to Six Months Ended June 30, 2014

The following table presents certain consolidated statement of operations information and presentation of that data as a percentage of change from year-to-year for the periods shown.

(in thousands)

	Six Months Ended June 30,
	2015	2014	$ Variance	% Variance
Net revenue	$2,597	$4,640	$(2,043)	-44.0%
Cost of goods sold	2,088	3,620	(1,532)	42.3%
Gross profit	509	1,020	(511)	-50.1%
General and administrative expenses	1,483	4,761	(3,278)	68.9%
Operating loss	(974)	(3,741)	2,767	74.0%
Other income (expense):
Change in fair value of derivative	49	(13,311)	13,360	100.4%
Interest expense, net	(362)	(35,190)	34,828	99.0%
Loss on class action lawsuit settlements	(2,081)	-	(2,081)	-100.0%
Total other (expense)	(2,394)	(48,501)	46,107	95.1%
(Loss) before income taxes	(3,368)	(52,242)	48,874	93.6%
Income taxes - current benefit	-	-	-	0.0%
Net (loss)	$(3,368)	$(52,242)	$48,874	93.6%

SIX MONTHS ENDED JUNE 30, 2015 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2014

Revenue

Net revenue for the six months ended June 30, 2015 decreased $2,043,000 to $2,597,000 as compared to $4,640,000 for the six months ended June 30, 2014. The decrease was due to (i) lower revenue from the retail stores acquired by GrowLife Hydroponics’ acquisition of Rocky Mountain Hydroponics and Evergreen Garden Center on June 7, 2013; (ii) closure of the unprofitable Peabody, Massachusetts, Woodland Hills, California and Plaistow, New Hampshire stores; (iii) relocation of the Greners eCommerce operation from Santa Rosa, California to the Boulder, Colorado store until a new Denver facility is set up; (iv) reducing full-time employees from 46 to 8 as of November 13, 2015; and (v) closing the Phototron subsidiary in California.

Cost of Goods Sold

Cost of sales for the six months ended June 30, 2015 decreased $1,532,000 to $2,088,000 as compared to $3,620,000 for the six months ended June 30, 2014. The decrease was due to (i) lower revenue from the retail stores acquired by GrowLife Hydroponics’ acquisition of Rocky Mountain Hydroponics and Evergreen Garden Center on June 7, 2013; (ii) closure of the unprofitable Peabody, Massachusetts, Woodland Hills, California and Plaistow, New Hampshire stores; (iii) relocation of the Greners eCommerce operation from Santa Rosa, California to the Boulder, Colorado store until a new Denver facility is set up; and (iv) closing the Phototron subsidiary in California.

Gross profit was $509,000 for the six months ended June 30, 2015 as compared to $1,020,000 for the six months ended June 30, 2014. The gross margin was 19.6% for the six months ended June 30, 2015 as compared to 22.0% for the six months ended June 30, 2014. The increase was due to selling our products at a lower price during the six months ended June 30, 2015 to reduce inventory to be shipped from the closed stores to the remaining stores and the direct channel.

General and Administrative Expenses

General and administrative expenses for the six months ended June 30, 2015 decreased $3,278,000 to $1,483,000 as compared to $4,761,000 for the six months ended June 30, 2014. The decrease was due to (i) decreased legal expense of $194,000; (ii) decreased wages of $683,000; (iii) decreased rent of $98,000; (iv) decreased advertising of $105,000; (v) decreased auditing and accounting costs of $138,000; (vi) decreased public relations of $524,000; (vii) decreased stock based compensation of $1,533,000 and (viii) decreased other general expenses of $3,000. As part of the general and administrative expenses for the six months June 30, 2015, we recorded investor relation expenses of $19,000 and did not record any business development expenses.

The decrease related to (i) closure of the unprofitable Peabody, Massachusetts, Woodland Hills, California and Plaistow, New Hampshire stores; (ii) relocation of the Greners eCommerce operation from Santa Rosa, California to the Boulder, Colorado store until a new Denver facility is set up; (iii) reducing full-time employees from 46 to 8 as of November 13, 2015; and (iv) closing the Phototron subsidiary in California.

Non-cash general and administrative expenses for the six months ended June 30, 2015 was $166,000, with (i) depreciation and amortization of $65,000; and (ii) stock based compensation of $101,000 related to stock option grants.

Non-cash general and administrative expenses for the six months ended June 30, 2014 totaled $2,299,000, with (i) depreciation and amortization of $74,000; (ii) stock based compensation of $580,000 related to stock option grants; and (iii) common stock issue for services of $1,645,000.

Other Income/ Expense

Other expense for the six months ended June 30, 2015 was $2,394,000 as compared to other expense of $48,501,000 for the six months ended June 30, 2014. The other expense for the six months ended June 30, 2015 included gain on change – derivative liability warrants of $49,000, offset by interest expense of $362,000 and loss on class action lawsuit settlements of $2,081,000. The gain on change- derivative liability is the non-cash change in the fair value and relates to our derivative instruments.  The non-cash interest related to the amortization of the debt discount associated with our convertible notes, accrued interest expense related to our notes payable. We accrued $2,081,000 as loss on class action lawsuits and contingent liabilities as of June 30, 2015.

The expenses for the six months ended June 30, 2014 included loss on change – derivative liability of $13,311,000 and interest expense of $35,190,000. The loss on change- derivative liability is the non-cash change in the fair value and relates to our derivative instruments.  The non-cash interest of $1,513,000 related to the amortization of the debt discount and interest expense associated with our convertible notes payable and $33,700,000 related to the issuance of the 100,000,000 share warrant to CANX in February 7, 2014.

Net (Loss)

Net loss for the six months ended June 30, 2015 was $3,368,000 as compared to a net loss of $52,242,000 for the six months ended June 30, 2014 for the reasons discussed above.

Net loss for the six months ended June 30, 2015 included non-cash expense of $2,572,000, including (i) depreciation and amortization of $64,000; (ii) stock based compensation of $101,000 related to stock option grants; and (iii) interest expense of $353,000, (iv) loss on class action lawsuit settlements of $2,081,000; and (v) change in inventory reserve of $20,000, offset by (iv) gain on change – derivative liability of $49,000.

Net loss for the six months ended June 30, 2014 included non-cash expenses of $50,834,000 consisting of (i) depreciation and amortization of $72,000; (ii) stock based compensation of $580,000 related to stock option grants; (iii) common stock issue for services of $1,645,000; (iv) $1,463,000 related to the amortization of the debt discount and accrued interest associated with our convertible notes payable; (v) $33,700,000 related to the issuance of the 100,000,000 share warrant to CANX in February 7, 2014; (vi) loss on change – derivative liability of $13,311,000; and (vii) change in inventory reserve of $63,000.

We expect losses to continue as we implement our business plan.

Year Ended December 31, 2014 Compared to the Year Ended December 31, 2013

The following table presents certain consolidated statement of operations information and presentation of that data as a percentage of change from year-to-year for the periods shown.

(in thousands)

	Years Ended December 31,
	2014	2013	$ Variance	% Variance
Net revenue	$8,538	$4,859	$3,679	75.7%
Cost of goods sold	7,173	4,006	3,167	-79.1%
Gross profit	1,365	853	512	60.0%
General and administrative expenses	7,851	11,796	(3,945)	33.4%
Operating loss	(6,486)	(10,943)	4,457	40.7%
Other income (expense):
Impairment of goodwill	-	(280)	280	100.0%
Impairment of intangible assets	-	(262)	262	100.0%
Loss on extinguishment of debt	-	(961)	961	100.0%
Change in fair value of derivative	(16,253)	(3,701)	(12,552)	-339.2%
Other income	-	42	(42)	-100.0%
Realized gain on sale of investment	187	-	187	100.0%
Interest expense, net	(64,074)	(5,275)	(58,799)	-1114.7%
Total other income (expense)	(80,140)	(10,437)	(69,703)	-667.8%
Income (loss) before income taxes	(86,626)	(21,380)	(65,246)	-305.2%
Income taxes - current benefit	-	-	-	0.0%
Net income (loss)	$(86,626)	$(21,380)	$(65,246)	-305.2%

YEAR ENDED DECEMBER 31, 2014 COMPARED TO THE YEAR ENDED DECEMBER 31, 2013

Revenue

Net revenue for the year ended December 31, 2014 increased $3,679,000 to $8,538,000 as compared to $4,859,000 for the year ended December 31, 2013. The increase was due to revenue from the retail stores acquired by GrowLife Hydroponics’ acquisition of Rocky Mountain Hydroponics and Evergreen Garden Center on June 7, 2013.

Cost of Goods Sold

Cost of sales for the year ended December 31, 2014 increased $3,167,000 to $7,173,000 as compared to $4,006,000 for the year ended December 31, 2013. The increase was due to increased sales, selling our products at a higher discount and the liquidation of inventory at lower margins during the year ended December 31, 2014.

Gross profit was $1,365,000 for the year ended December 31, 2014 as compared to $853,000 for the year ended December 31, 2013. The gross margin was 16.0% for the year ended December 31, 2014 as compared to 17.6% for the year ended December 31, 2013. The decrease was due to selling our products at a higher discount and the liquidation of inventory at lower margins during the year ended December 31, 2014.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2014 decreased $3,945,000 to $7,851,000 as compared to $11,796,000 for the year ended December 31, 2013. The decrease was due to decreased warrant expense of (i) $7,015,000; offset by (ii) increased payroll expense of $1,242,000; increased stock based compensation of $1,252,000; (iii) increased stock option expense of $576,000; (iv) increased legal expenses of $598,000; and (v) and increased of other general expenses of $598,000. As part of the general and administrative expenses for the year ended December 31, 2014, we recorded investor relation expenses of $627,000 and did not record any business development expenses.

The increase related to the retail stores acquired in our acquisition of Rocky Mountain Hydroponics and Evergreen Garden Center on June 7, 2013, legal expenses associated with our legal proceedings and stock based compensation related stock option grants.

Non-cash general and administrative expenses for the year ended December 31, 2014 totaled $3,583,000, with (i) depreciation and amortization of $140,000; (ii) stock based compensation of $724,000 related to stock option grants; (iii) increased common stock issued for services expenses of $2,721,000; (iv) change in inventory reserve of $13,000.

Non-cash general and administrative expenses for the year ended December 31, 2013 totaled $1,792,000, with (i) depreciation and amortization of $174,000; (ii) stock based compensation of $149,000; and (iii) increased common stock issued for services expenses of $1,469,000.

Other Income/ Expense

Other expense for the year ended December 31, 2014 was $80,140,000 as compared to other expense of $10,437,000 for the year ended December 31, 2013. The expenses for the year ended December 31, 2014 included loss on change – derivative liability warrants of $16,253,000 and interest expense of $64,074,000, offset by the realized gain on the sale of investment of $187,000. The loss on change- derivative liability is the non-cash change in the fair value and relates to our derivative instruments.  The non-cash interest related to the amortization of the debt discount associated with our convertible notes, accrued interest expense related to our notes payable and the issuance of a 100,000,000 share warrant to CANX in February 7, 2014 and a 300,000,000 share warrant to CANX on July 10, 2014.

Other expense for the year ended December 31, 2013 included interest expense of $5,275,000, loss on extinguishment of debt of $961,000 and change in fair value of derivative of $3,701,000, impairment of goodwill of $280,000 and impairment of intangible assets of $262,000, offset by other income of $42,000. The loss on change- derivative liability is the non-cash change in the fair value and relates to our derivative instruments. The non-cash interest related to the amortization of the debt discount associated with our convertible notes payable and of accrued interest expense related to our notes payable.

Net (Loss)

Net loss for the year ended December 31, 2014 was $86,626,000 as compared to a net loss of $21,380,000 for the year ended December 31, 2013 for the reasons discussed above. Net income for the year ended December 31, 2014 non-cash expenses of $83,883,000, including (i) loss on change – derivative liability of $16,253,000; (ii) depreciation and amortization of $140,000; (iii) stock based compensation of $724,000 related to stock option grants; (iv) common stock issued for services expenses of $2,722,000; (v) change in inventory reserve of $13,000; and (vi) interest expense of $64,046,000, offset by the realized gain on the sale of investment of $187,000.

The net loss for the year ended December 31, 2013 included non-cash expenses of $19,341,000 consisting of (i) loss on change – derivative liability of $3,701,000; (ii) depreciation and amortization of $174,000; (iii) common stock issued for services expenses of $1,469,000; (iv) warrant expenses of $7,015,000; (v) amortization of debt discount of $5,106,000;  (vi) stock based compensation of $149,000; (vii) impairment of goodwill of $280,000 and impairment of intangible assets of $262,000; (viii) loss on extinguishment of debt of $961,000; and (ix) other expenses of $224,000.

We expect losses to continue as we implement our business plan.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of inventories, accounts payable, debt repayments and capital expenditures.

We had cash of $57,000 and a net working capital deficit of approximately $2,254,000 (excluding the derivative liability- warrants of $2,952,000 as of June 30, 2015.  We expect losses to continue as we grow our business. Our cash used in operations for the year ended December 31, 2014 was $2,123,000.

We had cash of $286,000 and a net working capital deficit of approximately $(1,018,000) (excluding the derivative liability- warrants of $2,101,000 as of December 31, 2014.  We expect losses to continue as we grow our business. Our cash used in operations for the year ended December 31, 2014 was $2,123,000.

Shortly after the SEC suspended trading of our securities on April 10, 2014, some of our primary suppliers rescinded our credit terms and required us to pay cash for our product purchases and pay down our outstanding balance with these suppliers.

We will need to obtain additional financing in the future. There can be no assurance that we will be able to secure funding, or that if such funding is available, the terms or conditions would be acceptable to us. If we are unable to obtain additional financing, we may need to restructure our operations, divest all or a portion of our business or file for bankruptcy.

We have financed our operations through the issuance of convertible debentures and the sale of common stock.
Our financings for the periods presented were as follows:

(in thousands)

	Six
	Months Ended	Years Ending,
Description	June 30, 2015	December 31, 2014	December 31, 2013	December 31, 2012

Shares of Common Stock-
Options exercised for cash	-	2,351	470	-
Shares issued related to the conversion of principal and interest	-	102,508	262,596	41,143
Issuance of common stock	-	-	36,982	436
Total shares issued from financings	-	104,859	300,048	41,579

Proceeds from Financings-
Options exercised for cash	$-	$45	$9	$-
Shares issued related to the conversion of principal and interest	-	1,886	2,041	288
Issuance of common stock	-	-	1,294	15
Net cash proceeds from shares in Vape Holdings, Inc.	-	188	-	-
Proceeds from the issuance of convertible note	-	350	1,000	-
Total proceeds from financings	$-	$1,931	$3,344	$303

Our cash flows for the periods presented were as follows:

In (thousands)

	Six
	Months Ended	Years Ending,
	June 30, 2015	December 31, 2014	December 31, 2013	December 31, 2012
Analysis of Cash Flow-
Cash flow (used in) operations	$(229)	$(2,123)	$(1,791)	$(1,073)
Cash flow provided by (used in) by investing activities	-	184	(558)	(240)
Cash flow provided by financing activities	-	394	4,144	1,325

Net change in cash	$(229)	$(1,545)	$1,795	$12

Cash	$57	$286	$1,831	$36
Net working capital (deficit)	(2,254)	(1,156)	2,079	(67)
Long term debt	-	98	974	1,078

Transactions with TCA Global Credit Master Fund LP

On July 9, 2015, we closed a Securities Purchase Agreement and related agreements with TCA Global Credit Master Fund LP, an accredited investor, whereby we agreed to sell and TCA agreed to purchase up to $3,000,000 of senior secured convertible, redeemable debentures, of which $700,000 was purchased on July 9, 2015 and up to $2,300,000 may be purchased in additional closings. The closing of the Transaction occurred on July 9, 2015.

On August 6, 2015, we closed a Securities Purchase Agreement and related agreements with TCA Global Credit Master Fund LP, whereby we agreed to sell and TCA agreed to purchase a $100,000 senior secured convertible redeemable debenture and we agreed to issue and sell to TCA, from time to time, and TCA agreed to purchase from us up to $3,000,000 of the Company’s common stock pursuant to a Committed Equity Facility. The closing of the Transaction occurred on August 6, 2015.

On October 27, 2015, we entered into an Amended and Restated Securities Purchase Agreement and related agreements with TCA Global Credit Master Fund LP whereby we agreed to sell, and TCA agreed to purchase $350,000 of senior secured convertible, redeemable debentures. We and TCA previously entered into a Securities Purchase Agreement dated as of April 30, 2015 and effective as of July 9, 2015 to purchase up to $3,000,000 in Debentures. To date, we have sold $1,050,000 in Debentures to TCA and up to $1,950,000 in Debentures remains for sale by us.  The closing of the transaction occurred on October 27, 2015.

Transactions with CANX, LLC and Logic Works LLC

On July 10, 2014, we closed a Waiver and Modification Agreement, Amended and Restated Joint Venture Agreement, Secured Credit Facility and Secured Convertible Note with CANX, and Logic Works LLC, a lender and shareholder of the Company.

Operating Activities

Net cash used in operating activities for the six months ended June 30, 2015 was $229,000. This amount was primarily related to a net loss of $1,287,000, offset by a reduction in inventory of $318,000 and non-cash expenses of $470,000 consisting of (i) depreciation and amortization of $65,000; (ii) stock based compensation of $101,000 related to stock option grants; (iii) $240,000 related to the amortization of the debt discount associated with our convertible notes payable; and (iv) $113,000 of accrued interest expense related to our notes payable; offset by (v) loss on change – derivative liability of $48,000.

Our contractual cash obligations as of June 30, 2015 are summarized in the table below:

		Less Than			Greater Than
Contractual Cash Obligations	Total	1 Year	1-3 Years	3-5 Years	5 Years
Operating leases	$304,847	$170,086	$122,407	$12,354	$-
Note payable	1,576,692	1,576,692	-	-	-
Capital expenditures	10,000	10,000	-	-	-
	$1,891,539	$1,756,778	$122,407	$12,354	$-

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements (as that term is defined in Item 303 of Regulation S-K) that are reasonably likely to have a current or future material effect on our financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies and Estimates

The application of GAAP involves the exercise of varying degrees of judgment. On an ongoing basis, we evaluate our estimates and judgments based on historical experience and various other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. We believe that of our significant accounting policies (see summary of significant accounting policies more fully described in Note 3 to Form 10-Q for the three months ended June 30, 2015), the following policies involve a higher degree of judgment and/or complexity:

Accounts Receivable and Revenue - Revenue is recognized on the sale of a product when the product is shipped, which is when the risk of loss transfers to our customers, the fee is fixed and determinable, and collection of the sale is reasonably assured. A product is not shipped without an order from the customer and the completion of credit acceptance procedures. The majority of our sales are cash or credit card; however, we occasionally extend terms to our customers. Accounts receivable are reviewed periodically for collectability.

Inventories - Inventories are recorded on a first in first out basis. Inventory consists of raw materials, purchased finished goods and components held for resale. Inventory is valued at the lower of cost or market. The reserve for inventory was $20,000 and $40,215 at June 30, 2015 and December 31, 2014, respectively.

Goodwill and Intangible Assets - We evaluate the carrying value of goodwill, intangible assets, and long-lived assets during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include, but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, (3) an adverse action or assessment by a regulator, (4) continued losses from operations, (5) continued negative cash flows from operations, and (6) the suspension of trading of the Company’s securities. When evaluating whether goodwill is impaired, we compare the fair value of the reporting unit to which the goodwill is assigned to the reporting unit’s carrying amount, including goodwill. The fair value of the reporting unit is estimated using a combination of the income, or discounted cash flows, approach and the market approach, which utilizes comparable companies’ data. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount. In calculating the implied fair value of reporting unit goodwill, the fair value of the reporting unit is allocated to all of the other assets and liabilities of that unit based on their fair values. The excess of the fair value of a reporting unit over the amount assigned to its other assets and liabilities is the implied fair value of goodwill.

We amortize the cost of other intangible assets over their estimated useful lives, which range up to ten years, unless such lives are deemed indefinite. Intangible assets with indefinite lives are tested in the fourth quarter of each fiscal year for impairment, or more often if indicators warrant.

Fair Value Measurements and Financial Instruments - ASC Topic 820 defines fair value, establishes a framework for measuring fair value, establishes a three-level valuation hierarchy for disclosure of fair value measurement and enhances disclosure requirements for fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1 - Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 - Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The carrying value of cash, accounts receivable, investment in a related party, accounts payables, accrued expenses, due to related party, notes payable, and convertible notes approximates their fair values due to their short-term maturities.

Derivative financial instruments -We evaluate all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses a weighted average Black-Scholes-Merton option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.

As of June 30, 2015 and December 31, 2014, we had outstanding unsecured 7% convertible notes for $500,000 that we determined were a derivative liability due to the “reset” clause associated with the note’s conversion price. We valued the derivative liability of these notes at $1,259,046 and $1,278,878, respectively, using the Black-Scholes-Merton option pricing model.

As of June 30, 2015 and December 31, 2014, we had outstanding unsecured 6% convertible notes for $350,000 that we determined were a derivative liability due to the “reset” clause associated with the note’s conversion price. We valued the derivative liability of these notes at $792,975 and $822,037, respectively using the Black-Scholes-Merton option pricing model.

Stock Based Compensation – We have share-based compensation plans under which employees, consultants, suppliers and directors may be granted restricted stock, as well as options and warrants to purchase shares of our common stock at the fair market value at the time of grant. Stock-based compensation cost to employees is measured by us at the grant date, based on the fair value of the award, over the requisite service period under ASC 718. For options issued to employees, we recognize stock compensation costs utilizing the fair value methodology over the related period of benefit.  Grants of stock to non-employees and other parties are accounted for in accordance with the ASC 505.

Quantitative and Qualitative Disclosure about Market Risk

As a smaller reporting company, we are not required to provide the information required by this Item.  Nevertheless, we have no investments in any market risk sensitive instruments either held for trading purposes or entered into for other than trading purposes.

BUSINESS

Overview

GrowLife, Inc. (“GrowLife” or the “Company”) is incorporated under the laws of the State of Delaware and is headquartered in Seattle, Washington. We were founded in 2012 with the Closing of the Agreement and Plan of Merger with SGT Merger Corporation.

Our goal of becoming the nation’s largest cultivation facility service provider for the production of organics, herbs and greens and plant-based medicines has not changed. Our mission is to best serve more cultivators in the design, build-out, expansion and maintenance of their facilities with products of high quality, exceptional value and competitive price. Through a nationwide network of knowledgeable representatives, regional centers and its e-commerce website, GrowLife provides essential and hard-to-find goods including media (i.e., farming soil), industry-leading hydroponics equipment, organic plant nutrients, and thousands more products to specialty grow operations across the United States.

We primarily sell through our wholly owned subsidiary, GrowLife Hydroponics, Inc. In addition to the promotion and sales of GrowLife owned brands, GrowLife companies distribute and sell over 3,000 products through its e-commerce distribution channel, Greners.com, and through our regional retail storefronts. GrowLife and its business units are organized and directed to operate strictly in accordance with all applicable state and federal laws.

Overcoming Company Challenges

We grew through a series of acquisitions in 2012 and 2013 leading to seven retail stores.  In 2013 we expected to grow through the following three key initiatives (i) expanding to 30 retail stores at an expected average annual revenue of $1.25 million with 12 stores in 2014 resulting in sales of $15 million; (ii) educating the investment community of the demand for indoor growing equipment from the cannabis industry; and (iii) engaging a joint venture investor willing to provide financial resources for acquisitions and strategic investments.  These three initiatives were expected to help position us as the leading supplier and participating investor to the emerging cannabis industry and were therefore announced and allocated resources with those goals in mind.

The retail expansion plan, starting in July 2013, was expected to maintain the pre-acquisition revenue pace of GrowLife Hydroponics’s earlier purchase of Rocky Mountain Hydroponics, LLC, a Colorado limited liability company (“RMC”), and Evergreen Garden Center, LLC, a Maine limited liability company (“EGC”), and generate sales of $5.5 million in 2013.  For several reasons, GrowLife Hydroponics achieved 2013 revenue of $4.8 million.  In addition, GrowLife Hydroponics opened two more stores in Plaistow, New Hampshire and Peabody, Massachusetts.  This seven store expansion across five states exposed three issues with the retail expansion plan: (i) the cost of inventory, integration and ramp up in offsetting revenue was understated; (ii) the laws, policies and resulting customer purchase process across the five states varied greatly and lowered the expected economies of scale; and (iii) the competitive hydroponic supplier market lowered expected operating margins.  The lack of financial resources to offset the operating losses from the retail expansion initiative necessitated a change of our plans.

An education initiative was formed where we engaged Grass Roots Research and Distribution, Inc., a market research and marketing firm, to study our 2013 plan, the emerging growth of the cannabis industry and estimate the possible financial impact to GrowLife and its valuation.  Sets of reports were published and supported with GrowLife press releases to educate the new industry and generate greater awareness of GrowLife.  While this initiative proved successful in 2013, we ceased to engage Grass Roots in 2014, after we changed our business strategy.

The third investor initiative was formed in November 2013, through the Organic Growth International, LLC (“OGI”), a joint venture, between GrowLife and CANX USA LLC (“CANX”).  CANX would provide the financial resources for OGI to facilitate acquisitions and strategic investments.  GrowLife issued warrants for 240 million GrowLife shares to CANX and CANX would provide up to $40 million in mutually agreed upon investments, $1 million in a convertible note and a $1.3 million commitment towards the GrowLife Infrastructure Funding & Technology (“GIFT”) program.  GrowLife received the $1 million as a convertible note in December 2013, received the $1.3 million commitment but not executed and by January 2014 OGI had Letters of Intent with four investment and acquisition transactions valued at $96 million.  Before the deals could close, the SEC put a trading halt on our stock on April 10, 2014, which resulted in the withdrawal of all transactions.  The business disruption from the trading halt and the resulting class action and derivative lawsuits ceased further investments with the OGI joint venture.

Starting in June 2014 we focused on cost reductions with minimal revenue loss as our focus.  The primary reduction in operating costs came from (i) streamlining non-profitable personnel, lowering expenses by replacing the Woodland Hills, California headquarters with that of Seattle, Washington that serves more people at a lower cost; (ii) closing the unprofitable Peabody, Massachusetts, Woodland Hills, California and Plaistow, New Hampshire

stores; (iii) relocating the Greners e-commerce operation from Santa Rosa, California to the Boulder, Colorado store until a new Denver facility is set up; (iv) reducing full-time employees from 46 to 8 as of September 30, 2015; and (v) closing the Phototron subsidiary in California.  While transition costs were paid out, the repurposing of company resources is expected to reduce our operating expenses and allows for greater market reach and efficiencies.

However, the challenges of operating a public company under the strains grey market trading and lawsuits, as well as limited access to investment capital kept the company lean.  We also chose to convert about three months of inventory into cash.  This reduced our inventory level from $1.8 million to $924,000 and lowered our gross margins to 16.5%.  This conscientious decision was made to help us transition through this period. As for our $7.7 million of our general and administrative expenses, there were approximately $3.6 million in non-recurring/non-cash stock expenses, which resulted in net cash expenses at approximately $4.1 million for the year ended December 31, 2014.

We remain focused on hiring the best people to expand our direct sales personnel. These personnel are knowledgeable in using the most progressive growing technologies that fit our customer’s needs.  Whether they are small-scale local cultivation facilities or large-scale regional cultivators, our customer service team recommends smart medium, cost-effective lighting and ventilation, and the right nutrients that are best suited for the crop objective.  Our knowledge layer is strategic for the evolution of the indoor growing industry.  Unlike an outdoor superstore, GrowLife serves the specialty cultivation business as indoor crops are designed to deliver multiple grow cycles with greater quality and yield not available in outdoor agriculture.   Technologies will be available to provide our customers with a way to further tune their ordering process and crop development using their own experience.

Secured Convertible Debenture Transaction with TCA Global Credit Master Fund LP

On July 9, 2015, we closed a Securities Purchase Agreement and related agreements with TCA Global Credit Master Fund LP, an accredited investor, whereby the Company agreed to sell and TCA agreed to purchase up to $3,000,000 of senior secured convertible redeemable debentures, of which $700,000 was purchased on July 9, 2015 and up to $2,300,000 may be purchased in additional closings. The closing of the Transaction occurred on July 9, 2015.

Securities Purchase Agreement

As set forth above, we entered into the Securities Purchase Agreement on July 9, 2015 with the Purchaser whereby the Purchaser agreed to purchase up to $3,000,000 of the Debentures of which $700,000 was purchased at Closing.  In connection with the Securities Purchase Agreement, we, at the discretion of Purchaser, may request in writing at any time after the Closing that Purchaser purchase additional Debentures at agreed upon time periods and amounts.

The Securities Purchase Agreement also provides that the Company shall, within ninety days of Closing, file any and all periodic reports with the SEC required under the Exchange Act to become current with the our reporting requirements under the Securities Exchange Act of 1934 and shall use its best efforts to obtain approval for the listing and quotation of our common stock on the OTC Bulletin Board, or another Principal Trading Market more senior and established than the OTC Pink Sheets and approved by Purchaser, and to have such Common Stock trading in such Principal Trading Market.

In consideration for advisory services provided by Purchaser us prior to the Closing, we paid to Purchaser a fee by issuing to Purchaser 10,000,000 shares of Common Stock at $0.02 per share equal to $200,000. The Advisory Fee Shares were valued at a price equal to the lowest volume weighted average price for the Common Stock for the five (5) Business Days immediately prior to the Effective Date, as reported by Bloomberg (the “VWAP”). The Advisory Fee Shares are subject to adjustment as provided in the Securities Purchase Agreement.  The Company also paid certain transaction, due diligence and document review and legal fees to the Purchaser in connection with the Transaction.

Senior Secured, Convertible, Redeemable Debenture

We entered into an initial Debenture dated July 9, 2015 with the Purchaser whereby the Purchaser purchased $700,000 in senior secured, convertible, redeemable debentures in exchange for $700,000 in immediately available and lawful money of the United States of America.  We promised to pay Purchaser, by no later than October 9, 2016 the outstanding principal together with interest on the outstanding principal amount under the Debenture, at the rate of 18% per annum simple interest.  We shall make monthly payments of principal and interest on the Debenture to Purchaser, while this Debenture is outstanding, until the Maturity Date, based on the payment, amortization and redemption premium schedule attached as Schedule A to the Debenture.

The indebtedness evidenced by this Debenture is also secured by a first priority lien and security interest in all of the assets and property of the Company and various other instruments as set forth in the Transaction Documents, subject to the terms and conditions of the Intercreditor Agreement described below.

At any time while the Debenture is outstanding on or after the Closing, (i) if mutually agreed upon by the parties or (ii) at the sole option of the Purchaser upon the occurrence of an Event of Default, the Purchaser may convert all or any portion of the outstanding principal, accrued and unpaid interest redemption premium and any other sums due and payable hereunder or under any of the other Transaction Documents into shares of Common Stock of the Company at a price equal to: (i) the Conversion Amount (the numerator); divided by (ii) 90% of the lowest of the average daily volume weighted average price of the Company’s Common Stock during the 5 trading days immediately prior to the Conversion Date (the denominator).

Security Agreement(s)

In connection with the Securities Purchase Agreement and Debenture, we entered into a Security Agreement dated July 9, 2015 with the Purchaser whereby we agreed to grant to Purchaser an unconditional and continuing, first priority security interest in all of the assets and property of the Company to secure the prompt payment, performance and discharge in full of all of our obligations under the Debentures, the Purchase Agreement and the other Transaction Documents, subject to the terms and conditions of the Intercreditor Agreement set forth below.

In addition, each of our operating subsidiaries also agreed to grant to Purchaser an unconditional and continuing, first priority security interest in all of the assets and property of each of the subsidiaries to further secure the prompt payment, performance and discharge in full of all of our obligations under the Debentures, the Purchase Agreement and the other Transaction Documents.

Guaranty Agreement(s)

In connection with the Securities Purchase Agreement and Debenture, each of our operating subsidiaries entered into Guaranty Agreements dated July 9, 2015 with the Purchaser whereby the subsidiaries agreed to guarantee and become surety to Purchaser for the full, prompt and unconditional payment of the Liabilities and payment and performance of our obligations and the full, prompt and unconditional performance of each term and condition to be performed by us under the Debentures and the other Transaction Documents.

Pledge Agreement(s)

In connection with the Securities Purchase Agreement and Debenture, we entered into Pledge Agreements dated July 9, 2015 with the Purchaser whereby we agreed to pledge to Purchaser its shares in each of its operating subsidiaries as further security for the payment and performance of our obligations and the full, prompt and unconditional performance of each term and condition to be performed by Company under the Debentures and the other Transaction Documents.

Intercreditor Agreement and Related Creditor Documentation

On July 9, 2015, we, each of its subsidiaries, Purchaser and Logic Works LLC (an existing senior secured creditor) entered into an Intercreditor Agreement whereby Purchaser and Logic Works agreed that their outstanding senior secured loans to us be secured on a pari passu basis with respect to all assets and property of the Company and its subsidiaries. As a result of the Intercreditor Agreement, all sums secured or owing to Purchaser and Logic Works shall be held by them on a pari passu and pro-rata basis between them, in proportion to such party’s outstanding principal amount owing under their respective loan documents.

In addition, we, each of its subsidiaries, Purchaser and Jordan Scott and Andrew Gentile, respectively, each entered into Subordination Agreements dated July 9, 2015 whereby Scott and Gentile agreed to subordinate their existing

6% Senior Secured Convertible Notes, dated March 16, 2012, as amended, all of their indebtedness, obligations and security interests to the Purchaser’s security interests as more fully set forth in the Transaction Documents.

On July 9, 2015, Jordan Scott and Andrew Gentile each entered into Amendment Two of the Amended and Restated 6% Senior Secured Convertible Note which provide for an increase in the interest rate from 6% to 10% and the default interest rate from 12% to 20% on the 6% Senior Secured Convertible Notes for so long as we remain in technical default on said notes due to its delisting from its Primary Trading Market April 2014.  We further agreed that said 20% default interest will be applied to the date of default on April 10, 2014 and continuing through the present.

Committed Equity Facility Transaction with TCA Global Credit Master Fund LP

On August 6, 2015, we closed a Securities Purchase Agreement and related agreements with TCA Global Credit Master Fund LP, whereby the Company agreed to sell and TCA agreed to purchase a $100,000 senior secured convertible redeemable debenture and the Company agreed to issue and sell to TCA, from time to time, and TCA agreed to purchase from the Company up to $3,000,000 of the Company’s common stock pursuant to a Committed Equity Facility. The closing of the Transaction occurred on August 6, 2015.

In consideration for advisory services provided by Purchaser to us prior to the Closing, we paid to Purchaser a fee by issuing to Purchaser 5,000,000 shares of Common Stock at $0.02 per share equal to $100,000.   The Advisory Fee Shares were valued at price equal to the lowest volume weighted average price for the Common Stock for the five (5) Business Days immediately prior to the issuance. The Advisory Fee Shares are subject to adjustment as provided in the Securities Purchase Agreement.  The Company also paid certain transaction, due diligence and document review and legal fees in connection with the Transaction.

We entered into a Debenture dated August 6, 2015 with the Purchaser whereby the Purchaser purchased $100,000 in a senior secured, convertible, redeemable debenture from the Company in exchange for $100,000.  We promised to pay Purchaser, by no later than August 6, 2016 the outstanding principal together with interest on the outstanding principal amount under the Debenture, at the rate of 18% per annum simple interest. The Debenture is convertible only at the option of Purchaser upon an event of default at a conversion price of 90%)of the lowest of the average daily volume weighted average price of our Common Stock during the 5 trading days immediately prior to the conversion date.

In addition, we entered into a Committed Equity Facility, dated August 6, 2015, with the Purchaser in which the Company agreed to issue and sell to the Purchaser, from time to time, and the Purchaser agreed to purchase from the Company up to $3,000,000 of our common stock.  At any time during the duration of the agreement and after the we have an effective registration statement outstanding, we can require the Purchaser to purchase shares of its common stock which will be sold by Purchaser with the net proceeds provided to us, subject to the terms and conditions set forth in the Committed Equity Facility.

To facilitate the Committed Equity Facility, the Company has granted the Purchaser certain registration rights pursuant to a Registration Rights Agreement dated August 6, 2015 whereby we will file a registration statement no later than seventy-five (75) days from the date of the Committed Equity Facility to facilitate the purchase and sale of the common stock under the Committed Equity Facility.

Our obligation to repay the Debenture disclosed herein as well as the Debenture entered into by and between the Company and Purchaser on July 9, 2015, are secured by security agreements, guaranty agreements and pledge agreements previously disclosed on our Current Report on Form 8-K filed July 16, 2015 and incorporated herein by reference. We have additionally entered into an Authorization Agreement, dated August 6, 2015, with Purchaser whereby scheduled re-payments to the Purchaser will be debited from our account according to the payment schedule of both the Debenture disclosed herein and the Debenture previously entered into on July 9, 2015.

Amended and Restated Secured Convertible Debenture Transaction with TCA Global Credit Master Fund LP

On October 27, 2015, we entered into an Amended and Restated Securities Purchase Agreement and related agreements with TCA Global Credit Master Fund LP whereby we agreed to sell, and TCA agreed to purchase $350,000 of senior secured convertible, redeemable debentures. The Company and TCA previously entered into a Securities Purchase Agreement dated as of April 30, 2015 and effective as of July 9, 2015 to purchase up to $3,000,000 in Debentures. To date, we have sold $1,050,000 in Debentures to TCA and up to $1,950,000 in Debentures remains for sale by the Company.  The closing of the transaction occurred on October 27, 2015.

Amended and Restated Securities Purchase Agreement

As set forth above, we entered into the Amended and Restated Securities Purchase Agreement on October 27, 2015 with the Purchaser whereby the Purchaser agreed to purchase $350,000 of the Debentures.

In addition, in consideration for advisory services provided by Purchaser to the Company prior to the closing, we paid to Purchaser a fee by issuing to Purchaser 150,000 Series B Preferred Stock valued at $1,500,000 and convertible into common stock of the Company.

Purchaser was also granted 51 shares of Series C Preferred Stock as further security for our completion of post-closing obligations under the Amended and Restated Transaction Documents as further discussed below. The Series C Preferred Stock is cancelled with the repayment of the TCA debt.

Series B Preferred Stock Designation

In connection with the Amended and Restated Securities Purchase Agreement, the Board of Directors, on October 21, 2015, approved the authorization of a Series B Preferred Stock as provided in our Certificate of Incorporation, as amended.

The Series B Preferred Stock has authorized 150,000 shares with a stated value equal to $10.00 per share. Dividends payable to other classes of stock are restricted until repayment of the aggregate value of Series B Preferred Stock. Upon liquidation or dissolution of the Company, Series B Preferred Stock has no priority or preference with respect to distributions of any assets of the Company.  The Series B Preferred Stock is convertible into common stock by dividing the stated value of the shares being converted by 100% of the average of the five lowest closing bid prices for the common stock during the ten consecutive trading days immediately preceding the conversion date as quoted by Bloomberg, LP.

TCA was issued 150,000 shares of Series B Preferred Stock.  However, in no event will Purchaser be entitled to hold in excess of 4.99% of the outstanding shares of common stock of the Company.

Series C Preferred Stock Designation

In connection with the Amended and Restated Securities Purchase Agreement, the Board of Directors, on October 21, 2015, approved the authorization of a Series C Preferred Stock as provided in the Company’s Certificate of Incorporation, as amended, and the issuance of 51 shares of Series C Preferred Stock. These shares only have voting rights in the event of a default by us under the Amended and Restated Transaction Documents. The Series C Preferred Stock is cancelled with the repayment of the TCA debt.

The Series C Preferred Stock Designation authorizes 51 shares of Series C Preferred Stock. Series C Preferred Stock is not entitled to dividend or liquidation rights and is not convertible into common stock of the Company.

In the event of a default under the Amended and Restated Transaction Documents, each share of Series C Preferred Stock shall have voting votes equal to 0.019607 multiplied by the total issued and outstanding common stock and preferred stock eligible to vote divided by .49 minus the numerator.  For example, if the total issued and outstanding common stock eligible to vote is 5,000,000, the voting rights of one share of Series C Preferred Stock shall be equal to 102,036 (e.g. ((0.019607 x 5,000,000/0.49) – (0.019607 x 5,000,000) = 102,036).

Amended and Restated Senior Secured, Convertible, Redeemable Debenture

In connection with the Amended and Restated Securities Purchase Agreement, the Company, on October 27, 2015, also entered into the Amended and Restated Debenture which was amended to increase the balance of the original Debenture from $700,000 to $1,050,000 as a result of the additional $350,000 advanced.

Transactions with CANX, LLC and Logic Works LLC

On July 10, 2014, we closed a Waiver and Modification Agreement, Amended and Restated Joint Venture Agreement, Secured Credit Facility and Secured Convertible Note with CANX, and Logic Works LLC, a lender and shareholder of the Company. The Agreements require the filing of a registration statement on Form S-1 within 10 days of the filing of our Form 10-Q for the period ended June 30, 2014. Due to our grey sheet trading status and other issues, we have not filed the registration statement.

Previously, we entered into a Joint Venture Agreement with CANX USA LLC, a Nevada limited liability company.  Under the terms of the Joint Venture Agreement, the Company and CANX formed Organic Growth International, LLC (“OGI”), a Nevada limited liability company, for the purpose of expanding the Company’s operations in its current retail hydroponic businesses and in other synergistic business verticals and facilitating additional funding for commercially financeable transactions of up to $40,000,000.  In connection with the closing of the Agreement, CANX agreed to provide a commitment for funding in the amount of $1,300,000 for a GrowLife Infrastructure Funding Technology program transaction and provided additional funding under a 7% Convertible Note instrument for $1,000,000, including $500,000 each from Logic Works and China West III Investments LLC, entities that affiliated with CANX but operate as separate legal entities. We initially owned a non-dilutive 45% share of OGI and we may acquire a controlling share of OGI as provided in the Joint Venture Agreement. In accordance with the Joint Venture Agreement, the Company and CANX entered into a Warrant Agreement whereby the Company delivered to CANX a warrant to purchase 140,000,000 shares of the Company common stock at a maximum strike price of $0.033 per share. Also in accordance with the Joint Venture Agreement, we issued an additional warrant to purchase 100,000,000 shares of our common stock at a maximum strike price of $0.033 per share on February 7, 2014.

On April 10, 2014, as a result of the suspension in the trading of our securities, we went into default on its 7% Convertible Notes Payable for $500,000 each from Logic Works and China West III. As a result, we accrued interest on these notes at the default rate of 24% per annum. Furthermore, as a result of being in default on these notes, the Holders could have, at their sole discretion, called these notes.

Waiver and Modification Agreement

We entered into a Waiver and Modification Agreement dated June 25, 2014 with Logic Works LLC whereby the 7% Convertible Note with Logic Works dated December 20, 2013 was modified to provide for (i) a waiver of the default under the 7% Convertible Note; (ii) a conversion price which is the lesser of (A) $0.025 or (B) twenty percent (20%) of the average of the three (3) lowest daily VWAPs occurring during the twenty (20) consecutive Trading Days immediately preceding the applicable Conversion Date on which the Holder elects to convert all or part of this Note; (iii) the filing of a registration statement on Form S-1 within 10 days of the filing of the Company’s Form 10-Q for the period ended June 30, 2014; and (iv) continuing interest of 24% per annum. China West III converted its Note into common stock on June 4, 2014. Due to our grey sheet trading status and other issues, we have not filed the registration statement.

Amended and Restated Joint Venture Agreement

We entered into an Amended and Restated Joint Venture Agreement dated July 1, 2014 with CANX whereby the Joint Venture Agreement dated November 19, 2013 was modified to provide for (i)  up to $12,000,000 in conditional financing subject to review by GrowLife and approval by OGI for business growth development opportunities in the legal cannabis industry for up to six months, subject to extension; (ii) up to $10,000,000 in working capital loans, with each loaning requiring approval in advance by CANX;  (iii) confirmed that the five year warrants, subject to extension, at $0.033 per share for the purchase of 140,000,000 and 100,000,000 were fully earned and were not considered compensation for tax purposes by the Company; (iv) granted CANX five year warrants, subject to extension, to purchase 300,000,000 shares of common stock at the fair market price of $0.033 per share as determined by an independent appraisal; (v) warrants as defined in the Agreement related to the achievement of OGI milestones; (vi) a four year term, subject to adjustment and (vi) the filing of a registration statement on Form S-1 within 10 days of the filing of our Form 10-Q for the period ended June 30, 2014. Due to our grey sheet trading status and other issues, we have not filed the registration statement.

Secured Convertible Note and Secured Credit Facility

We entered into a Secured Convertible Note and Secured Credit Facility dated June 25, 2014 with Logic Works whereby Logic Works agreed to provide up to $500,000 in funding. Each funding requires approval in advance by Logic Works, provides for interest at 6% with a default interest of 24% per annum and requires repayment by June 26, 2016. The Note is convertible into our common stock at the lesser of $0.007 or (B) 20% of the average of the three (3) lowest daily VWAPs occurring during the 20 consecutive Trading Days immediately preceding the applicable conversion date on which Logic Works elects to convert all or part of this 6% Convertible Note, subject to adjustment as provided in the Note. The 6% Convertible Note is collateralized by our assets. We also agreed to file a registration statement on Form S-1 within 10 days of the filing of our Form 10-Q for the three months ended June 30, 2014 and have the registration statement declared effective within ninety days of the filing of our Form 10-Q for the three months ended June 30, 2014. Due to our grey sheet trading status and other issues, we have not filed the registration statement.

On July 10, 2014, we closed a Waiver and Modification Agreement, Amended and Restated Joint Venture Agreement, Secured Credit Facility and Secured Convertible Note with CANX, and Logic Works LLC, a lender and shareholder of the Company. As of June 30, 2015, we have borrowed $350,000 under the Secured Convertible Note and Secured Credit Facility dated June 25, 2014 with Logic Works.

OGI was incorporated on January 7, 2014 in the State of Nevada and had no business activities during the six months ended June 30, 2015.

Customer Insights

GrowLife has the unique advantage of working with many cultivators of all sizes across most states that have differing laws and policies for indoor growing.  This advantage has given us insights into our customers changing needs.  During the last twelve months we have seen a dramatic change in many key areas that required us to adjust our strategies even faster than expected.  For example, we expected the retail business to be eclipsed by e-commerce and direct sales combined, however, we now see that each one is surpassing retail sales.  While localized, on-hand inventory has a benefit to most cultivators; price, by far, is driving most purchasing decisions.  Simply putting up an e-commerce website without a presence in the retail and direct channels is not enough to engage the leading suppliers.  Therefore, it remains critical that GrowLife continues to execute its multi-channel strategy, albeit at a different composition.

The driving force behind the customer’s pricing pressure is not that cultivators are greedily seeking to increase their profits or capitalize on the expected commoditization of growing equipment and supplies.  Instead, cultivators are quickly adjusting their business models to make a profit.  Also, the innovation of optimized indoor growing equipment and supplies is keeping them from becoming a commodity.  Indoor cultivation business models, whether they are organic fruits and vegetables or cannabis, have been based on supplying a premium priced crop to serve increasing demand.  The dynamics where most of the volume produced is based on supplying a premium crop that is saturating premium demand means that the premium price will drop.  Only 18 months ago, a 1/8 of a pound of premium cannabis was selling for about $70.  Today, the same crop in the same market sells for less than half that price and the surplus that is being sold in the non-premium market is selling for about 25% of the price; in some cases, for less.

Our observations from customers reveal that the more sophisticated cultivators have made the business model adjust and most new cultivators have not distinguished the new price elasticity of demand.  In the chart below, the demand line (green) for high grade intersected supply line (red) to define an equilibrium price point.  As new cultivators entered the market they assumed that demand would increase for high grade and create what we call a phantom demand (gray) so that the increase in overall supply would lead to an increase in price (Pp).  However, many reports support that the increase in supply stayed aligned with the original demand (green) and has led to the lower new price (Pn).  The overall increase in demand that is commonly mentioned is not for high grade but for commercial grade, which is used for edibles and a less sophisticated palate.

The cost of indoor growing, which included equipment, supplies, water, electricity, housing and skilled labor, requires capital.  The risk and limited supply of the capital demanded a higher cost for the cannabis market than that of common fruits and vegetables.  The cultivator has found themselves needing to pay more from their crop than expected and needing to sell at close to last year’s prices to achieve a reasonable return.  Many customers have indicated that they were prepared to accept a 20-30% drop in selling price, but a 50% drop has created business challenges.

Another unanticipated issue is the separation of dispensaries (cannabis retailers) from the cultivation process.  Cultivators now must market their crop to dispensaries that make higher margins, but have many supplier choices.  This is leading to the segmentation between boutique premiums versus large commercial grade operations.  Thus, the business model adjustments those cultivators are going through.  Premium growers seek to scale in order to cover expenses and commercial grade cultivators must decrease prices or introduce quality production to win over dispensaries.

We are working with cultivators of all sizes, across all states at different stages; all of which are seeking to lower operating costs.  Since resources such as water and electricity are limited and expensive, we help cultivators get more with less.  Vertical farming has become a real and practical cultivation process for volume where a 20-by-30 square foot room that normally houses about 150 plants can now grow over 550 plants, almost three times more.  Specially designed vertical lighting with 360-degree coverage and using 35% less power now delivers the necessary light with less heat, thus lowering the HVAC power demand.  Finally, specially designed pots automatically control both watering and drainage efficiently.  We have both the expertise and supplier relationships to help cultivators scale up with configurations like these.

Market Size and Growth

As the states across the country approve medicinal cannabis usage, with different THC and CBD compositions, cultivators purchase equipment and supplies from us and similar indoor supply companies.  Therefore, as the cannabis market grows so does the revenue growth opportunity for us.  Researchers from The ArcView Group, a cannabis industry investment and research firm based in Oakland, California, found that the U.S. market for cannabis grew 74 percent in 2014 to $2.7 billion, up from $1.5 billion in 2013.  Today, 23 states plus Washington, DC have legalized cannabis for medical use and four states plus Washington, DC have passed recreational use into law.

We serve a new, yet sophisticated community of commercial and urban cultivators growing specialty crops including organics, greens and plant-based medicines. Unlike the traditional agricultural industry, these cultivators use innovative indoor growing techniques to produce specialty crops in highly controlled environments. This enables them to produce crops at higher yields without having to compromise quality - regardless of the season or weather and drought conditions.

Indoor growing techniques have primarily been used to cultivate plant-based medicines. Plant-based medicines often require high-degree of regulation and controls including government compliance, security, and crop consistency, making indoor growing techniques a preferred method. Cultivators of plant-based medicines often make a significant investment to design and build-out their facilities. They look to work with companies such as GrowLife who understand their specific needs, and can help mitigate risks that could jeopardize their crops.

The ArcView report indicates that plant-based medicines are the fastest-growing market in the U.S., and conservatively predicts the market could be worth more than $10 billion within five years. Several industry pundits including Dr. Sanjay Gupta of CNN believe that plant-based medicines may even displace prescription pain medication by providing patients with a safer, more affordable alternative.

Indoor growing techniques, however, are not limited to plant-based medicines. Vertical farms producing organic fruits and vegetables are beginning to emerge in the market due to a rising shortage of farmland, and environmental vulnerabilities including drought, other severe weather conditions and insect pests.  Indoor growing techniques enables cultivators to grow crops all-year-round in urban areas, and take up less ground while minimizing environmental risks. Indoor growing techniques typically require a more significant upfront investment to design and build-out these facilities, than traditional farmlands. If new innovations lower the costs for indoor growing, and the costs to operate traditional farmlands continue to rise, then indoor growing techniques may be a compelling alternative for the broader agricultural industry.

Strategy

Our goal is to become the nation’s largest cultivation facility service provider for the production of organics, herbs and greens and plant-based medicines. We intend to achieve our goal by (i) offering the best terms for the full range of build-out equipment and consumable supplies, (ii) maintain a nationwide, multi-channel sales network presence, and (iii) deliver superior, innovative products exclusively.

First, we serve the needs of all size cultivators and each one’s unique formulation.   We provide thousands of varieties of supplies from dozens of vendors and distributors.  More importantly is our experience of knowing which products to recommend under each customer’s circumstance.  Grow expansions may also qualify for leasing terms by one of our financing partner.

Second, we provide distribution through retail, e-commerce and direct sales to have national coverage and serve cultivators of all sizes.  Each channel offers varying pricing for differing benefits. Retail sells at list price by offering inventory convenience, e-commerce provides the lowest price without requiring local inventory, and direct sales delivers the best bid price for high-volume purchasers.

And third, our experience with hundreds of customers allow us to determine specific product needs and sources to test new designs.  Lights, pesticides, nutrients, extraction and growing systems are some examples of products that GrowLife has obtained exclusive access to purchase and distribute.

Our company will expand on these strategies until it serves all the indoor cultivators throughout the country.  Once a customer is engaged, we will gradually expand their purchasing market share.

Key Market Priorities

Demand for indoor growing equipment is currently high due to legalization of plant-based medicines, primarily cannabis, which is mainly due to equipment purchases for build-out and repeated consumables.  This demand is projected to continue to grow as a result of the supporting state laws in 23 states and the District of Columbia.  Continued innovation in more efficient build-out technologies along with larger and consolidated cultivation facilities will further expand market demand for our products and services.

We expect for the market to continue to segment into urban farmers serving groups of individuals, community cultivators, and large-scale cultivation facilities across the states.  Each segment will be optimized to different distribution channels that we currently provide.  Our volume purchasing will allow us to obtain the best prices and maximize both our revenues and gross margins.

The nature of the cannabis industry’s inefficiencies due to the lack of interstate commerce imposed by the Federal government has segmented the market opportunities by State laws, population and demand.  Currently, Colorado laws and population demand make it the most progressive and top market in the industry.  We have elected to have two major regional retail stores in Boulder and Vail, Colorado direct sales team and centralized our national e-commerce operations in Boulder, Colorado.  We are currently reaching into over 17 states using both direct sales of exclusive supplier contracts and GrowLife eco products to other hydroponic retailers.

Employees

Starting the three months ended September 30, 2014, we reduced our manpower count from 46 to 8 as of September 30, 2015 by leveraging all our manpower across many areas.  All company operations are continually reviewed for growth opportunities and direct sales along with GrowLife eco, a premium line of eco-friendly products, is enabling the Company to expand its coverage in a cost-effective manner.

As of November, 2015, we had one full-time employee and one consultant at our Seattle, Washington office. Marco Hegyi, our President, is based in Seattle, Washington. Mark E. Scott, our consulting CFO, is based out of in Seattle, Washington and Atlanta, Georgia. In addition, we have 8 employees located throughout the United States who operate our e-commerce, direct sales and retail businesses. None of our employees is subject to a collective bargaining agreement or represented by a trade or labor union. We believe that we have a good relationship with our employees.

We remain focused on hiring the best people to expand our direct sales personnel. These personnel are knowledgeable in using the most progressive growing technologies that fit our customer’s needs.  Whether they are small-scale local cultivation facilities or large-scale regional cultivators, our customer service team recommends smart medium, cost-effective lighting and ventilation, and the right nutrients that are best suited for the crop objective.  Our knowledge layer is strategic for the evolution of the indoor growing industry.  Unlike an outdoor superstore, GrowLife serves the specialty cultivation business as indoor crops are designed to deliver multiple grow cycles with greater quality and yield not available in outdoor agriculture.   Technologies will be available to provide our customers with a way to further tune their ordering process and crop development using their own experience.

Key Partners

Our key customers varying by state and are expected to be more defined as the company moves from its retail walk-in purchasing sales strategy to serving cultivation facilities directly and under predictable purchasing contracts.

Our key suppliers include distributors such as HydraFarm, and Sunlight Supply to product specific suppliers such as Solis-Tek and CAN USA.  All the products purchased and resold are applicable to indoor growing for organics, greens, and plant-based medicines.

Competition

Certain large commercial cultivators have found themselves willing to assume their own equipment support by buying large volume purchased directly from certain suppliers and distributors such as Sunlight Supplies, HydraFarm, and UHS.  Other key competitors on the retail side include Way to Grow, Cultivate Colorado and many local product resellers of hydroponic equipment.  On the e-commerce business, GrowersHouse.com, Hydrobuilder.com, HorticultureSource.com and smaller online resellers using Amazon and eBay e-commerce sub-systems.

Intellectual Property and Proprietary Rights

Our intellectual property consists of brands and their related trademarks and websites, customer lists and affiliations, product know-how and technology, and marketing intangibles.

Our other intellectual property is primarily in the form of trademarks and domain names. We also hold rights to more than 30 website addresses related to our business including websites that are actively used in our day-to-day business such as www.growlifeinc.com, www.stealthgrow.com, www.greners.com, and www.urbangardensupplies.com.

We have a policy of entering into confidentiality and non-disclosure agreements with our employees and some of our vendors and customers as necessary.

Government Regulation

Currently, there are currently twenty-three states plus the District of Columbia that have laws and/or regulation that recognize in one form or another legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. About a dozen other states are considering legislation to similar effect. There are currently four states that allow recreational use of cannabis. As of the date of this writing, the policy and regulations of the Federal government and its agencies is that cannabis has no medical benefit and a range of activities including cultivation and use of cannabis for personal use is prohibited on the basis of federal law and may or may not be permitted on the basis of state law. Active enforcement of the current federal regulatory position on cannabis on a regional or national basis may directly and adversely affect the willingness of customers of GrowLife to invest in or buy products from GrowLife. Active enforcement of the current federal regulatory position on cannabis may thus indirectly and adversely affect revenues and profits of the GrowLife companies.

All this being said, many reports show that the majority of the American public is in favor of making medical cannabis available as a controlled substance to those patients who need it.  The need and consumption will then require cultivators to continue to provide safe and compliant crops to consumers.  The cultivators will then need to build facilities and use consumable products, which GrowLife provides.

Properties and Operating Leases

With our acquisition of Rocky Mountain Hydroponics, LLC and Evergreen Garden Center, LLC, we assumed the lease for the RMH/EGC retail hydroponics store located in Portland, Maine. The lease commencement date was May 1, 2013 with an expiration date of April 30, 2016. The monthly rent for year one of the lease was $4,917, with monthly rent of $5,065 in year two, and monthly rent of $5,217 in year three of the lease. We have an option to extend the lease for two three year terms as long it is not in default under the lease.

On October 21, 2013, we entered into a lease agreement for retail space for its hydroponics store in Avon (Vail), Colorado. The lease expires on September 30, 2018. Monthly rent for year one of the lease is $2,606 and increases 3.5% per year thereafter through the end of the lease. We do not have an option to extend the lease.

On January 23, 2014, we entered into a lease agreement for retail space for its hydroponics store in Boulder, Colorado. The lease commenced on February 1, 2014 and expires on May 31, 2017. Monthly rent for year one of the lease was $4,051, with monthly rent of $4,173 in year two, $4,298 in year three, and $4,427 for month 37 through 39. We have an option to extend the lease for one three year terms as long it is not in default under the lease.

On June 18, 2014, we rented space at 500 Union Street, Suite 810, Seattle, Washington for its corporate office. The Company rents the space on a month to month basis for $1,700 per month.

Legal Proceedings

We are involved in the disputes and legal proceedings described below. In addition, as a public company, we are also potentially susceptible to litigation, such as claims asserting violations of securities laws. Any such claims, with or without merit, if not resolved, could be time-consuming and result in costly litigation.

Class Actions Alleging Violations of Federal Securities Laws

Beginning on April 18, 2014, three class action lawsuits alleging violations of federal securities laws were filed against us in United States District Court, Central District of California (the “Court”). At a hearing held on July 21, 2014, the three class action lawsuits were consolidated into one case with Lawrence Rosen as the lead plaintiff (the

“Consolidated Class Action,” styled Romero et al. vs. GrowLife et al.). On May 15, 2014 and August 4, 2014, respectively two shareholder derivative lawsuits were filed against us with the Court (the “Derivative Actions”). On October 20, 2014, AmTrust North America, our insurer, filed a lawsuit contesting insurance coverage on the above legal proceedings. On January 20, 2015, the Court ordered all of the above actions stayed pending completion of mediation of the dispute.

The parties then worked diligently to finalize settlement documentation on the above actions.  On April 27, 2015, the Court preliminarily approved the proposed settlement of the Consolidated Class Action.

On June 1, 2015, the Court preliminarily approved the proposed settlement of the Derivative Actions pursuant to a proposed stipulated settlement agreement.

On August 3, 2015, the Court entered a Final Order and Judgment resolving the Consolidated Class Action litigation in its entirety.  The Consolidated Class Action was thereby dismissed in its entirety with prejudice and without costs.

On August 10, 2015, pursuant to a settlement by and between the Company and AmTrust North America, AmTrust’s lawsuit contesting insurance coverage of the Consolidated Class Action and Derivative Actions was dismissed in its entirety with prejudice pursuant to a Stipulation for Dismissal of Entire Action with Prejudice executed by and between AmTrust and the Company.

On August 17, 2015, the Court entered a Final Order and Judgment resolving the Derivative Actions in their entirety.  The Derivative Actions were thereby dismissed in their entirety with prejudice.

As a result of the foregoing, all litigation discussed herein is resolved in full at this time.

We expect to issue $2 million in common stock or approximately 115.1 million shares related to the settlement of the Consolidated Class Action and Derivative Action lawsuits alleging violations of federal securities laws that were filed against the Company in United States District Court, Central District of California. The shares have not been issued as of November 13, 2015. We accrued $2,081,250 as loss on class action lawsuits and contingent liabilities as of June 30, 2015.

Sales and Payroll Tax Liabilities

As of September 30, 2015, we owe approximately $121,000 in sales tax and $26,000 in payroll taxes primarily from early 2014. We are currently negotiating or operating under payment plans on these liabilities.

Other Legal Proceedings

We are in default on our Portland, Maine and Boulder, Colorado store leases for non-payment of lease payments and we are negotiating with the landlords. We are currently subject to legal actions with various vendors.

MANAGEMENT

The following changes in directors and named executive officers occurred during the year ending December 31, 2013 and for the subsequent periods:

Eric Shevin was appointed Director on April 1, 2013 and resigned April 1, 2014.
Craig Ellins resigned as Director on April 12, 2013.
Justin Manns resigned as Chief Financial Officer on July 22, 2013 and as Director on December 19, 2013.
John Genesi was appointed Chief Financial Officer on July 22, 2013 and resigned on July 15, 2014.
Rob Hunt was appointed President of GrowLife Hydroponics, Inc. and Director on June 7, 2013. Mr. Hunt resigned as Executive Vice President of GrowLife, Inc. and President of GrowLife Hydroponics, Inc. effective May 23, 2014 and as a Director effective on June 3, 2014.
Robert Kurilko resigned as Director on November 2, 2013.
Marco Hegyi was appointed President on December 4, 2013 and Director on December 9, 2013.

Alan Hammer was appointed Director on December 17, 2013 and resigned May 6, 2014.
Jeff Giarraputo Director was appointed Director on December 19, 2013 and resigned October 27, 2015.
Anthony Ciabattoni was appointed Director on December 19, 2013 and resigned October 27, 2015.
Sterling Scott resigned as Chairman, Chief Executive Officer and Director on May 19, 2014.
Mark Scott was appointed Director on May 21, 2014, Chairman of the Audit Committee on June 3, 2014 and Consulting Chief Financial Officer on July 31, 2014. Mr. Scott resigned as Director and Chairman of the Audit Committee on October 18, 2015.
Joseph Barnes was appointed Senior Vice President of Business Development on October 10, 2014.
Michael E. Fasci, Tara Antal and Brad Fretti were appointed Directors on October 27, 2015.

Directors and Executive Officers

The following table sets forth certain information about our current directors and executive officers:

Name	Age	Director/ Executive Officer

Marco Hegyi	57	Director, President and Nominations and Governance Committee Chairman (1)

Mark E. Scott	62	Consulting Chief Financial Officer

Michael E. Fasci	57	Director and Audit Committee Chairman (2)(3)

Tara Antal	28	Director (1)(2)(3)

Brad Fretti	23	Director and Compensation Committee Chairman (1)(2)(3)

Joseph Barnes	43	Senior Vice President of Business Development

(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.
(3) Member of the Nominations and Governance Committee.

All directors hold office until their successors are duly appointed or until their earlier resignation or removal.

Marco Hegyi –– Mr. Hegyi joined GrowLife as its President and a Member of its Board of Directors on December 9, 2013 and was appointed as Chairman of the Nominations and Governance Committee and a member of the Compensation Committee on June 3, 2014.  Mr. Hegyi has served as an independent director since February 14, 2008 and as Chairman of the Board since May 2011, and serves at the Chairman of the Audit and Compensation committees of Visualant, Inc. Previously, Mr. Hegyi was been a principal with the Chasm Group from 2006 to January 2014, where he has provided business consulting services.  As a management consultant, Mr. Hegyi applied his extensive technology industry experience to help early-stage companies.

Prior to working as a consultant in 2006, Mr. Hegyi served as Senior Director of Global Product Management at Yahoo!  Prior to Yahoo!, Mr. Hegyi was at Microsoft leading program management for Microsoft Windows and Office beta releases aimed at software developers from 2001 to 2006.  While at Microsoft, he formed new software-as-a-service concepts and created operating programs to extend the depth and breadth of the company’s unparalleled developer eco-system, including managing offshore, outsource teams in China and India, and being the named inventor of a filed Microsoft patent for a business process in service delivery.

During Mr. Hegyi’s career he has served as President and CEO of private and public companies, Chairman and director of boards, finance, compensation and audit committee chair, chief operating officer, vice-president of sales and marketing, senior director of product management, and he began his career as a systems software engineer.  Mr. Hegyi holds several patents.

Mr. Hegyi earned a Bachelor of Science degree in Information and Computer Sciences from the University of California, Irvine, and has completed advanced studies in innovation marketing, advanced management, and strategy at Harvard Business School, Stanford University, UCLA Anderson Graduate School of Management, and MIT Sloan School of Management.

Mr. Hegyi’s prior experience as Chairman and Chief Executive Officer of public companies, combined with his advanced studies in business management and strategy, were the primary factors in the decision to add Mr. Hegyi to the Company’s Board of Directors.

Michael E. Fasci – Mr. Fasci joined GrowLife as a Member of its Board of Directors on October 27, 2015 and was appointed Audit Committee Chairman on November 11, 2015. Mr. Fasci is a 30 year veteran in the finance sector having served as an officer and director of many public and private companies.  Mr. Fasci is a seasoned operator across various industries and has served in both CEO and CFO capacities for both growth and turnaround situations. Mr. Fasci began his career as a field engineer and then manager of various remediation filtration and environmental monitoring projects globally before focusing his efforts on the daily operations, accounting and financial reporting and SEC compliance of the numerous companies he has served.  Mr. Fasci resides in East Taunton, Massachusetts and studied Electrical Engineering at Northeastern University and maintains his qualification as an Enrolled Agent of the Internal Revenue Service.

Mr. Fasci was appointed to the Board of Directors based on his financial, SEC and governance skills.

Tara Antal – Ms. Antal joined GrowLife as a Member of its Board of Directors on October 27, 2015. Ms. Antal is Vice President Corporate Development at TCA Fund Management Group.  Prior to joining TCA in 2012, Ms. Antal developed a range of experiences in different areas of finance including accounting, real estate and financial services in both South and Central Florida. Ms. Antal’s responsibilities have extended to strategic analysis, company audits, short-sale process management on the real estate side and as a consultant, analysis and presentation at the board of director level. Ms. Antal brings her considerable range of skills to plan and execute corporate objectives. Ms. Antal earned both her undergraduate degree in Finance as well as her Master’s in Business Administration from the University of Central Florida.

Ms. Antal was appointed to the Board of Directors based on her financial skills.

Brad Fretti – Mr. Fretti is a Credit Analyst at TCA Fund Management Group.  Prior to joining TCA Fund Management Group as Credit Analyst, Mr. Fretti developed a range of experiences in finance, sales, marketing, and investment research. These responsibilities extended to research and presentation in areas such as master limited partnerships, oil and gas royalties, and real estate investment trusts. Mr. Fretti joined TCA for analysis and due diligence of target companies as well as ongoing monitoring of the investments. He earned a degree economics and finance from Florida Southern College and is currently in the process of earning the Chartered Financial Analyst (CFA) designation.

Mr. Fretti was appointed to the Board of Directors based on his financial skills.

Mark E. Scott – Mr. Scott was appointed to the Board of Directors and Secretary of GrowLife, Inc. on May 21, 2014 and as Chairman of the Audit Committee on June 3, 2014. On July 31, 2014, Mr. Scott appointed Consulting Chief Financial Officer. Mr. Scott resigned from the Board of Directors and Secretary and as Chairman of the Audit Committee on October 18, 2015.

Mr. Scott has significant financial, capital market and relations experience in public microcap companies.  Mr. Scott also currently serves as (i) Chief Financial Officer, Secretary and Treasurer of Visualant, Inc., a position he has held since May 2010.

Mr. Scott was Chief Financial Officer of U.S. Rare Earths, Inc., a consulting position he held December 19, 2011 to April 30, 2014 and Chief Financial Officer of Sonora Resources Corporation, a consulting position he held from June 15, 2011 to August 31, 2014. Also, Mr. Scott was Chief Financial Officer, Secretary and Treasurer of WestMountain Gold from February 28, 2011 to December 31, 2013 and was a consultant from December 2010 to

February 27, 2011. Mr. Scott previously served as Chief Financial Officer and Secretary of IA Global, Inc. from October 2003 to June 2011. Previously, he held executive financial positions with Digital Lightwave; Network Access Solutions; and Teltronics, Inc. He has also held senior financial positions at Protel, Inc., Crystals International, Inc., Ranks Hovis McDougall, LLP and Brittania Sportswear, and worked at Arthur Andersen. Mr. Scott is also a certified public accountant and received a Bachelor of Arts in Accounting from the University of Washington.

Joseph Barnes- Mr. Barnes was appointed Senior Vice President of Business Development for GrowLife, Inc. on October 10, 2014. Mr. Barnes works from our Boulder, Colorado store. Mr. Barnes joined GrowLife in 2010 and is responsible for all national sales operations including direct sales, retail and e-commerce. He led the sales team which recorded sales in 2014 of more than $8 million, a 100% increase from the previous year.

Mr. Barnes made the progressive and entrepreneurial decision to work with GrowLife after seeing the agricultural benefits of indoor growing. He is deeply passionate about clean and sustainable grows, and has deep relationships with many trusted cultivators. He holds extensive knowledge of indoor growing methods with concentrating on maximizing the yields for clean and healthy crops.

Barnes was a highly regarded snowboard instructor in Vail, Colorado prior to joining GrowLife. He worked with many top snowboard professionals, and also received a Level 1 certification from American Association Snowboard Instructors (AASI). Before his days on the slopes, Barnes was also a recruiting manager focusing on placing senior executives with international pharmaceutical/biotech companies. He also owned and operated Chrome Night Life Arena, a 20,000 square foot indoor/outdoor venue based in Philadelphia with more than 65 employees.

Certain Significant Employees

There are no significant employees required to be disclosed under Item 401(c) of Regulation S-K.

Board Composition and Appointment of Directors

Our business is managed under the direction of our board of directors. Our board of directors currently consists of four members. Our board of directors conducts its business through meetings of our board of directors and our committees. During 2014, our current board of directors held eight meetings and acted by unanimous written consent one time. All members of our current board of directors attended 75% of the meetings of our board during 2014.

There are no family relationships among any of our directors or executive officers.

Communication with our Board of Directors

Our stockholders and other interested parties may communicate with our board of directors by sending written communication in an envelope addressed to "Board of Directors" in care of the Secretary, 500 Union Street, Suite 810, Seattle, Washington 98101.

Corporate Governance Measures Implemented Pursuant to Derivative Action Settlement

On October 16, 2015, as provided in the Company’s settlement agreement of the “Roof Derivative Action” (Steve Roof v. Sterling C. Scott, et al (2:14-cv-0377)) the Board of Directors of the Company approved wide-ranging corporate governance measures to be implemented on a “roll-out” basis over the next year (collectively, the “Corporate Governance Measures”).  The Corporate Governance Measures approved on October 16, 2015 are discussed in detail below and full text of said documents are incorporated by reference to the Exhibit Index to this Registration Statement.

Second Amended and Restated Bylaws

On October 16, 2015, the Board of Directors of the Company approved a Second Amended and Restated Bylaws.

The Second Amended and Restated Bylaws provide for, in pertinent part the following material changes to the existing First Amended and Restated Bylaws:

·	Increase of board size to minimum of 7 directors

·	Independent chairman of board

·	Majority independent directors within 1 year

·	10-year director term limits

Director Independence

According to our Corporate Governance Measures, a majority of the directors on our board must be independent. This requirement must be completed within one year.  We have not yet determined whether any of our directors satisfy the independence requirements of the SEC and the NYSE MKT as independent directors. In making such determinations, our board of directors will consider the relationships that each such non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Code of Ethics

We have adopted conduct and ethics standards titled the code of ethics, which is available at www.growlifeinc.com. These standards were adopted by our Board of Directors to promote transparency and integrity. The standards apply to our Board of Directors, executives and employees. Waivers of the requirements of our code of ethics or associated polices with respect to members of our Board of Directors or executive officers are subject to approval of the full board.

Board Committees

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee, the Nominations and Governance Committee, and the Compensation Committee. The Committees were formed on June 3, 2014 by the current board of directors.  On October 16, 2015, the Board of Directors approved the Company’s Amended and Restated Audit Committee and Nominations and Governance Committee Charters and the Amended and Restated Insider Trading Policy as required by the Roof Derivative Action settlement. The Audit Committees are comprised solely of non-employee, independent directors. The Nominations and Governance Committee and Compensation Committees each have one management director. Charters for each committee are available on our website at www.growlifeinc.com. The discussion below describes current membership for each of the standing Board committees.

Audit Committee

Our board of directors established an audit committee on June 3, 2014. Our audit committee is to provide assistance to the board in fulfilling our responsibilities and our stockholders relating to: (1) maintaining the integrity of our financial reports, including our compliance with legal and regulatory requirements, (2) the independent auditor's qualifications and independence, (3) the performance of our internal audit function in cooperation with the independent auditors, and (4) the preparation of the report required by the rules of the SEC to be included in our annual proxy statement. Our audit committee is directly responsible for the appointment, compensation and oversight of the independent auditors (including the resolution of any disagreements between management and the independent auditors regarding financial reporting), approving in advance all auditing services, and approving in advance all non-audit services provided by the independent auditors. The independent auditors report directly to the committee. In addition, our audit committee is to review our annual and quarterly financial reports in conjunction with the independent auditors and financial management.

Our audit committee is to be composed of at least three directors. June 3, 2014, Anthony J. Ciabattoni, Jeff Giarraputo and Mark E. Scott were appointed to serve on our audit committee. Mr. Scott was appointed to serve as the Chairman of the audit committee. Our board has also determined that Mr. Scott meets the definition of an "audit committee financial expert" as defined in the rules and regulations of the SEC. The audit committee met three times in 2014. There was no audit committee in 2013.

On November 11, 2015, Brad Fretti, Tara Antal and Michael E. Fasci were appointed as members of the Audit Committee.  Mr. Fasci was appointed to serve as the Chairman of the audit committee.

Our board of directors has adopted a written charter for the audit committee, a copy of which is available on our website at www.growlifeinc.com.

Compensation Committee

Our board of directors established a compensation committee on June 3, 2014. Our compensation committee is responsible for: (1) reviewing and approving goals and objectives underlying the compensation of our Chief Executive Officer, or CEO, evaluating the CEO's performance in accordance with those goals and objectives, and determining and approving the CEO's compensation; (2) recommending to the board the compensation of executive officers other than the CEO, subject to board approval; (3) administering any incentive compensation and equity-based plans, subject to board approval; (4) preparing the compensation report required by the rules and regulations of the SEC for inclusion in our annual proxy statement; and (5) periodically reviewing the results of our executive compensation and perquisite programs and making recommendations to the board with respect to annual compensation (salaries, fees and equity) for our executive officers and non-employee directors.

The compensation committee is composed of three directors. On June 3, 2014, our board of directors appointed Marco Hegyi, a management director, Anthony J. Ciabattoni, Jeff Giarraputo to serve on the compensation committee. Mr. Ciabattoni was appointed to serve as the Chairman of the compensation committee. The current compensation committee did not meet in 2014. There was no compensation committee in 2013.

On November 11, 2015, Brad Fretti, Tara Antal and Michael E. Fasci were appointed as members of the compensation committee.  Mr. Fretti was appointed to serve as the Chairman of the compensation committee.

Our board of directors has adopted a written charter for the compensation committee, a copy of which is available on our website at www.growlifeinc.com.

Nominations and Governance Committee

Our board of directors established the nominations and governance committee on June 3, 2014 for the purpose of: (1) assisting the board in identifying individuals qualified to become board members and recommending to the board the nominees for election as directors at the next annual meeting of stockholders; (2) assist the board in determining the size and composition of the board committees; (3) develop and recommend to the board the corporate governance principles applicable to us; and (4) serve in an advisory capacity to the board and the Chairman of the Board on matters of organization, management succession planning, major changes in our organizational and the conduct of board activities.

The nominations and governance committee is composed three directors. On June 3, 2014, our board of directors appointed Marco Hegyi, Anthony J. Ciabattoni, and Jeff Giarraputo to serve on the Governance Committee. Mr. Hegyi, a management director, was also appointed Chairman of the committee. The current nominations and governance committee did not meet during 2014. There was no nominations and governance committee in 2013.

On November 11, 2015, Brad Fretti and Tara Antal were appointed as members of the nominations and governance committee.  Mr. Hegyi was re-appointed to the committee and to continue to serve as the Chairman of the nominations and governance committee.

Our board of directors has adopted a written charter for the nominations and governance committee, a copy of which is available on our website at www.growlifeinc.com.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or our compensation committee.

Involvement in Certain Legal Proceedings

None of our current directors or executive officers has, to the best of our knowledge, during the past ten years:

• Had any petition under the federal bankruptcy laws or any state insolvency law filed by or against, or had a receiver, fiscal agent, or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time hereof, or any corporation or business association of which he was an executive officer at or within two years before the time hereof;

• Been convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

• Been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

• Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

• Engaging in any type of business practice; or

• Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

• Been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described in (i) above, or to be associated with persons engaged in any such activity;

• Been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated; or

• Been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, where the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table provides information concerning remuneration of the chief executive officer, the chief financial officer and another named executive officer for the years ended December 31, 2014 and 2013:

Summary Compensation Table

The following table provides information concerning remuneration of the chief executive officer, the chief financial officer and another named executive officer for the years ended December 31, 2014 and 2013:

					Non-Equity
					Incentive
				Stock	Plan	Option	Other
		Salary	Bonus	Awards	Compensation	Awards	Compensation	Total
Principal Position		($)	($)	($) (1)	($)	($)	($)	($)
Sterling C. Scott, former Chief Executive Officer,	12/31/2014	$55,500	$-	$67,614	$-	$-	$-	$123,114
President, Secretary and Director (2)	12/31/2013	$20,000	$-	$58,333	$-	$537,600	$-	$615,933

Robert Hunt, former Director and President	12/31/2014	$40,804	$-	$-	$-	$-	$35,456	$76,261
of GrowLife Hydroponics, Inc. (3)	12/31/2013	$49,777	$-	$-	$-	$228,000	$9,000	$286,777

John Genesi, former Chief Financial Officer (4)	12/31/2014	$62,500	$-	$480,000	$-	$-	$41,667	$584,167
	12/31/2013	$79,167	$-	$-	$-	$448,000	$-	$527,167

Justin Manns, former Chief Financial Officer and Director	12/31/2014	$-	$-	$-	$-	$-	$-	$-
and current controller of GrowLife Hydroponics, Inc. (5)	12/31/2013	$78,330	$-	$46,667	$-	$-	$-	$124,997

Marco Hegyi, President and Director (6)	12/31/2014	$156,906	$-	$-	$-	$-	$14,997	$171,903
	12/31/2013	$10,834	$-	$-	$-	$-	$1,825,000	$1,835,834

Mark E. Scott, Consulting Chief Financial Officer, Director	12/31/2014	$86,250	$-	$-	$-	$292,480	$15,686	$394,416
and Secretary (7)	12/31/2013	$-	$-	$-	$-	$-	$-	$-

Joseph Barnes, Senior Vice President of Business	12/31/2014	$70,096	$6,500	$24,000	$-	$120,648	$9,119	$230,363
Development (8)	12/31/2013	$15,385	$-	$-	$-	$-	$-	$15,385

(1) For 2013, reflects the aggregate grant date fair value of stock awards granted during the relevant fiscal year calculated in accordance with FASB ASC Topic 718 as reflected in the terms of the August 12, 2012 Compensation Plan. For 2014, these amounts reflect the grant date market value as required by Regulation S-K Item 402(n)(2), computed in accordance with FASB ASC Topic 718.

(2) Sterling C. Scott resigned as Chairman, Chief Executive Officer and Director on May 19, 2014. Mr. Scott was paid a cash salary of $55,500 during the year ended December 31, 2014. Mr. Sterling Scott was paid a cash salary of $10,000 per month during November and December 2013. During the year ended December 31, 2013, Sterling Scott was issued 5,833,333 shares of our common stock which was valued at $0.01 per share or $58,333 in the aggregate. During the year ended December 31, 2013, Sterling Scott was issued 5,833,333 shares of our common stock which was valued at $0.01 per share or $58,333 in the aggregate. On November 3, 2013, the Board of Directors approved a stock option grant for Sterling Scott to purchase 12,000,000 shares of our common stock at an exercise price of $0.085 per share, which represents the fair value of one share of our common stock on the date of grant. Per the terms of the stock option agreement, the shares were to vest in twenty-four (24) equal monthly installments on the last day of each month commencing from and after October 31, 2013, they could be exercised at any time on or after the grant date, the term was ten years, and the options could be exercised on a cashless basis. We valued the options at $537,600. On July 3, 2014, Sterling Scott exercised his option on a cashless basis and was issued 795,455 shares of our restricted common stock valued at $67,614 or $.085 per share.

(3) Robert Hunt was appointed President of GrowLife Hydroponics, Inc. and Director of GrowLife on June 7, 2013. Mr. Hunt resigned as Executive Vice President of GrowLife, Inc. and President of GrowLife Hydroponics, Inc.

effective May 23, 2014 and as a Director effective on June 3, 2014. Mr. Hunt was paid a cash salary of $40,804 and severance and other expense reimbursements of $35,456 during the year ended December 31, 2014. Mr. Hunt was paid a cash salary of $49,777 and a housing allowance of $9,000 from June 7, 2013 to December 31, 2013. On November 3, 2013, the Board of Directors approved a stock option grant to Robert Hunt to purchase 12,000,000 shares of our common stock at an exercise price of $0.043 per share, which represents the fair value of one share of our common stock on June 7, 2013. The option grant was retro-active to June 8, 2013, the date on which Mr. Hunt became a Director of the Company and the President of GrowLife Hydroponics, Inc. Per the terms of the stock option agreement, the shares were to vest in twenty-four (24) equal monthly installments on the last day of each month commencing from and after June 7, 2013, they could be exercised at any time on or after the grant date, the term was ten years, and the options could be exercised on a cashless basis. We valued the options at $228,000 using the Black-Scholes option pricing model using the following assumptions. On May 30, 2014, the Company announced the resignation of Robert Hunt effective May 23, 2014 as Executive Vice President of GrowLife, Inc., President of GrowLife Hydroponics. On June 3, 2014, the Board of Directors accepted the resignation of Robert Hunt effective June 2, 2014 as a Director of the Company. On October 17, 2014, we entered into a Settlement Agreement and Release with Mr. Robert Hunt, whereby the Parties cancelled the Executive Services Agreement dated June 7, 2013 and his stock option grant for 12,000,000 shares. We agreed to issue 6,000,000 shares of restricted common stock under certain conditions that have not been met, pay cash severance totaling $50,000 monthly over five month starting October 25, 2014 and reimburse Mr. Hunt for health insurance benefits and other expenses monthly over five months starting October 25, 2014. The Parties entered into a release agreement.

(4) John Genesi was appointed Chief Financial Officer on July 22, 2013 and resigned on July 15, 2014. Mr. Genesi was paid a cash salary of $62,500 and severance of $41,667 during the year ended December 31, 2014. Mr. Genesi was paid a cash salary of $79,167 from July 22, 2013 to December 31, 2013. On November 3, 2013, the Board of Directors approved a stock option grant for John Genesi to purchase 10,000,000 shares of our common stock at an exercise price of $0.085 per share, which represents the fair value of one share of the our common stock on the date of grant. Per the terms of the stock option agreement, the shares were to vest in twenty-four (24) equal monthly installments on the last day of each month commencing from and after October 31, 2013, they could be exercised at any time on or after the grant date, the term was ten years, and the options could be exercised on a cashless basis. We valued the options at $448,000 using the Black-Scholes option pricing model. On July 15, 2014, we entered into a Severance Agreement with Mr. Genesi whereby Mr. Genesi resigned as Chief Financial Officer and the Parties cancelled the Executive Employment Agreement dated November 3, 2013, including this 10,000,000 share stock option grant. We issued 6,000,000 shares of our common stock which we valued at $480,000 or $0.08 per share.

(5) Justin Manns resigned as Chief Financial Officer on July 22, 2013 and as Director on December 19, 2013. Mr. Manns was paid a cash salary of $78,330 during the year ended December 31, 2013. During the year ended December 31, 2013, Justin Manns was issued 4,666,667 shares of our common stock which was valued at $0.01 per share or $46,667 in the aggregate.

(6) Marco Hegyi was appointed President on December 4, 2013 and Director on December 9, 2013. Mr. Hegyi was paid a cash salary of $156,906 during the year ended December 31, 2014. The Company paid life insurance of $14,997 for Mr. Hegyi during the year ended December 31, 2014. Mr. Hegyi was paid a cash salary of $10,834 during December 2013. During the year ended December 31, 2013, an entity controlled by Mr. Hegyi received (i) $100,000 for consulting services; and (ii) on December 11, 2013, the Company issued a warrant for 25,000,000 common shares. The warrants have a five-year term with an original exercise price of $0.08 per share. The warrants vest immediately and are exercisable in whole, or in part, at any time and from time to time on or after the issue date and on or before the termination date. We valued the warrants at $1,725,000 using the Black-Scholes option pricing model.

(7) Mark E. Scott was appointed a Director on May 24, 2014 and as consulting Chief Financial Officer on July 31, 2014. Mr. Scott was paid a cash consulting fee of $86,250 during the year ended December 31, 2014. Mr. Scott was reimbursed $15,686 for insurance and travel expenses during the year ended December 31, 2014. On July 31, 2014, the Board of Directors approved a stock option grant for Mr. Scott to purchase 16,000,000 shares of our common stock under our 2011 Stock Incentive Plan at an exercise price of $0.07 per share, the fair market price on July 31, 2014. The shares vest as follows:

i	Two million of the Shares will vest immediately upon securing a market maker with an approved 15c2-11 resulting in the Company’s relisting on OTCBB (not earned);

ii	Two million Shares will vest immediately upon the successful approval and effectiveness of the Company’s S-1 (not earned);

iii	Two million Shares will vest immediately upon the Company’s resolution of the class action lawsuits (earned as of August 17, 2015); and,

iv	Ten million Shares will vest on a monthly basis over a period of three years beginning on the July 1, 2014.

All options will have a five-year life and allow for a cashless exercise. The stock option grant is subject to the terms and conditions of the Company’s Stock Incentive Plan, including vesting requirements.  In the event that Mr. Scott’s continuous status as employee to the Company is terminated by the Company without Cause or Mr. Scott terminates his employment with the Company for Good Reason as defined in the Scott Agreement, in either case upon or within twelve months after a Change in Control as defined in the Company’s Stock Incentive Plan except for CANX USA, LLC, then 100% of the total number of Shares shall immediately become vested. We valued the options at $292,480.

(8) Joseph Barnes was appointed Senior Vice President of Business Development on October 1, 2014. Mr. Barnes was paid a cash salary of $70,096, a bonus of $6,500 and expense reimbursements of $9,119 during the year ended December 31, 2014. During the year ended December 31, 2014, Mr. Barnes was issued 300,000 shares of our common stock which was valued at $0.08 per share or $24,000 in the aggregate. Mr. Barnes was paid a cash salary of $15,385 during the year ended December 31, 2013. Mr. Barnes was granted an option to purchase eight million shares of the Company’s Common Stock under the Company’s 2011 Stock Incentive Plan at an exercise price on the date of grant. The Shares vest as follows:

i	Two million of the Shares will vest immediately;

iv	Six million Shares will vest on a monthly basis over a period of three years beginning on the date of grant.

All options will have a five-year life and allow for a cashless exercise. The stock option grant is subject to the terms and conditions of the Company’s Stock Incentive Plan, including vesting requirements.  In the event that Mr. Barnes’s continuous status as employee to the Company is terminated by the Company without Cause or Mr. Barnes terminates his employment with the Company for Good Reason as defined in the Barnes Agreement, in either case upon or within twelve months after a Change in Control as defined in the Company’s Stock Incentive, then 100% of the total number of Shares shall immediately become vested.
We valued the options at $120,648.

Grants of Stock Based Awards during the year ended December 31, 2014

The Compensation Committee approved the following performance-based incentive compensation to the Named Executive Officers for the year ended December 31, 2014:

All Other Option Awards; Number of Securities Underlying Options
All Other Stock Awards; Number of Shares of Stock or Units

										Exercise or Base Price of Option Awards ($/Sh) (1)	Grant Date Fair Value of Stock and Option Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)
Marco Hegyi	-	$-	-	$-	-	-	-	-	-	$-	$-

Mark E. Scott (2)	-	$-	-	$-	-	-	-	-	10,000,000	$0.070	$292,480

Joseph Barnes (3)	-	$-	-	$-	-	-	-	300,000	8,000,000	$0.050	$120,648

(1)   These amounts reflect the grant date market value as required by Regulation S-K Item 402(n)(2), computed in accordance with FASB ASC Topic 718.

(2)        Mr. Scott’s stock option grant consists of 10,000,000 shares of our common stock which vest monthly over three years beginning July 31, 2014. A further 6,000,000 of stock option grants vest upon the achievement of certain performance criteria.

(3)       During the year ended December 31, 2014, Mr. Barnes was issued 300,000 shares of our common stock which was valued at $0.08 per share or $24,000 in the aggregate. Mr. Barnes stock option grant consists of 6,000,000 shares of our common stock which vest quarterly over three years beginning October 1, 2014 and 2,000,000 shares of our common stock that vested October 10, 2014.

Outstanding Equity Awards as of December 31, 2014

The Named Executive Officers had the following outstanding equity awards as of December 31, 2014:

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexerciseable (#)	Number of Securities Underlying Unexercised Unearned Options (#)					Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
						Number of Shares or Units of Stock That Have NotVested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

				Option Exercise Price ($) (1)
					Option Expiration Date

Name
Marco Hegyi	-	-	-	$-		-	$-	-	$-

Mark E. Scott (2)	1,944,444	8,055,556	-	$0.07	7/30/2019	-	$-	-	$-

Joseph Barnes (3)	2,500,000	5,500,000	-	$0.05	10/9/2019	-	$-	-	$-

(1)  These amounts reflect the grant date market value as required by Regulation S-K Item 402(n)(2), computed in accordance with FASB ASC Topic 718.

(2)       Mr. Scott’s stock option grant consists of 10,000,000 shares of our common stock which vest monthly over three years beginning July 31, 2014. A further 6,000,000 of stock option grants vest upon the achievement of certain performance criteria.

(3)      Mr. Barnes stock option grant consists of 6,000,000 shares of our common stock which vest quarterly over three years beginning October 1, 2014 and 2,000,000 shares of our common stock that vested October 10, 2014.

Option Exercises and Stock Vested for the year ended December 31, 2014

Our Named Executive Officers exercised the following stock options or received stock awards for the year ended December 31, 2014.

	Option Awards (1)		Stock Awards (1)
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)

Name	(#)	($)	(#)
Sterling C. Scott (2)	799,455	$67,614	-	$-

Robert Hunt (3)	-	$-	-	$-

John Genesi (4)	-	$-	6,000,000	$480,000

(1)       These amounts reflect the grant date market value as required by Regulation S-K Item 402(n)(2), computed in accordance with FASB ASC Topic 718.

(2)       On July 3, 2014, Sterling Scott exercised a stock option grant on a cashless basis and was issued 795,455 shares of our restricted common stock valued at $67,614 or $.085 per share.

(3)       On October 17, 2014, we entered into a Settlement Agreement and Release with Mr. Robert Hunt, whereby the Parties cancelled the Executive Services Agreement dated June 7, 2013 and his stock option grant for 12,000,000 shares. We agreed to issue 6,000,000 shares of restricted common stock under certain conditions that have not been met.

(4)       On July 15, 2014, we entered into a Severance Agreement with Mr. Genesi whereby Mr. Genesi resigned as Chief Financial Officer and the Parties cancelled the Executive Employment Agreement dated November 3, 2013, including this 10,000,000 share stock option grant. We issued 6,000,000 shares of our common stock which we valued at $480,000 or $0.08 per share.

Mr. Hegyi, Scott and Barnes did not have any option exercised or stock that vested during the year ended December 31, 2014.

Pension Benefits

We do not provide any pension benefits.

Nonqualified Deferred Compensation

We do not have a nonqualified deferral program.

Employment and Consulting Agreements

Employment Agreement with Marco Hegyi

On December 4, 2013, we entered into an Employment Agreement with Marco Hegyi pursuant to which we engaged Mr. Hegyi as its President from December 4, 2013 through December 4, 2016 to provide consulting and management services. Per the terms of the Hegyi Agreement, Mr. Hegyi established an office in Seattle, Washington while also maintaining operations in the Southern California area. Mr. Hegyi’s annual compensation is $150,000 for the first year of the Hegyi Agreement; $250,000 for the second year; and $250,000 for the third year. Mr. Hegyi is also entitled to receive an annual bonus equal to four percent (4%) of the Company’s EBITDA for that year. The annual bonus shall be paid no later than 31 days (i.e., by January 31st) following the end of each calendar year. Mr. Hegyi’s first annual bonus will be calculated based on the Company’s EBITDA for calendar year 2014, with such bonus payable on or before January 31, 2015. If Mr. Hegyi’s employment is terminated for any reason prior to the expiration of the Term, as applicable, his annual bonus will be prorated for that year based on the number of days worked in that year. At the commencement of Mr. Hegyi’s employment, an entity affiliated with Mr. Hegyi received a Warrant to purchase up to 25,000,000 shares of common stock of the Company at an exercise price of $0.08 per share. The Hegyi Warrant is exercisable for five years. On June 20, 2014, the Company and Mr. Hegyi reduced the warrant life from ten to five years.

Mr. Hegyi was entitled to participate in all group employment benefits that are offered by us to our senior executives and management employees from time to time, subject to the terms and conditions of such benefit plans, including any eligibility requirements. In addition, we are required to purchase and maintain during the Term a “key manager” insurance policy on Mr. Hegyi’s life in the amount of $4,000,000, paid as $2,000,000 payable to Mr. Hegyi’s named heirs or estate as the beneficiary, and $2,000,000 payable to us. The Company and Mr. Hegyi waived this $2,000,000 key manager insurance. If, prior to the expiration of the Term, we terminate Mr. Hegyi’s employment for “Cause”, or if Mr. Hegyi voluntarily terminates his employment without “Good Reason”, or if Mr. Hegyi’s employment is terminated by reason of his death, then all of our obligations hereunder shall cease immediately, and Mr. Hegyi will not be entitled to any further compensation beyond any pro-rated base salary due and bonus amounts earned through the effective date of termination. Mr. Hegyi will also be reimbursed for any expenses incurred prior to the date of termination for which he was not previously reimbursed.

If we terminate Mr. Hegyi’s employment at any time prior to the expiration of the Term without Cause, or if Mr. Hegyi terminates his employment at any time for “Good Reason” or due to a “Disability”, Mr. Hegyi will be entitled to receive (i) his base salary amount through the end of the Term; and (ii) his annual bonus amount for each year during the remainder of the Term, which bonus amount shall be equal to the greater of (A) the annual bonus amount for the immediately preceding year, or (B) the bonus amount that would have been earned for the year of termination, absent such termination. If there has been a “Change in Control” and we (or its successor or the surviving entity) terminate Mr. Hegyi’s employment without Cause as part of or in connection with such Change in Control (including any such termination occurring within one (1) month prior to the effective date of such Change in Control), then in addition to the benefits set forth above, Mr. Hegyi will be entitled to (i) an increase of $300,000 in his annual base salary amount (or an additional $25,000 per month) through the end of the Term; plus (ii) a gross-up in the annual base salary amount each year to account for and to offset any tax that may be due by Mr. Hegyi on any payments received or to be received by Mr. Hegyi under this Agreement that would result in a “parachute payment” as described in Section 280G of the Internal Revenue Code of 1986, as amended. If the Company (or its successor or the surviving entity) terminates Mr. Hegyi’s employment without Cause within twelve (12) months after the effective date of any Change in Control, or if Mr. Hegyi terminates his employment for Good Reason within twelve (12) months after the effective date of any Change in Control, then in addition to the benefits set forth above, Mr. Hegyi will be entitled to (i) an increase of $300,000 in his annual base salary amount (or an additional $25,000 per month), which increased annual base salary amount shall be paid for the remainder of the Term or for two (2) years following the Change in Control, whichever is longer; (ii) a gross-up in the annual base salary amount each year to account for and to offset any tax that may be due by Mr. Hegyi on any payments received or to be received by Mr. Hegyi under this Letter Agreement that would result in a “parachute payment” as described in Section 280G of the Internal Revenue Code of 1986, as amended; (iii) payment of Mr. Hegyi’s annual bonus amount as set forth above for each year during the remainder of the Term or for two (2) years following the Change in Control, whichever is longer; and (iv) health insurance coverage provided for and paid by the Company for the remainder of the Term or for two (2) years following the Change in Control, whichever is longer.

Consulting Chief Financial Officer Agreement with an Entity Controlled by Mark Scott

On July 31, 2014, we entered into a Consulting Chief Financial Officer Letter with an entity controlled by Mark Scott pursuant to which the Company engaged Mr. Scott as its Consulting CFO from July 1, 2014 through September 30, 2014, and continuing thereafter until either party provides sixty day notice to terminate the Letter or Mr. Scott enters into a full-time employment agreement.

Per the terms of the Scott Agreement, Mr. Scott’s compensation is $150,000 on an annual basis for the first year of the Scott Agreement. Mr. Scott is also entitled to receive an annual bonus equal to two percent of the Company’s EBITDA for that year. Our Board of Directors granted Mr. Scott an option to purchase sixteen million shares of the Company’s Common Stock under the our 2011 Stock Incentive Plan at an exercise price of $0.07 per share, the fair market price on July 31, 2014. The shares vest as follows:

i	Two million of the shares will vest immediately upon securing a market maker with an approved 15c2-11 resulting in the Company’s relisting on OTCBB (not earned as of December 31, 2014);

ii	Two million shares will vest immediately upon the successful approval and effectiveness of the Company’s S-1 (not earned as of December 31, 2014);

iii	Two million shares will vest immediately upon our resolution of the class action lawsuits (earned as of August 17, 2015); and,

iv	Ten million shares will vest on a monthly basis over a period of three years beginning on the July 1, 2014.

All options will have a five-year life and allow for a cashless exercise. The stock option grant is subject to the terms and conditions of the Company’s Stock Incentive Plan, including vesting requirements.  In the event that Mr. Scott’s continuous status as employee to us is terminated by us without Cause or Mr. Scott terminates his employment with us for Good Reason as defined in the Scott Agreement, in either case upon or within twelve months after a Change in Control as defined in our Stock Incentive Plan except for CANX USA, LLC, then 100% of the total number of shares shall immediately become vested.

Mr. Scott will be entitled to participate in all group employment benefits that are offered by us to our senior executives and management employees from time to time, subject to the terms and conditions of such benefit plans, including any eligibility requirements. In addition, we are required purchase and maintain an insurance policy on Mr. Scott’s life in the amount of $2,000,000 payable to Mr. Scott’s named heirs or estate as the beneficiary. Finally, Mr. Scott is entitled to twenty days of vacation annually and also has certain insurance and travel employment benefits.

If, prior to the expiration of the Term, we terminate Mr. Scott’s employment for Cause, or if Mr. Scott voluntarily terminates his employment without Good Reason, or if Mr. Scott’s employment is terminated by reason of his death, then all of our obligations hereunder shall cease immediately, and Mr. Scott will not be entitled to any further compensation beyond any pro-rated base salary due and bonus amounts earned through the effective date of termination. Mr. Scott will also be reimbursed for any expenses incurred prior to the date of termination for which he was not previously reimbursed. Mr. Scott may receive severance benefits and our obligation under a termination by the Company without Cause or Mr. Scott terminates his employment for Good Reason are discussed above.

Promotion Letter with Joseph Barnes

On October 10, 2014, we entered into a Promotion Letter with Joseph Barnes which was effective October 1, 2014 pursuant to which we engaged Mr. Barnes as its Senior Vice-President of Business Development from October 1, 2014 on an at will basis. This Promotion Letter supersedes and cancels the Manager Services Agreement with Mr. Barnes dated August 1, 2013.

Per the terms of the Barnes Agreement, Mr. Barnes’s compensation is $90,000 on an annual basis. Mr. Barnes received a bonus of $6,500 and is also entitled to receive a quarterly bonus based on growth of our growth margin dollars. Mr. Barnes was granted an option to purchase eight million shares of our common stock under the Company’s 2011 Stock Incentive Plan at an exercise price on the date of grant. The Shares vest as follows:

i	Two million of the shares will vest immediately;

iv	Six million shares will vest on a monthly basis over a period of three years beginning on the date of grant.

All options will have a five-year life and allow for a cashless exercise. The stock option grant is subject to the terms and conditions of our Stock Incentive Plan, including vesting requirements.  In the event that Mr. Barnes’s continuous status as employee to us is terminated by the us without Cause or Mr. Barnes terminates his employment with the us for Good Reason as defined in the Barnes Agreement, in either case upon or within twelve months after a Change in Control as defined in the our Stock Incentive, then 100% of the total number of Shares shall immediately become vested.

Mr. Barnes was entitled to participate in all group employment benefits that are offered by us to our senior executives and management employees from time to time, subject to the terms and conditions of such benefit plans, including any eligibility requirements. Finally, Mr. Barnes is entitled to fifteen days of vacation annually and also has certain insurance and travel employment benefits.

Mr. Barnes may receive severance benefits and our obligation under a termination by the Company without Cause or Mr. Barnes terminates his employment for Good Reason are discussed above.

Executive Employment Agreement with Sterling C. Scott

On November 3, 2013, we entered into an Executive Employment Agreement with Sterling C. Scott pursuant to which the we engaged Mr. Scott as Chief Executive Officer from November 3, 2013 to November 2, 2016 to provide consulting and management services. Per the terms of the Scott Agreement, Mr. Scott received an annual salary of $120,000 and he was eligible for any benefits made generally available by us. Mr. Scott was eligible to receive any bonuses made generally available by us, and he was reimbursed for any reasonable expenses incurred while performing his duties as the Company’s Chief Executive Officer. The Scott Agreement also granted Mr. Scott non-qualified options to purchase 12,000,000 shares of our common stock at an exercise price equal to the fair market value of one share of our common stock on the date of grant. The options included a cashless exercise feature and vest in twenty-four (24) equal monthly installments on the last day of each month commencing on October 31, 2013. In the event that the our Board of Directors accepted any offers that would when executed result in a change of control transaction involving more than 50% of the issued shares of us, then vesting of non-qualified options to Mr. Scott shall be accelerated, at the election in writing by the Mr. Scott, to the date on which our Board of Directors determined to accept such offer.

On May 19, 2014, the Board of Directors ratified the resignation of Sterling Scott effective immediately as Chief Executive Officer, Chairman of the Board of Directors and a member of the Board of the Company.  This resignation cancelled Mr. Scott’s Executive Employment Agreement.

On July 3, 2014, Sterling Scott exercised his option on a cashless basis and was issued 795,455 shares of our restricted common stock valued at $67,614 or $.085 per share.

Agreements with Robert Hunt

On June 7, 2013, we entered into an Executive Services Agreement with Robert Hunt, pursuant to which we engaged Mr. Hunt, from June 8, 2013 through June 7, 2015 to provide consulting and management services as the President of GrowLife Hydroponics, Inc. Upon Mr. Hunt’s employment by us, the Company paid Mr. Hunt an annual salary of $75,000 (the “Base Salary”). Such Base Salary shall increase to the annual rate of $100,000 on the first day of the month following the month in which GrowLife’s gross monthly sales reach $840,000. Mr. Hunt was entitled to receive an annual cash bonus (“Bonus”) as follows for its fiscal year 2013: 100% of the Base Salary in effect as of December 31 of our applicable fiscal year, if GrowLife achieves 150% of sales projections for such fiscal year; 75% of the Base Salary in effect as of December 31 of the our applicable fiscal year, if GrowLife achieves at least 125% but less than 150% of sales projections for such fiscal year; and 50% of the Base Salary in effect as of December 31 of our applicable fiscal year, if GrowLife achieves at least 100% of sales projections for such fiscal year. The Bonus, if any, was be paid to Mr. Hunt upon the earlier of (1) the completion of the preparation of our audited financial statements for such fiscal year and (2) April 1 of the Company’s next fiscal year. Mr. Hunt was entitled to receive an annual cash bonus (“Bonus”) as follows for its fiscal year 2014: 100% of the Base Salary in effect as of December 31 of the our applicable fiscal year, if GrowLife achieves 150% of sales projections for such fiscal year; 75% of the Base Salary in effect as of December 31 of our applicable fiscal year, if GrowLife achieves at least 125% but less than 150% of sales projections for such fiscal year; and 50% of the Base Salary in effect as of December 31 of our applicable fiscal year, if GrowLife achieves at least 100% of sales projections for such fiscal year. The Bonus, if any, was be paid to Mr. Hunt upon the earlier of (1) the completion of the preparation of our audited financial statements for such fiscal year and (2) April 1 of our next fiscal year. Mr. Hunt received, upon approval by our Board of Directors, non-qualified options to purchase 12,000,000 shares of our common stock, at a per share exercise price equal to the fair market value of one share of our common stock on the June 7, 2013 grant date and vested in 24 equal monthly installments on the last day of each month commencing from and after June 7, 2013. The options included a cashless exercise feature.

Mr. Hunt also entered into a NonCompetition, NonSolicitation and NonDisclosure Agreement dated June 7, 2013 whereby Mr. Hunt agreed to not compete with us for five years from June 7, 2013 or two years after any termination of employment of Mr. Hunt.

On May 30, 2014, we announced the resignation of Robert Hunt effective May 23, 2014 as Executive Vice President of GrowLife, Inc., President of GrowLife Hydroponics. On June 3, 2014, the Board of Directors accepted the resignation of Robert Hunt effective June 2, 2014 as a Director of the Company. On October 17, 2014, we entered into a Settlement Agreement and Release with Mr. Robert Hunt, whereby the Parties cancelled the Executive Services Agreement ("ESA") dated June 7, 2013 and his stock option grant for 12,000,000 shares. We agreed to issue 6,000,000 shares of restricted common stock under certain conditions that have not been met, pay cash severance totaling $50,000 monthly over five month starting October 25, 2014 and reimburse Mr. Hunt for health insurance benefits and other expenses monthly over five months starting October 25, 2014. The Parties entered into a release agreement.

Executive Employment Agreement with John Genesi

On November 3, 2013, we entered into an Executive Employment Agreement with John Genesi, pursuant to which we engaged Mr. Genesi as our Chief Financial Officer from November 3, 2013 through November 2, 2016 to provide consulting and management services. Per the terms of the Genesi Agreement, Mr. Genesi received an annual salary of $100,000, he was eligible for any benefits made generally available by us, he was eligible to receive any bonuses made generally available by us, and he was reimbursed for any reasonable expenses incurred while performing his duties as our Chief Financial Officer. The Genesi Agreement also granted Mr. Genesi non-qualified options to purchase 10,000,000 shares of our common stock at an exercise price equal to the fair market value of one share of our common stock on the date of grant. The options included a cashless exercise feature and vested in twenty-four (24) equal monthly installments on the last day of each month commencing on October 31, 2013. In the event that our Board of Directors excepted any offers that would when executed result in a change of control transaction involving more than 50% of the issued shares of us, then vesting of non-qualified options to Mr. Genesi shall be accelerated, at the election in writing by the Mr. Genesi, to the date on which our Board of Directors determined to accept such offer.

On July 15, 2014, we entered into a Severance Agreement with Mr. Genesi whereby Mr. Genesi resigned as Chief Financial Officer and the Parties cancelled the Executive Employment Agreement dated November 3, 2013. We issued 6,000,000 shares of restricted common stock, pay cash severance of six months of compensation payable monthly and provide health insurance benefits for six months from the Termination Date.

Potential Payments upon Termination or Change in Control

The Company’s Employment Agreement with Marco Hegyi has provisions providing for severance payments as detailed below.

Executive	For Cause	Early or Normal	Not For Good Cause	Change in Control	Disability
Payments Upon	Termination	Retirement	Termination	Termination	or Death
Separation	on 12/31/14	on 12/31/14	on 12/31/14	on 12/31/14	on 12/31/14
Compensation:
Base salary (1)	$-	$-	$500,000	$600,000	$-
Performance-based incentive
compensation	$-	$-	$-	$-	$-
Stock options	$-	$-	$-	$-	$-

Benefits and Perquisites:
Health and welfare benefits	$-	$-	$-	$-	$-
Accrued vacation pay	$-	$-	$-	$-	$-

Total	$-	$-	$500,000	$600,000	$-

(1)	Reflects amounts to be paid upon termination without cause and upon termination in a change of control, less any months worked.

Mr. Sterling C. Scott, Robert Hunt and John Genesi resigned during 2014. Mr. Scott and Mr. Barnes currently do not have amounts to be paid upon termination without cause and upon termination in a change of control. There outstanding stock options vests fully vest under certain conditions.

DIRECTOR COMPENSATION

Director Summary Compensation

On March 31, 2014, we issued 500,000 shares to each of our four former independent Board Directors (Eric Shevin, Alan Hammer, Anthony J. Ciabattoni and Jeff Giarraputo). We valued the 2,000,000 shares at $0.58 per share which was the closing price of our common stock on March 31, 2014. We recorded stock based compensation of $1,160,000 during the three months ended March 31, 2014. On April 25, 2014, we entered into four Restricted Stock Cancellation Agreements with the four independent members of our Board of Directors, pursuant to which the Directors agreed to each cancel 500,000 shares of the our restricted common stock granted to each Director on March 31, 2014. We recorded a reduction in common stock and an increase in additional paid in capital of $200 during the nine months ended September 30, 2014 are related to cancellation of the Restricted Stock Agreements.

Compensation Paid to Board Members

Our independent non-employee directors are not compensated in cash.  The only compensation has been in the form of stock awards (see Director Summary Compensation just above).  There is no stock compensation plan for independent non-employee directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Agreement and Plan of Merger with SGT Merger Corporation

On March 21, 2012, we entered into an Agreement and Plan of Merger with SGT Merger Corporation, a Nevada corporation and the Company’s wholly-owned subsidiary, SG Technologies Corp, a Nevada corporation (“SGT”), Sterling C. Scott, and W-Net Fund I, L.P., a Delaware limited partnership and current holder of the Company’s common stock. The transaction closed on April 5, 2012. At the Closing, (i) The Merger Corporation was merged with and into SGT; (ii) SGT became the Company’s wholly-owned subsidiary; and (iii) all SGT shares of common stock were exchanged for shares of our common stock and shares of a new series of our preferred stock, which was designated Series A Preferred Stock. At the Closing, the Company issued to SGT’s former stockholders 157,000,000 shares of the Company’s common stock and 3,000,000 shares of Series A Preferred Stock in exchange for the 200 shares of SGT’s common stock outstanding immediately prior to the Merger. Sterling C. Scott was appointed to the then Company’s Board of Directors and Chief Executive Officer.

After the Merger, former holders of SGT’s common stock owned in excess of 50% of our fully-diluted shares of common stock, and as a result of certain other factors, including that all members of our executive management are members of SGT’s management, SGT is deemed to be the acquiring company and the Company was deemed to be the legal acquirer for accounting purposes, and the Merger was accounted for as a reverse merger and a recapitalization in accordance with GAAP. The condensed consolidated financial statements of GrowLife and its subsidiaries reflect the historical activity of SGT, and the historical stockholders’ equity of SGT has been retroactively restated for the equivalent number of shares received in the exchange.

Acquisition of Rocky Mountain Hydroponics, LLC and Evergreen Garden Center, LLC

On June 7, 2013, GrowLife Hydroponics completed the purchase of Rocky Mountain Hydroponics, LLC, a Colorado limited liability company (“RMC”), and Evergreen Garden Center, LLC, a Maine limited liability company (“EGC”). The effective date of the purchase was June 7, 2013. The Company purchased all of the assets and liabilities of the RMH and EGC Companies, and their retail hydroponics stores, which are located in Vail and Boulder, Colorado and Portland, Maine. The Company purchased RMC and EGC from Robert Hunt, who was appointed to the then Company’s Board of Directors and President of GrowLife Hydroponics, Inc.

Agreements with CANX USA, LLC

On July 10, 2014, we closed a Waiver and Modification Agreement, Amended and Restated Joint Venture Agreement, Secured Credit Facility and Secured Convertible Note with CANX, and Logic Works LLC, a lender and shareholder of the Company. The Agreements require the filing of a registration statement on Form S-1 within 10 days of the filing of our Form 10-Q for the period ended June 30, 2014. Due to our grey sheet trading status and other issues, we have not filed the registration statement.

Previously, we entered into a Joint Venture Agreement with CANX USA LLC, a Nevada limited liability company.  Under the terms of the Joint Venture Agreement, the Company and CANX formed Organic Growth International, LLC (“OGI”), a Nevada limited liability company, for the purpose of expanding the Company’s operations in its current retail hydroponic businesses and in other synergistic business verticals and facilitating additional funding for commercially financeable transactions of up to $40,000,000.  In connection with the closing of the Agreement, CANX agreed to provide a commitment for funding in the amount of $1,300,000 for a GrowLife Infrastructure Funding Technology program transaction and provided additional funding under a 7% Convertible Note instrument for $1,000,000, including $500,000 each from Logic Works and China West III Investments LLC, entities that are unaffiliated with CANX and operate as separate legal entities. We initially owned a non-dilutive 45% share of OGI and we may acquire a controlling share of OGI as provided in the Joint Venture Agreement. In accordance with the Joint Venture Agreement, the Company and CANX entered into a Warrant Agreement whereby the Company delivered to CANX a warrant to purchase 140,000,000 shares of the Company common stock at a maximum strike price of $0.033 per share. Also in accordance with the Joint Venture Agreement, we issued an additional warrant to purchase 100,000,000 shares of our common stock at a maximum strike price of $0.033 per share on February 7, 2014.

On April 10, 2014, as a result of the suspension in the trading of our securities, we went into default on our 7% Convertible Notes Payable for $500,000 each from Logic Works and China West III. As a result, we accrued interest on these notes at the default rate of 24% per annum. Furthermore, as a result of being in default on these notes, the Holders could have, at their sole discretion, called these notes.

Waiver and Modification Agreement

We entered into a Waiver and Modification Agreement dated June 25, 2014 with Logic Works LLC whereby the 7% Convertible Note with Logic Works dated December 20, 2013 was modified to provide for (i) a waiver of the default under the 7% Convertible Note; (ii) a conversion price which is the lesser of (A) $0.025 or (B) twenty percent (20%) of the average of the three (3) lowest daily VWAPs occurring during the twenty (20) consecutive Trading Days immediately preceding the applicable Conversion Date on which the Holder elects to convert all or part of this Note; (iii) the filing of a registration statement on Form S-1 within 10 days of the filing of the Company’s Form 10-Q for the period ended June 30, 2014; and (iv) continuing interest of 24% per annum. China West III converted its Note into common stock on June 4, 2014. Due to our grey sheet trading status and other issues, we have not filed the registration statement.

Amended and Restated Joint Venture Agreement

We entered into an Amended and Restated Joint Venture Agreement dated July 1, 2014 with CANX whereby the Joint Venture Agreement dated November 19, 2013 was modified to provide for (i)  up to $12,000,000 in conditional financing subject to review by GrowLife and approval by OGI for business growth development opportunities in the legal cannabis industry for up to six months, subject to extension; (ii) up to $10,000,000 in working capital loans, with each loaning requiring approval in advance by CANX;  (iii) confirmed that the five year warrants, subject to extension, at $0.033 per share for the purchase of 140,000,000 and 100,000,000 were fully earned and were not considered compensation for tax purposes by the Company; (iv) granted CANX five year warrants, subject to extension, to purchase 300,000,000 shares of common stock at the fair market price of $0.033 per share as determined by an independent appraisal; (v) warrants as defined in the Agreement related to the achievement of OGI milestones; (vi) a four year term, subject to adjustment and (vi) the filing of a registration statement on Form S-1 within 10 days of the filing of our Form 10-Q for the period ended June 30, 2014. Due to our grey sheet trading status and other issues, we have not filed the registration statement.

Secured Convertible Note and Secured Credit Facility

We entered into a Secured Convertible Note and Secured Credit Facility dated June 25, 2014 with Logic Works whereby Logic Works agreed to provide up to $500,000 in funding. Each funding requires approval in advance by Logic Works, provides for interest at 6% with a default interest of 24% per annum and requires repayment by June 26, 2016. The Note is convertible into our common stock at the lesser of $0.0070 or (B) 20% of the average of the three (3) lowest daily VWAPs occurring during the 20 consecutive Trading Days immediately preceding the applicable conversion date on which Logic Works elects to convert all or part of this 6% Convertible Note, subject to adjustment as provided in the Note. The 6% Convertible Note is collateralized by our assets. We also agreed to file a registration statement on Form S-1 within 10 days of the filing of our Form 10-Q for the three months ended June 30, 2014 and have the registration statement declared effective within ninety days of the filing of our Form 10-Q for the three months ended June 30, 2014. Due to our grey sheet trading status and other issues, we have not filed the registration statement.

On July 10, 2014, we closed a Waiver and Modification Agreement, Amended and Restated Joint Venture Agreement, Secured Credit Facility and Secured Convertible Note with CANX, and Logic Works LLC, a lender and shareholder of the Company. As of June 30, 2015, we have borrowed $350,000 under the Secured Convertible Note and Secured Credit Facility dated June 25, 2014 with Logic Works.

Agreements with TCA Global Credit Master Fund, LP (“TCA”)

On July 9, 2015, we closed a Securities Purchase Agreement and related agreements with TCA Global Credit Master Fund LP, an accredited investor, whereby we agreed to sell and TCA agreed to purchase up to $3,000,000 of senior secured convertible, redeemable debentures, of which $700,000 was purchased on July 9, 2015 and up to $2,300,000 may be purchased in additional closings. The closing of the Transaction occurred on July 9, 2015.

On August 6, 2015, we closed a Securities Purchase Agreement and related agreements with TCA Global Credit Master Fund LP, whereby we agreed to sell and TCA agreed to purchase a $100,000 senior secured convertible redeemable debenture and we agreed to issue and sell to TCA, from time to time, and TCA agreed to purchase from us up to $3,000,000 of the Company’s common stock pursuant to a Committed Equity Facility. The closing of the Transaction occurred on August 6, 2015.

On October 27, 2015, we entered into an Amended and Restated Securities Purchase Agreement and related agreements with TCA Global Credit Master Fund LP whereby we agreed to sell, and TCA agreed to purchase $350,000 of senior secured convertible, redeemable debentures. We and TCA previously entered into a Securities Purchase Agreement dated as of April 30, 2015 and effective as of July 9, 2015 to purchase up to $3,000,000 in Debentures. To date, we have sold $1,050,000 in Debentures to TCA and up to $1,950,000 in Debentures remains for sale by us.  The closing of the transaction occurred on October 27, 2015.

In connection with the Amended and Restated Securities Purchase Agreement, the Board of Directors, on October 21, 2015, approved the authorization of a Series B Preferred Stock as provided in the Company’s Certificate of Incorporation, as amended.

The Series B Preferred Stock has authorized 150,000 shares with a stated value equal to $10.00 per share. Dividends payable to other classes of stock are restricted until repayment of the aggregate value of Series B Preferred Stock. Upon liquidation or dissolution of the Company, Series B Preferred Stock has no priority or preference with respect to distributions of any assets of the Company.  The Series B Preferred Stock is convertible into common stock by dividing the stated value of the shares being converted by 100% of the average of the five (5) lowest closing bid prices for the common stock during the ten (10) consecutive trading days immediately preceding the conversion date as quoted by Bloomberg, LP.

TCA was issued 150,000 shares of Series B Preferred Stock.  However, in no event will TCA be entitled to hold in excess of 4.99% of the outstanding shares of common stock of the Company.

In connection with the Amended and Restated Securities Purchase Agreement, the Board of Directors, on October 21, 2015, approved the authorization of a Series C Preferred Stock as provided in the Company’s Certificate of Incorporation, as amended, and the issuance of 51 shares of Series C Preferred Stock. These shares only have voting rights in the event of a default by the Company under the Amended and Restated Transaction Documents.

The Series C Preferred Stock Designation authorizes 51 shares of Series C Preferred Stock. Series C Preferred Stock is not entitled to dividend or liquidation rights and is not convertible into common stock of the Company. TCA was issued 51 shares of Series C Stock.

In the event of a default under the Amended and Restated Transaction Documents, each share of Series C Preferred Stock shall have voting votes equal to 0.019607 multiplied by the total issued and outstanding common stock and preferred stock eligible to vote divided by .49 minus the numerator.  For example, if the total issued and outstanding common stock eligible to vote is 5,000,000, the voting rights of one share of Series C Preferred Stock shall be equal to 102,036 (e.g. ((0.019607 x 5,000,000/0.49) – (0.019607 x 5,000,000) = 102,036).

The Debentures contain a 4.99% beneficial ownership limitation which prevents TCA from being considered a control group under SEC rules.  The Company does not consider TCA a control person under SEC rules and this transaction is not a related party transaction.

In addition to the above agreements, TCA serves as a financial, strategic and related development growth advisor to the Company.

On October 27, 2015, the Board of Directors appointed Brad Fretti, Tara Antal and Michael E. Fasci as members of the Board of Directors.

The newly appointed directors were approved by the Board of Directors with approval from TCA. Ms. Antal and Mr. Fretti are employees of TCA.  Per the Amended and Restated Securities Purchase Agreement, the Company shall not appoint any members of the Board of Directors or remove any current members of the Board of Directors without TCA’s written approval, which approval may be withheld or conditioned in TCA’s sole and absolute discretion.  There are no family relationships between the newly appointed directors and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between the newly appointed directors and the Company.

Indemnification

Our articles of incorporation provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have an Indemnification Agreements with the current Board of Directors.

Policies and Procedures for Related Person Transactions

We have operated under a Code of Conduct since June 3, 2014. Our Code of Conduct requires all employees, officers and directors, without exception, to avoid the engagement in activities or relationships that conflict, or would be perceived to conflict, with our interests.

On November 18, 2015, we adopted a related person transaction policy pursuant to which our executive officers, directors and principal stockholders, including their immediate family members, will not be permitted, subject to certain exceptions, to enter into a related person transaction with us in which the amount involved exceeds $120,000 without the consent of our audit committee or by a majority of our disinterested directors. All of our directors and executive officers will be required to report to our Audit Committee any such related person transaction. In approving or rejecting the proposed transaction, our Audit Committee will satisfy itself that it has been fully informed as to the related person relationship and interest and as to the material factors of the proposed related person transaction and that the related person transaction is fair to us. A copy of our related person transactions policy will be available on our website.

Prior to the adoption of our related person transaction policy, there was a legitimate business reason for all the related person transactions described above and we believe that, where applicable, the terms of the transactions are no less favorable to us than could be obtained from an unrelated person.

Our board of directors reviews all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest.

As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related person are disclosed.

Related Party Transactions

Since January 1, 2013, we have engaged in the following reportable transactions with our directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediately family members of our directors, executive officers and holders of more than 5% of our voting securities.

Transactions with an Employee

On March 14, 2013, we entered into a Notes Payable with an employee $25,000. The Note Payable provides for interest 6% per year with a term of ninety days. On June 26, 2013, we signed an Amended Note Payable, extending the term through September 30, 2013. On September 6, 2013, we issued 1,224,918 shares of its common stock at a per share price of $0.021 as payment in full of the $25,000 principal and $723 of accrued and unpaid interest.

On March 20, 2013, this employee purchased 2,000,000 shares of the Company’s common stock at a price of $0.035 per share. The aggregate proceeds were $70,000. The shares were purchased as part of the Company’s Subscription Agreement dated December 2011.

Loans and Advances from Sterling C. Scott

Sterling Scott advanced various amounts to us. As of December 31, 2011, the amount due the then CEO was $183,103, and additional advances of $98,897 were made to us through April 5, 2012. On April 5, 2012, Mr. Scott converted $282,000 of these advances into a 6% senior convertible note. Mr. Scott made further advances during the year ended December 31, 2012 which were converted into the 6% senior convertible note. As of December 31, 2013, total amount owed to Mr. Scott was $453,932, which consisted of $413,680 in principal and $40,252 in accrued interest. As of September 10, 2014, the outstanding principal balance on Mr. Scott’s 6% convertible note was $413,680 and accrued interest were sold to two parties not related to us.

Investment in Vape Holdings, Inc.

In May 2013, we made an investment in the amount of $1,160 in Vape Holdings, Inc., a Nevada corporation, and received 200,428 shares.

Sterling C. Scott, our then Chief Executive Officer, also owned 257,320 shares of Vape’s common stock. Furthermore, the former President of GrowLife, Inc., Kyle Tracey, was the Chief Executive Officer of Vape. As a result, we deemed Vape to be a related party and therefore has recorded its investment in Vape as an “Investment in a related party” on its balance sheet.

The value of our investment in Vape as of December 31, 2013 was $5.60 per share, or $1,122,397. We sold 200,428 shares of Vape’s common stock during the year ended December 31, 2014 for net proceeds of $186,791 which was recorded as “other income” in the statement of operations. As of December 31, 2014, we recorded a $1,122,397 loss in the value of its investment in Vape by decreasing its “Investment in a related party” balance sheet account while also recording a corresponding decrease to “Unrealized loss on investment in a related party” in the Stockholders’ deficit section of our balance sheet.

Agreement with Jeff Giarraputo

On February 26, 2014, we engaged Jeff Giarraputo, a member of the Board of Directors, as an advisor to us for six months effective as of February 15, 2014. Mr. Giarraputo agreed to provide marketing, business development, and general management to us related to the cannabis industry. As compensation for these services, and subject to approval by our Board of Directors, we were expected to grant Mr. Giarraputo a stock option to purchase 2,000,000 shares of our common stock at $0.31 per share, which represents the 30-day trailing average of the our common stock. All shares subject to the option will vest over a six month period beginning on the date of engagement and are subject to the terms and conditions of our 2011 Stock Incentive Plan including vesting requirements. On August 19, 2014, the Parties cancelled this Agreement and the stock option grant was not issued.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the ownership of our common stock as of November 18, 2015 by:

•	each director and nominee for director;

•	each person known by us to own beneficially 5% or more of our common stock;

•	each officer named in the summary compensation table elsewhere in this report; and

•	all directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Unless otherwise indicated below, each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. The address of each beneficial owner is 500 Union Street, Suite 810, Seattle, WA 98101 and the address of more than 5% of common stock is detailed below.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage (1)
Directors and Named Executive Officers-
Marco Hegyi (2)	25,000,000	2.7%
Mark E. Scott (3)	6,722,222	*
Anthony J. Ciabattoni (4)	-	*
Jeff Giarraputo (5)	-	*
Michael E. Fasci (6)	-	*
Tara Antal (6)	-	*
Brad Fretti (6)	-	*
Joseph Barnes (7)	4,300,000	*
Total Directors and Officers (6 in total)	36,022,222	4.0%

* Less than 1%.

(1)	Based on 902,116,496 shares of common stock outstanding as of November 18, 2015.

(2) Reflects the shares beneficially owned by Marco Hegyi, including warrants to purchase 25,000,000 shares of our common stock.

(3) Reflects the shares beneficially owned by Mark E. Scott, including stock option grants totaling 6,722,222 shares that Mr. Scott has the right to acquire in sixty days. Mr. Scott resigned from the Board of Directors on October 18, 2015.

(4) Mr. Ciabattoni resigned from the Board of Directors on October 27, 2015.

(5) Mr. Giarraputo resigned from the Board of Directors on October 27, 2015.

(6) Appointed to the Board of Directors on October 27, 2015.

(7) Reflects the shares beneficially owned by Joseph Barnes, including stock option grants totaling 4,000,000 shares that Mr. Barnes has the right to acquire in sixty days.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percentage
Greater Than 5% Ownership -
Sterling C. Scott (1)	47,000,518	5.2%
2315 Georgia Villa Way
Silver Springs, MD 20902

CANX USA LLC (2)
410 South Rampart Blvd., Suite 350	540,000,000	37.4%
Las Vegas, NV 89145		(Capped at
		4.99%)

Logic Works LLC (3)	142,099,000	14.1%
9616 Emeraude Avenue		(Capped at
Las Vegas, NV 89147		4.99%)

(1)           Reflects 47,000,518 shares beneficially owned by Sterling C. Scott, and which was confirmed in Mr. Scott’s Form 13-D/A that was filed with the SEC on December 29, 2014.

(2)           Reflects a warrant to purchase common stock totaling 540,000,000 beneficially owned by CANX USA LLC. CANX does not consider themselves a control group based on the individual ownership and legal structure of CANX. Each owner has a 4.99% ownership limit and the owners cannot act as a control group.

(3) Reflects 35,714,286 shares owned by Logic Works LLC and 106,384,714 shares beneficially owned by Logic Works LLC related to Convertible Notes. Logic Works does not consider themselves a control group because Logic Works has a 4.99% ownership limit.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between us and our accountants on any matter of accounting principles, practices, or financial statement disclosure during our two most recent fiscal years and subsequent interim period.

Dismissal of Anton and Chia, LLP

On August 7, 2015, we dismissed Anton and Chia, LP (“Anton”) as our independent registered public accounting firm. The decision to change accountants was approved by our Audit Committee.

The Anton reports on our consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of Anton on our financial statements for the years ended December 31, 2012 and 2013 contained an explanatory paragraph which noted that there was substantial doubt about our ability to continue as a going concern.

During our years ended December 31, 2012 and 2013 and through September 30, 2014, (i) there were no disagreements with Anton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Anton’s satisfaction, would have caused Anton to make reference to the subject matter of such disagreements in its reports on our consolidated financial statements for such years, and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K other than:

At December 31, 2012, we reported no material weakness in internal control over financial reporting.

At December 31, 2013 and through March 31, 2014 and during the period ended March 31, 2014, we reported material weaknesses in internal control, including (i) the lack of a computerized accounting system that links the our different physical locations; (ii) the lack of a centralized Accounting/Finance department operating from the same location as our senior management or the lack of sufficiently trained and qualified Accounting/Finance staff; (iii) the lack of a centralized Accounting/Finance department operating from the same location as our senior management; (iv) a lack of an offsite backup for our critical computerized data; (v) our information systems lack sufficient controls limiting access to key applications and data; and (vi) our inventory system lacks standardized product descriptions and effective controls to ensure the accuracy, valuation, and timeliness of the financial accounting process around inventory, including a lack of accuracy and basis for valuation resulting in adjustments to the amount of cost of revenues and the carrying amount of inventory.

During the periods ended June 30, 2014 and September 30, 2014, we reported the following material weaknesses in internal control:

Audit Committee:

On June 3, 2014, we formed an Audit Committee and appointed an audit committee financial expert as defined by SEC and as adopted under the Sarbanes-Oxley Act of 2002. Prior to June 3, 2014, we did not have an Audit Committee to oversee financial reporting and used external service providers to ensure compliance with the SEC requirements.

Other Weaknesses:

We lacked a centralized accounting department operating in the same location as our senior management.
We lacked an offsite backup our critical computerized data.
We lacked detailed, and written, set of company policies and procedures.
Our information systems lacked sufficient controls limiting access to key applications and data.
Our inventory system lacked standardized product descriptions and effective controls to ensure the accuracy, valuation, and timeliness of the financial accounting process around inventory, including a lack of accuracy and basis for valuation resulting in adjustments to the amount of cost of revenues and the carrying amount of inventory.
We lacked centralized control over bank accounts.

Engagement of PMB Helin Donovan LLP

On August 7, 2015 we, upon the Audit Committee’s approval, engaged the services of PMB Helin Donovan LLP (“PMB”) as our new independent registered public accounting firm to audit our consolidated financial statements as of December 31, 2014 and for the year then ended. PMB will be performing reviews of the unaudited consolidated quarterly financial statements to be included in our quarterly reports on Form 10-Q going forward.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the shares of common stock we are offering to sell. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and the exhibits, schedules and amendments to the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You may read and copy the registration statement of which this prospectus is a part at the SEC's public reference room, which is located at 100 F Street, N.E., Room 1580, Washington, DC 20549. You can request copies of the registration statement by writing to the Securities and Exchange Commission and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC's public reference room. In addition, the SEC maintains a website, which is located at www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC's website.

We are subject to the information reporting requirements of the Securities Exchange Act of 1934 and are required to file reports, proxy statements and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.growlifeinc.com. You may access our reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information on such website is not incorporated by reference and is not a part of this prospectus.

GROWLIFE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30, 2015	December 31, 2014
ASSETS		(Audited)

CURRENT ASSETS:
Cash and cash equivalents	$56,871	$286,238
Inventory, net	565,570	883,350
Prepaid expenses	16,750	41,791
Deposits	16,754	33,584
Total current assets	655,945	1,244,963

EQUIPMENT, NET	15,937	24,042

OTHER ASSETS
Intangible assets, net	296,878	353,752
Goodwill	739,000	739,000

TOTAL ASSETS	$1,707,760	$2,361,757

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES:
Accounts payable - trade	$1,159,635	$1,129,130
Accounts payable - related parties	64,412	-
Accrued expenses	206,106	276,225
Accrued liabilities- related parties	11,842	-
Derivative liability	2,052,021	2,100,915
Current portion of convertible notes payable	1,338,724	887,272
Deferred revenue	128,791	108,799
Total current liabilities	4,961,531	4,502,341

LONG TERM LIABILITIES:
Convertible notes payable	-	98,333

COMMITMENTS AND CONTINGENCIES	2,081,250	-

STOCKHOLDERS' DEFICIT
Preferred stock - $0.0001 par value, 10,000,000 shares authorized, no shares
issued and outstanding	-	-
Common stock - $0.0001 par value, 3,000,000,000 shares authorized, 887,116,496
and 879,343,771 shares issued and outstanding at 6/30/15 and 12/31/14, respectively	88,714	87,936
Additional paid in capital	108,971,229	108,699,950
Accumulated deficit	(114,394,964)	(111,026,803)
Total stockholders' deficit	(5,335,021)	(2,238,917)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,707,760	$2,361,757

The accompanying notes are an integral part of these consolidated financial statements.

GROWLIFE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended,		Six Months Ended,
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014

NET REVENUE	$1,099,455	$2,256,806	$2,597,266	$4,639,642
COST OF GOODS SOLD	983,996	1,756,355	2,088,190	3,619,313
GROSS PROFIT	115,459	500,451	509,076	1,020,329
GENERAL AND ADMINISTRATIVE EXPENSES	698,126	1,774,704	1,483,328	4,761,293
OPERATING LOSS	(582,667)	(1,274,253)	(974,252)	(3,740,964)

OTHER INCOME (EXPENSE):
Change in fair value of derivative	1,457,139	21,196,752	48,894	(13,310,855)
Interest expense, net	(177,499)	(690,286)	(361,553)	(35,189,917)
Loss on class action lawsuit settlements	(2,081,250)	-	(2,081,250)	-
Total other income (expense)	(801,610)	20,506,466	(2,393,909)	(48,500,772)

INCOME (LOSS) BEFORE INCOME TAXES	(1,384,277)	19,232,213	(3,368,161)	(52,241,736)

Income taxes - current benefit	-	-	-	-

NET INCOME (LOSS)	$(1,384,277)	$19,232,213	$(3,368,161)	$(52,241,736)

Basic and diluted income (loss) per share	$(0.00)	$0.02	$(0.00)	$0.07

Weighted average shares of common stock outstanding- basic and diluted	880,624,989	815,774,163	879,987,919	795,525,268

The accompanying notes are an integral part of these consolidated financial statements.

GROWLIFE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended,
	June 30, 2015	June 30, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,368,161)	$(52,241,736)
Adjustments to reconcile net loss to net cash (used in)
operating activities
Depreciation and amortization	8,105	19,209
Amortization of intangible assets	56,874	53,274
Change in inventory reserve	20,000	62,711
Stock based compensation	101,057	580,334
Common stock issued for services	-	1,645,000
Amortization of debt discount	239,858	1,368,345
Change in fair value of derivative liability	(48,894)	13,310,855
Expense related to warrant	-	33,700,000
Accrued interest on convertible notes payable	113,261	94,619
Loss on class action lawsuit settlements	2,081,250	-
Changes in operating assets and liabilities:
Accounts receivable	-	135,008
Inventory	297,780	(578,775)
Prepaid expenses	25,041	(6,386)
Other receivable	-	3,666
Deposits	16,830	(336)
Accounts payable	265,917	26,660
Accrued expenses	(58,297)	290,199
Deferred revenue	20,012	(30,888)
CASH (USED IN) OPERATING ACTIVITIES	(229,367)	(1,568,241)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	-	(3,925)
NET CASH (USED IN) INVESTING ACTIVITIES:	-	(3,925)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from options exercised	-	44,673
Payments of notes payable - related party	-	(1,160)
NET CASH PROVIDED BY FINANCING ACTIVITIES	-	43,513

NET (DECREASE) IN CASH AND CASH EQUIVALENTS	(229,367)	(1,528,653)

CASH AND CASH EQUIVALENTS, beginning of period	286,238	1,831,276

CASH AND CASH EQUIVALENTS, end of period	$56,871	$302,623

Supplemental disclosures of cash flow information:
Interest paid	$-	$-
Taxes paid	$-	$-

Non-cash investing and financing activities:
6% Senior secured convertible notes and interest converted into common stock	$-	$32,901
7% Convertible notes and interest converted into common stock	$-	$1,196,325
12% Senior secured convertible notes and interest converted into common stock	$-	$435,608
Common stock issued for cashless exercise of options	$-	$278
Common stock issued for conversion of accounts payable	$171,000	$-
The accompanying notes are an integral part of these consolidated financial statements.

GROWLIFE, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS AND ORGANIZATION

GrowLife, Inc. (“GrowLife” or the “Company”) was incorporated under the laws of the State of Delaware and is headquartered in Seattle, Washington. The Company was founded in 2012 with the Closing of the Agreement and Plan of Merger with SGT Merger Corporation. The Company has authorized common stock of 3,000,000,000 shares at $0.0001 par value and 10,000,000 shares of preferred stock with a par value of $0.0001 were authorized by the shareholders. There is no preferred stock issued and the terms have not been determined as of September 30, 2015.

The Company’s goal of becoming the nation’s largest cultivation facility service provider for the production of organics, herbs and greens and plant-based medicines has not changed. The Company’s mission is to best serve more cultivators in the design, build-out, expansion and maintenance of their facilities with products of high quality, exceptional value and competitive price. Through a nationwide network of knowledgeable representatives, regional centers and its e-commerce website, GrowLife provides essential and hard-to-find goods including media (i.e., farming soil), industry-leading hydroponics equipment, organic plant nutrients, and thousands more products to specialty grow operations across the United States.

The Company primarily sells through its wholly owned subsidiary, GrowLife Hydroponics, Inc. In addition to the promotion and sales of GrowLife owned brands, GrowLife companies distribute and sell over 3,000 products through its e-commerce distribution channel, Greners.com, and through our regional retail storefronts. GrowLife and its business units are organized and directed to operate strictly in accordance with all applicable state and federal laws.

Past Merger and Acquisition Transactions

On June 7, 2013, GrowLife Hydroponics completed the purchase of Rocky Mountain Hydroponics, LLC, a Colorado limited liability company (“RMC”), and Evergreen Garden Center, LLC, a Maine limited liability company (“EGC”). The effective date of the purchase was June 7, 2013. The Company purchased all of the assets and liabilities of the RMH and EGC Companies, and their retail hydroponics stores, which are located in Vail and Boulder, Colorado and Portland, Maine. The Company purchased RMC and EGC from Rob Hunt, who was appointed to the then Company’s Board of Directors and President of GrowLife Hydroponics, Inc.

On July 23, 2012, the Company completed the purchase of substantially all of the assets of Donna Klauenburch and Tao Klauenburch related to the online retail business Greners.com.

On October 24, 2012, the Company’s wholly owned subsidiary GrowLife Hydroponics, Inc., a Delaware corporation, completed the purchase of all of the shares of Soja, Inc. dba Urban Garden Supplies (the “Urban Garden”) from Richard Melograno, Michael Cook, and Scott Glass (collectively the “UG Sellers”). The Company acquired all of the assets and liabilities of Urban Garden which included the inventory of the store located at 22516 Ventura Blvd., Woodland Hills, CA 91364.

Agreement and Plan of Merger with SGT Merger Corporation

On March 21, 2012, the Company entered into an Agreement and Plan of Merger with SGT Merger Corporation, a Nevada corporation and the Company’s wholly-owned subsidiary, SG Technologies Corp, a Nevada corporation (“SGT”), Sterling C. Scott, and W-Net Fund I, L.P., a Delaware limited partnership and current holder of the Company’s common stock. The transaction closed on April 5, 2012. At the Closing, (i) The Merger Corporation was merged with and into SGT; (ii) SGT became the Company’s wholly-owned subsidiary; and (iii) all SGT shares of common stock were exchanged for shares of our common stock and shares of a new series of our preferred stock, which was designated Series A Preferred Stock. At the Closing, the Company issued to SGT’s former stockholders 157,000,000 shares of the Company’s common stock and 3,000,000 shares of Series A Preferred Stock in exchange for the 200 shares of SGT’s common stock outstanding immediately prior to the Merger. Sterling C. Scott was appointed to the then Company’s Board of Directors and Chief Executive Officer.

After the Merger, former holders of SGT’s common stock owned in excess of 50% of our fully-diluted shares of common stock, and as a result of certain other factors, including that all members of our executive management are members of SGT’s management, SGT is deemed to be the acquiring company and the Company was deemed to be the legal acquirer for accounting purposes, and the Merger was accounted for as a reverse merger and a recapitalization in accordance with GAAP. The consolidated financial statements of GrowLife and its subsidiaries reflect the historical activity of SGT, and the historical stockholders’ equity of SGT has been retroactively restated for the equivalent number of shares received in the exchange.

Suspension of Trading of the Company’s Securities

On April 10, 2014, the Company received notice from the SEC that trading of the Company’s common stock on the OTCBB was to be suspended from April 10, 2014 through April 24, 2014. The SEC issued its order pursuant to Section 12(k) of the Securities Exchange Act of 1934. According to the notice received by us from the SEC: “It appears to the Securities and Exchange Commission that the public interest and the protection of investors require a suspension of trading in the securities of GrowLife, Inc. because of concerns regarding the accuracy and adequacy of information in the marketplace and potentially manipulative transactions in GrowLife’s common stock.” The Company did not receive notice from the SEC that it was being formally investigated.

The suspension of trading eliminated the Company’s market makers, resulted in our trading on the grey sheets, resulted in legal proceedings and restricted the Company’s access to capital. On April 25, 2014, shares of the Company’s common stock resumed trading on the “grey sheets” and are not formally quoted or listed on any stock exchange at this time.

SEC Charges of Manipulating Our Securities

On August 5, 2014, the SEC charged four promoters with ties to the Pacific Northwest for manipulating the Company’s open market and conducted pre-arranged, manipulative matched orders and wash trades to create the illusion of an active market in these stocks. The promoters then sold their shares in coordination with aggressive promotional campaigns that urged investors to buy the stocks because the prices were on the verge of rising substantially.

On July 9, 2015, the SEC entered into settlements with two of the promoters. In connection with the settlement of their SEC action, the two men are liable for disgorgement of approximately $2.1 million and $306,000 in illicit profits, respectively. Earlier this year the two men were also sentenced to five and three years in prison, respectively, for their participation in the scheme.

NOTE 2 – GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net losses of $3,368,161, $86,626,099 and $21,380,138 for the six months ended June 30, 2015 and the years ended December 31, 2014 and 2013, respectively. Our net cash used in operating activities was $229,367, $2,122,577 and $1,791,074 for the six months ended June 30, 2015 and the years ended December 31, 2014 and 2013, respectively.

The Company anticipates that it will record losses from operations for the foreseeable future. As of June 30, 2015, our accumulated deficit was $114,394,964. The Company has experienced recurring operating losses and negative operating cash flows since inception, and has financed its working capital requirements during this period primarily through the recurring issuance of convertible notes payable and advances from a related party. The audit report prepared by our independent registered public accounting firm relating to our financial statements for the year ended December 31, 2014 and filed with the SEC on September 30, 2015 includes an explanatory paragraph expressing the substantial doubt about our ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES: ADOPTION OF ACCOUNTING STANDARDS

Basis of Presentation - The accompanying unaudited consolidated financial statements include the accounts of the Company. Intercompany accounts and transactions have been eliminated. The preparation of these unaudited consolidated financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”).

The unaudited consolidated financial statements of the Company and the accompanying notes included in this Quarterly Report on Form 10-Q are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of the Consolidated Financial Statements have been included. Such adjustments are of a normal, recurring nature. The Consolidated Financial Statements, and the accompanying notes, are prepared in accordance with generally accepted accounting principles in the United States ("GAAP") and do not contain certain information included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The interim Consolidated Financial Statements should be read in conjunction with that Annual Report on Form 10-K. Results for the interim periods presented are not necessarily indicative of the results that might be expected for the entire fiscal year.

Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its wholly owned and majority-owned subsidiaries. Inter-Company items and transactions have been eliminated in consolidation.

Cash and Cash Equivalents - The Company classifies highly liquid temporary investments with an original maturity of three months or less when purchased as cash equivalents. The Company maintains cash balances at various financial institutions. Balances at US banks are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk for cash on deposit.

Accounts Receivable and Revenue - Revenue is recognized on the sale of a product when the product is shipped, which is when the risk of loss transfers to our customers, the fee is fixed and determinable, and collection of the sale is reasonably assured. A product is not shipped without an order from the customer and the completion of credit acceptance procedures. The majority of our sales are cash or credit card; however, we occasionally extend terms to our customers. Accounts receivable are reviewed periodically for collectability.

Inventories - Inventories are recorded on a first in first out basis. Inventory consists of raw materials, purchased finished goods and components held for resale. Inventory is valued at the lower of cost or market. The reserve for inventory was $20,000 and $40,215 at June 30, 2015 and December 31, 2014, respectively.

Property and Equipment - Property and equipment are stated at cost. Assets acquired held under capital leases are initially recorded at the lower of the present value of the minimum lease payments discounted at the implicit interest rate (35% for assets currently held under capital lease) or the fair value of the asset. Major improvements and betterments are capitalized. Maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method over an estimated useful life of five years. Assets acquired under capital lease are depreciated over the lesser of the useful life or the lease term. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statements of operations.

Goodwill and Intangible Assets - The Company evaluates the carrying value of goodwill, intangible assets, and long-lived assets during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include, but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, (3) an adverse action or assessment by a regulator, (4) continued losses from operations, (5) continued negative cash flows from operations, and (6) the suspension of trading of the Company’s securities. When evaluating whether goodwill is impaired, the Company compares the fair value of the reporting unit to which the goodwill is assigned to the reporting unit’s carrying amount, including goodwill. The fair value of the reporting unit is estimated using a combination of the income, or discounted cash flows, approach and the market approach, which utilizes comparable companies’ data. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount. In calculating the implied fair value of reporting unit goodwill, the fair value of the reporting unit is allocated to all of the other assets and liabilities of that unit based on their fair values. The excess of the fair value of a reporting unit over the amount assigned to its other assets and liabilities is the implied fair value of goodwill.

The Company amortizes the cost of other intangible assets over their estimated useful lives, which range up to ten years, unless such lives are deemed indefinite. Intangible assets with indefinite lives are tested in the fourth quarter of each fiscal year for impairment, or more often if indicators warrant.

Equity Investments – The Company classifies all highly-liquid investments with stated maturities of greater than three months from the date of purchase and remaining maturities of less than one year as short-term investments. Investments with maturities beyond one year may be classified as short-term based on their highly liquid nature and because such investments are viewed as being available to support current operations. The Company classifies and accounts for short-term investments as available-for-sale and reflect realized gains and losses using the specific identification method. Changes in market value, if any, excluding other-than-temporary impairments, are reflected under stockholders’ deficit as unrealized gain/loss on related party investment.

Long Lived Assets – The Company reviews its long-lived assets for impairment annually or when changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets under certain circumstances are reported at the lower of carrying amount or fair value. Assets to be disposed of and assets not expected to provide any future service potential to the Company are recorded at the lower of carrying amount or fair value (less the projected cost associated with selling the asset). To the extent carrying values exceed fair values, an impairment loss is recognized in operating results.

Fair Value Measurements and Financial Instruments - ASC Topic 820 defines fair value, establishes a framework for measuring fair value, establishes a three-level valuation hierarchy for disclosure of fair value measurement and enhances disclosure requirements for fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1 - Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2 - Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
Level 3 - Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The carrying value of cash, accounts receivable, investment in a related party, accounts payables, accrued expenses, due to related party, notes payable, and convertible notes approximates their fair values due to their short-term maturities.

Derivative financial instruments -The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses a weighted average Black-Scholes-Merton option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.

As of June 30, 2015 and December 31, 2014, the Company had outstanding unsecured 7% convertible notes for $500,000 that the Company determined were a derivative liability due to the “reset” clause associated with the note’s conversion price. The Company valued the derivative liability of these notes at $1,259,046 and $1,278,878, respectively, using the Black-Scholes-Merton option pricing model.

As of June 30, 2015 and December 31, 2014, the Company had outstanding unsecured 6% convertible notes for $350,000 that the Company determined were a derivative liability due to the “reset” clause associated with the note’s conversion price. The Company valued the derivative liability of these notes at $792,975 and $822,037, respectively using the Black-Scholes-Merton option pricing model.

Sales Returns - We allow customers to return defective products when they meet certain established criteria as outlined in our sales terms and conditions. It is our practice to regularly review and revise, when deemed necessary, our estimates of sales returns, which are based primarily on actual historical return rates. We record estimated sales returns as reductions to sales, cost of goods sold, and accounts receivable and an increase to inventory. Returned products which are recorded as inventory are valued based upon the amount we expect to realize upon its subsequent disposition. As of June 30, 2015 and 2014, there was no reserve for sales returns, which are minimal based upon our historical experience.

Shipping and Handling Fees and Cost - For the six months ended June 30, 2015 and 2014, shipping and handling fees billed to customers totaled $51,013 and $97,861, respectively, and were included in revenue.

Stock Based Compensation - The Company has share-based compensation plans under which employees, consultants, suppliers and directors may be granted restricted stock, as well as options and warrants to purchase shares of Company common stock at the fair market value at the time of grant. Stock-based compensation cost to employees is measured by the Company at the grant date, based on the fair value of the award, over the requisite service period under ASC 718. For options issued to employees, the Company recognizes stock compensation costs utilizing the fair value methodology over the related period of benefit. Grants of stock to non-employees and other parties are accounted for in accordance with the ASC 505.

Advertising Costs - Advertising costs are expensed as incurred and are recorded in general and administrative expenses. For the six months ended June 30, 2015 and 2014, advertising costs of $163 and $106,254, respectively, were included in general and administrative expenses

Net (Loss) Per Share - Under the provisions of ASC 260, “Earnings per Share,” basic loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of shares of common stock outstanding for the periods presented. Diluted net loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the income of the Company, subject to anti-dilution limitations. The common stock equivalents have not been included as they are anti-dilutive. As of June 30, 2015, there were stock options outstanding for the purchase of 40,720,000 common shares, warrants for the purchase of 565,000,000 common shares, 225,241,714 shares related to convertible debt and 6,000,000 of shares which we may have to issue under a settlement agreement which could potentially dilute future earnings per share As of June 30, 2014, there were stock options outstanding for the purchase of 43,000,000 common shares, warrants for the purchase of 265,000,000 common shares, 98,338,771 shares related to convertible debt and 2,050,000 of shares to be issued under employment agreements which could potentially dilute future earnings per share.

Dividend Policy - The Company has never paid any cash dividends and intends, for the foreseeable future, to retain any future earnings for the development of our business. Our future dividend policy will be determined by the board of directors on the basis of various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

Use of Estimates - In preparing these unaudited interim consolidated financial statements in conformity with GAAP, management is required to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates and assumptions included in our consolidated financial statements relate to the valuation of long-lived assets, estimates of sales returns, inventory reserves and accruals for potential liabilities, and valuation assumptions related to derivative liability, equity instruments and share based compensation.

Reclassifications - Certain amounts in the consolidated financial statements for 2014 have been reclassified to conform to the 2015 presentation. These reclassifications have no effect on net income, earnings per share, or stockholders’ equity as previously reported.

Recent Accounting Pronouncements

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, management has not determined whether implementation of such proposed standards would be material to our consolidated financial statements.

NOTE 4 – PURCHASE – ROCKY MOUNTAIN HYDROPONICS and EVERGREEN GARDEN CENTER

On June 7, 2013, GrowLife Hydroponics completed the purchase of Rocky Mountain Hydroponics, LLC, a Colorado limited liability company (“RMC”), and Evergreen Garden Center, LLC, a Maine limited liability company (“EGC”). The effective date of the purchase was June 7, 2013. The purchase included all of the assets and liabilities of the RMH and EGC Companies, and their retail hydroponics stores, which are located in Vail and Boulder, Colorado and Portland, Maine. The Company purchased RMC and EGC from Rob Hunt, who was appointed to the Company’s Board of Directors and was appointed President of GrowLife Hydroponics, Inc.

The Company paid the former owners of the RMH and EGC Companies $550,000 in cash, $800,000 in 12% Secured Convertible Notes, and $275,000 (7,857,141 shares at $0.035/share) in shares of the Company’s common stock.

The purchase price was allocated to specific identifiable tangible and intangible assets at their fair value at the date of the purchase in accordance with Accounting Standards Codification 805, “Business Combinations”, as follows:

Allocation	$
Assets	$907,614
Intangible assets	366,000
Goodwill	739,000
Total	2,012,614
Less fair value of liabilities	(387,614)
Purchase price	$1,625,000
he Company is amortizing the $366,000 of intangible assets at the rate of $6,100 per month over 5 years, with the Company recording $36,600 of non-cash amortization expense related to these intangible assets during the six months ended June 30, 2015 and 2014.
The Company consolidated the results from operations from June 7, 2013.

NOTE 5 – TRANSACTIONS WITH CANX USA, LLC AND LOGIC WORKS LLC

Transactions with CANX, LLC and Logic Works LLC

On July 10, 2014, the Company closed a Waiver and Modification Agreement, Amended and Restated Joint Venture Agreement, Secured Credit Facility and Secured Convertible Note with CANX, and Logic Works LLC, a lender and shareholder of the Company. The Agreements require the filing of a registration statement on Form S-1 within 10 days of the filing of the Company’s Form 10-Q for the period ended June 30, 2014. Due to the Company’s grey sheet trading status and other issues, the Company has not filed the registration statement.

Previously, the Company entered into a Joint Venture Agreement with CANX USA LLC, a Nevada limited liability company. Under the terms of the Joint Venture Agreement, the Company and CANX formed Organic Growth International, LLC (“OGI”), a Nevada limited liability company, for the purpose of expanding the Company’s operations in its current retail hydroponic businesses and in other synergistic business verticals and facilitating additional funding for commercially financeable transactions of up to $40,000,000. In connection with the closing of the Agreement, CANX agreed to provide a commitment for funding in the amount of $1,300,000 for a GrowLife Infrastructure Funding Technology program transaction and provided additional funding under a 7% Convertible Note instrument for $1,000,000, including $500,000 each from Logic Works and China West III Investments LLC, entities that are unaffiliated with CANX and operate as separate legal entities. The Company initially owned a non-dilutive forty five percent (45%) share of OGI and the Company may acquire a controlling share of OGI as provided in the Joint Venture Agreement. In accordance with the Joint Venture Agreement, the Company and CANX entered into a Warrant Agreement whereby the Company delivered to CANX a warrant to purchase 140,000,000 shares of the Company common stock at a maximum strike price of $0.033 per share. Also in accordance with the Joint Venture Agreement, the Company issued an additional warrant to purchase 100,000,000 shares of the Company’s common stock at a maximum strike price of $0.033 per share on February 7, 2014.

On April 10, 2014, as a result of the suspension in the trading of the Company’s securities, the Company went into default on its 7% Convertible Notes Payable for $500,000 each from Logic Works and China West III. As a result, the Company accrued interest on these notes at the default rate of 24% per annum. Furthermore, as a result of being in default on these notes, the Holders could have, at their sole discretion, called these notes.

Waiver and Modification Agreement

The Company entered into a Waiver and Modification Agreement dated June 25, 2014 with Logic Works LLC whereby the 7% Convertible Note with Logic Works dated December 20, 2013 was modified to provide for (i) a waiver of the default under the 7% Convertible Note; (ii) a conversion price which is the lesser of (A) $0.025 or (B) twenty percent (20%) of the average of the three (3) lowest daily VWAPs occurring during the twenty (20) consecutive Trading Days immediately preceding the applicable Conversion Date on which the Holder elects to convert all or part of this Note; (iii) the filing of a registration statement on Form S-1 within 10 days of the filing of the Company’s Form 10-Q for the period ended June 30, 2014; and (iv) continuing interest of 24% per annum. China West III converted its Note into common stock on June 4, 2014. Due to the Company’s grey sheet trading status and other issues, the Company has not filed the registration statement.

Amended and Restated Joint Venture Agreement

The Company entered into an Amended and Restated Joint Venture Agreement dated July 1, 2014 with CANX whereby the Joint Venture Agreement dated November 19, 2013 was modified to provide for (i) up to $12,000,000 in conditional financing subject to review by GrowLife and approval by OGI for business growth development opportunities in the legal cannabis industry for up to six months, subject to extension; (ii) up to $10,000,000 in working capital loans, with each loaning requiring approval in advance by CANX; (iii) confirmed that the five year warrants, subject to extension, at $0.033 per share for the purchase of 140,000,000 and 100,000,000 were fully earned and were not considered compensation for tax purposes by the Company; (iv) granted CANX five year warrants, subject to extension, to purchase 300,000,000 shares of common stock at the fair market price of $0.033 per share as determined by an independent appraisal; (v) warrants as defined in the Agreement related to the achievement of OGI milestones; (vi) a four year term, subject to adjustment and (vi) the filing of a registration statement on Form S-1 within 10 days of the filing of the Company’s Form 10-Q for the period ended June 30, 2014. Due to the Company’s grey sheet trading status and other issues, the Company has not filed the registration statement.

Secured Convertible Note and Secured Credit Facility

The Company entered into a Secured Convertible Note and Secured Credit Facility dated June 25, 2014 with Logic Works whereby Logic Works agreed to provide up to $500,000 in funding. Each funding requires approval in advance by Logic Works, provides for interest at 6% with a default interest of 24% per annum and requires repayment by June 26, 2016. The Note is convertible into common stock of the Company at the lesser of $0.0070 or (B) twenty percent (20%) of the average of the three (3) lowest daily VWAPs occurring during the twenty (20) consecutive Trading Days immediately preceding the applicable conversion date on which Logic Works elects to convert all or part of this 6% Convertible Note, subject to adjustment as provided in the Note. The 6% Convertible Note is collateralized by the assets of the Company. The Company also has agreed to file a registration statement on Form S-1 within 10 days of the filing of the Company’s Form 10-Q for the three months ended September 30, 2014 and have the registration statement declared effective within ninety days of the filing of the Company’s Form 10-Q for the three months ended June 30, 2014. Due to the Company’s grey sheet trading status and other issues, the Company has not filed the registration statement.

On July 10, 2014, the Company closed a Waiver and Modification Agreement, Amended and Restated Joint Venture Agreement, Secured Credit Facility and Secured Convertible Note with CANX, and Logic Works LLC, a lender and shareholder of the Company. As of September 30, 2014, the Company has borrowed $350,000 under the Secured Convertible Note and Secured Credit Facility dated June 25, 2014 with Logic Works.

OGI was incorporated on January 7, 2014 in the State of Nevada and had no business activities as of June 30, 2015.

NOTE 6 – INVENTORY

Inventory as of June 30, 2015 and December 31, 2014 consists of the following:

	June 30, 2015	December 31, 2014
	(Unaudited)	(Audited)

Raw materials	$-	$-
Finished goods	585,570	923,565
Inventory in transit	-	-
Inventory reserve	(20,000)	(40,215)
Total	$565,570	$883,350

Finished goods inventory relates to product at the Company’s retail stores, which is product purchased from distributors, and in some cases directly from the manufacturer, and resold at our stores. Inventory in transit relates to product purchased by the Company but which had not been received as of June 30, 2015.

The Company reviews its inventory on a periodic basis to identify products that are slow moving and/or obsolete, and if such products are identified, the Company records the appropriate inventory impairment charge at such time.

NOTE 7 – PROPERTY AND EQUIPMENT

Property and equipment as of June 30, 2015 and December 31, 2014 consists of the following:

	June 30,	December 31,
	2015	2014
	(Unaudited)	(Audited)

Machines and equipment	$63,172	$63,172
Furniture and fixtures	49,787	49,787
Computer equipment	52,304	52,304
Leasehold improvements	56,965	56,965
Total property and equipment	222,228	222,228
Less accumulated depreciation and amortization	(206,291)	(198,186)
Net property and equipment	$15,937	$24,042

Fixed assets, net of accumulated depreciation, were $15,937 and $24,042 as of June 30, 2015 and December 31, 2014, respectively. Accumulated depreciation was $206,091 and $198,186 as of June 30, 2015 and December 31, 2014, respectively. Total depreciation expense was $8,105 and $19,209 for the six months ended June 30, 2015 and 2014, respectively. All equipment is used for selling, general and administrative purposes and accordingly all depreciation is classified in selling, general and administrative expenses.

NOTE 8– INVESTMENT IN VAPE HOLDINGS, INC.

In May 2013, the Company made an investment in the amount of $1,160 in Vape Holdings, Inc., a Nevada corporation, and received 200,428 shares.

Sterling C. Scott, the Company’s then Chief Executive Officer, also owned 257,320 shares of Vape’s common stock. Furthermore, the former President of GrowLife, Inc., Kyle Tracey, was the Chief Executive Officer of Vape. As a result, the Company deemed Vape to be a related party and therefore has recorded the Company’s investment in Vape as an “Investment in a related party” on its balance sheet.

The value of the Company’s investment in Vape as of December 31, 2013 was $5.60 per share, or $1,122,397. The Company sold 200,428 shares of Vape’s common stock during the year ended December 31, 2014 for net proceeds of $186,791 which was recorded as “other income” in the statement of operations. As of December 31, 2014, the Company recorded a $1,122,397 loss in the value of its investment in Vape by decreasing its “Investment in a related party” balance sheet account while also recording a corresponding decrease to “Unrealized loss on investment in a related party” in the Stockholders’ deficit section of the Company’s balance sheet.

NOTE 9– INTANGIBLE ASSETS

Intangible assets as of June 30, 2015 consisted of the following:

	Estimated Useful Lives
Intangible Assets:		Cost	Accumulated Amortization	Net Book Value
RMH/EGC acquisition- customer contracts	5 years	$366,000	$(152,500)	$213,500
Greners acquisition- customer contracts	5 years	230,000	(146,622)	83,378
Phototron acquisition- customer contracts	5 years	215,000	(215,000)	-
Soja, Inc. (Urban Garden Supply) acquisition- customer contracts	5 years	60,000	(60,000)	-
Total intangible assets		$871,000	$(574,122)	$296,878

Total amortization expense was $53,274 for the six months ended June 30, 2015 and 2014.
The fair value of the assets acquired detailed above, estimated by using a discounted cash flow approach based on future economic benefits associated with agreements with customers, or through expected continued business activities with its customers. In summary, the estimate was based on a projected income approach and related discounted cash flows over five years, with applicable risk factors assigned to assumptions in the forecasted results.

NOTE 10 – DERIVATIVE LIABILITY

In April 2008, the FASB issued a pronouncement that provides guidance on determining what types of instruments or embedded features in an instrument held by a reporting entity can be considered indexed to its own stock for the purpose of evaluating the first criteria of the scope exception in the pronouncement on accounting for derivatives. This pronouncement was effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of these requirements can affect the accounting for warrants and many convertible instruments with provisions that protect holders from a decline in the stock price (or “down-round” provisions). For example, warrants or conversion features with such provisions are no longer recorded in equity. Down-round provisions reduce the exercise price of a warrant or convertible instrument if a company either issues equity shares for a price that is lower than the exercise price of those instruments or issues new warrants or convertible instruments that have a lower exercise price.

7% Convertible Notes

As of December 31, 2013, the Company had outstanding 7% convertible notes for $1,850,000 that the Company determined were a derivative liability due to the “reset” clause associated with the note’s conversion price. The Company had valued the derivative liability of these notes at $9,324,000 using the Black-Scholes-Merton option pricing model. As of December 31, 2014, the Company had outstanding unsecured 7% convertible notes for $500,000 that the Company determined were a derivative liability due to the “reset” clause associated with the note’s conversion price. The Company valued the derivative liability of these notes at $1,278,878 using the Black-Scholes-Merton option pricing model, which approximates the Monte Carlo and other binomial valuation techniques. As of June 30, 2015, the Company had outstanding unsecured 7% convertible notes for $500,000 that the Company determined were a derivative liability due to the “reset” clause associated with the note’s conversion price. The Company valued the derivative liability of these notes at $1,259,046 using the Black-Scholes-Merton option pricing model, which approximates the Monte Carlo and other binomial valuation techniques, with the following assumptions (i) dividend yield of 0%; (ii) expected volatility of 163.3%; (iii) risk free rate of 0.75%, (iv) stock price of $0.02, (v) per share conversion price of $0.007, and (vi) expected term of .25 years, as the Company estimates that these notes will be converted by September 30, 2015.

6% Convertible Notes

As of December 31, 2014, the Company had outstanding unsecured 6% convertible notes for $350,000 that the Company determined were a derivative liability due to the “reset” clause associated with the note’s conversion price. The Company valued the derivative liability of these notes at $822,037 using the Black-Scholes-Merton option pricing model, which approximates the Monte Carlo and other binomial valuation techniques. As of June 30, 2015, the Company had outstanding unsecured 6% convertible notes for $350,000 that the Company determined were a derivative liability due to the “reset” clause associated with the note’s conversion price. The Company valued the derivative liability of these notes at $792,975 using the Black-Scholes-Merton option pricing model. which approximates the Monte Carlo and other binomial valuation techniques, with the following assumptions (i) dividend yield of 0%; (ii) expected volatility of 163.3%; (iii) risk free rate of 0.75%, (iv) stock price of $0.02, (v) per share conversion price of $0.007, and (vi) expected term of .96 years.

The risk-free rate of return reflects the interest rate for the United States Treasury Note with similar time-to-maturity to that of the warrants.

				Carrying
	Fair Value Measurements Using Inputs			Amount at
Financial Instruments	Level 1	Level 2	Level 3	June 30, 2015

Liabilities:
Derivative Instruments - Warrants	$-	$2,052,021	$-	$2,052,021

Total	$-	$2,052,021	$-	$2,052,021
For the six months ended June 30, 2015, the Company recorded a non-cash gain of $19,832 related to the “change in fair value of derivative” expense related to its 6% and 7% convertible notes.

NOTE 11 – RELATED PARTY TRANSACTIONS

During the six months ended June 30, 2015, we did not engage in any reportable transactions with our directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediately family members of our directors, executive officers and holders of more than 5% of our voting securities.

NOTE 12 – CONVERTIBLE NOTES PAYABLE

Convertible notes payable as of June 30, 2015 consists of the following:

				Balance
		Accrued	Debt	As of
	Principal	Interest	Discount	June 30, 2015
6% Senior secured convertible notes (2012)	$413,680	$115,009	$-	$528,689
6% Secured convertible note (2014)	350,000	20,055	(172,616)	197,439
7% Convertible note ($850,000)	250,000	73,726	(31,251)	292,475
7% Convertible note ($1,000,000)	250,000	104,222	(34,101)	320,121
	$1,263,680	$313,012	$(237,968)	$1,338,724

On April 10, 2014, as a result of the SEC suspension in the trading of our securities, the Company went into default on its 6% Senior Secured Convertible Notes Payable and 7% Convertible Notes Payable. As a result, the Company accrued interest on these notes at the default rate of 12% and 24% per annum, respectively. Furthermore, as a result of being in default on these notes, the Holders could, at their sole discretion, call these notes. Although no such action has been taken by the Holders, the Company classified these notes as a current liability rather than long-term debt as of June 30, 2014.

During July 2014, the Company reached settlement agreements with the holders of the 7% Convertible Notes Payable and the Company is not in default under any of our convertible notes payable. The Company is accruing interest at the interest rate in the settlement agreements or convertible notes.

6% Senior Secured Convertible Notes Payable (2012)

On September 28, 2012, the Company entered into an Amendment and Exchange Agreement (“Exchange Agreement”) with investors, including Sterling Scott, out then CEO. The Exchange Agreement provided for the issuance of new 6% Senior Secured Convertible Notes that replaced the 6% Senior Secured Convertible Notes that were previously issued during 2012. The 6% Notes accrued interest at the rate of 6% per annum and had a maturity date of April 15, 2015. No cash payments were required; however, accrued interest is due at maturity. In the event of a default the investors may declare the entire principal and accrued interest to be due and payable. Default interest accrued at the rate of 12% per annum. The 6% Notes were secured by substantially all of the assets of the Company and are convertible into common stock at the rate of $0.007 per share. The Company determined that the conversion feature was a beneficial conversion feature.

As of September 10, 2014, the outstanding principal balance on Mr. Scott’s 6% convertible note was $413,680 and accrued interest were sold to two parties not related to us. On April 27, 2015, the Company entered into Amendment One of the Amended and Restated 6% Senior Secured Convertible Note, which increased the interest rate to 12% effective April 8, 2014 and extended the maturity to September 15, 2015.

On July 9, 2015, the two investors each entered into Amendment Two of the Amended and Restated 6% Senior Secured Convertible Note which provide for an increase in the interest rate from 6% to 10% and the default interest rate from 12% to 20% on the 6% Senior Secured Convertible Notes for so long as the Company remains in technical default on said notes due to its delisting from its Primary Trading Market April 2014. The Company further agreed that said 20% default interest will be applied to the date of default on April 10, 2014 and continuing through the present.

During the year ended December 31, 2014, the Company recorded interest expense of $66,568 and $81,609 of non-cash interest expense related to the amortization of the debt discount associated with these 6% convertible notes, respectively. As of December 31, 2014, the outstanding principal on these 6% convertible notes was $413,680, accrued interest was $71,669, and unamortized debt discount was $20,486, which results in a net amount of $464,683. The Company accrued interest on these notes at the default rate of 12% from April 10, 2014 to July 10, 2014.

During the six months ended June 30, 2015, the Company recorded interest expense of $43,340 and $20,487 of non-cash interest expense related to the amortization of the debt discount associated with these 6% convertible notes, respectively. As of June 30, 2015, the outstanding principal on these 6% convertible notes was $413,680, accrued interest was $115,089, and unamortized debt discount was $0, which results in a net amount of $528,689.

6% Secured Convertible Note and Secured Credit Facility (2014)

The Company entered into a Secured Convertible Note and Secured Credit Facility dated June 25, 2014 with Logic Works whereby Logic Works agreed to provide up to $500,000 in funding. Each funding requires approval in advance by Logic Works, provides for interest at 6% with a default interest of 24% per annum and requires repayment by June 26, 2016. The Note is convertible into common stock of the Company at the lesser of $0.0070 or (B) twenty percent (20%) of the average of the three (3) lowest daily VWAPs occurring during the twenty (20) consecutive Trading Days immediately preceding the applicable conversion date on which Logic Works elects to convert all or part of this 6% Convertible Note, subject to adjustment as provided in the Note. The 6% Convertible Note is collateralized by the assets of the Company. The Company also has agreed to file a registration statement on Form S-1 within 10 days of the filing of the Company’s Form 10-Q for the three months ended June 30, 2014 and have the registration statement declared effective within ninety days of the filing of the Company’s Form 10-Q for the three months ended June 30, 2014. Due to the Company’s grey sheet trading status and other issues, the Company has not filed the registration statement.

On July 10, 2014, the Company closed a Waiver and Modification Agreement, Amended and Restated Joint Venture Agreement, Secured Credit Facility and Secured Convertible Note with CANX, and Logic Works LLC, a lender and shareholder of the Company. As of December 31, 2014, the Company has borrowed $350,000 under the Secured Convertible Note and Secured Credit Facility, accrued interest was $9,641 and the unamortized debt discount was $261,308, which results in a net amount of $98,333.

During the six months ended June 30, 2015, the Company recorded interest expense of $10,414 and $88,692 of non-cash interest expense related to the amortization of the debt discount associated with these 6% convertible notes, respectively. As of June 30, 2015, the Company has borrowed $350,000 under the Secured Convertible Note and Secured Credit Facility, accrued interest was $20,055 and the unamortized debt discount was $172,616, which results in a net amount of $197,439.

7% Convertible Notes Payable

On October 11, 2013, the Company issued 7% Convertible Notes in the aggregate amount of $850,000 to investors, including Forglen LLC. The principal balance due to Forglen as of December 31, 2014 and June 30, 2015 is $250,000 is due September 30, 2015. The current annual rate of interest is 24% per annum. The conversion price is $0.007 per share. The Company determined that the conversion feature was a beneficial conversion feature.

On July 14, 2014, the Board of Directors approved a Settlement Agreement and Waiver of Default dated June 19, 2014 with Forglen related to the 7% Convertible Note. The Company cancelled the April 9, 2014 conversion as a result of the SEC suspension in the trading of the Company’s securities and Forglen has $250,000 of principal and interest outstanding on his note payable.

On December 20, 2013, the Company issued 7% Convertible Notes for $1,000,000, including $500,000 from Logic Works LLC. The principal balance due to Logic Works as of December 31, 2014 and June 30, 2015 is $250,000 is due September 30, 2015. The current annual rate of interest is 24% per annum. The conversion price is $0.007 per share. The Company determined that the conversion feature was a beneficial conversion feature.

During the year ended December 31, 2014, the Company recorded interest expense of $136,980 and $1,502,260 of non-cash interest expense related to the amortization of the debt discount associated with these 7% convertible notes, respectively. As of December 31, 2014, the outstanding principal on these 7% convertible notes was $500,000, accrued interest was $118,441, and unamortized debt discount was $196,032, which results in a net amount of $422,409.

During the six months ended June 30, 2015, the Company recorded interest expense of $59,507 and $130,680 of non-cash interest expense related to the amortization of the debt discount associated with these 7% convertible notes, respectively. As of June 30, 2015, the outstanding principal on these 7% convertible notes was $500,000, accrued interest was $177,948, and unamortized debt discount was $65,352, which results in a net amount of $612,596.

NOTE 13 – EQUITY

Common Stock

Unless otherwise indicated, all of the following sales or issuances of Company securities were conducted under the exemption from registration as provided under Section 4(2) of the Securities Act of 1933 (and also qualified for exemption under 4(5), formerly 4(6) of the Securities Act of 1933, except as noted below). All of the shares issued were issued in transactions not involving a public offering, are considered to be restricted stock as defined in Rule 144 promulgated under the Securities Act of 1933 and stock certificates issued with respect thereto bear legends to that effect.

The Company has compensated consultants and service providers with restricted common stock during the development of our business and when our capital resources were not adequate to provide payment in cash.

During the six months ended June 30, 2015, the Company had the following sales of unregistered sales of equity securities.

On June 16, 2015, the Company issued 7,772,725 shares of its common stock to Horwitz + Armstrong LLP pursuant a conversion of debt for $171,000. The shares were valued at the fair market price of $0.022 per share.

Warrants

The Company did not issue any warrants during the six months ended June 30, 2015.

A summary of the warrants issued as of June 30, 2015 is as follows:

	June 30, 2015
		Weighted
		Average
		Exercise
	Shares	Price
Outstanding at beginning of period	565,000,000	$0.035
Issued	-	-
Exercised	-	-
Forfeited	-	-
Expired	-	-
Outstanding at end of period	565,000,000	$0.035
Exerciseable at end of period	565,000,000
A summary of the status of the warrants outstanding as of June 30, 2015 is presented below:

	June 30, 2015
	Weighted	Weighted		Weighted
	Average	Average		Average
Number of	Remaining	Exercise	Shares	Exercise
Warrants	Life	Price	Exerciseable	Price
540,000,000	3.81	$0.033	540,000,000	$0.033
25,000,000	3.44	0.080	25,000,000	0.080

565,000,000	3.77	$0.035	565,000,000	$0.035

Warrants totaling 565,000,000 shares of common stock have an intrinsic value of $0 as of June 30, 2015.

NOTE 14 – STOCK OPTIONS

Description of Stock Option Plan

In fiscal year 2011, the Company authorized a Stock Incentive Plan whereby a maximum of 18,870,184 shares of the Company’s common stock could be granted in the form of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards. On April 18, 2013, the Company’s Board of Directors voted to increase to 35,000,000 the maximum allowable shares of the Company’s common stock allocated to the 2011 Stock Incentive Plan. The Company has outstanding unexercised stock option grants totaling 40,720,000 shares as of September 30, 2015. All grants are non-qualified as the plan was not approved by the shareholders within one year of its adoption.

Determining Fair Value under ASC 505

The Company records compensation expense associated with stock options and other equity-based compensation using the Black-Scholes-Merton option valuation model for estimating fair value of stock options granted under our plan. The Company amortizes the fair value of stock options on a ratable basis over the requisite service periods, which are generally the vesting periods. The expected life of awards granted represents the period of time that they are expected to be outstanding. The Company estimates the volatility of our common stock based on the historical volatility of its own common stock over the most recent period corresponding with the estimated expected life of the award. The Company bases the risk-free interest rate used in the Black Scholes-Merton option valuation model on the implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent remaining term equal to the expected life of the award. The Company has not paid any cash dividends on our common stock and does not anticipate paying any cash dividends in the foreseeable future. Consequently, the Company uses an expected dividend yield of zero in the Black-Scholes-Merton option valuation model and adjusts share-based compensation for changes to the estimate of expected equity award forfeitures based on actual forfeiture experience. The effect of adjusting the forfeiture rate is recognized in the period the forfeiture estimate is changed.

Stock Option Activity

During the six months ended June 30, 2015, the Company had no stock option activity.

As of June 30, 2015, there are 40,570,000 options to purchase common stock at an average exercise price of $0.058 per share outstanding under the 2011 Stock Incentive Plan. The Company recorded $101,058 and $580,335 of compensation expense, net of related tax effects, relative to stock options for the three months ended June 30, 2015 and 2014 in accordance with ASC 505. Net loss per share (basic and diluted) associated with this expense was approximately ($0.00). At June 30, 2015, there is $437,828 of total unrecognized costs related to employee granted stock options that are not vested. These costs are expected to be recognized over a period of approximately 4.21 years.

Stock option activity for the six months ended June 30, 2015 and the years ended December 31, 2014 and 2013 is as follows:

	Weighted Average
	Options	Exercise Price	$
Outstanding as of December 31, 2012	12,851,187	0.098	1,259,781
Granted	34,000,000	0.070	2,386,000
Exercised	-	-	-
Forfeitures	(6,000,000)	(0.030)	(180,108)
Outstanding as of December 31, 2013	40,851,187	0.085	3,465,673
Granted	49,720,000	0.075	3,706,000
Exercised	(5,126,187)	(0.133)	(682,922)
Forfeitures	(44,725,000)	(0.092)	(4,132,751)
Outstanding as of December 31, 2014	40,720,000	$0.058	$2,356,000
Granted	-	-	-
Exercised	-	-	-
Forfeitures	(150,000)	(0.050)	(7,500)
Outstanding as of June 30, 2015	40,570,000	$0.058	$2,348,500

The following table summarizes information about stock options outstanding and exercisable at June 30, 2015:

		Weighted	Weighted		Weighted
		Average	Average		Average
Range of	Number	Remaining Life	Exercise Price	Number	Exercise Price
Exercise Prices	Outstanding	In Years	Exerciseable	Exerciseable	Exerciseable
$0.05	24,570,000	4.30	$0.050	9,107,500	$0.050
0.07	16,000,000	4.08	0.070	3,333,333	0.070
	40,570,000	4.21	$0.058	12,440,833	$0.057

Stock option grants totaling 40,570,000 shares of common stock have an intrinsic value of $0 as of June 30, 2015.

NOTE 15 – COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS

Legal Proceedings

The Company is involved in the disputes and legal proceedings described below. In addition, as a public company, the Company is also potentially susceptible to litigation, such as claims asserting violations of securities laws. Any such claims, with or without merit, if not resolved, could be time-consuming and result in costly litigation. The Company accrues any contingent liabilities that are likely.

Class Actions Alleging Violations of Federal Securities Laws

Beginning on April 18, 2014, three class action lawsuits alleging violations of federal securities laws were filed against the Company in United States District Court, Central District of California (the “Court”). At a hearing held on July 21, 2014, the three class action lawsuits were consolidated into one case with Lawrence Rosen as the lead plaintiff (the “Consolidated Class Action,” styled Romero et al. vs. GrowLife et al.). On May 15, 2014 and August 4, 2014, respectively two shareholder derivative lawsuits were filed against the Company with the Court (the “Derivative Actions”). On October 20, 2014, AmTrust North America, the Company’s insurer, filed a lawsuit contesting insurance coverage on the above legal proceedings. The Company made a general appearance in this action. On January 20, 2015, the Court ordered all of the above actions stayed pending completion of mediation of the dispute.

On June 1, 2015, the Court preliminarily approved the proposed settlement of the Derivative Actions pursuant to a proposed stipulated settlement agreement.

On August 3, 2015, the Court entered a Final Order and Judgment resolving the Consolidated Class Action litigation in its entirety. The Consolidated Class Action was thereby dismissed in its entirety with prejudice and without costs.

On August 10, 2015, pursuant to a settlement by and between the Company and AmTrust North America, AmTrust’s lawsuit contesting insurance coverage of the Consolidated Class Action and Derivative Actions was dismissed in its entirety with prejudice pursuant to a Stipulation for Dismissal of Entire Action with Prejudice executed by and between AmTrust and the Company.

On August 17, 2015, the Court entered a Final Order and Judgment resolving the Derivative Actions in their entirety. The Derivative Actions were thereby dismissed in their entirety with prejudice.

As a result of the foregoing, all litigation discussed herein is resolved in full at this time.

The Company expects to issue $2 million in common stock or approximately 115.1 million shares related to the settlement of the Consolidated Class Action and Derivative Action lawsuits alleging violations of federal securities laws that were filed against the Company in United States District Court, Central District of California. The shares have not been issued as of November 13, 2015. The Company accrued $2,081,250 as loss on class action lawsuits and contingent liabilities as of June 30, 2015.

Sales and Payroll Tax Liabilities

As of September 30, 2015, we owe approximately $121,000 in sales tax and $26,000 in payroll taxes primarily from early 2014. We are currently negotiating or operating under payment plans on these liabilities.

Other Legal Proceedings

The Company is in default on our Portland, Maine and Boulder, Colorado store leases for non-payment of lease payments and the Company is negotiating with the landlords. The Company is currently subject to legal actions with various vendors.

It is possible that additional lawsuits may be filed and served on the Company.

Operating Leases

Current Operating Leases

Upon the Company’s acquisition of Rocky Mountain Hydroponics, LLC and Evergreen Garden Center, LLC, the Company assumed the lease for the RMH/EGC retail hydroponics store located in Portland, Maine. The lease commencement date was May 1, 2013 with an expiration date of April 30, 2016. The monthly rent for year one of the lease was $4,917, with monthly rent of $5,065 in year two, and monthly rent of $5,217 in year three of the lease. The Company has an option to extend the lease for two three year terms as long it is not in default under the lease.

On October 21, 2013, the Company entered into a lease agreement for retail space for its hydroponics store in Avon (Vail), Colorado. The lease expires on September 30, 2018. Monthly rent for year one of the lease is $2,606 and increases 3.5% per year thereafter through the end of the lease. The Company does not have an option to extend the lease.

On January 23, 2014, the Company entered into a lease agreement for retail space for its hydroponics store in Boulder, Colorado. The lease commenced on February 1, 2014 and expires on May 31, 2017. Monthly rent for year one of the lease was $4,051, with monthly rent of $4,173 in year two, $4,298 in year three, and $4,427 for month 37 through 39. The Company has an option to extend the lease for one three year terms as long it is not in default under the lease.

On June 18, 2014, the Company rented space at 500 Union Street, Suite 810, Seattle, Washington for its corporate office. The Company rents the space on a month to month basis for $1,700 per month.

Terminated Operating Leases

In May 2011, the Company entered into a lease for our Phototron business unit to rent a warehouse facility in Gardena, California. The terms of the lease provide for monthly rental expense of $4,065 with annual rent increases through the expiration of the lease on May 31, 2014. During the last twelve months of the lease the monthly rent was $4,313. The Company terminated this lease as of May 31, 2014.

Upon the Company’s acquisition of Rocky Mountain Hydroponics, LLC and Evergreen Garden Center, the Company assumed the lease for the RMH/EGC retail hydroponics store located in Plaistow, New Hampshire. The lease commencement date was May 1, 2013 with an expiration date of January 31, 2016. The monthly rent throughout the term of the lease is $2,105. The Company vacated this store and expect to terminate this lease during 2015.

On June 5, 2013, the Company entered into a lease to rent office space in Woodland Hills, California for the Company’s corporate headquarters. The landlord was 20259 Ventura Blvd LP, which was a previous affiliate of a stockholder of our company. The term was for ninety days and can be renewed, or terminated, by either party with thirty days written notice. The monthly rent was $6,758. The Company terminated this lease as of June 30, 2014.

On May 30, 2013, the Company entered into a lease to rent retail space in Woodland Hills, California for its Urban Garden Supply (Soja, Inc.) hydroponics store. The term was for ninety days and can be renewed, or terminated, by either party with ninety days written notice. The monthly rent was $3,257. The Company terminated this lease as of June 1, 2015.

On August 26, 2013, the Company entered into a lease agreement for warehouse and retail space for its Greners (Business Bloom, Inc.) business unit in Santa Rosa, California. The lease commencement date was September 1, 2013 with an expiration date of August 31, 2015. The monthly rent is $3,000. The Company terminated this lease as of November 25, 2014.

On September 23, 2013, the Company entered into an Assignment and Assumption and Amendment of Lease Agreement for the Company’s retail hydroponics store in Peabody, Massachusetts. The original lease between the landlord and Evergreen Garden Center, LLC was assigned from Evergreen Garden Center, LLC to GrowLife Hydroponics, Inc. In addition, the term of the lease was extended from the original expiration date of October 31, 2013 to October 31, 2014. The monthly rent remained at $4,500 through October 31, 2014. The Company’s lease expired on October 31, 2014.

The aggregate future minimum lease payments under operating leases, to the extent the leases have early cancellation options and excluding escalation charges, are as follows:

Years Ended June 30,	Total
2016	$170,086
2017	90,038
2018	32,370
2019	12,354
2020	-
Beyond	-
Total	$304,847

Employment and Consulting Agreements

Employment Agreement with Marco Hegyi

On December 4, 2013, the Company entered into an Employment Agreement with Marco Hegyi pursuant to which the Company engaged Mr. Hegyi as its President from December 4, 2013 through December 4, 2016 to provide consulting and management services. Per the terms of the Hegyi Agreement, Mr. Hegyi established an office in Seattle, Washington while also maintaining operations in the Southern California area. Mr. Hegyi’s annual compensation is $150,000 for the first year of the Hegyi Agreement; $250,000 for the second year; and $250,000 for the third year. Mr. Hegyi is also entitled to receive an annual bonus equal to four percent (4%) of the Company’s EBITDA for that year. The annual bonus shall be paid no later than 31 days (i.e., by January 31st) following the end of each calendar year. Mr. Hegyi’s first annual bonus will be calculated based on the Company’s EBITDA for calendar year 2014, with such bonus payable on or before January 31, 2015. If Mr. Hegyi’s employment is terminated for any reason prior to the expiration of the Term, as applicable, his annual bonus will be prorated for that year based on the number of days worked in that year. At the commencement of Mr. Hegyi’s employment, an entity affiliated with Mr. Hegyi received a Warrant to purchase up to 25,000,000 shares of common stock of the Company at an exercise price of $0.08 per share. The Hegyi Warrant is exercisable for five years. On June 20, 2014, the Company and Mr. Hegyi reduced the warrant life from ten to five years.

Mr. Hegyi was entitled to participate in all group employment benefits that are offered by the Company to the Company’s senior executives and management employees from time to time, subject to the terms and conditions of such benefit plans, including any eligibility requirements. In addition, the Company is required to purchase and maintain during the Term a “key manager” insurance policy on Mr. Hegyi’s life in the amount of $4,000,000, paid as $2,000,000 payable to Mr. Hegyi’s named heirs or estate as the beneficiary, and $2,000,000 payable to the Company. The Company and Mr. Hegyi waived this $2,000,000 key manager insurance. If, prior to the expiration of the Term, the Company terminates Mr. Hegyi’s employment for “Cause”, or if Mr. Hegyi voluntarily terminates his employment without “Good Reason”, or if Mr. Hegyi’s employment is terminated by reason of his death, then all of the Company’s obligations hereunder shall cease immediately, and Mr. Hegyi will not be entitled to any further compensation beyond any pro-rated base salary due and bonus amounts earned through the effective date of termination. Mr. Hegyi will also be reimbursed for any expenses incurred prior to the date of termination for which he was not previously reimbursed.

If the Company terminates Mr. Hegyi’s employment at any time prior to the expiration of the Term without Cause, or if Mr. Hegyi terminates his employment at any time for “Good Reason” or due to a “Disability”, Mr. Hegyi will be entitled to receive (i) his base salary amount through the end of the Term; and (ii) his annual bonus amount for each year during the remainder of the Term, which bonus amount shall be equal to the greater of (A) the annual bonus amount for the immediately preceding year, or (B) the bonus amount that would have been earned for the year of termination, absent such termination. If there has been a “Change in Control” and the Company (or its successor or the surviving entity) terminates Mr. Hegyi’s employment without Cause as part of or in connection with such Change in Control (including any such termination occurring within one (1) month prior to the effective date of such Change in Control), then in addition to the benefits set forth above, Mr. Hegyi will be entitled to (i) an increase of $300,000 in his annual base salary amount (or an additional $25,000 per month) through the end of the Term; plus (ii) a gross-up in the annual base salary amount each year to account for and to offset any tax that may be due by Mr. Hegyi on any payments received or to be received by Mr. Hegyi under this Agreement that would result in a “parachute payment” as described in Section 280G of the Internal Revenue Code of 1986, as amended. If the Company (or its successor or the surviving entity) terminates Mr. Hegyi’s employment without Cause within twelve (12) months after the effective date of any Change in Control, or if Mr. Hegyi terminates his employment for Good Reason within twelve (12) months after the effective date of any Change in Control, then in addition to the benefits set forth above, Mr. Hegyi will be entitled to (i) an increase of $300,000 in his annual base salary amount (or an additional $25,000 per month), which increased annual base salary amount shall be paid for the remainder of the Term or for two (2) years following the Change in Control, whichever is longer; (ii) a gross-up in the annual base salary amount each year to account for and to offset any tax that may be due by Mr. Hegyi on any payments received or to be received by Mr. Hegyi under this Letter Agreement that would result in a “parachute payment” as described in Section 280G of the Internal Revenue Code of 1986, as amended; (iii) payment of Mr. Hegyi’s annual bonus amount as set forth above for each year during the remainder of the Term or for two (2) years following the Change in Control, whichever is longer; and (iv) health insurance coverage provided for and paid by the Company for the remainder of the Term or for two (2) years following the Change in Control, whichever is longer.

Consulting Chief Financial Officer Agreement with an Entity Controlled by Mark Scott

On July 31, 2014, the Company entered into a Consulting Chief Financial Officer Letter with an entity controlled by Mark Scott pursuant to which the Company engaged Mr. Scott as its Consulting CFO from July 1, 2014 through September 30, 2014, and continuing thereafter until either party provides sixty day notice to terminate the Letter or Mr. Scott enters into a full-time employment agreement.

Per the terms of the Scott Agreement, Mr. Scott’s compensation is $150,000 on an annual basis for the first year of the Scott Agreement. Mr. Scott is also entitled to receive an annual bonus equal to two percent of the Company’s EBITDA for that year. The Company’s Board of Directors granted Mr. Scott an option to purchase sixteen million shares of the Company’s Common Stock under the Company’s 2011 Stock Incentive Plan at an exercise price of $0.07 per share, the fair market price on July 31, 2014. The shares vest as follows:

i	Two million shares will vest immediately upon securing a market maker with an approved 15c2-11 resulting in the Company’s relisting on OTCBB (not earned as of June 30, 2015);

ii	Two million shares will vest immediately upon the successful approval and effectiveness of the Company’s S-1 (not earned as of June 30, 2015);

iii	Two million shares will vest immediately upon the Company’s resolution of the class action lawsuits (earned as of August 17, 2015); and,

iv	Ten million shares will vest on a monthly basis over a period of three years beginning on the July 1, 2014.

All options will have a five-year life and allow for a cashless exercise. The stock option grant is subject to the terms and conditions of the Company’s Stock Incentive Plan, including vesting requirements. In the event that Mr. Scott’s continuous status as employee to the Company is terminated by the Company without Cause or Mr. Scott terminates his employment with the Company for Good Reason as defined in the Scott Agreement, in either case upon or within twelve months after a Change in Control as defined in the Company’s Stock Incentive Plan except for CANX USA, LLC, then 100% of the total number of shares shall immediately become vested.

Mr. Scott will be entitled to participate in all group employment benefits that are offered by the Company to the Company’s senior executives and management employees from time to time, subject to the terms and conditions of such benefit plans, including any eligibility requirements. In addition, the Company is required to purchase and maintain an insurance policy on Mr. Scott’s life in the amount of $2,000,000 payable to Mr. Scott’s named heirs or estate as the beneficiary. Finally, Mr. Scott is entitled to twenty days of vacation annually and also has certain insurance and travel employment benefits.

If, prior to the expiration of the Term, the Company terminates Mr. Scott’s employment for Cause, or if Mr. Scott voluntarily terminates his employment without Good Reason, or if Mr. Scott’s employment is terminated by reason of his death, then all of the Company’s obligations hereunder shall cease immediately, and Mr. Scott will not be entitled to any further compensation beyond any pro-rated base salary due and bonus amounts earned through the effective date of termination. Mr. Scott will also be reimbursed for any expenses incurred prior to the date of termination for which he was not previously reimbursed. Mr. Scott may receive severance benefits and the Company’s obligation under a termination by the Company without Cause or Mr. Scott terminates his employment for Good Reason are discussed above.

Promotion Letter with Joseph Barnes

On October 10, 2014, the Company entered into a Promotion Letter with Joseph Barnes which was effective October 1, 2014 pursuant to which the Company engaged Mr. Barnes as its Senior Vice-President of Business Development from October 1, 2014 on an at will basis. This Promotion Letter supersedes and cancels the Manager Services Agreement with Mr. Barnes dated August 1, 2013.

Per the terms of the Barnes Agreement, Mr. Barnes’s compensation is $90,000 on an annual basis. Mr. Barnes received a bonus of $6,500 and is also entitled to receive a quarterly bonus based on growth of the Company’s growth margin dollars. Mr. Barnes was granted an option to purchase eight million shares of the Company’s common stock under the Company’s 2011 Stock Incentive Plan at an exercise price on the date of grant. The shares vest as follows:

i	Two million shares vested immediately;

iv	Six million shares will vest on a monthly basis over a period of three years beginning on the date of grant.

All options will have a five-year life and allow for a cashless exercise. The stock option grant is subject to the terms and conditions of the Company’s Stock Incentive Plan, including vesting requirements. In the event that Mr. Barnes’s continuous status as employee to the Company is terminated by the Company without Cause or Mr. Barnes terminates his employment with the Company for Good Reason as defined in the Barnes Agreement, in either case upon or within twelve months after a Change in Control as defined in the Company’s Stock Incentive, then 100% of the total number of shares shall immediately become vested.

Mr. Barnes was entitled to participate in all group employment benefits that are offered by the Company to the Company’s senior executives and management employees from time to time, subject to the terms and conditions of such benefit plans, including any eligibility requirements. Finally, Mr. Barnes is entitled to fifteen days of vacation annually and also has certain insurance and travel employment benefits.

Mr. Barnes may receive severance benefits and the Company’s obligation under a termination by the Company without Cause or Mr. Barnes terminates his employment for Good Reason are discussed above.

Agreements with Robert Hunt

On June 7, 2013, the Company entered into an Executive Services Agreement with Robert Hunt, pursuant to which the Company engaged Mr. Hunt, from June 8, 2013 through June 7, 2015 to provide consulting and management services as the President of GrowLife Hydroponics, Inc.

On May 30, 2014, the Company announced the resignation of Robert Hunt effective May 23, 2014 as Executive Vice President of GrowLife, Inc., President of GrowLife Hydroponics. On June 3, 2014, the Board of Directors accepted the resignation of Robert Hunt effective June 2, 2014 as a Director of the Company. On October 17, 2014, the Company entered into a Settlement Agreement and Release with Mr. Robert Hunt, whereby the Parties cancelled the Executive Services Agreement ("ESA") dated June 7, 2013 and his stock option grant for 12,000,000 shares. The Company agreed to issue 6,000,000 shares of restricted common stock under certain conditions that have not been met, pay cash severance totaling $50,000 monthly over five month starting October 25, 2014 and reimburse Mr. Hunt for health insurance benefits and other expenses monthly over five months starting October 25, 2014. The Parties entered into a release agreement.

Promotion Letter with Jeremy Belmont

On October 10, 2014, the Company entered into a Promotion Letter with Jeremy Belmont which was effective October 1, 2014 pursuant to which the Company engaged Mr. Belmont as Vice President of Sales from October 1, 2014 on an at will basis. This Promotion Letter supersedes and cancels the Manager Services Agreement with Mr. Belmont dated October 1, 2013.

Per the terms of the Belmont Agreement, Mr. Belmont’s compensation is $72,000 on an annual basis. Mr. Belmont received a bonus of $6,500 and is also entitled to receive a quarterly bonus based on growth of the Company’s growth margin dollars. Mr. Barnes was granted an option to purchase five million shares of the Company’s common stock under the Company’s 2011 Stock Incentive Plan at an exercise price on the date of grant. The Shares vest as follows:

i	One million four hundred thousand shares vested immediately;

iv	Three million six hundred thousand shares will vest on a monthly basis over a period of three years beginning on the date of grant.

All options will have a five-year life and allow for a cashless exercise. The stock option grant is subject to the terms and conditions of the Company’s Stock Incentive Plan, including vesting requirements. In the event that Mr. Belmont’s continuous status as employee to the Company is terminated by the Company without Cause or Mr. Belmont terminates his employment with the Company for Good Reason as defined in the Belmont Agreement, in either case upon or within twelve months after a Change in Control as defined in the Company’s Stock Incentive, then 100% of the total number of Shares shall immediately become vested.

Mr. Belmont will be entitled to participate in all group employment benefits that are offered by the Company to the Company’s senior executives and management employees from time to time, subject to the terms and conditions of such benefit plans, including any eligibility requirements. Finally, Mr. Belmont is entitled to fifteen days of vacation annually and also has certain insurance and travel employment benefits.

Mr. Belmont may receive severance benefits and the Company’s obligation under a termination by the Company without Cause or Mr. Belmont terminates his employment for Good Reason are discussed above.

Promotion Letter with Adam Edwards

On October 10, 2014, the Company entered into a Promotion Letter with Adam Edwards which was effective October 1, 2014 pursuant to which the Company engaged Mr. Edwards as Vice President of Sales from October 1, 2014 on an at will basis.

Per the terms of the Edwards Agreement, Mr. Edwards’s compensation is $72,000 on an annual basis. Mr. Edwards received a bonus of $6,500 and is also entitled to receive a quarterly bonus based on growth of the Company’s growth margin dollars. Mr. Edwards was granted an option to purchase four million five hundred thousand shares of the Company’s common stock under the Company’s 2011 Stock Incentive Plan at an exercise price on the date of grant. The shares vested quarterly over thirty six months.

All options will have a five-year life and allow for a cashless exercise. The stock option grant is subject to the terms and conditions of the Company’s Stock Incentive Plan, including vesting requirements. In the event that Mr. Edwards’s continuous status as employee to the Company is terminated by the Company without Cause or Mr. Edwards terminates his employment with the Company for Good Reason as defined in the Edwards Agreement, in either case upon or within twelve months after a Change in Control as defined in the Company’s Stock Incentive, then 100% of the total number of shares shall immediately become vested.

Mr. Edwards will be entitled to participate in all group employment benefits that are offered by the Company to the Company’s senior executives and management employees from time to time, subject to the terms and conditions of such benefit plans, including any eligibility requirements. Finally, Mr. Edwards is entitled to fifteen days of vacation annually and also has certain insurance and travel employment benefits.

Mr. Edwards may receive severance benefits and the Company’s obligation under a termination by the Company without Cause or Mr. Edwards terminates his employment for Good Reason are discussed above.

Mr. Edwards resigned July 11, 2015.

Offer Letter with Tina Qunell

On November 20, 2014, the Company entered into an Offer Letter with Tina Qunell which was effective November 24, 2014 pursuant to which the Company engaged Ms. Qunell as Vice President of Marketing on an at will basis.

Per the terms of the Qunell Agreement, Ms. Qunell’s compensation is $72,000 on an annual basis. Ms. Qunell was granted an option to purchase seven million shares of the Company’s common stock under the Company’s 2011 Stock Incentive Plan at an exercise price on the date of grant. One million of the shares vested immediately and six million vest quarterly over thirty six months.

All options will have a five-year life and allow for a cashless exercise. The stock option grant is subject to the terms and conditions of the Company’s Stock Incentive Plan, including vesting requirements. In the event that Ms. Qunell’s continuous status as employee to the Company is terminated by the Company without Cause or Mr. Qunell terminates her employment with the Company for Good Reason as defined in the Qunell Agreement, in either case upon or within twelve months after a Change in Control as defined in the Company’s Stock Incentive, then 100% of the total number of shares shall immediately become vested.

Ms. Qunell will be entitled to participate in all group employment benefits that are offered by the Company to the Company’s senior executives and management employees from time to time, subject to the terms and conditions of such benefit plans, including any eligibility requirements. Finally, Ms. Qunell is entitled to fifteen days of vacation annually and also has certain insurance and travel employment benefits.

Ms. Qunell may receive severance benefits and the Company’s obligation under a termination by the Company without Cause or Ms. Qunell terminates her employment for Good Reason are discussed above.

Ms. Qunell resigned July 2, 2015.

Investment Banking Letter with D. Weckstein and Co. Inc.

On August 27, 2014, the Company issued 5,000,000 shares of its common stock to D. Weckstein and Co., Inc. pursuant to an Investment Banking Letter. The shares were valued at the fair market price of $0.08 per share.

NOTE 16 – SUBSEQUENT EVENTS

The Company evaluates subsequent events, for the purpose of adjustment or disclosure, up through the date the financial statements are available.

Subsequent to June 30, 2015, the following material transactions occurred:

Class Actions Alleging Violations of Federal Securities Laws

Beginning on April 18, 2014, three class action lawsuits alleging violations of federal securities laws were filed against the Company in United States District Court, Central District of California (the “Court”). At a hearing held on July 21, 2014, the three class action lawsuits were consolidated into one case with Lawrence Rosen as the lead plaintiff (the “Consolidated Class Action,” styled Romero et al. vs. GrowLife et al.). On May 15, 2014 and August 4, 2014, respectively two shareholder derivative lawsuits were filed against the Company with the Court (the “Derivative Actions”). On October 20, 2014, AmTrust North America, the Company’s insurer, filed a lawsuit contesting insurance coverage on the above legal proceedings. The Company made a general appearance in this action. On January 20, 2015, the Court ordered all of the above actions stayed pending completion of mediation of the dispute.

The parties then worked diligently to finalize settlement documentation on the above actions. On April 27, 2015, the Court preliminarily approved the proposed settlement of the Consolidated Class Action.

On June 1, 2015, the Court preliminarily approved the proposed settlement of the Derivative Actions pursuant to a proposed stipulated settlement agreement.

On August 3, 2015, the Court entered a Final Order and Judgment resolving the Consolidated Class Action litigation in its entirety. The Consolidated Class Action was thereby dismissed in its entirety with prejudice and without costs.

On August 10, 2015, pursuant to a settlement by and between the Company and AmTrust North America, AmTrust’s lawsuit contesting insurance coverage of the Consolidated Class Action and Derivative Actions was dismissed in its entirety with prejudice pursuant to a Stipulation for Dismissal of Entire Action with Prejudice executed by and between AmTrust and the Company.

On August 17, 2015, the Court entered a Final Order and Judgment resolving the Derivative Actions in their entirety. The Derivative Actions were thereby dismissed in their entirety with prejudice.

As a result of the foregoing, all litigation discussed herein is resolved in full at this time.

The Company expects to issue $2 million in common stock or approximately 115.1 million shares related to the settlement of the Consolidated Class Action and Derivative Action lawsuits alleging violations of federal securities laws that were filed against the Company in United States District Court, Central District of California. The shares have not been issued as of November 13, 2015. The Company accrued $2,081,250 as loss on class action lawsuits and contingent liabilities as of June 30, 2015.

Sales and Payroll Tax Liabilities

As of September 30, 2015, the Company owes approximately $121,000 in sales tax and $26,000 in payroll taxes primarily from early 2014. We are currently negotiating or operating under payment plans on these liabilities.

Other Legal Proceedings

The Company is in default on our Portland, Maine and Boulder, Colorado store leases for non-payment of lease payments and the Company is negotiating with the landlords. The Company is currently subject to legal actions with various vendors.

Terminated Operating Leases

Upon the Company’s acquisition of Rocky Mountain Hydroponics, LLC and Evergreen Garden Center, the Company assumed the lease for the RMH/EGC retail hydroponics store located in Plaistow, New Hampshire. The lease commencement date was May 1, 2013 with an expiration date of January 31, 2016. The monthly rent throughout the term of the lease is $2,105. The Company vacated this store and expect to terminate this lease during 2015.

On May 30, 2013, the Company entered into a lease to rent retail space in Woodland Hills, California for its Urban Garden Supply (Soja, Inc.) hydroponics store. The term was for ninety days and can be renewed, or terminated, by either party with ninety days written notice. The monthly rent was $3,257. The Company terminated this lease as of June 1, 2015.

Secured Convertible Debenture Transaction with TCA Global Credit Master Fund LP

On July 9, 2015, the Company closed a Securities Purchase Agreement and related agreements with TCA Global Credit Master Fund LP, an accredited investor, whereby the Company agreed to sell and TCA agreed to purchase up to $3,000,000 of senior secured convertible redeemable debentures, of which $700,000 was purchased on July 9, 2015 and up to $2,300,000 may be purchased in additional closings. The closing of the Transaction occurred on July 9, 2015.

Securities Purchase Agreement

As set forth above, the Company entered into the Securities Purchase Agreement on July 9, 2015 with the Purchaser whereby the Purchaser agreed to purchase up to $3,000,000 of the Debentures of which $700,000 was purchased at Closing. In connection with the Securities Purchase Agreement, the Company, at the discretion of Purchaser, may request in writing at any time after the Closing that Purchaser purchase additional Debentures at agreed upon time periods and amounts.

The Securities Purchase Agreement also provides that the Company shall, within ninety days of Closing, file any and all periodic reports with the SEC required under the Exchange Act to become current with the Company’s reporting requirements under the Securities Exchange Act of 1934 and shall use its best efforts to obtain approval for the listing and quotation of the Company’s common stock on the OTC Bulletin Board, or another Principal Trading Market more senior and established than the OTC Pink Sheets and approved by Purchaser, and to have such Common Stock trading in such Principal Trading Market.

In consideration for advisory services provided by Purchaser to the Company prior to the Closing, the Company paid to Purchaser a fee by issuing to Purchaser 10,000,000 shares of Common Stock at $0.02 per share equal to $200,000. The Advisory Fee Shares were valued at a price equal to the lowest volume weighted average price for the Common Stock for the five (5) Business Days immediately prior to the Effective Date, as reported by Bloomberg (the “VWAP”). The Advisory Fee Shares are subject to adjustment as provided in the Securities Purchase Agreement. The Company also paid certain transaction, due diligence and document review and legal fees to the Purchaser in connection with the Transaction.

Senior Secured, Convertible, Redeemable Debenture

The Company entered into an initial Debenture dated July 9, 2015 with the Purchaser whereby the Purchaser purchased $700,000 in senior secured, convertible, redeemable debentures in exchange for $700,000 in immediately available and lawful money of the United States of America. The Company promised to pay Purchaser, by no later than October 9, 2016 the outstanding principal together with interest on the outstanding principal amount under the Debenture, at the rate of 18% per annum simple interest. The Company shall make monthly payments of principal and interest on the Debenture to Purchaser, while this Debenture is outstanding, until the Maturity Date, based on the payment, amortization and redemption premium schedule attached as Schedule A to the Debenture.

The indebtedness evidenced by this Debenture is also secured by a first priority lien and security interest in all of the assets and property of the Company and various other instruments as set forth in the Transaction Documents, subject to the terms and conditions of the Intercreditor Agreement described below.

At any time while the Debenture is outstanding on or after the Closing, (i) if mutually agreed upon by the parties or (ii) at the sole option of the Purchaser upon the occurrence of an Event of Default, the Purchaser may convert all or any portion of the outstanding principal, accrued and unpaid interest redemption premium and any other sums due and payable hereunder or under any of the other Transaction Documents into shares of Common Stock of the Company at a price equal to: (i) the Conversion Amount (the numerator); divided by (ii) 90% of the lowest of the average daily volume weighted average price of the Company’s Common Stock during the 5 trading days immediately prior to the Conversion Date (the denominator).

Security Agreement(s)

In connection with the Securities Purchase Agreement and Debenture, the Company entered into a Security Agreement dated July 9, 2015 with the Purchaser whereby the Company agreed to grant to Purchaser an unconditional and continuing, first priority security interest in all of the assets and property of the Company to secure the prompt payment, performance and discharge in full of all of Company’s obligations under the Debentures, the Purchase Agreement and the other Transaction Documents, subject to the terms and conditions of the Intercreditor Agreement set forth below.

In addition, each of the Company’s operating subsidiaries also agreed to grant to Purchaser an unconditional and continuing, first priority security interest in all of the assets and property of each of the subsidiaries to further secure the prompt payment, performance and discharge in full of all of Company’s obligations under the Debentures, the Purchase Agreement and the other Transaction Documents.

Guaranty Agreement(s)

In connection with the Securities Purchase Agreement and Debenture, each of the Company’s operating subsidiaries entered into Guaranty Agreements dated July 9, 2015 with the Purchaser whereby the subsidiaries agreed to guarantee and become surety to Purchaser for the full, prompt and unconditional payment of the Liabilities and payment and performance of the Company’s obligations and the full, prompt and unconditional performance of each term and condition to be performed by Company under the Debentures and the other Transaction Documents.

Pledge Agreement(s)

In connection with the Securities Purchase Agreement and Debenture, the Company entered into Pledge Agreements dated July 9, 2015 with the Purchaser whereby the Company agreed to pledge to Purchaser its shares in each of its operating subsidiaries as further security for the payment and performance of the Company’s obligations and the full, prompt and unconditional performance of each term and condition to be performed by Company under the Debentures and the other Transaction Documents.

Intercreditor Agreement and Related Creditor Documentation

On July 9, 2015, the Company, each of its subsidiaries, Purchaser and Logic Works LLC (an existing senior secured creditor) entered into an Intercreditor Agreement whereby Purchaser and Logic Works agreed that their outstanding senior secured loans to the Company be secured on a pari passu basis with respect to all assets and property of the Company and its subsidiaries. As a result of the Intercreditor Agreement, all sums secured or owing to Purchaser and Logic Works shall be held by them on a pari passu and pro-rata basis between them, in proportion to such party’s outstanding principal amount owing under their respective loan documents.

In addition, the Company, each of its subsidiaries, Purchaser and Jordan Scott and Andrew Gentile, respectively, each entered into Subordination Agreements dated July 9, 2015 whereby Scott and Gentile agreed to subordinate their existing 6% Senior Secured Convertible Notes, dated March 16, 2012, as amended, all of their indebtedness, obligations and security interests to the Purchaser’s security interests as more fully set forth in the Transaction Documents.

On July 9, 2015, Jordan Scott and Andrew Gentile each entered into Amendment Two of the Amended and Restated 6% Senior Secured Convertible Note which provide for an increase in the interest rate from 6% to 10% and the default interest rate from 12% to 20% on the 6% Senior Secured Convertible Notes for so long as the Company remains in technical default on said notes due to its delisting from its Primary Trading Market April 2014. The Company further agreed that said 20% default interest will be applied to the date of default on April 10, 2014 and continuing through the present.

Committed Equity Facility Transaction with TCA Global Credit Master Fund LP

On August 6, 2015, the Company closed a Securities Purchase Agreement and related agreements with TCA Global Credit Master Fund LP, whereby the Company agreed to sell and TCA agreed to purchase a $100,000 senior secured convertible redeemable debenture and the Company agreed to issue and sell to TCA, from time to time, and TCA agreed to purchase from the Company up to $3,000,000 of the Company’s common stock pursuant to a Committed Equity Facility. The closing of the Transaction occurred on August 6, 2015.

In consideration for advisory services provided by Purchaser to the Company prior to the, the Company paid to Purchaser a fee by issuing to Purchaser 5,000,000 shares of Common Stock at $0.02 per share equal to $100,000. The Advisory Fee Shares were valued at price equal to the lowest volume weighted average price for the Common Stock for the five (5) Business Days immediately prior to the issuance. The Advisory Fee Shares are subject to adjustment as provided in the Securities Purchase Agreement. The Company also paid certain transaction, due diligence and document review and legal fees in connection with the Transaction.

The Company entered into a Debenture dated August 6, 2015 with the Purchaser whereby the Purchaser purchased $100,000 in a senior secured, convertible, redeemable debenture from the Company in exchange for $100,000. The Company promised to pay Purchaser, by no later than August 6, 2016 the outstanding principal together with interest on the outstanding principal amount under the Debenture, at the rate of 18% per annum simple interest. The Debenture is convertible only at the option of Purchaser upon an event of default at a conversion price of 90%)of the lowest of the average daily volume weighted average price of the Company’s Common Stock during the 5 trading days immediately prior to the conversion date.

In addition, the Company entered into a Committed Equity Facility, dated August 6, 2015, with the Purchaser in which the Company agreed to issue and sell to the Purchaser, from time to time, and the Purchaser agreed to purchase from the Company up to $3,000,000 of the Company’s common stock. At any time during the duration of the agreement and after the Company has an effective registration statement outstanding, the Company can require the Purchaser to purchase shares of its common stock which will be sold by Purchaser with the net proceeds provided to the Company, subject to the terms and conditions set forth in the Committed Equity Facility.

To facilitate the Committed Equity Facility, the Company has granted the Purchaser certain registration rights pursuant to a Registration Rights Agreement dated August 6, 2015 whereby the Company will file a registration statement no later than seventy-five (75) days from the date of the Committed Equity Facility to facilitate the purchase and sale of the common stock under the Committed Equity Facility.

The Company’s obligation to repay the Debenture disclosed herein as well as the Debenture entered into by and between the Company and Purchaser on July 9, 2015, are secured by security agreements, guaranty agreements and pledge agreements previously disclosed on the Company’s Current Report on Form 8-K filed July 16, 2015 and incorporated herein by reference. The Company has additionally entered into an Authorization Agreement, dated August 6, 2015, with Purchaser whereby scheduled re-payments to the Purchaser will be debited from the Company’s account according to the payment schedule of both the Debenture disclosed herein and the Debenture previously entered into on July 9, 2015.

Amended and Restated Secured Convertible Debenture Transaction with TCA Global Credit Master Fund LP

On October 27, 2015, the Company entered into an Amended and Restated Securities Purchase Agreement and related agreements with TCA Global Credit Master Fund LP whereby the Company agreed to sell, and TCA agreed to purchase $350,000 of senior secured convertible, redeemable debentures. The Company and TCA previously entered into a Securities Purchase Agreement dated as of April 30, 2015 and effective as of July 9, 2015 to purchase up to $3,000,000 in Debentures. To date, the Company has sold $1,050,000 in Debentures to TCA and up to $1,950,000 in Debentures remains for sale by the Company. The closing of the transaction occurred on October 27, 2015.

Amended and Restated Securities Purchase Agreement

As set forth above, the Company entered into the Amended and Restated Securities Purchase Agreement on October 27, 2015 with the Purchaser whereby the Purchaser agreed to purchase $350,000 of the Debentures.

In addition, in consideration for advisory services provided by Purchaser to the Company prior to the closing, the Company paid to Purchaser a fee by issuing to Purchaser 150,000 Series B Preferred Stock valued at $1,500,000 and convertible into common stock of the Company.

Purchaser was also granted 51 shares of Series C Preferred Stock as further security for the Company’s completion of post-closing obligations under the Amended and Restated Transaction Documents as further discussed below. The Series C Preferred Stock is cancelled with the repayment of the TCA debt.

Series B Preferred Stock Designation

In connection with the Amended and Restated Securities Purchase Agreement, the Board of Directors, on October 21, 2015, approved the authorization of a Series B Preferred Stock as provided in the Company’s Certificate of Incorporation, as amended.

The Series B Preferred Stock has authorized 150,000 shares with a stated value equal to $10.00 per share. Dividends payable to other classes of stock are restricted until repayment of the aggregate value of Series B Preferred Stock. Upon liquidation or dissolution of the Company, Series B Preferred Stock has no priority or preference with respect to distributions of any assets of the Company. The Series B Preferred Stock is convertible into common stock by dividing the stated value of the shares being converted by 100% of the average of the five lowest closing bid prices for the common stock during the ten consecutive trading days immediately preceding the conversion date as quoted by Bloomberg, LP.

TCA was issued 150,000 shares of Series B Preferred Stock. However, in no event will Purchaser be entitled to hold in excess of 4.99% of the outstanding shares of common stock of the Company.

Series C Preferred Stock Designation

In connection with the Amended and Restated Securities Purchase Agreement, the Board of Directors, on October 21, 2015, approved the authorization of a Series C Preferred Stock as provided in the Company’s Certificate of Incorporation, as amended, and the issuance of 51 shares of Series C Preferred Stock. These shares only have voting rights in the event of a default by the Company under the Amended and Restated Transaction Documents. The Series C Preferred Stock is cancelled with the repayment of the TCA debt.

The Series C Preferred Stock Designation authorizes 51 shares of Series C Preferred Stock. Series C Preferred Stock is not entitled to dividend or liquidation rights and is not convertible into common stock of the Company.

In the event of a default under the Amended and Restated Transaction Documents, each share of Series C Preferred Stock shall have voting votes equal to 0.019607 multiplied by the total issued and outstanding common stock and preferred stock eligible to vote divided by .49 minus the numerator. For example, if the total issued and outstanding common stock eligible to vote is 5,000,000, the voting rights of one share of Series C Preferred Stock shall be equal to 102,036 (e.g. ((0.019607 x 5,000,000/0.49) – (0.019607 x 5,000,000) = 102,036).

Amended and Restated Senior Secured, Convertible, Redeemable Debenture

In connection with the Amended and Restated Securities Purchase Agreement, the Company, on October 27, 2015, also entered into the Amended and Restated Debenture which was amended to increase the balance of the original Debenture from $700,000 to $1,050,000 as a result of the additional $350,000 advanced.

Dissolution of Certain Non-Operating Subsidiaries

The Company determined that certain wholly-owned subsidiaries were unnecessary for the ongoing operations of the Company’s business and elected to dissolve these entities and/or surrender their foreign status in certain jurisdictions for the purpose of reducing unnecessary compliance costs.

The Company is dissolving SG Technologies Corp., a Nevada corporation, and is surrendering its qualification to do business in California due to the fact that the Company no longer operates any business under this wholly-owned subsidiary.

The Company is dissolving Phototron, Inc. and GrowLife Productions, Inc., all California corporations, due to the fact that the Company no longer operates any business under these wholly-owned subsidiaries.

The Company is dissolving Business Bloom, Inc., a California corporation, and is withdrawing its foreign entity status in Colorado due to the fact that the Company no longer operates any business under this wholly-owned subsidiary.

The Company is surrendering its qualification to do business in California due to the fact that the Company has moved its headquarters to Seattle, Washington and is no longer required to register as a foreign entity in California.

Enactment of Heightened Corporate Governance Measures Pursuant to Derivative Action Settlement

In connection with the settlement of the Derivative Actions related to alleged violations of federal securities laws, the Company agreed to expansive corporate governance measures.

During October 2015, the Company expects to enact heightened corporate governance measure pursuant to the Derivative Action Settlement.

Board of Directors Changes

On October 18, 2015, Mark Scott resigned as Director of the Company.

On October 27, 2015, Anthony Ciabattoni and Jeff Giarraputo resigned as directors of the Company.

Concurrently, on October 27, 2015, the Board of Directors appointed Brad Fretti, Tara Antal and Michael E. Fasci as members of the Board of Directors.

The newly appointed directors were approved by the Board of Directors. Per the Amended and Restated Securities Purchase Agreement, the Company shall not appoint any members of the Board of Directors or remove any current members of the Board of Directors without Purchaser’s written approval, which approval may be withheld or conditioned in Purchaser’s sole and absolute discretion.

Employment and Consulting Agreements Defaults

The Company owes Marco Hegyi approximately $42,865 in payroll and expenses as of November 13, 2015 and is in default under the Employment Agreement with Mr. Hegyi.

The Company owes Mark Scott approximately $67,840 in payroll and expenses as of November 13, 2015 and is in default under the Consulting Agreement with Mr. Scott.

Expiration of Stock Option Grants

Mr. Edwards resigned July 11, 2015 and an option to purchase four million five hundred thousand shares of the Company’s common stock under the Company’s 2011 Stock Incentive Plan expired October 10, 2015.

Ms. Qunell resigned July 2, 2015 and an option to purchase seven million shares of the Company’s common stock under the Company’s 2011 Stock Incentive Plan expired October 1, 2015.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

GrowLife, Inc.:

We have audited the accompanying consolidated balance sheet of GrowLife, Inc. (the “Company”) as of December 31, 2014 and the related consolidated statement of operations, stockholders’ deficit, and cash flow for the year ended December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of GrowLife, Inc. as of December 31, 2014, and the results of its consolidated operations and its cash flows for the year ended December 31, 2014 in conformity with generally accepted accounting principles in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has sustained a net loss from operations and has an accumulated deficit since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PMB Helin Donovan, LLP /s/ PMB Helin Donovan, LLP September 30, 2015 Seattle, WA

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
GrowLife, Inc.:

We have audited the accompanying consolidated balance sheet of GrowLife, Inc. (the “Company”) as of December 31, 2013 and the related consolidated statement of operations, stockholders’ deficit, and cash flow for the year ended December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of GrowLife, Inc. as of December 31, 2013, and the results of its consolidated operations and its cash flows for the year ended December 31, 2013 in conformity with generally accepted accounting principles in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has sustained a net loss from operations and has an accumulated deficit since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Anton and Chia, LLP /s/ Anton and Chia, LLP March 31, 2014 Newport Beach, CA

GROWLIFE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$286,238	$1,831,276
Restricted cash	-	46,400
Accounts receivable, net of allowance of $0 and $0, respectively	-	183,678
Inventory, net	883,350	1,253,721
Prepaid expenses	41,791	17,001
Other receivable	-	3,666
Deposits	33,584	46,173
Total current assets	1,244,963	3,381,915

EQUIPMENT, NET	24,042	53,758

OTHER ASSETS
Investment in related party	-	1,122,397
Intangible assets, net	353,752	460,300
Goodwill	739,000	739,000

TOTAL ASSETS	$2,361,757	$5,757,370

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES:
Accounts payable - trade	$1,129,130	$1,095,204
Accrued expenses	385,024	175,603
Deferred revenue	-	30,888
Derivative liability	2,100,915	9,324,000
Current portion of convertible notes payable	887,272	-
Related party note payable	-	1,160
Total current liabilities	4,502,341	10,626,855

LONG TERM LIABILITIES:
Convertible notes payable	98,333	974,479

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' DEFICIT
Preferred stock - $0.0001 par value, 3,000,000 shares authorized, no shares
issued and outstanding	-	-
Common stock - $0.0001 par value, 3,000,000,000 shares authorized, 879,343,771
and 755,694,870 shares issued and outstanding at 12/31/14 and 12/31/13, respectively	87,936	75,571
Additional paid in capital	108,699,950	17,359,932
Unrealized gain on related party investment	-	1,121,237
Accumulated deficit	(111,026,803)	(24,400,704)
Total stockholders' deficit	(2,238,917)	(5,843,964)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$2,361,757	$5,757,370

The accompanying notes are an integral part of these consolidated financial statements.

GROWLIFE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended,
	December 31, 2014	December 31, 2013

NET REVENUE	$8,537,676	$4,858,976
COST OF GOODS SOLD	7,172,376	4,005,863
GROSS PROFIT	1,365,300	853,113
GENERAL AND ADMINISTRATIVE EXPENSES	4,405,503	3,163,007
SHARES ISSUED FOR SERVICES RENDERED	2,721,600	1,469,184
STOCK OPTIONS EXPENSE	724,267	148,633
WARRANT EXPENSE	-	7,015,000
OPERATING LOSS	(6,486,070)	(10,942,711)

OTHER INCOME (EXPENSE):
Change in fair value of derivative	(16,252,823)	(3,701,078)
Loss on extinguishment of debt	-	(960,750)
Interest expense, net	(64,073,997)	(5,275,749)
Realized gain on sale of investment	186,791	-
Other Income	-	42,269
Impairment of goodwill	-	(279,515)
Impairment of intangible assets	-	(262,604)
Total other (expense)	(80,140,029)	(10,437,427)

(LOSS) BEFORE INCOME TAXES	(86,626,099)	(21,380,138)

Income taxes - current benefit	-	-

NET (LOSS)	$(86,626,099)	$(21,380,138)

Basic and diluted (loss) per share	$(0.10)	$(0.04)

Weighted average shares of common stock outstanding- basic and diluted	834,503,868	593,034,653

The accompanying notes are an integral part of these consolidated financial statements.

GROWLIFE INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

	Preferred Stock		Common Stock		Unrealized Gain on Investment in Related	Additional Paid	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Party	in Capital	Deficit	(Deficit)
Balance as of December 31, 2012	3,000,000	$300	389,704,765	$38,970	$-	$2,643,941	$(3,020,566)	$(337,355)
Comprehensive loss								(2,186,304)

Cancellation of preferred stock	(3,000,000)	(300)	-	-	-	300	-	-

Options exercised for cash	-	-	470,237	47	-	8,953	-	9,000

Cashless exercise of options	-	-	3,680,773	368	-	(368)	-	-

Cashless exercise of Gemini Master Fund Warrants	-	-	9,000,000	900	-	(900)	-	-

Value of beneficial conversion feature of 6% convertible notes converted into common stock	-	-	-	-	-	328,498	-	328,498

Value of beneficial conversion feature of 7% convertible notes converted into common stock	-	-	-	-	-	676,900	-	676,900

Value of beneficial conversion feature related to the exchange of $750,000 Revolving Promissory Note
for $750,000 7% convertible note	-	-	-	-	-	109,926	-	109,926

Value of beneficial conversion feature related to the cashless exercise of the 5,000,000 Gemini Master Fund warrants	-	-	-	-	-	312,500	-	312,500

Value of beneficial conversion feature related to the conversion of the $280,000 Gemini Master Fund note payable	-	-	-	-	-	208,000	-	208,000

Value of beneficial conversion feature related to the issuance of 12% Convertible Notes related to the acquisition of Rocky
Mountain, LLC and Evergreen Garden Center, LLC	-	-	-	-	-	114,286	-	114,286

Shares issued related to the conversion of principal and interest related to the convertible notes payable	-	-	262,595,733	26,261	-	3,014,739	-	3,041,000

Shares issued related to the acquisition of Rocky Mountain Hydroponics, LLC and Evergreen Garden Center, LLC	-	-	7,857,141	786	-	274,214	-	275,000

Issuance of common stock	-	-	36,981,862	3,698	-	1,290,667	-	1,294,365

Shares issued for services rendered	-	-	45,404,359	4,541	-	1,464,643	-	1,469,184

Value of warrants expensed (issued to CANX and Hegyi, LLC)	-	-	-	-	-	6,765,000	-	6,765,000

Stock based compensation for stock options	-	-	-	-	-	148,633	-	148,633

Unrealized gain on investment in related party	-	-	-	-	1,121,237	-	-	1,121,237

Net loss	-	-	-	-	-	-	(21,380,138)	(21,380,138)

Balance as of December 31, 2013	-	-	755,694,870	75,571	1,121,237	17,359,932	(24,400,704)	(5,843,964)
Comprehensive loss								(21,380,138)

Options exercised for cash	-	-	2,351,187	235	-	44,438	-	44,673

Cashless exercise of options	-	-	3,570,455	357	-	(357)	-	-

Shares issued related to the conversion of principal and interest related to convertible notes payable	-	-	102,507,839	10,251	-	1,875,684	-	1,885,935

Shares issued for services rendered	-	-	15,219,420	1,522	-	2,720,078	-	2,721,600

Stock based compensation for stock options	-	-	-	-	-	724,267	-	724,267

Loss on investment in related party	-	-	-	-	(1,121,237)	-	-	(1,121,237)

Change in fair value of derivative liability	-	-	-	-	-	23,475,908	-	23,475,908

Value of warrants expensed issued to CANX USA LLC or its assignees	-	-	-	-	-	62,500,000	-	62,500,000

Net loss for the year ended December 31, 2014	-	-	-	-	-	-	(86,626,099)	(86,626,099)

Balance as of December 31, 2014	-	$-	879,343,771	$87,936	$-	$108,699,950	$(111,026,803)	$(2,238,917)

The accompanying notes are an integral part of these consolidated financial statements.

GROWLIFE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended,
	December 31, 2014	December 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(86,626,099)	$(21,380,138)
Adjustments to reconcile net loss to net cash (used in)
operating activities
Depreciation and amortization	33,641	22,229
Reserve for inventories	-	62,882
Amortization of intangible assets	106,548	151,696
Change in inventory reserve	12,711	-
Stock based compensation	724,267	-
Stock options expense	-	148,633
Common stock issued for services	2,721,600	1,469,184
Amortization of debt discount	1,363,847	5,106,072
Change in fair value of derivative liability	16,252,823	3,701,078
Fair value of warrants issued	-	7,015,000
Expense related to warrant	62,500,000	-
Loss on extinguishment of debt	-	960,750
Accrued interest on convertible notes payable	183,214	161,587
Impairment of goodwill	-	279,515
Impairment of intangible assets	-	262,604
Realized gain on sale of investment	(186,791)	-
Changes in operating assets and liabilities:
Restricted Cash	46,400	-
Accounts receivable	183,678	(127,129)
Inventory	357,660	(210,383)
Prepaid expenses	(24,790)	18,071
Other receivable	3,666	(3,666)
Deposits	12,589	2,883
Accounts payable	33,926	468,517
Accrued expenses	209,421	102,291
Deferred revenue	(30,888)	(2,750)
CASH (USED IN) OPERATING ACTIVITIES	(2,122,577)	(1,791,074)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid to acquire shares in Vape Holdings, Inc.	-	(1,160)
Net cash proceeds from shares in Vape Holdings, Inc.	187,951	-
Cash paid to acquire Rocky Mountain Hydroponics	-	(550,000)
Cash acquired from acquisition of Rocky Mountain Hydroponics	-	(1,398)
Capital expenditures	(3,925)	(5,500)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES:	184,026	(558,058)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of common stock	-	1,294,365
Proceeds from the issuance of 10% convertible note	-	156,000
Proceeds from the issuance of convertible note	350,000	1,850,000
Proceeds from options exercised	44,673	9,000
Payment of notes payable	-	1,130,000
Payments of notes payable	-	(296,719)
Payments of notes payable - related party	(1,160)	-
Advances from related party	-	1,160
NET CASH PROVIDED BY FINANCING ACTIVITIES	393,513	4,143,806

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,545,038)	1,794,674

CASH AND CASH EQUIVALENTS, beginning of period	1,831,276	36,602

CASH AND CASH EQUIVALENTS, end of period	$286,238	$1,831,276

Supplemental disclosures of cash flow information:
Interest paid	$-	$4,865
Taxes paid	$-	$-

Non-cash investing and financing activities:
6% Senior secured convertible notes and interest converted into common stock	$62,025	$1,427,809
7% Convertible notes and interest converted into common stock	$1,384,207	$761,349
12% Senior secured convertible notes and interest converted into common stock	$439,688	$415,842
Common stock issued for cashless exercise of options	$357	$1,268
Common stock issued for services rendered	$-	$7,015,000
Fair value of warrants	$-	$382,068
Common stock issued to acquire Rocky Mountain Hydroponics and Evergreen
Garden Center	$-	$275,000
12% Senior secured convertible notes issued to acquire Rocky Mountain
Hydroponics and Evergreen Garden Center	$-	$800,000
Notes payable and interest for Greners acquisition converted into common stock	$-	$156,000
OID Note converted into common stock	$-	$280,000

The accompanying notes are an integral part of these consolidated financial statements.

GROWLIFE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS AND ORGANIZATION

GrowLife, Inc. (“GrowLife” or the “Company”) was incorporated under the laws of the State of Delaware and are headquartered in Seattle, Washington. The Company was founded in 2012 with the Closing of the Agreement and Plan of Merger with SGT Merger Corporation. The Company has authorized common stock of 3,000,000,000 shares at $0.0001 par value and 3,000,000 shares of preferred stock with a par value of $0.0001 were authorized by the shareholders. There is no preferred stock issued and the terms have not been determined as of September 30, 2015.

The Company’s goal of becoming the nation’s largest cultivation facility service provider for the production of organics, herbs and greens and plant-based medicines has not changed. The Company’s mission is to best serve more cultivators in the design, build-out, expansion and maintenance of their facilities with products of high quality, exceptional value and competitive price. Through a nationwide network of knowledgeable representatives, regional centers and its e-commerce website, GrowLife provides essential and hard-to-find goods including media (i.e., farming soil), industry-leading hydroponics equipment, organic plant nutrients, and thousands more products to specialty grow operations across the United States.

The Company primarily sells through its wholly owned subsidiary, GrowLife Hydroponics, Inc. In addition to the promotion and sales of GrowLife owned brands, GrowLife companies distribute and sell over 3,000 products through its e-commerce distribution channel, Greners.com, and through our regional retail storefronts. GrowLife and its business units are organized and directed to operate strictly in accordance with all applicable state and federal laws.

Past Merger and Acquisition Transactions

On June 7, 2013, GrowLife Hydroponics completed the purchase of Rocky Mountain Hydroponics, LLC, a Colorado limited liability company (“RMC”), and Evergreen Garden Center, LLC, a Maine limited liability company (“EGC”). The effective date of the purchase was June 7, 2013. The Company purchased all of the assets and liabilities of the RMH and EGC Companies, and their retail hydroponics stores, which are located in Vail and Boulder, Colorado and Portland, Maine. The Company purchased RMC and EGC from Rob Hunt, who was appointed to the then Company’s Board of Directors and President of GrowLife Hydroponics, Inc.

On July 23, 2012, the Company completed the purchase of substantially all of the assets of Donna Klauenburch and Tao Klauenburch related to the online retail business Greners.com.

On October 24, 2012, the Company’s wholly owned subsidiary GrowLife Hydroponics, Inc., a Delaware corporation, completed the purchase of all of the shares of Soja, Inc. dba Urban Garden Supplies (the “Urban Garden”) from Richard Melograno, Michael Cook, and Scott Glass (collectively the “UG Sellers”). The Company acquired all of the assets and liabilities of Urban Garden which included the inventory of the store located at 22516 Ventura Blvd., Woodland Hills, CA 91364.

Agreement and Plan of Merger with SGT Merger Corporation

On March 21, 2012, the Company entered into an Agreement and Plan of Merger with SGT Merger Corporation, a Nevada corporation and the Company’s wholly-owned subsidiary, SG Technologies Corp, a Nevada corporation (“SGT”), Sterling C. Scott, and W-Net Fund I, L.P., a Delaware limited partnership and current holder of the Company’s common stock. The transaction closed on April 5, 2012. At the Closing, (i) The Merger Corporation was merged with and into SGT; (ii) SGT became the Company’s wholly-owned subsidiary; and (iii) all SGT shares of common stock were exchanged for shares of our common stock and shares of a new series of our preferred stock, which was designated Series A Preferred Stock. At the Closing, the Company issued to SGT’s former stockholders 157,000,000 shares of the Company’s common stock and 3,000,000 shares of Series A Preferred Stock in exchange for the 200 shares of SGT’s common stock outstanding immediately prior to the Merger. Sterling C. Scott was appointed to the then Company’s Board of Directors and Chief Executive Officer.

After the Merger, former holders of SGT’s common stock owned in excess of 50% of our fully-diluted shares of common stock, and as a result of certain other factors, including that all members of our executive management are members of SGT’s management, SGT is deemed to be the acquiring company and the Company was deemed to be the legal acquirer for accounting purposes, and the Merger was accounted for as a reverse merger and a recapitalization in accordance with GAAP. The consolidated financial statements of GrowLife and its subsidiaries reflect the historical activity of SGT, and the historical stockholders’ equity of SGT has been retroactively restated for the equivalent number of shares received in the exchange.

Restatement of Previously Issued Unaudited Consolidated Financial Statements

In connection with the review of the Form 10-Q for the Company for the three months ended March 31, 2014, management determined that previously issued unaudited consolidated financial statements issued for the three months ended March 31, 2014 contained an error which was non-cash in nature. The Company reviewed the impact of this error and determined that the impact of this error for the three months ended March 31, 2014 consolidated financial statements was material. On June 19, 2014, after review by the Company’s independent registered public accounting firm and legal counsel, the Audit Committee of the Company’s Board of Directors concluded that we should restate our unaudited interim financial statements for the three months ended March 31, 2014 to reflect the correction of the previously identified error in the unaudited consolidated financial statements for this period.

The Company filed Form 10Q/A on June 27, 2014 and restated the consolidated balance sheet as of March 31, 2014, and the consolidated statements of operations and consolidated cash flows for the three months ended March 31, 2014 to reflect the correcting book entry described below. There was no impact to our actual cash balances as a result of these errors, and these errors do not change net cash flows from financing activities. There was no impact of this error on net cash flows from operating activities.

Transaction with CANX USA LLC

On November 19, 2013, the Company entered into a Joint Venture Agreement with CANX, a Nevada limited liability company. Under the terms of the Agreement, the Company and CANX formed Organic Growth International, LLC (“OGI”), a Nevada limited liability company, for the purpose of expanding the Company’s operations in its current retail hydroponic businesses and in other synergistic business verticals and facilitate additional funding for commercially financeable transactions of up to $40,000,000. In connection with closing of the Agreement, CANX agreed to provide a commitment to provide funding in the amount of $1,300,000 for a GrowLife Infrastructure Funding Technology program transaction and provide additional funding of $1,000,000 under a 7% Convertible Note instrument. The Company initially owns a non-dilutive forty five percent (45%) share of OGI and the Company may acquire a controlling share of OGI as provided in the Agreement.

In accordance with the Agreement, the Company and CANX entered into a Warrant Agreement whereby the Company delivered to CANX or its assignees a warrant to purchase 140,000,000 shares of the Company common stock at a maximum strike price of $0.033 per share. This transaction was properly recorded in the Company’s 2013 audited consolidated financial statements.

In accordance with the Agreement, the Company was required to deliver to CANX or its assignees an additional warrant to purchase 100,000,000 shares of the Company’s common stock at a maximum strike price of $0.033 per share. The warrant was earned by CANX upon completion of the Company’s increase in the number of authorized common shares from 1 billion to 3 billion shares. This increase in authorized shares was effective with the shareholder approval on February 7, 2014. This warrant was not booked at March 31, 2014.

After a detailed review of the facts, the Company concluded that the warrant to purchase 100,000,000 shares of the Company’s common stock was earned as of February 7, 2014, and should have been recorded in the consolidated financial statements for the three months ended March 31, 2014.

The following tables present the restated items for the applicable date.

For the Three Months Ended	As Originally	Amount of
March 31, 2014	Presented	Restatement	As Restated

Interest expense	$(799,631)	$(33,700,000)	$(34,499,631)
Net loss	(37,773,949)	(33,700,000)	(71,473,949)
Net loss per share	$(0.05)	$(0.04)	$(0.09)

	As Originally	Amount of
March 31, 2014	Presented	Restatement	As Restated

Additional paid-in capital	$35,690,082	$33,700,000	$69,390,082
Accumulated deficit	(62,174,653)	(33,700,000)	(95,874,653)

Suspension of Trading of the Company’s Securities

On April 10, 2014, the Company received notice from the SEC that trading of the Company’s common stock on the OTCBB was to be suspended from April 10, 2014 through April 24, 2014. The SEC issued its order pursuant to Section 12(k) of the Securities Exchange Act of 1934. According to the notice received by us from the SEC: “It appears to the Securities and Exchange Commission that the public interest and the protection of investors require a suspension of trading in the securities of GrowLife, Inc. because of concerns regarding the accuracy and adequacy of information in the marketplace and potentially manipulative transactions in GrowLife’s common stock.” The Company did not receive notice from the SEC that it was being formally investigated.

The suspension of trading eliminated the Company’s market makers, resulted in our trading on the grey sheets, resulted in legal proceedings and restricted the Company’s access to capital. On April 25, 2014, shares of the Company’s common stock resumed trading on the “grey sheets” and are not formally quoted or listed on any stock exchange at this time.

SEC Charges of Manipulating Our Securities

On August 5, 2014, the SEC charged four promoters with ties to the Pacific Northwest for manipulating the Company’s open market and conducted pre-arranged, manipulative matched orders and wash trades to create the illusion of an active market in these stocks. The promoters then sold their shares in coordination with aggressive promotional campaigns that urged investors to buy the stocks because the prices were on the verge of rising substantially.

On July 9, 2015, the SEC entered into settlements with two of the promoters. In connection with the settlement of their SEC action, the two men are liable for disgorgement of approximately $2.1 million and $306,000 in illicit profits, respectively. Earlier this year the two men were also sentenced to five and three years in prison, respectively, for their participation in the scheme.

NOTE 2 – GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net losses of $86,626,099 and $21,380,138 for the years ended December 31, 2014 and 2013, respectively. Our net cash used in operating activities was $2,122,577 and $1,791,074 for the years ended December 31, 2014 and 2013, respectively.

The Company anticipates that it will record losses from operations for the foreseeable future. As of December 31, 2014, our accumulated deficit was $111,026,803. The Company has experienced recurring operating losses and negative operating cash flows since inception, and has financed its working capital requirements during this period primarily through the recurring issuance of convertible notes payable and advances from a related party. The audit report prepared by our independent registered public accounting firm relating to our financial statements for the year ended December 31, 2014 and filed with the SEC on September 30, 2015 includes an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES: ADOPTION OF ACCOUNTING STANDARDS

Basis of Presentation - The accompanying consolidated financial statements include the accounts of the Company. Intercompany accounts and transactions have been eliminated. The preparation of these unaudited consolidated financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”).

Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its wholly owned and majority-owned subsidiaries. Inter-Company items and transactions have been eliminated in consolidation.

Cash and Cash Equivalents - The Company classifies highly liquid temporary investments with an original maturity of three months or less when purchased as cash equivalents. The Company maintains cash balances at various financial institutions. Balances at US banks are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk for cash on deposit.

Accounts Receivable and Revenue - Revenue is recognized on the sale of a product when the product is shipped, which is when the risk of loss transfers to our customers, the fee is fixed and determinable, and collection of the sale is reasonably assured. A product is not shipped without an order from the customer and the completion of credit acceptance procedures. The majority of our sales are cash or credit card; however, we occasionally extend terms to our customers. Accounts receivable are reviewed periodically for collectability.

Inventories - Inventories are recorded on a first in first out basis. Inventory consists of raw materials, purchased finished goods and components held for resale. Inventory is valued at the lower of cost or market. The reserve for inventory was $50,000 and $90,725 at December 31, 2014 and 2013, respectively.

Property and Equipment - Property and equipment are stated at cost. Assets acquired held under capital leases are initially recorded at the lower of the present value of the minimum lease payments discounted at the implicit interest rate (35% for assets currently held under capital lease) or the fair value of the asset. Major improvements and betterments are capitalized. Maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method over an estimated useful life of five years. Assets acquired under capital lease are depreciated over the lesser of the useful life or the lease term. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statements of operations.

Goodwill and Intangible Assets - The Company evaluates the carrying value of goodwill, intangible assets, and long-lived assets during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include, but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, (3) an adverse action or assessment by a regulator, (4) continued losses from operations, (5) continued negative cash flows from operations, and (6) the suspension of trading of the Company’s securities. When evaluating whether goodwill is impaired, the Company compares the fair value of the reporting unit to which the goodwill is assigned to the reporting unit’s carrying amount, including goodwill. The fair value of the reporting unit is estimated using a combination of the income, or discounted cash flows, approach and the market approach, which utilizes comparable companies’ data. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount. In calculating the implied fair value of reporting unit goodwill, the fair value of the reporting unit is allocated to all of the other assets and liabilities of that unit based on their fair values. The excess of the fair value of a reporting unit over the amount assigned to its other assets and liabilities is the implied fair value of goodwill.

The Company amortizes the cost of other intangible assets over their estimated useful lives, which range up to ten years, unless such lives are deemed indefinite. Intangible assets with indefinite lives are tested in the fourth quarter of each fiscal year for impairment, or more often if indicators warrant.

Equity Investments – The Company classifies all highly-liquid investments with stated maturities of greater than three months from the date of purchase and remaining maturities of less than one year as short-term investments. Investments with maturities beyond one year may be classified as short-term based on their highly liquid nature and because such investments are viewed as being available to support current operations. The Company classifies and accounts for short-term investments as available-for-sale and reflect realized gains and losses using the specific identification method. Changes in market value, if any, excluding other-than-temporary impairments, are reflected under stockholders’ deficit as unrealized gain/loss on related party investment.

Long Lived Assets – The Company reviews its long-lived assets for impairment annually or when changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets under certain circumstances are reported at the lower of carrying amount or fair value. Assets to be disposed of and assets not expected to provide any future service potential to the Company are recorded at the lower of carrying amount or fair value (less the projected cost associated with selling the asset). To the extent carrying values exceed fair values, an impairment loss is recognized in operating results.

Fair Value Measurements and Financial Instruments - ASC Topic 820 defines fair value, establishes a framework for measuring fair value, establishes a three-level valuation hierarchy for disclosure of fair value measurement and enhances disclosure requirements for fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1 - Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 - Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The carrying value of cash, accounts receivable, investment in a related party, accounts payables, accrued expenses, due to related party, notes payable, and convertible notes approximates their fair values due to their short-term maturities.

Derivative financial instruments -The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses a weighted average Black-Scholes-Merton option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.

As of December 31, 2013, the Company had outstanding unsecured 7% convertible notes for $1,850,000 that the Company determined were a derivative liability due to the “reset” clause associated with the note’s conversion price. The Company valued the derivative liability of these notes at $9,324,000 using the Black-Scholes-Merton option pricing model.

As of December 31, 2014, the Company had outstanding unsecured 7% convertible notes for $500,000 that the Company determined were a derivative liability due to the “reset” clause associated with the note’s conversion price. The Company valued the derivative liability of these notes at $1,278,878 using the Black-Scholes-Merton option pricing model.

As of December 31, 2014, the Company had outstanding unsecured 6% convertible notes for $350,000 that the Company determined were a derivative liability due to the “reset” clause associated with the note’s conversion price. The Company valued the derivative liability of these notes at $822,037 using the Black-Scholes-Merton option pricing model.

Sales Returns - We allow customers to return defective products when they meet certain established criteria as outlined in our sales terms and conditions. It is our practice to regularly review and revise, when deemed necessary, our estimates of sales returns, which are based primarily on actual historical return rates. We record estimated sales returns as reductions to sales, cost of goods sold, and accounts receivable and an increase to inventory. Returned products which are recorded as inventory are valued based upon the amount we expect to realize upon its subsequent disposition. As of December 31, 2014 and 2013, there was no reserve for sales returns, which are minimal based upon our historical experience.

Shipping and Handling Fees and Cost - For the years December 31, 2014 and 2013, shipping and handling fees billed to customers totaled $128,351 and $242,779, respectively, and were included in revenue.

Stock Based Compensation - The Company has share-based compensation plans under which employees, consultants, suppliers and directors may be granted restricted stock, as well as options and warrants to purchase shares of Company common stock at the fair market value at the time of grant. Stock-based compensation cost to employees is measured by the Company at the grant date, based on the fair value of the award, over the requisite service period under ASC 718. For options issued to employees, the Company recognizes stock compensation costs utilizing the fair value methodology over the related period of benefit. Grants of stock to non-employees and other parties are accounted for in accordance with the ASC 505.

Advertising Costs - Advertising costs are expensed as incurred and are recorded in general and administrative expenses. For the years ended December 31, 2014 and 2013, advertising costs of $141,369 and $220,514, respectively, were included in general and administrative expenses.

Net Income (Loss) Per Share - Under the provisions of ASC 260, “Earnings per Share,” basic loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of shares of common stock outstanding for the periods presented. Diluted net loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the income of the Company, subject to anti-dilution limitations. The common stock equivalents have not been included as they are anti-dilutive. As of December 31, 2014, there were stock options outstanding for the purchase of 40,720,000 common shares, warrants for the purchase of 565,000,000 common shares, 209,061,571 shares related to convertible debt and 6,000,000 of shares which we may have to issue under a settlement agreement which could potentially dilute future earnings per share. As of December 31, 2013, there were stock options outstanding for the purchase of 40,851,187 common shares, warrants for the purchase of 165,000,000 common shares and 160,626,377 shares related to convertible debt which could potentially dilute future earnings per share.

Dividend Policy - The Company has never paid any cash dividends and intends, for the foreseeable future, to retain any future earnings for the development of our business. Our future dividend policy will be determined by the board of directors on the basis of various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

Use of Estimates - In preparing these consolidated financial statements in conformity with GAAP, management is required to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates and assumptions included in the Company’s consolidated financial statements relate to the valuation of long-lived assets, estimates of sales returns, inventory reserves and accruals for potential liabilities, and valuation assumptions related to derivative liability, equity instruments and share based compensation.

Recent Accounting Pronouncements

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, management has not determined whether implementation of such proposed standards would be material to our consolidated financial statements.

In August 2014, FASB issued ASU 2014-15—Presentation of Financial Statements—Going Concern (ASC Subtopic 205-40): “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. The update requires management to assess a company’s ability to continue as a going concern and to provide related footnote disclosures in certain circumstances. All entities are required to apply the new requirements in annual periods ending after December 15, 2016, and interim periods thereafter. Early application is permitted. As such, GrowLife, Inc. is required to adopt these provisions for the annual period ending December 31, 2016. The Company is currently evaluating the impact of FASB ASU 2014-15 but does not expect the adoption thereof to have a material effect on GrowLife’s financial statements.

In May 2014, FASB issued ASU 2014-09—Revenue from Contracts with Customers (Topic 606): “Section A—Summary and Amendments That Create Revenue from Contracts with Customers, (Topic 606) and Other Assets and Deferred Costs—Contracts with Customers (Subtopic 340-40), Section B—Conforming Amendments to Other Topics and Subtopics in the Codification and Status Tables, Section C—Background Information and Basis for Conclusions”. The guidance in this update affects any entity that enters into contracts with customers to transfer goods or services and supersedes the revenue recognition requirements in Topic 605, Revenue Recognition. The update is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. As such, GrowLife, Inc. is required to adopt these provisions as of December 31, 2016. The Company is currently evaluating the impact of FASB ASU 2014-09 but does not expect the adoption thereof to have a material effect on GrowLife’s financial statements.

In July 2013, FASB issued ASU 2013-11—Income Taxes (ASC Topic 740): “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (a consensus of the FASB Emerging Issues Task Force)”. The amendments in this update provide explicit guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists at the reporting date. The update is effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The adoption of FASB ASU 2013-11 did not have a material effect on GrowLife’s financial statements.

New Accounting Standards Issued But Not Yet Adopted

In February 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis (“ASU 2015-02”). ASU 2015-02 affects reporting entities that are required to evaluate whether they should consolidate certain legal entities. ASU 2015-02 is effective for us on January 1, 2016, with early adoption permitted. The Company does not believe that this pronouncement will have an impact on the Company’s consolidated financial statements.

In April 2015, the FASB issued ASU No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”). The amendments in ASU 2015-03 require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in ASU 2015-03. ASU 2015-03 is effective for the Company on January 1, 2016, with early adoption permitted. The Company is currently evaluating the potential changes from this ASU to the Company’s future financial reporting and disclosures.

NOTE 4 – PURCHASE – ROCKY MOUNTAIN HYDROPONICS and EVERGREEN GARDEN CENTER

On June 7, 2013, GrowLife Hydroponics completed the purchase of Rocky Mountain Hydroponics, LLC, a Colorado limited liability company (“RMC”), and Evergreen Garden Center, LLC, a Maine limited liability company (“EGC”). The effective date of the purchase was June 7, 2013. The purchase included all of the assets and liabilities of the RMH and EGC Companies, and their retail hydroponics stores, which are located in Vail and Boulder, Colorado and Portland, Maine. The Company purchased RMC and EGC from Rob Hunt, who was appointed to the Company’s Board of Directors and was appointed President of GrowLife Hydroponics, Inc.

The Company paid the former owners of the RMH and EGC Companies $550,000 in cash, $800,000 in 12% Secured Convertible Notes, and $275,000 (7,857,141 shares at $0.035/share) in shares of the Company’s common stock.

The purchase price was allocated to specific identifiable tangible and intangible assets at their fair value at the date of the purchase in accordance with Accounting Standards Codification 805, “Business Combinations”, as follows:

Allocation	$
Assets	$907,614
Intangible assets	366,000
Goodwill	739,000
Total	2,012,614
Less fair value of liabilities	(387,614)
Purchase price	$1,625,000

The Company is amortizing the $366,000 of intangible assets at the rate of $6,100 per month over 5 years, with the Company recording $73,200 and $42,700 of non-cash amortization expense related to these intangible assets during the years ended December 31, 2014 and 2013, respectively.

The Company consolidated the results from operations from June 7, 2013. The following are unaudited pro-forma results of operations as if the acquisition had occurred on January 1, 2013 for the period ending June 7, 2013:

	Six Months Ended June 30, 2013,
		RMH/ EGC	Combined
	As Reported	As Reported	Pro-Forma

Net revenue	$1,625,625	$1,635,143	$3,260,768

Cost of goods sold	1,196,277	1,127,113	2,323,390

Gross profit	429,348	508,030	937,378

General and administrative	2,007,464	475,839	2,483,303

Loss from operations	(1,578,116)	32,191	(1,545,925)

Other income (expense):
Warrant expense	(250,000)	-	(250,000)
Loss on extinguishment of debt	(2,750)	-	(2,750)
Change in fair value of derivative	(169,753)	-	(169,753)
Interest expense, net	(799,310)	-	(799,310)

Net loss	$(2,799,929)	$32,191	$(2,767,738)

Net loss per share - (basic and diluted)	$(0.01)	$0.00	$(0.01)

Weighted average shares outstanding - (basic and diluted)	500,801,583	6,815,310	507,616,893

NOTE 5 – TRANSACTIONS WITH CANX USA, LLC AND LOGIC WORKS LLC

Transactions with CANX, LLC and Logic Works LLC

On July 10, 2014, the Company closed a Waiver and Modification Agreement, Amended and Restated Joint Venture Agreement, Secured Credit Facility and Secured Convertible Note with CANX, and Logic Works LLC, a lender and shareholder of the Company. The Agreements require the filing of a registration statement on Form S-1 within 10 days of the filing of the Company’s Form 10-Q for the period ended June 30, 2014. Due to the Company’s grey sheet trading status and other issues, the Company has not filed the registration statement.

Previously, the Company entered into a Joint Venture Agreement with CANX USA LLC, a Nevada limited liability company. Under the terms of the Joint Venture Agreement, the Company and CANX formed Organic Growth International, LLC (“OGI”), a Nevada limited liability company, for the purpose of expanding the Company’s operations in its current retail hydroponic businesses and in other synergistic business verticals and facilitating additional funding for commercially financeable transactions of up to $40,000,000. In connection with the closing of the Agreement, CANX agreed to provide a commitment for funding in the amount of $1,300,000 for a GrowLife Infrastructure Funding Technology program transaction and provided additional funding under a 7% Convertible Note instrument for $1,000,000, including $500,000 each from Logic Works and China West III Investments LLC, entities that are unaffiliated with CANX and operate as separate legal entities. The Company initially owned a non-dilutive forty five percent (45%) share of OGI and the Company may acquire a controlling share of OGI as provided in the Joint Venture Agreement. In accordance with the Joint Venture Agreement, the Company and CANX entered into a Warrant Agreement whereby the Company delivered to CANX a warrant to purchase 140,000,000 shares of the Company common stock at a maximum strike price of $0.033 per share. Also in accordance with the Joint Venture Agreement, the Company issued an additional warrant to purchase 100,000,000 shares of the Company’s common stock at a maximum strike price of $0.033 per share on February 7, 2014.

On April 10, 2014, as a result of the suspension in the trading of the Company’s securities, the Company went into default on its 7% Convertible Notes Payable for $500,000 each from Logic Works and China West III. As a result, the Company accrued interest on these notes at the default rate of 24% per annum. Furthermore, as a result of being in default on these notes, the Holders could have, at their sole discretion, called these notes.

Waiver and Modification Agreement

The Company entered into a Waiver and Modification Agreement dated June 25, 2014 with Logic Works LLC whereby the 7% Convertible Note with Logic Works dated December 20, 2013 was modified to provide for (i) a waiver of the default under the 7%

Convertible Note; (ii) a conversion price which is the lesser of (A) $0.025 or (B) twenty percent (20%) of the average of the three (3) lowest daily VWAPs occurring during the twenty (20) consecutive Trading Days immediately preceding the applicable Conversion Date on which the Holder elects to convert all or part of this Note; (iii) the filing of a registration statement on Form S-1 within 10 days of the filing of the Company’s Form 10-Q for the period ended June 30, 2014; and (iv) continuing interest of 24% per annum. China West III converted its Note into common stock on June 4, 2014. Due to the Company’s grey sheet trading status and other issues, the Company has not filed the registration statement.

Amended and Restated Joint Venture Agreement

The Company entered into an Amended and Restated Joint Venture Agreement dated July 1, 2014 with CANX whereby the Joint Venture Agreement dated November 19, 2013 was modified to provide for (i) up to $12,000,000 in conditional financing subject to review by GrowLife and approval by OGI for business growth development opportunities in the legal cannabis industry for up to six months, subject to extension; (ii) up to $10,000,000 in working capital loans, with each loaning requiring approval in advance by CANX; (iii) confirmed that the five year warrants, subject to extension, at $0.033 per share for the purchase of 140,000,000 and 100,000,000 were fully earned and were not considered compensation for tax purposes by the Company; (iv) granted CANX five year warrants, subject to extension, to purchase 300,000,000 shares of common stock at the fair market price of $0.033 per share as determined by an independent appraisal; (v) warrants as defined in the Agreement related to the achievement of OGI milestones; (vi) a four year term, subject to adjustment and (vi) the filing of a registration statement on Form S-1 within 10 days of the filing of the Company’s Form 10-Q for the period ended June 30, 2014. Due to the Company’s grey sheet trading status and other issues, the Company has not filed the registration statement.

Secured Convertible Note and Secured Credit Facility

The Company entered into a Secured Convertible Note and Secured Credit Facility dated June 25, 2014 with Logic Works whereby Logic Works agreed to provide up to $500,000 in funding. Each funding requires approval in advance by Logic Works, provides for interest at 6% with a default interest of 24% per annum and requires repayment by June 26, 2016. The Note is convertible into common stock of the Company at the lesser of $0.0070 or (B) twenty percent (20%) of the average of the three (3) lowest daily VWAPs occurring during the twenty (20) consecutive Trading Days immediately preceding the applicable conversion date on which Logic Works elects to convert all or part of this 6% Convertible Note, subject to adjustment as provided in the Note. The 6% Convertible Note is collateralized by the assets of the Company. The Company also has agreed to file a registration statement on Form S-1 within 10 days of the filing of the Company’s Form 10-Q for the three months ended September 30, 2014 and have the registration statement declared effective within ninety days of the filing of the Company’s Form 10-Q for the three months ended June 30, 2014. Due to the Company’s grey sheet trading status and other issues, the Company has not filed the registration statement.

On July 10, 2014, the Company closed a Waiver and Modification Agreement, Amended and Restated Joint Venture Agreement, Secured Credit Facility and Secured Convertible Note with CANX, and Logic Works LLC, a lender and shareholder of the Company. As of September 30, 2014, the Company has borrowed $350,000 under the Secured Convertible Note and Secured Credit Facility dated June 25, 2014 with Logic Works.

OGI was incorporated on January 7, 2014 in the State of Nevada and had no business activities as of December 31, 2014.

NOTE 6 – TERMINATED AGREEMENTS WITH WISE PHOENIX, LLC AND AJOA HOLDINGS, LLC RELATED TO CEN BIOTECH, INC. AND R.X.B.N. INC.

On January 24, 2014, the Company executed an Interest Purchase Agreement (“IPA”) whereby Wise Phoenix LLC, a Nevada limited liability company (“WP”), and AJOA Holdings, LLC, a Nevada limited liability company (“AJOA”) (WP and AJOA may be collective referred to as “Sellers”), sold to OGI, 25% of the fully diluted outstanding equity of CEN Biotech, Inc., a corporation organized under the laws of Canada (“CEN”). The Company was obligated to issue shares of common stock to the Sellers. CEN, under the authority and inspection of the Canadian authorities, has been authorized to build a medical marijuana growing facility in Canada, which could produce as much as 1.3 million pounds of dried marijuana annually.

On January 24, 2014, the Company entered into a Shareholder Agreement with the shareholders of CEN. The Shareholder Agreement contemplated OGI’s assignment of the 25% equity interest in CEN to the Company and therefore notes that the Company has a 25% interest. The Company, AJOA, WP, Creative Edge Nutrition, Inc., and one individual, collectively representing 93% percent ownership of CEN, have signed the Shareholder Agreement as of January 24, 2014, as well as CEN itself. Another eight individuals representing the remaining 7% were expected to sign the Shareholder Agreement.

On January 24, 2014, OGI entered into a Master Equipment, Procurement and Services Agreement (“RXNB MEPS”) with RXNB dictating that the legal cannabis growing needs of WP, AJOA, and RXNB shall generally be supplied by the Company, so long as specification, price, and quality are substantially equal.

On April 10, 2014, the Company received notice from both R.X.N.B., Inc. and CEN Biotech, Inc. that both companies were rescinding and/or voiding their respective Interest Purchase Agreements with the Company because the SEC had suspended the

Company’s trading in securities due to potential issues of accuracy and adequacy of information in the marketplace. There were no penalties related to the rescinding of the Agreements.

NOTE 7 – INVENTORY

Inventory as of December 31, 2014 and December 31, 2013 consists of the following:
	December 31, 2014	December 31, 2013
	(Audited)	(Audited)

Raw materials	$-	$94,681
Finished goods	923,565	1,028,037
Inventory in transit	-	221,728
Inventory reserve	(40,215)	(90,725)
Total	$883,350	$1,253,721

Finished goods inventory relates to product at the Company’s retail stores, which is product purchased from distributors, and in some cases directly from the manufacturer, and resold at our stores. Inventory in transit relates to product purchased by the Company but which had not been received as of December 31, 2014.

The Company reviews its inventory on a periodic basis to identify products that are slow moving and/or obsolete, and if such products are identified, the Company records the appropriate inventory impairment charge at such time.

NOTE 8 – PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2014 and 2013 consists of the following:

	December 31,	December 31,
	2014	2013
	(Audited)	(Audited)

Machines and equipment	$63,172	$63,172
Furniture and fixtures	49,787	49,787
Computer equipment	52,304	52,304
Leasehold improvements	56,965	53,040
Total property and equipment	222,228	218,303
Less accumulated depreciation and amortization	(198,186)	(164,545)
Net property and equipment	$24,042	$53,758

Fixed assets, net of accumulated depreciation, were $24,042 and $53,758 as of December 31, 2014 and 2013, respectively. Accumulated depreciation was $198,186 and $164,545 as of December 31, 2014 and 2013, respectively. Total depreciation expense was $33,641 and $22,229 for the years ended December 31, 2014 and 2013, respectively. All equipment is used for selling, general and administrative purposes and accordingly all depreciation is classified in selling, general and administrative expenses.

NOTE 9 – INVESTMENT IN VAPE HOLDINGS, INC.

In May 2013, the Company made an investment in the amount of $1,160 in Vape Holdings, Inc., a Nevada corporation, and received 200,428 shares.

Sterling C. Scott, the Company’s then Chief Executive Officer, also owned 257,320 shares of Vape’s common stock. Furthermore, the former President of GrowLife, Inc., Kyle Tracey, was the Chief Executive Officer of Vape. As a result, the Company deemed Vape to be a related party and therefore has recorded the Company’s investment in Vape as an “Investment in a related party” on its balance sheet.

The value of the Company’s investment in Vape as of December 31, 2013 was $5.60 per share, or $1,122,397. The Company sold 200,428 shares of Vape’s common stock during the year ended December 31, 2014 for net proceeds of $186,791 which was recorded as “other income” in the statement of operations. As of December 31, 2014, the Company recorded a $1,122,397 loss in the value of its investment in Vape by decreasing its “Investment in a related party” balance sheet account while also recording a corresponding decrease to “Unrealized loss on investment in a related party” in the Stockholders’ deficit section of the Company’s balance sheet.

NOTE 10 – INTANGIBLE ASSETS

Intangible assets as of December 31, 2014 consisted of the following:
Intangible Assets:	Estimated Useful Lives	Cost	Accumulated Amortization	Net Book Value
RMH/EGC acquisition- customer contracts	5 years	$366,000	$(115,900)	$250,100
Greners acquisition- customer contracts	5 years	230,000	(129,948)	100,052
Phototron acquisition- customer contracts	5 years	215,000	(215,000)	-
Soja, Inc. (Urban Garden Supply) acquisition- customer contracts	5 years	60,000	(60,000)	-
Trademarks		3,600	-	3,600
Total intangible assets		$874,600	$(520,848)	$353,752

Total amortization expense was $106,548 and $108,966 for the years ended December 31, 2014 and 2013, respectively.

The fair value of the assets acquired detailed above, estimated by using a discounted cash flow approach based on future economic benefits associated with agreements with customers, or through expected continued business activities with its customers. In summary, the estimate was based on a projected income approach and related discounted cash flows over five years, with applicable risk factors assigned to assumptions in the forecasted results.

NOTE 11 – DERIVATIVE LIABILITY

In April 2008, the FASB issued a pronouncement that provides guidance on determining what types of instruments or embedded features in an instrument held by a reporting entity can be considered indexed to its own stock for the purpose of evaluating the first criteria of the scope exception in the pronouncement on accounting for derivatives. This pronouncement was effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of these requirements can affect the accounting for warrants and many convertible instruments with provisions that protect holders from a decline in the stock price (or “down-round” provisions). For example, warrants or conversion features with such provisions are no longer recorded in equity. Down-round provisions reduce the exercise price of a warrant or convertible instrument if a company either issues equity shares for a price that is lower than the exercise price of those instruments or issues new warrants or convertible instruments that have a lower exercise price.

7% Convertible Notes

As of December 31, 2013, the Company had outstanding 7% convertible notes for $1,850,000 that the Company determined were a derivative liability due to the “reset” clause associated with the note’s conversion price. The Company had valued the derivative liability of these notes at $9,324,000 using the Black-Scholes-Merton option pricing model. As of December 31, 2014, the Company had outstanding unsecured 7% convertible notes for $500,000 that the Company determined were a derivative liability due to the “reset” clause associated with the note’s conversion price. The Company valued the derivative liability of these notes at $1,278,878 using the Black-Scholes-Merton option pricing model, which approximates the Monte Carlo and other binomial valuation techniques, with the following assumptions (i) dividend yield of 0%; (ii) expected volatility of 157.1%; (iii) risk free rate of 0.78%, (iv) stock price of $0.02, (v) per share conversion price of $0.007, and (vi) expected term of .50-.75 years, as the Company estimates that these notes will be converted by June 30, 2015 to September 30, 2015.

6% Convertible Notes

As of December 31, 2014, the Company had outstanding unsecured 6% convertible notes for $350,000 that the Company determined were a derivative liability due to the “reset” clause associated with the note’s conversion price. The Company valued the derivative liability of these notes at $822,037 using the Black-Scholes-Merton option pricing model. which approximates the Monte Carlo and other binomial valuation techniques, with the following assumptions (i) dividend yield of 0%; (ii) expected volatility of 157.1%; (iii) risk free rate of 0.78%, (iv) stock price of $.02, (v) per share conversion price of $0.007, and (vi) expected term of 1.46 years.

The risk-free rate of return reflects the interest rate for the United States Treasury Note with similar time-to-maturity to that of the warrants.

				Carrying
	Fair Value Measurements Using Inputs			Amount at
Financial Instruments	Level 1	Level 2	Level 3	December 31, 2014

Liabilities:
Derivative Instruments - Warrants	$-	$2,100,915	$-	$2,100,915

Total	$-	$2,100,915	$-	$2,100,915

For the year ended December 31, 2014, the Company recorded a non-cash gain of $7,223,085 related to the “change in fair value of derivative” expense related to its 6% and 7% convertible notes.

NOTE 12 – RELATED PARTY TRANSACTIONS

Since January 1, 2013, the Company engaged in the following reportable transactions with our directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediately family members of our directors, executive officers and holders of more than 5% of our voting securities.

Transactions with an Employee

On March 14, 2013, the Company entered into a Notes Payable with an employee $25,000. The Note Payable provides for interest 6% per year with a term of ninety days. On June 26, 2013, the Company signed an Amended Note Payable, extending the term through September 30, 2013. On September 6, 2013, the Company issued 1,224,918 shares of its common stock at a per share price of $0.021 as payment in full of the $25,000 principal and $723 of accrued and unpaid interest.

On March 20, 2013, this employee purchased 2,000,000 shares of the Company’s common stock at a price of $0.035 per share. The aggregate proceeds were $70,000. The shares were purchased as part of the Company’s Subscription Agreement dated December 2011.

Loans and Advances from Sterling C. Scott

Sterling Scott advanced various amounts to us. As of December 31, 2011, the amount due the former CEO was $183,103, and additional advances of $98,897 were made to us through April 5, 2012. On April 5, 2012, Mr. Scott converted $282,000 of these advances into a 6% senior convertible note. Mr. Scott made further advances during the year ended December 31, 2012 which were converted into the 6% senior convertible note. As of December 31, 2013, total amount owed to Mr. Scott was $453,932, which consisted of $413,680 in principal and $40,252 in accrued interest. As of September 10, 2014, the outstanding principal balance on Mr. Scott’s 6% convertible note was $413,680 and accrued interest were sold to two parties not related to us.

Investment in Vape Holdings, Inc.

See Note 9 for additional details.

Agreement with Jeff Giarraputo

On February 26, 2014, the Company engaged Jeff Giarraputo, a member of the Board of Directors, as an advisor to the Company for six months effective as of February 15, 2014. Mr. Giarraputo agreed to provide marketing, business development, and general management to us related to the cannabis industry. As compensation for these services, and subject to approval by our Board of Directors, the Company expected to grant Mr. Giarraputo a stock option to purchase 2,000,000 shares of our common stock at $0.31 per share, which represents the 30-day trailing average of the our common stock. All shares subject to the option will vest over a six month period beginning on the date of engagement and are subject to the terms and conditions of our 2011 Stock Incentive Plan including vesting requirements. On August 19, 2014, the Parties cancelled this Agreement and this stock option was not issued.

NOTE 13 – CONVERTIBLE NOTES PAYABLE

Convertible notes payable as of December 31, 2014 consists of the following:

	Principal	Accrued Interest	Debt Discount	Balance As of December 31, 2014
6% Senior secured convertible notes (2012)	$413,680	$71,669	$(20,486)	$464,863
6% Secured convertible note (2014)	350,000	9,641	(261,308)	98,333
7% Convertible note ($850,000)	250,000	43,973	(93,753)	200,220
7% Convertible note ($1,000,000)	250,000	74,468	(102,279)	222,189
	$1,263,680	$199,751	$(477,826)	$985,605

On April 10, 2014, as a result of the SEC suspension in the trading of our securities, the Company went into default on its 6% Senior Secured Convertible Notes Payable and 7% Convertible Notes Payable. As a result, the Company accrued interest on these notes at the default rate of 12% and 24% per annum, respectively. Furthermore, as a result of being in default on these notes, the Holders could, at their sole discretion, call these notes. Although no such action has been taken by the Holders, the Company classified these notes as a current liability rather than long-term debt as of March 31, 2014.

During July 2014, the Company reached settlement agreements with the holders of the 7% Convertible Notes Payable and the Company is not in default under any of our convertible notes payable. The Company is accruing interest at the interest rate in the settlement agreements or convertible notes.

6% Senior Secured Convertible Notes Payable (2012)

On September 28, 2012, the Company entered into an Amendment and Exchange Agreement (“Exchange Agreement”) with W-Net, Europa International, Inc., Sterling Scott, Robert Shapiro, Lauri Bilawa, Carla Badaracco and Forglen, LLC. The Exchange Agreement provided for the issuance of new 6% Senior Secured Convertible Notes that replaced the 6% Senior Secured Convertible Notes that were previously issued during 2012. The 6% Notes accrued interest at the rate of 6% per annum and had a maturity date of April 15, 2015. No cash payments were required; however, accrued interest is due at maturity. In the event of a default the Investors may declare the entire principal and accrued interest to be due and payable. Default interest will accrue at the rate of 12% per annum. The 6% Notes were secured by substantially all of the assets of the Company and are convertible into common stock at the rate of $0.007 per share. The Company determined that the conversion feature was a beneficial conversion feature and determined its value to be $102,096 as of December 31, 2013, which the Company recorded as a debt discount to the 6% Notes. As of December 31, 2013 the Company owed principal of $468,680 and accrued interest of $46,196 on these 6% Notes.

On January 3, 2014, Carla Badaracco converted $30,000 of principal and $2,901 of accrued and unpaid interest into 4,700,196 shares of the Company’s common stock at a per share conversion price of $0.007. Upon conversion of the $30,000 of principal, the Company recorded $6,535 of non-cash interest expense to fully amortize the remaining debt discount associated with the $30,000 of principal that was converted on January 3, 2014.

On July 3, 2014, Robert Shapero, a Holder of the Company’s 6% Convertible Notes Payable, converted $25,000 of principal and $4,136 of accrued interest into 4,162,623 shares of the Company’s common stock at a per share conversion price of $0.007.

As of September 10, 2014, the outstanding principal balance on Mr. Scott’s 6% convertible note of $413,680 and accrued interest were sold to two parties not related to us. On April 27, 2015, the Company entered into Amendment One of the Amended and Restated 6% Senior Secured Convertible Note, which increased the interest rate to 12% effective April 8, 2014 and extended the maturity to September 15, 2015.

On July 9, 2015, the two investors each entered into Amendment Two of the Amended and Restated 6% Senior Secured Convertible Note which provide for an increase in the interest rate from 6% to 10% and the default interest rate from 12% to 20% on the 6% Senior Secured Convertible Notes for so long as the Company remains in technical default on said notes due to its delisting from its Primary Trading Market April 2014. The Company further agreed that said 20% default interest will be applied to the date of default on April 10, 2014 and continuing through the present.

During the year ended December 31, 2014, the Company recorded interest expense of $32,498 and $81,610 of non-cash interest expense related to the amortization of the debt discount associated with these 6% convertible notes, respectively. As of December 31, 2014, the outstanding principal on these 6% convertible notes was $413,680, accrued interest was $71,669, and unamortized debt discount was $20,486, which results in a net amount of $464,683. The Company accrued interest on these notes at the default rate of 12% from April 10, 2014 to July 10, 2014.

6% Secured Convertible Note and Secured Credit Facility (2014)

The Company entered into a Secured Convertible Note and Secured Credit Facility dated June 25, 2014 with Logic Works whereby Logic Works agreed to provide up to $500,000 in funding. Each funding requires approval in advance by Logic Works, provides for interest at 6% with a default interest of 24% per annum and requires repayment by June 26, 2016. The Note is convertible into common stock of the Company at the lesser of $0.0070 or (B) twenty percent (20%) of the average of the three (3) lowest daily VWAPs occurring during the twenty (20) consecutive Trading Days immediately preceding the applicable conversion date on which Logic Works elects to convert all or part of this 6% Convertible Note, subject to adjustment as provided in the Note. The 6% Convertible Note is collateralized by the assets of the Company. The Company also has agreed to file a registration statement on Form S-1 within 10 days of the filing of the Company’s Form 10-Q for the three months ended June 30, 2014 and have the registration statement declared effective within ninety days of the filing of the Company’s Form 10-Q for the three months ended June 30, 2014. Due to the Company’s grey sheet trading status and other issues, the Company has not filed the registration statement.

On July 10, 2014, the Company closed a Waiver and Modification Agreement, Amended and Restated Joint Venture Agreement, Secured Credit Facility and Secured Convertible Note with CANX, and Logic Works LLC, a lender and shareholder of the Company.

During the year ended December 31, 2014, the Company recorded interest expense of $9,641 and $88,692 of non-cash interest expense related to the amortization of the debt discount associated with these 6% convertible notes, respectively. As of December 31, 2014, the Company has borrowed $350,000 under the Secured Convertible Note and Secured Credit Facility, accrued interest was $9,641 and the unamortized debt discount was $261,308, which results in a net amount of $98,333.

7% Convertible Note Payable

On October 11, 2013, the Company issued 7% Convertible Notes in the aggregate amount of $850,000 to Europa International, Inc., Myli Burger, Adam Liebross and Forglen LLC. The original principal balance is due September 30, 2015 and the annual rate of interest is 7%, which increases to 24% per annum, or the maximum rate permitted under any applicable law, in the event of default. Subject to certain limitations, the Holders can, at its sole discretion, convert the outstanding and unpaid principal and interest into shares of the Company’s common stock. The conversion price for the period of time from the date of this 7% Note through and including September 30, 2014 is the lesser of (a) $0.025 per share and (b) seventy percent (70%) of the average of the three (3) lowest daily volume weighted average closing prices occurring during the twenty (20) consecutive trading days immediately preceding the applicable conversion date on which the Holder elects to convert all or part of this 7% Note, subject to adjustment as provided in this 7% Note. The conversion price is $0.025 per share for the period of October 1, 2014 through the maturity date of September 30, 2015, subject to adjustment as provided in this 7% Note. At any time after the 12-month period immediately following the date of this 7% Note, the Company has the option to pre-pay the entire outstanding principal amount of this 7% Note by paying to the Holder an amount equal to one hundred and fifty percent (150%) of the principal and interest then outstanding. The Company’s obligations under this 7% Note will accelerate upon a bankruptcy event with respect to the Company or any subsidiary, any default in the Company’s payment obligations under this 7% Note, the Company’s failure to issue shares of its common stock in connection with a conversion of this 7% Note, the Company’s or any subsidiary’s breach of any provision of any agreement providing for indebtedness of the Company or such subsidiary in an amount exceeding $100,000, the common stock of the Company being suspended or delisted from trading on the Over the Counter Bulletin Board (the “Primary Market”) market and the OTCQB, the Company losing its status as “DTC Eligible” or the Company becoming late or delinquent in its filing requirements with the Securities and Exchange Commission. Upon any such acceleration of this 7% Note, the Company shall be obligated to pay an amount equal to the greater of (i) one hundred and twenty percent (120%) of the outstanding principal of this 7% Note (plus all accrued but unpaid interest) and (ii) the product of (a) the highest closing price for the Company’s common stock for the five (5) days on which the Primary Market is open for business immediately preceding such acceleration and (b) a fraction, the numerator of which is the outstanding principal of this 7% Note, and the denominator of which is the applicable conversion price as of the date of determination.

During July 2014, the Company reached settlement agreements with the holders of the 7% Convertible Notes Payable and the Company is not in default under any of our convertible notes payable. We continue to accrue interest at the interest rate in the settlement agreements.

Due to the “reset” clause in these 7% Notes relating to the conversion price, the Company determined that the conversion feature is considered a beneficial conversion feature and created a derivative. On the date of issuance of the $850,000 of 7% convertible notes, the Company calculated the value of the derivative liability using the weighted-average Black-Scholes-Merton option pricing model, which approximates the Monte Carlo and other binomial valuation techniques, with the following assumptions; (i) dividend yield of 0%; (ii) expected volatility of 25.09%; (iii) risk free rate of 0.23%, (iv) expected term of 1 year, (v) market value share price of $0.063, and (vi) per share conversion price of $0.025. Based upon this model, the Company determined an initial derivative liability value of $1,292,000, which it recorded as a derivative liability as of the date of issuance while also recording a $442,000 non-cash interest expense and an $850,000 debt discount on its balance sheet in relation to the bifurcation of the embedded conversion options of these notes.

On December 20, 2013, the Company issued 7% Convertible Notes for $1,000,000, including $500,000 each from Logic Works and China West III Investments LLC. As previously stated, due to the “reset” clause in these 7% Notes relating to the conversion price, the Company has determined that the conversion feature is considered a beneficial conversion feature and thereby creates a derivative. On the date of issuance of the $1,000,000 of 7% convertible notes, the Company calculated the value of the derivative liability using the weighted-average Black-Scholes-Merton option pricing model, which approximates the Monte Carlo and other binomial valuation techniques, with the following assumptions; (i) dividend yield of 0%; (ii) expected volatility of 45.04%; (iii) risk free rate of 0.02%, (iv) expected term of 1 year, (v) market value share price of $0.14, and (vi) per share conversion price of $0.025. Based upon this model, the Company determined an initial derivative liability value of $4,600,000, which it recorded as a derivative liability as of the date of issuance while also recording a $3,600,000 non-cash interest expense and an $1,000,000 debt discount on its balance sheet in relation to the bifurcation of the embedded conversion options of these notes.

At December 31, 2013, the outstanding principal balance on these 7% convertible notes was $1,850,000, the accrued and unpaid interest totaled $15,668, and the related debt discount totaled $1,698,292, for a net value of $167,376.

On March 7, 2014, the Company issued 2,000,000 shares of its common stock to Adam Liebross related to the conversion of $50,000 of principal at a per share conversion price of $0.025 of the Company’s 7% Convertible Notes Payable. Upon the conversion of the $50,000, the Company recorded $39,583 of non-cash interest expense to fully amortize the remaining portion of the debt discount related to the $50,000 of principal.

On March 18, 2014, the Company issued 22,727,668 shares of its common stock to Adam Liebross (8,300,260 shares), Myli Burger Holdings LLC (4,122,248 shares) and Europa International Inc. (10,304,800 shares) related to the total conversion of $550,000 of principal and $18,192 of accrued and interest at a per share conversion price of $0.025 of the Company’s 7% Convertible Notes Payable. Upon the conversion of the $550,000, the Company recorded $435,412 of non-cash interest expense to fully amortize the remaining portion of the debt discount related to the $550,000 of principal.

On April 9, 2014, the Company issued 5,347,032 shares of its common stock to Forglen LLC related to the conversion of $125,000 of principal and $8,676 of accrued interest at a per share conversion price of $0.025 of the Company’s 7% Convertible Notes Payable. Upon the conversion of the $125,000, the Company recorded $197,915 of non-cash interest expense to fully amortize the remaining portion of the debt discount related to the $125,000 of principal. On July 14, 2014, the Board of Directors approved a Settlement Agreement and Waiver of Default dated June 19, 2014 with Forglen related to the 7% Convertible Note. The Company cancelled the April 9, 2014 conversion as a result of the SEC suspension in the trading of the Company’s securities. The Company recorded a non-cash interest credit $67,703 to record this transaction.

On April 9, 2014, the Company issued 5,347,032 shares of its common stock to Forglen LLC related to the conversion of $125,000 of principal and $8,676 of accrued interest at a per share conversion price of $0.025 of the Company’s 7% Convertible Notes Payable. On July 14, 2014, the Board of Directors approved a Settlement Agreement and Waiver of Default dated June 19, 2014 with Forglen related to the 7% Convertible Note. The Company cancelled the April 9, 2014 conversion as a result of the SEC suspension in the trading of the Company’s securities and Forglen has $250,000 of principal and interest outstanding on his note payable.

On June 4, 2014, the Company issued 20,640,548 shares of the Company’s common stock to China West III Investments LLC related to the conversion of $500,000 of principal and $16,014 of accrued interest at a per share conversion price of $0.033 of the Company’s 7% Convertible Notes Payable. Upon the conversion of the $500,000, the Company recorded $363,640 of non-cash interest expense to fully amortize the remaining portion of the debt discount related to the $500,000 of principal.

On July 31, 2014, Logic Works, a Holder of the Company’s 7% Convertible Notes Payable, converted $250,000 of principal into 35,714,286 shares of the Company’s common stock at a per share conversion price of $0.007. Upon the conversion of the $250,000, the Company recorded $181,820 of non-cash interest expense to fully amortize the remaining portion of the debt discount related to the $250,000 of principal. The principal balance due to Logic Works as of December 31, 2014 is $250,000 is due September 30, 2015. The current annual rate of interest is 24% per annum. The conversion price is $0.007 per share.

During the year ended December 31, 2014, the Company recorded interest expense of $136,980 and $1,502,260 of non-cash interest expense related to the amortization of the debt discount associated with these 7% convertible notes, respectively. As of March 31, 2015, the outstanding principal on these 7% convertible notes was $500,000, accrued interest was $118,441, and unamortized debt discount was $196,032, which results in a net amount of $422,409.

12% Senior Secured Convertible Notes Payable

On June 7, 2013, the Company issued $800,000 of 12% Senior Secured Convertible Notes to the former owners of RMH/EGC. These 12% Convertible Notes have a two year term, with the expiration date of June 8, 2015. The 12% Convertible Notes are secured by substantially all of the Company’s assets. Interest accrues daily on the outstanding principal amount at an annual rate of 12%. The holders of the 12% Convertible Notes can, at their sole discretion, convert any or all of the outstanding principal and accrued and unpaid interest into shares of the Company’s common stock. The conversion price was $0.035 per share, which was subject to adjustment in the event of any stock splits, stock dividends, and similar events. In the event of a default by the Company, the outstanding principal amount of these 12% Convertible Notes, plus accrued interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the holder’s sole discretion, immediately due and payable in cash. In addition, in the event of a default, the rate of interest will increase to 18% and will be calculated in the same manner described above.

At December 31, 2013, the outstanding principal balance on these 12% convertible notes was $408,000 with accrued interest totaling $27,608, for a total amount owed of $435,608. On the date these notes were issued, it was determined that there was a beneficial conversion feature valued at $0.005 per share, or $114,285 in the aggregate, which was recorded as a debt discount. As of December 31, 2013, the unamortized debt discount related to these 12% convertible notes was $41,825.

On January 31, 2014, the Company issued 12,562,518 shares of its common stock related to the conversion of $408,000 of principal and $31,688 of accrued interest at a per share conversion price of $0.035 of the Company’s 12% Senior Secured Convertible Notes Payable. During the three month period ended March 31, 2014, the Company recorded $4,080 of interest expense and $41,825 of non-cash interest expense related to the amortization of the $41,285 of debt discount. As of March 31, 2014, these 12% convertible notes had been satisfied in full and all related debt discount had been fully amortized as non-cash interest expense.

NOTE 14 – EQUITY

Common Stock

Unless otherwise indicated, all of the following sales or issuances of Company securities were conducted under the exemption from registration as provided under Section 4(2) of the Securities Act of 1933 (and also qualified for exemption under 4(5), formerly 4(6) of the Securities Act of 1933, except as noted below). All of the shares issued were issued in transactions not involving a public offering, are considered to be restricted stock as defined in Rule 144 promulgated under the Securities Act of 1933 and stock certificates issued with respect thereto bear legends to that effect.

The Company has compensated consultants and service providers with restricted common stock during the development of our business and when our capital resources were not adequate to provide payment in cash.

During the year ended December 31, 2014, the Company had had the following sales of unregistered sales of equity securities:

On January 3, 2014, the Company issued 4,700,196 shares of its common stock to Carla Badaracco related to the conversion of $30,000 of principal and $2,901 of accrued interest at a per share conversion price of $0.007 of the Company’s 6% Senior Secured Convertible Notes Payable.

On January 31, 2014, the Company issued 12,562,518 shares of its common stock related to the conversion of $408,000 of principal and $31,688 of accrued interest at a per share conversion price of $0.035 of the Company’s 12% Senior Secured Convertible Notes Payable.

On January 31, 2014, the Company issued 2,351,187 shares of its common stock to Doug Braun related to the exercise of a stock option granted in fiscal year 2011. The Company received $44,673 or $0.019 per share.

On February 13, 2014, the Company issued 29,420 shares of its common stock to Alby Segall, a third party consultant and non-accredited investor, as payment in full for services rendered. The shares were valued at the fair market price of $0.3399 per share.

On February 16, 2014, the Company issued 1,250,000 shares of its common stock to Integrity Media, Inc. related to a November 16, 2013 Service Agreement for investor relations. The shares were valued at the fair market price of $0.38 per share.

On March 7, 2014, the Company issued 2,000,000 shares of its common stock to Adam Liebross related to the conversion of $50,000 of principal at a per share conversion price of $0.025 of the Company’s 7% Convertible Notes Payable.

On March 18, 2014, the Company issued 22,727,668 shares of its common stock to Adam Liebross (8,300,260 shares), Myli Burger Holdings LLC (4,122,248 shares) and Europa International Inc. (10,304,800 shares) related to the total conversion of $550,000 of principal and $18,192 of accrued and interest at a per share conversion price of $0.025 of the Company’s 7% Convertible Notes Payable.

On March 20, 2014, the Company issued 2,775,000 shares of its common stock to Doug Braun related to the cashless exercise of a stock option granted in fiscal year 2011 to purchase 4,500,000 shares of the Company’s common stock at $0.23 per share.

On March 31, 2014, the Company issued 500,000 shares to each of its four independent Board Directors, The Company valued the 2,000,000 shares at $0.58 per share which was the closing price of the Company’s common stock on March 31, 2014. The Company recorded stock based compensation of $1,160,000 during the three months ended March 31, 2014. On April 25, 2014, the Company entered into four Restricted Stock Cancellation Agreements with the four independent members of the Company’s Board of Directors, pursuant to which the Directors agreed to each cancel 500,000 shares of the Company’s restricted common stock granted to each Director on March 31, 2014. The Company recorded a reduction in common stock and an increase in additional paid in capital of $200 during the nine months ended September 30, 2014 are related to cancellation of the Restricted Stock Agreements.

On April 9, 2014, the Company issued 5,347,032 shares of its common stock to Forglen LLC related to the conversion of $125,000 of principal and $8,676 of accrued interest at a per share conversion price of $0.025 of the Company’s 7% Convertible Notes Payable.

On June 4, 2014, the Company issued 20,640,548 shares of the Company’s common stock to China West III Investments LLC related to the conversion of $500,000 of principal and $16,014 of accrued interest at a per share conversion price of $0.033 of the Company’s 7% Convertible Notes Payable.

On July 1, 2014, Horwitz and Armstrong LLP converted debt of $100,000 debt into 500,000 shares of the Company’s common stock at a per share conversion price of $0.11 and a cash payment of $35,000.

On July 3, 2014, Sterling Scott exercised his option on a cashless basis and was issued 795,455 shares of restricted common stock at $.085 per share. Mr. Scott was awarded a stock option grant on November 3, 2013 for 12,000,000 shares and had vested 3,500,000 shares as of his resignation on May 19, 2014. The shares were valued at the fair market price of $0.085 per share.

On July 3, 2014, Robert Shapero, a Holder of the Company’s 6% Convertible Notes Payable, converted $25,000 of principal and $4,136 of accrued interest into 4,162,623 shares of the Company’s common stock at a per share conversion price of $0.007.

On April 9, 2014, the Company issued 5,347,032 shares of its common stock to Forglen LLC related to the conversion of $125,000 of principal and $8,676 of accrued interest at a per share conversion price of $0.025 of the Company’s 7% Convertible Notes Payable. On July 14, 2014, the Board of Directors approved a Settlement Agreement and Waiver of Default dated June 19, 2014 with Forglen related to the 7% Convertible Note. The Company cancelled the April 9, 2014 conversion as a result of the SEC suspension in the trading of the Company’s securities.

On July 15, 2014, the Company entered into a Severance Agreement with Mr. Genesi whereby Mr. Genesi resigned as Chief Financial Officer and the Parties cancelled the Executive Employment Agreement dated November 3, 2013. The Company agreed to issue 6,000,000 shares of restricted common stock. The shares were valued at the fair market price of $0.08 per share.

On July 31, 2014, Logic Works, a Holder of the Company’s 7% Convertible Notes Payable, converted $250,000 of principal into 35,714,286 shares of the Company’s common stock at a per share conversion price of $0.007.

On August 1, 2014, the Company issued 300,000 shares of its common stock to Joseph Barnes pursuant to an Manager Services Agreement with Mr. Barnes dated August 1, 2013. The shares were valued at the fair market price of $0.08 per share.

On August 15, 2014, the Company issued 300,000 shares of its common stock to Dennis Kuznetsov pursuant to an Employment Agreement with Mr. Kuznetsov dated August 15, 2013. The shares were valued at the fair market price of $0.06 per share.

On August 27, 2014, the Company issued 5,000,000 shares of its common stock to D. Weckstein and Co., Inc. pursuant to an Investment Banking Letter. The shares were valued at the fair market price of $0.08 per share.

On September 15, 2014, the Company issued 80,000 shares of its common stock to Josh Nash pursuant to an Employment Agreement with Mr. Nash dated September 15, 2013. The shares were valued at the fair market price of $0.07 per share.

On October 1, 2014, the Company issued 100,000 shares of its common stock to Jeremy Belmont pursuant to an Employment Agreement with Mr. Belmont dated October 1, 2013. The shares were valued at the fair market price of $0.06 per share.

On October 8, 2014, Fifth Avenue Law Group PLLP converted debt of $68,000 debt into 1,360,000 shares of the Company’s common stock at a per share conversion price of $0.05.

On October 31, 2014, the Company issued 100,000 shares of its common stock to Frank Hariton pursuant to a Legal Agreement with Mr. Hariton dated August 14, 2014. The shares were valued at the fair market price of $0.05 per share.

On December 10, 2014, the Company issued 200,000 shares of its common stock to Velomedia, Inc. pursuant to a debt conversion. The shares were valued at the fair market price of $0.05 per share.

Warrants

On November 19, 2013, the Company issued a warrant for 140,000,000 common shares to CANX or its assignees in accordance with the Joint Venture Agreement. The warrants have a five-year term with an original exercise price of $0.033 per share. The warrants vest immediately and are exercisable in whole, or in part, at any time and from time to time on or after the issue date and on or before the termination date. The Company valued the warrants at the time of issuance using the Black-Scholes option pricing model using the following assumptions: (i) dividend yield of 0%; (ii) expected volatility of 24.82%; (iii) risk free rate of 0.05% and (iv) an expected term of one year. The Company expensed the entire $5,040,000 at the time of issuance because the warrants vested immediately and were also exercisable immediately.

On February 7, 2014, the Company issued a warrant for 100,000,000 common shares to CANX or its assignees in accordance with the Joint Venture Agreement. The warrants have a five-year term with an original exercise price of $0.033 per share The warrant was earned by CANX upon completion of the Company’s increase in the number of authorized common shares from 1 billion to 3 billion shares. This increase in authorized shares was effective with the shareholder approval on February 7, 2014. The Company valued the warrants at the time of issuance using the Black-Scholes option pricing model using the following assumptions: (i) dividend yield of 0%; (ii) expected volatility of 200%; (iii) risk free rate of 0.78% and (iv) an expected term of five years. The Company expensed the entire $33,700,000 at the time of issuance because the warrants vested immediately and were also exercisable immediately.

The Company entered into an Amended and Restated Joint Venture Agreement dated July 1, 2014 with CANX and granted on July 10, 2014 CANX five year warrants, subject to extension, to purchase 300,000,000 shares of common stock at the fair market price of $0.033 per share as determined by an independent appraisal; The warrants vest immediately and are exercisable in whole, or in part, at any time and from time to time on or after the issue date and on or before the termination date. The Company valued the warrants at the time of issuance using the Black-Scholes option pricing model using the following assumptions: (i) dividend yield of 0%; (ii) expected volatility of 161.0%; (iii) risk free rate of 0.78% and (iv) an expected term of five years. The Company expensed the entire $28,800,000 at the time of issuance because the warrants vested immediately and were also exercisable immediately.

On December 11, 2013, the Company issued a warrant for 25,000,000 common shares to Hegyi, LLC, an entity controlled by Marco Hegyi, President of the Company. The warrants have a five-year term with an original exercise price of $0.08 per share. The warrants vest immediately and are exercisable in whole, or in part, at any time and from time to time on or after the issue date and on or before the termination date. The Company valued the warrants at the time of issuance using the Black-Scholes option pricing model using the following assumptions: (i) dividend yield of 0%; (ii) expected volatility of 88.81%; (iii) risk free rate of 0.02% and (iv) an expected term of three years. The Company expensed the entire $1,725,000 at the time of issuance because the warrants vested immediately and were also exercisable immediately.

A summary of the warrants issued as of December 31, 2014 were as follows:
	December 31, 2014
		Weighted
		Average
		Exercise
	Shares	Price
Outstanding at beginning of period	165,000,000	$0.040
Issued	400,000,000	0.033
Exercised	-	-
Forfeited	-	-
Expired	-	-
Outstanding at end of period	565,000,000	$0.035
Exerciseable at end of period	565,000,000

A summary of the status of the warrants outstanding as of December 31, 2014 is presented below:

	December 31, 2014
	Weighted	Weighted		Weighted
	Average	Average		Average
Number of	Remaining	Exercise	Shares	Exercise
Warrants	Life	Price	Exerciseable	Price
540,000,000	4.31	$0.033	540,000,000	$0.033
25,000,000	3.94	0.080	25,000,000	0.080

565,000,000	4.27	$0.035	565,000,000	$0.035

Warrants totaling 565,000,000 shares of common stock have an intrinsic value of $0 as of December 31, 2014.

NOTE 15 – STOCK OPTIONS

Description of Stock Option Plan

In fiscal year 2011, the Company authorized a Stock Incentive Plan whereby a maximum of 18,870,184 shares of the Company’s common stock could be granted in the form of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards. On April 18, 2013, the Company’s Board of Directors voted to increase to 35,000,000 the maximum allowable shares of the Company’s common stock allocated to the 2011 Stock Incentive Plan. The Company has outstanding unexercised stock option grants totaling 40,720,000 shares as of December 31, 2014. All grants are non-qualified as the plan was not approved by the shareholders within one year of its adoption.

Determining Fair Value under ASC 505

The Company records compensation expense associated with stock options and other equity-based compensation using the Black-Scholes-Merton option valuation model for estimating fair value of stock options granted under our plan. The Company amortizes the fair value of stock options on a ratable basis over the requisite service periods, which are generally the vesting periods. The expected life of awards granted represents the period of time that they are expected to be outstanding. The Company estimates the volatility of our common stock based on the historical volatility of its own common stock over the most recent period corresponding with the estimated expected life of the award. The Company bases the risk-free interest rate used in the Black Scholes-Merton option valuation model on the implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent remaining term equal to the expected life of the award. The Company has not paid any cash dividends on our common stock and does not anticipate paying any cash dividends in the foreseeable future. Consequently, the Company uses an expected dividend yield of zero in the Black-Scholes-Merton option valuation model and adjusts share-based compensation for changes to the estimate of expected equity award forfeitures based on actual forfeiture experience. The effect of adjusting the forfeiture rate is recognized in the period the forfeiture estimate is changed.

Stock Option Activity

During the year ended December 31, 2013, the Company had the following stock option activity:

On November 3, 2013, the Company’s Board of Directors granted Sterling Scott, the Company’s then Chief Executive Officer, a stock option via the Company’s 2011 Stock Incentive Plan to purchase 12,000,000 shares of the Company’s common stock at an exercise price of $0.085 per share, which represents the fair value of one share of the Company’s common stock on the date of grant. Per the terms of the stock option agreement, the shares were to vest in twenty-four (24) equal monthly installments on the last day of each month commencing from and after October 31, 2013, they could be exercised at any time on or after the grant date, the term was ten years, and the options could be exercised on a cashless basis. The Company valued the options at $537,600 using the Black-Scholes option pricing model using the following assumptions: (i) dividend yield of 0%; (ii) expected volatility of 82.77%; (iii) risk free rate of 0.02%, (iv) expected term of 3 years, and a per share market price of $0.085, which was the closing price of the Company’s shares on November 1, 2013. Beginning in November 2013 and ending October 2015, the Company will expense the $537,600 over the 24-month vesting term of the option. On July 3, 2014, Sterling Scott exercised his option on a cashless basis and was issued 795,455 shares of restricted common stock at $.085 per share. Mr. Scott was awarded a stock option grant on November 3, 2013 for 12,000,000 shares and had vested 3,500,000 shares as of his resignation on May 19, 2014.

On November 3, 2013, the Company’s Board of Directors granted John Genesi, the Company’s then Chief Financial Officer, a stock option via the Company’s 2011 Stock Incentive Plan to purchase 10,000,000 shares of the Company’s common stock at an exercise price of $0.085 per share, which represents the fair value of one share of the Company’s common stock on the date of grant. Per the terms of the stock option agreement, the shares were to vest in twenty-four (24) equal monthly installments on the last day of each month commencing from and after October 31, 2013, they could be exercised at any time on or after the grant date, the term was ten years, and the options could be exercised on a cashless basis. The Company valued the options at $448,000 using the Black-Scholes option pricing model using the following assumptions: (i) dividend yield of 0%; (ii) expected volatility of 82.77%; (iii) risk free rate of 0.02%, (iv) expected term of 3 years, and a per share market price of $0.085, which was the closing price of the Company’s shares on November 1, 2013. Beginning in November 2013 and ending October 2015, the Company will expense the $448,000 over the 24-month vesting term of the option. On July 15, 2014, the Company entered into a Severance Agreement with Mr. Genesi whereby Mr. Genesi resigned as Chief Financial Officer and the Parties cancelled the Executive Employment Agreement dated November 3, 2013, including this 10,000,000 share stock option grant.

On November 3, 2013, the Company’s Board of Directors approved a stock option grant to Rob Hunt, a then Director and President of GrowLife Hydroponics, Inc., via the Company’s 2011 Stock Incentive Plan to purchase 12,000,000 shares of the Company’s common stock at an exercise price of $0.043 per share, which represents the fair value of one share of the Company’s common stock on June 7, 2013. The option grant was made retro-active to June 8, 2013, the date on which Mr. Hunt became a Director of the Company and the President of GrowLife Hydroponics, Inc. Per the terms of the stock option agreement, the shares were to vest in twenty-four (24) equal monthly installments on the last day of each month commencing from and after June 7, 2013, they could be exercised at any time on or after the grant date, the term was ten years, and the options could be exercised on a cashless basis. The Company valued the options at $228,000 using the Black-Scholes option pricing model using the following assumptions: (i) dividend yield of 0%; (ii) expected volatility of 82.77%; (iii) risk free rate of 0.04%, (iv) expected term of 2 years, and a per share market price of $0.043, which was the closing price of the Company’s shares on June 7, 2013. Beginning in June 2013 and ending May 2015, the Company will expense the $228,000 over the 24-month vesting term of the option.On October 17, 2014, the Company entered into a Settlement Agreement and Release with Mr. Robert Hunt, whereby the Parties cancelled the Executive Services Agreement ("ESA") dated June 7, 2013 and his stock option grant for 12,000,000 shares.

During the year ended December 31, 2014, the Company had the following stock option activity:

On January 31, 2014, Doug Braun, a former employee, exercised a stock option granted during fiscal year 2011 to purchase 2,351,187 shares of the Company’s common stock at a per share exercise price of $0.019 per share, which generated proceeds of $44,673 for the Company.

On March 20, 2014, Doug Braun, a former employee, exercised a stock option granted in fiscal year 2011 to purchase 4,500,000 shares of the Company’s common stock at $0.23 per share exercised his option on a cashless basis. Per the terms of the Stock Option Agreement, the net number of shares of the Company’s common stock issued to Mr. Braun was 2,775,000.

On June 3, 2014, the Company’s Board of Directors granted four employees, a stock option via the Company’s 2011 Stock Incentive Plan to purchase a total 9,000,000 shares of the Company’s common stock at an exercise price of $0.150 per share, which represents the fair value of the Company’s common stock on the date of grant. Per the terms of the stock option agreement, the shares were to vest in twenty-four (24) equal monthly installments starting August 1, 2013 to October 1, 2013. The term was five years, and the options could be exercised on a cashless basis. The Company valued the options at $608,724 using the Black-Scholes option pricing model using the following assumptions: (i) dividend yield of 0%; (ii) expected volatility of 200.0%; (iii) risk free rate of 0.78%, (iv) expected term of 3 years, and a per share market price of $0.15, which was the closing price of the Company’s shares on June 3, 2014. Beginning in June 2014 and ending October 2015, the Company will expense the $608,724 over the 24-month vesting term of the option. The four employees cancelled the stock option grants as of September 30, 2014.

On July 3, 2014, Sterling C. Scott exercised his option on a cashless basis and was issued 795,455 shares of our restricted common stock valued at $67,614 or $.085 per share.

On July 15, 2014, the Company entered into a Severance Agreement with Mr. Genesi whereby Mr. Genesi resigned as Chief Financial Officer and the Parties cancelled the Executive Employment Agreement dated November 3, 2013, including the stock option grant for 10,000,000 shares.

On July 31, 2014, the Company’s Board of Directors granted Mr. Scott an option to purchase 16,000,000 shares of the Company’s common stock under the Company’s 2011 Stock Incentive Plan at an exercise price of $0.07 per share, the fair market price on July 31, 2014. The shares vest as follows:

i	Two million shares will vest immediately upon securing a market maker with an approved 15c2-11 resulting in the Company’s relisting on OTCBB (not earned as of December 31, 2014);

ii	Two million shares will vest immediately upon the successful approval and effectiveness of the Company’s S-1 (not earned as of December 31, 2014);

iii	Two million shares will vest immediately upon the Company’s resolution of the class action lawsuits (not earned as of December 31, 2014); and,

iv	Ten million shares will vest on a monthly basis over a period of three years beginning on the July 1, 2014.

All options will have a five-year life and allow for a cashless exercise. The stock option grant is subject to the terms and conditions of the Company’s Stock Incentive Plan, including vesting requirements. The Company valued the grant for 10,000,000 shares at $292,480 using the Black-Scholes option pricing model using the following assumptions: (i) dividend yield of 0%; (ii) expected volatility of 200.0%; (iii) risk free rate of 0.78%, (iv) expected term of 3 years, and a per share market price of $0.07, which was the closing price of the Company’s shares on July 1, 2014. Beginning in August 2014 and ending five years from issuance, the Company will expense the $292,480 over the 36-month vesting term of the option.

On October 10, 2014, the Company’s Board of Directors granted three employees, a stock option grant via the Company’s 2011 Stock Incentive Plan to purchase a total 17,500,000 shares of the Company’s common stock at an exercise price of $0.05 per share, which represents the fair value of the Company’s common stock on the date of grant. Per the terms of the stock option agreement, the shares (i) stock option grants for 4,400,000 shares vested immediately; and (ii) stock option grants for 14,100,000 shares vest quarterly over thirty six months starting October 10, 2014 to October 9, 2017. The term was five years, and the options could be exercised on a cashless basis. The Company valued the options at $263,908 using the Black-Scholes option pricing model using the following assumptions: (i) dividend yield of 0%; (ii) expected volatility of 161.5%; (iii) risk free rate of 0.78%, (iv) expected term of 3 years, and a per share market price of $0.04, which was below the $0.05 per share closing price of the Company’s shares on October 10, 2014. The Company expensed $69,996 during the year ended December 31, 2014. Beginning in January 2015 and ending October 2017, the Company will expense the $194,922 over the 33-month remaining vesting term of the option.

On December 10, 2014, the Company’s Board of Directors granted 23 employees, a stock option grant via the Company’s 2011 Stock Incentive Plan to purchase a total 7,220,000 shares of the Company’s common stock at an exercise price of $0.05 per share, which represents the fair value of the Company’s common stock on the date of grant. Per the terms of the stock option agreement, the shares vest (i) stock option grants for 1,000,000 shares vested immediately; and (ii) stock option grants for 6,220,000 shares vest over thirty six months starting December 10, 2014 to December, 2017. The term was five years, and the options could be exercised on a cashless basis. The Company valued the options at $102,286 using the Black-Scholes option pricing model using the following assumptions: (i) dividend yield of 0%; (ii) expected volatility of 149.8%; (iii) risk free rate of 0.78%, (iv) expected term of 3 years, and a per share market price of $0.04, which was below the $0.05 per share closing price of the Company’s shares on December 10, 2014. The Company expensed $7,098 during the year ended December 31, 2014. Beginning in January 2015 and ending December 2017, the Company will expense the $95,187 over the 35-month remaining vesting term of the option.

On October 17, 2014, the Company entered into a Settlement Agreement and Release with Mr. Robert Hunt, whereby the Parties cancelled the Executive Services Agreement dated June 7, 2013 and his stock option grant for 12,000,000 shares.

As of December 31, 2014, there are 40,720,000 options to purchase common stock at an average exercise price of $0.058 per share outstanding under the 2011 Stock Incentive Plan. The Company recorded $724,267 and $146,633 of compensation expense, net of related tax effects, relative to stock options for the years ended December 31, 2014 and 2013 in accordance with ASC 505. Net loss per share (basic and diluted) associated with this expense was approximately ($0.00). At December 31, 2014, there is approximately $541,011 of total unrecognized costs related to employee granted stock options that are not vested. These costs are expected to be recognized over a period of approximately 4.71 years.

Stock option activity for the years ended December 31, 2014 and 2013 was as follows:

	Weighted Average
	Options	Exercise Price	$
Outstanding as of December 31, 2012	12,851,187	$0.098	$1,259,781
Granted	34,000,000	0.070	2,386,000
Exercised	-	-	-
Forfeitures	(6,000,000)	(0.030)	(180,108)
Outstanding as of December 31, 2013	40,851,187	0.085	3,465,673
Granted	49,720,000	0.075	3,706,000
Exercised	(5,126,187)	(0.13)	(682,923)
Forfeitures	(44,725,000)	(0.092)	(4,132,751)
Outstanding as of December 31, 2014	40,720,000	$0.058	$2,356,000

The following table summarizes information about stock options outstanding and exercisable at December 31, 2014:

		Weighted	Weighted		Weighted
		Average	Average		Average
Range of	Number	Remaining Life	Exercise Price	Number	Exercise Price
Exercise Prices	Outstanding	In Years	Exerciseable	Exerciseable	Exerciseable
$0.05	24,720,000	4.80	$0.050	5,758,333	$0.050
0.07	16,000,000	4.58	0.070	1,944,444	0.070
	40,720,000	4.71	$0.058	7,702,777	$0.056

Stock option grants totaling 40,720,000 shares of common stock have an intrinsic value of $0 as of December 31, 2014.

NOTE 16 – COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS

Legal Proceedings

The Company is involved in the disputes and legal proceedings described below. In addition, as a public company, the Company is also potentially susceptible to litigation, such as claims asserting violations of securities laws. Any such claims, with or without merit, if not resolved, could be time-consuming and result in costly litigation. The Company accrues any contingent liabilities that are likely.

Class Actions Alleging Violations of Federal Securities Laws

Beginning on April 18, 2014, three class action lawsuits alleging violations of federal securities laws were filed against the Company in United States District Court, Central District of California (the “Court”). At a hearing held on July 21, 2014, the three class action lawsuits were consolidated into one case with Lawrence Rosen as the lead plaintiff (the “Consolidated Class Action,” styled Romero et al. vs. GrowLife et al.). On May 15, 2014 and August 4, 2014, respectively two shareholder derivative lawsuits were filed against the Company with the Court (the “Derivative Actions”). On October 20, 2014, AmTrust North America, the Company’s insurer, filed a lawsuit contesting insurance coverage on the above legal proceedings. The Company made a general appearance in this action. On January 20, 2015, the Court ordered all of the above actions stayed pending completion of mediation of the dispute.

The parties then worked diligently to finalize settlement documentation on the above actions. On April 27, 2015, the Court preliminarily approved the proposed settlement of the Consolidated Class Action.

On June 1, 2015, the Court preliminarily approved the proposed settlement of the Derivative Actions pursuant to a proposed stipulated settlement agreement.

On August 3, 2015, the Court entered a Final Order and Judgment resolving the Consolidated Class Action litigation in its entirety. The Consolidated Class Action was thereby dismissed in its entirety with prejudice and without costs.

On August 10, 2015, pursuant to a settlement by and between the Company and AmTrust North America, AmTrust’s lawsuit contesting insurance coverage of the Consolidated Class Action and Derivative Actions was dismissed in its entirety with prejudice pursuant to a Stipulation for Dismissal of Entire Action with Prejudice executed by and between AmTrust and the Company.

On August 17, 2015, the Court entered a Final Order and Judgment resolving the Derivative Actions in their entirety. The Derivative Actions were thereby dismissed in their entirety with prejudice.

As a result of the foregoing, all litigation discussed herein is resolved in full at this time.

The Company is obligated to issue $2 million in common stock or approximately 115.1 million shares related to the settlement of the Consolidated Class Action and Derivative Action lawsuits alleging violations of federal securities laws that were filed against the Company in United States District Court, Central District of California.

Section 16(b) Claims

The Company received four demand letters from potential plaintiffs regarding alleged Section 16(b) short-swing violations by Sterling Scott in July 2014. The Company believes the claims are without merit and has responded to the Section 16(b) claims accordingly. Two of the four claims have acknowledged our position and have been withdrawn. There has been no response to the Company’s position from the remaining two potential plaintiffs.

Sales and Payroll Tax Liabilities

As of September 30, 2015, the Company owes approximately $87,000 in sales tax and $20,000 in payroll taxes primarily from early 2014. The Company is currently negotiating or operating under payment plans on these liabilities.

Other Legal Proceedings

The Company is in default on our Portland, Maine and Boulder, Colorado store leases for non-payment of lease payments and the Company is negotiating with the landlords. The Company is currently subject to legal actions with various vendors.

It is possible that additional lawsuits may be filed and served on the Company.

Operating Leases

Current Operating Leases

Upon the Company’s acquisition of Rocky Mountain Hydroponics, LLC and Evergreen Garden Center, LLC, the Company assumed the lease for the RMH/EGC retail hydroponics store located in Portland, Maine. The lease commencement date was May 1, 2013 with an expiration date of April 30, 2016. The monthly rent for year one of the lease was $4,917, with monthly rent of $5,065 in year two, and monthly rent of $5,217 in year three of the lease. The Company has an option to extend the lease for two three year terms as long it is not in default under the lease.

On October 21, 2013, the Company entered into a lease agreement for retail space for its hydroponics store in Avon (Vail), Colorado. The lease expires on September 30, 2018. Monthly rent for year one of the lease is $2,606 and increases 3.5% per year thereafter through the end of the lease. The Company does not have an option to extend the lease.

On January 23, 2014, the Company entered into a lease agreement for retail space for its hydroponics store in Boulder, Colorado. The lease commenced on February 1, 2014 and expires on May 31, 2017. Monthly rent for year one of the lease was $4,051, with monthly rent of $4,173 in year two, $4,298 in year three, and $4,427 for month 37 through 39. The Company has an option to extend the lease for one three year terms as long it is not in default under the lease.

On June 18, 2014, the Company rented space at 500 Union Street, Suite 810, Seattle, Washington for its corporate office. The Company rents the space on a month to month basis for $1,700 per month.

Terminated Operating Leases

In May 2011, the Company entered into a lease for its Phototron business unit to rent a warehouse facility in Gardena, California. The terms of the lease provide for monthly rental expense of $4,065 with annual rent increases through the expiration of the lease on May 31, 2014. During the last twelve months of the lease the monthly rent was $4,313. The Company terminated this lease as of May 31, 2014.

Upon the Company’s acquisition of Rocky Mountain Hydroponics, LLC and Evergreen Garden Center, the Company assumed the lease for the RMH/EGC retail hydroponics store located in Plaistow, New Hampshire. The lease commencement date was May 1, 2013 with an expiration date of January 31, 2016. The monthly rent throughout the term of the lease is $2,105. The Company vacated this store and expect to terminate this lease during 2015.

On June 5, 2013, the Company entered into a lease to rent office space in Woodland Hills, California for the Company’s corporate headquarters. The landlord was 20259 Ventura Blvd LP, which was a previous affiliate of a stockholder of our company. The term was for ninety days and can be renewed, or terminated, by either party with thirty days written notice. The monthly rent was $6,758. The Company terminated this lease as of June 30, 2014.

On May 30, 2013, the Company entered into a lease to rent retail space in Woodland Hills, California for its Urban Garden Supply (Soja, Inc.) hydroponics store. The term was for ninety days and can be renewed, or terminated, by either party with ninety days written notice. The monthly rent was $3,257. The Company terminated this lease as of June 1, 2015.

On August 26, 2013, the Company entered into a lease agreement for warehouse and retail space for its Greners (Business Bloom, Inc.) business unit in Santa Rosa, California. The lease commencement date was September 1, 2013 with an expiration date of August 31, 2015. The monthly rent is $3,000. The Company terminated this lease as of November 25, 2014.

On September 23, 2013, the Company entered into an Assignment and Assumption and Amendment of Lease Agreement for the Company’s retail hydroponics store in Peabody, Massachusetts. The original lease between the landlord and Evergreen Garden Center, LLC was assigned from Evergreen Garden Center, LLC to GrowLife Hydroponics, Inc. In addition, the term of the lease was extended from the original expiration date of October 31, 2013 to October 31, 2014. The monthly rent remained at $4,500 through October 31, 2014. The Company’s lease expired on October 31, 2014.

The aggregate future minimum lease payments under operating leases, to the extent the leases have early cancellation options and excluding escalation charges, are as follows:

Years Ended December 31,	Total
2015	$175,080
2016	101,432
2017	50,438
2018	-
2019	-
Beyond	-
Total	$326,950

Employment and Consulting Agreements

Employment Agreement with Marco Hegyi

On December 4, 2013, the Company entered into an Employment Agreement with Marco Hegyi pursuant to which the Company engaged Mr. Hegyi as its President from December 4, 2013 through December 4, 2016 to provide consulting and management services. Per the terms of the Hegyi Agreement, Mr. Hegyi established an office in Seattle, Washington while also maintaining operations in the Southern California area. Mr. Hegyi’s annual compensation is $150,000 for the first year of the Hegyi Agreement; $250,000 for the second year; and $250,000 for the third year. Mr. Hegyi is also entitled to receive an annual bonus equal to four percent (4%) of the Company’s EBITDA for that year. The annual bonus shall be paid no later than 31 days (i.e., by January 31st) following the end of each calendar year. Mr. Hegyi’s first annual bonus will be calculated based on the Company’s EBITDA for calendar year 2014, with such bonus payable on or before January 31, 2015. If Mr. Hegyi’s employment is terminated for any reason prior to the expiration of the Term, as applicable, his annual bonus will be prorated for that year based on the number of days worked in that year. At the commencement of Mr. Hegyi’s employment, an entity affiliated with Mr. Hegyi received a Warrant to purchase up to 25,000,000 shares of common stock of the Company at an exercise price of $0.08 per share. The Hegyi Warrant is exercisable for five years. On June 20, 2014, the Company and Mr. Hegyi reduced the warrant life from ten to five years.

Mr. Hegyi was entitled to participate in all group employment benefits that are offered by the Company to the Company’s senior executives and management employees from time to time, subject to the terms and conditions of such benefit plans, including any eligibility requirements. In addition, the Company agreed to purchase and maintain during the Term a “key manager” insurance policy on Mr. Hegyi’s life in the amount of $4,000,000, paid as $2,000,000 payable to Mr. Hegyi’s named heirs or estate as the beneficiary, and $2,000,000 payable to the Company. The Company and Mr. Hegyi waived this $2,000,000 key manager insurance. If, prior to the expiration of the Term, the Company terminates Mr. Hegyi’s employment for “Cause”, or if Mr. Hegyi voluntarily terminates his employment without “Good Reason”, or if Mr. Hegyi’s employment is terminated by reason of his death, then all of the Company’s obligations hereunder shall cease immediately, and Mr. Hegyi will not be entitled to any further compensation beyond any pro-rated base salary due and bonus amounts earned through the effective date of termination. Mr. Hegyi will also be reimbursed for any expenses incurred prior to the date of termination for which he was not previously reimbursed.

If the Company terminates Mr. Hegyi’s employment at any time prior to the expiration of the Term without Cause, or if Mr. Hegyi terminates his employment at any time for “Good Reason” or due to a “Disability”, Mr. Hegyi will be entitled to receive (i) his base salary amount through the end of the Term; and (ii) his annual bonus amount for each year during the remainder of the Term, which bonus amount shall be equal to the greater of (A) the annual bonus amount for the immediately preceding year, or (B) the bonus amount that would have been earned for the year of termination, absent such termination. If there has been a “Change in Control” and the Company (or its successor or the surviving entity) terminates Mr. Hegyi’s employment without Cause as part of or in connection with such Change in Control (including any such termination occurring within one (1) month prior to the effective date of such Change in Control), then in addition to the benefits set forth above, Mr. Hegyi will be entitled to (i) an increase of $300,000 in his annual base salary amount (or an additional $25,000 per month) through the end of the Term; plus (ii) a gross-up in the annual base salary amount each year to account for and to offset any tax that may be due by Mr. Hegyi on any payments received or to be received by Mr. Hegyi under this Agreement that would result in a “parachute payment” as described in Section 280G of the Internal Revenue Code of 1986, as amended. If the Company (or its successor or the surviving entity) terminates Mr. Hegyi’s employment without Cause within twelve (12) months after the effective date of any Change in Control, or if Mr. Hegyi terminates his employment for Good Reason within twelve (12) months after the effective date of any Change in Control, then in addition to the benefits set forth above, Mr. Hegyi will be entitled to (i) an increase of $300,000 in his annual base salary amount (or an additional $25,000 per month), which increased annual base salary amount shall be paid for the remainder of the Term or for two (2) years following the Change in Control, whichever is longer; (ii) a gross-up in the annual base salary amount each year to account for and to offset any tax that may be due by Mr. Hegyi on any payments received or to be received by Mr. Hegyi under this Letter Agreement that would result in a “parachute payment” as described in Section 280G of the Internal Revenue Code of 1986, as amended; (iii) payment of Mr. Hegyi’s annual bonus amount as set forth above for each year during the remainder of the Term or for two (2) years following the Change in Control, whichever is longer; and (iv) health insurance coverage provided for and paid by the Company for the remainder of the Term or for two (2) years following the Change in Control, whichever is longer.

Consulting Chief Financial Officer Agreement with an Entity Controlled by Mark Scott

On July 31, 2014, the Company entered into a Consulting Chief Financial Officer Letter with an entity controlled by Mark Scott pursuant to which the Company engaged Mr. Scott as its Consulting CFO from July 1, 2014 through September 30, 2014, and continuing thereafter until either party provides sixty day notice to terminate the Letter or Mr. Scott enters into a full-time employment agreement.

Per the terms of the Scott Agreement, Mr. Scott’s compensation is $150,000 on an annual basis for the first year of the Scott Agreement. Mr. Scott is also entitled to receive an annual bonus equal to two percent of the Company’s EBITDA for that year. The Company’s Board of Directors granted Mr. Scott an option to purchase sixteen million shares of the Company’s Common Stock under the Company’s 2011 Stock Incentive Plan at an exercise price of $0.07 per share, the fair market price on July 31, 2014. The shares vest as follows:

i	Two million shares will vest immediately upon securing a market maker with an approved 15c2-11 resulting in the Company’s relisting on OTCBB (not earned as of December 31, 2014);

ii	Two million shares will vest immediately upon the successful approval and effectiveness of the Company’s S-1 (not earned as of December 31, 2014);

iii	Two million shares will vest immediately upon the Company’s resolution of the class action lawsuits (earned as of August 17, 2015); and,

iv	Ten million shares will vest on a monthly basis over a period of three years beginning on the July 1, 2014.

All options will have a five-year life and allow for a cashless exercise. The stock option grant is subject to the terms and conditions of the Company’s Stock Incentive Plan, including vesting requirements. In the event that Mr. Scott’s continuous status as employee to the Company is terminated by the Company without Cause or Mr. Scott terminates his employment with the Company for Good Reason as defined in the Scott Agreement, in either case upon or within twelve months after a Change in Control as defined in the Company’s Stock Incentive Plan except for CANX USA, LLC, then 100% of the total number of shares shall immediately become vested.

Mr. Scott will be entitled to participate in all group employment benefits that are offered by the Company to the Company’s senior executives and management employees from time to time, subject to the terms and conditions of such benefit plans, including any eligibility requirements. In addition, the Company is required purchase and maintain an insurance policy on Mr. Scott’s life in the amount of $2,000,000 payable to Mr. Scott’s named heirs or estate as the beneficiary. Finally, Mr. Scott is entitled to twenty days of vacation annually and also has certain insurance and travel employment benefits.

If, prior to the expiration of the Term, the Company terminates Mr. Scott’s employment for Cause, or if Mr. Scott voluntarily terminates his employment without Good Reason, or if Mr. Scott’s employment is terminated by reason of his death, then all of the Company’s obligations hereunder shall cease immediately, and Mr. Scott will not be entitled to any further compensation beyond any pro-rated base salary due and bonus amounts earned through the effective date of termination. Mr. Scott will also be reimbursed for any expenses incurred prior to the date of termination for which he was not previously reimbursed. Mr. Scott may receive severance benefits and the Company’s obligation under a termination by the Company without Cause or Mr. Scott terminates his employment for Good Reason are discussed above.

Promotion Letter with Joseph Barnes

On October 10, 2014, the Company entered into a Promotion Letter with Joseph Barnes which was effective October 1, 2014 pursuant to which the Company engaged Mr. Barnes as its Senior Vice-President of Business Development from October 1, 2014 on an at will basis. This Promotion Letter supersedes and cancels the Manager Services Agreement with Mr. Barnes dated August 1, 2013.

Per the terms of the Barnes Agreement, Mr. Barnes’s compensation is $90,000 on an annual basis. Mr. Barnes received a bonus of $6,500 and is also entitled to receive a quarterly bonus based on growth of the Company’s growth margin dollars. Mr. Barnes was granted an option to purchase eight million shares of the Company’s common stock under the Company’s 2011 Stock Incentive Plan at an exercise price on the date of grant. The shares vest as follows:

i	Two million shares vested immediately;

iv	Six million shares will vest on a monthly basis over a period of three years beginning on the date of grant.

All options will have a five-year life and allow for a cashless exercise. The stock option grant is subject to the terms and conditions of the Company’s Stock Incentive Plan, including vesting requirements. In the event that Mr. Barnes’s continuous status as employee to the Company is terminated by the Company without Cause or Mr. Barnes terminates his employment with the Company for Good Reason as defined in the Barnes Agreement, in either case upon or within twelve months after a Change in Control as defined in the Company’s Stock Incentive, then 100% of the total number of shares shall immediately become vested.

Mr. Barnes was entitled to participate in all group employment benefits that are offered by the Company to the Company’s senior executives and management employees from time to time, subject to the terms and conditions of such benefit plans, including any eligibility requirements. Finally, Mr. Barnes is entitled to fifteen days of vacation annually and also has certain insurance and travel employment benefits.

Mr. Barnes may receive severance benefits and the Company’s obligation under a termination by the Company without Cause or Mr. Barnes terminates his employment for Good Reason are discussed above.

Executive Employment Agreement with Sterling C. Scott

On November 3, 2013, the Company entered into an Executive Employment Agreement with Sterling C. Scott pursuant to which the Company engaged Mr. Scott as Chief Executive Officer from November 3, 2013 to November 2, 2016 to provide consulting and management services. Per the terms of the Scott Agreement, Mr. Scott received an annual salary of $120,000 and he was eligible for any benefits made generally available by the Company. Mr. Scott was eligible to receive any bonuses made generally available by the Company, and he was reimbursed for any reasonable expenses incurred while performing his duties as the Company’s Chief Executive Officer. The Scott Agreement also granted Mr. Scott non-qualified options to purchase 12,000,000 shares of the Company’s common stock at an exercise price equal to the fair market value of one share of the Company’s common stock on the date of grant. The options included a cashless exercise feature and vest in twenty-four (24) equal monthly installments on the last day of each month commencing on October 31, 2013. In the event that the Company’s Board of Directors accepted any offers that would when executed result in a change of control transaction involving more than 50% of the issued shares of Company, then vesting of non-qualified options to Mr. Scott shall be accelerated, at the election in writing by the Mr. Scott, to the date on which the Company’s Board of Directors determined to accept such offer.

On May 19, 2014, the Board of Directors ratified the resignation of Sterling Scott effective immediately as Chief Executive Officer, Chairman of the Board of Directors and a member of the Board of the Company. This resignation cancelled Mr. Scott’s Executive Employment Agreement.

On July 3, 2014, Sterling Scott exercised his option on a cashless basis and was issued 795,455 shares of our restricted common stock valued at $67,614 or $.085 per share.

Agreements with Robert Hunt

On June 7, 2013, the Company entered into an Executive Services Agreement with Robert Hunt, pursuant to which the Company engaged Mr. Hunt, from June 8, 2013 through June 7, 2015 to provide consulting and management services as the President of GrowLife Hydroponics, Inc. Upon Mr. Hunt’s employment by the Company, the Company paid Mr. Hunt an annual salary of $75,000 (the “Base Salary”). Such Base Salary shall increase to the annual rate of $100,000 on the first day of the month following the month in which GrowLife’s gross monthly sales reach $840,000. Mr. Hunt was entitled to receive an annual cash bonus (“Bonus”) as follows for its fiscal year 2013: 100% of the Base Salary in effect as of December 31 of the Company’s applicable fiscal year, if GrowLife achieves 150% of sales projections for such fiscal year; 75% of the Base Salary in effect as of December 31 of the Company’s applicable fiscal year, if GrowLife achieves at least 125% but less than 150% of sales projections for such fiscal year; and 50% of the Base Salary in effect as of December 31 of the Company’s applicable fiscal year, if GrowLife achieves at least 100% of sales projections for such fiscal year. The Bonus, if any, was be paid to Mr. Hunt upon the earlier of (1) the completion of the preparation of the Company’s audited financial statements for such fiscal year and (2) April 1 of the Company’s next fiscal year. Mr. Hunt was entitled to receive an annual cash bonus (“Bonus”) as follows for its fiscal year 2014: 100% of the Base Salary in effect as of December 31 of the Company’s applicable fiscal year, if GrowLife achieves 150% of sales projections for such fiscal year; 75% of the Base Salary in effect as of December 31 of the Company’s applicable fiscal year, if GrowLife achieves at least 125% but less than 150% of sales projections for such fiscal year; and 50% of the Base Salary in effect as of December 31 of the Company’s applicable fiscal year, if GrowLife achieves at least 100% of sales projections for such fiscal year. The Bonus, if any, was be paid to Mr. Hunt upon the earlier of (1) the completion of the preparation of the Company’s audited financial statements for such fiscal year and (2) April 1 of the Company’s next fiscal year. Mr. Hunt received, upon approval by the Company’s Board of Directors, non-qualified options to purchase 12,000,000 shares of the Company’s common stock, at a per share exercise price equal to the fair market value of one share of the Company’s common stock on the June 7, 2013 grant date and vested in 24 equal monthly installments on the last day of each month commencing from and after June 7, 2013. The options included a cashless exercise feature.

Mr. Hunt also entered into a NonCompetition, NonSolicitation and NonDisclosure Agreement dated June 7, 2013 whereby Mr. Hunt agreed to not compete with the Company for five years from June 7, 2013 or two years after any termination of employment of Mr. Hunt.

On May 30, 2014, the Company announced the resignation of Robert Hunt effective May 23, 2014 as Executive Vice President of Growlife, Inc., President of Growlife Hydroponics. On June 3, 2014, the Board of Directors accepted the resignation of Robert Hunt effective June 2, 2014 as a Director of the Company. On October 17, 2014, the Company entered into a Settlement Agreement and Release with Mr. Robert Hunt, whereby the Parties cancelled the Executive Services Agreement ("ESA") dated June 7, 2013 and his stock option grant for 12,000,000 shares. The Company agreed to issue 6,000,000 shares of restricted common stock under certain conditions that have not been met, pay cash severance totaling $50,000 monthly over five month starting October 25, 2014 and reimburse Mr. Hunt for health insurance benefits and other expenses monthly over five months starting October 25, 2014. The Parties entered into a release agreement.

Executive Employment Agreement with John Genesi

On November 3, 2013, the Company entered into an Executive Employment Agreement with John Genesi, pursuant to which the Company engaged Mr. Genesi as our Chief Financial Officer from November 3, 2013 through November 2, 2016 to provide consulting and management services. Per the terms of the Genesi Agreement, Mr. Genesi received an annual salary of $100,000, he was eligible for any benefits made generally available by the Company, he was eligible to receive any bonuses made generally available by the Company, and he was reimbursed for any reasonable expenses incurred while performing his duties as the Company’s Chief Financial Officer. The Genesi Agreement also granted Mr. Genesi non-qualified options to purchase 10,000,000 shares of the Company’s common stock at an exercise price equal to the fair market value of one share of the Company’s common stock on the date of grant. The options included a cashless exercise feature and vested in twenty-four (24) equal monthly installments on the last day of each month commencing on October 31, 2013. In the event that the Company’s Board of Directors excepted any offers that would when executed result in a change of control transaction involving more than 50% of the issued shares of Company, then vesting of non-qualified options to Mr. Genesi shall be accelerated, at the election in writing by the Mr. Genesi, to the date on which the Company’s Board of Directors determined to accept such offer.

On July 15, 2014, the Company entered into a Severance Agreement with Mr. Genesi whereby Mr. Genesi resigned as Chief Financial Officer and the Parties cancelled the Executive Employment Agreement dated November 3, 2013, including the stock option grant for 10,000,000 shares. The Company agreed to issue 6,000,000 shares of restricted common stock, pay cash severance of six months of compensation payable monthly and provide health insurance benefits for six months from the Termination Date.

Promotion Letter with Jeremy Belmont

On October 10, 2014, the Company entered into a Promotion Letter with Jeremy Belmont which was effective October 1, 2014 pursuant to which the Company engaged Mr. Belmont as Vice President of Sales from October 1, 2014 on an at will basis. This Promotion Letter supersedes and cancels the Manager Services Agreement with Mr. Belmont dated October 1, 2013.

Per the terms of the Belmont Agreement, Mr. Belmont’s compensation is $72,000 on an annual basis. Mr. Belmont received a bonus of $6,500 and is also entitled to receive a quarterly bonus based on growth of the Company’s growth margin dollars. Mr. Barnes was granted an option to purchase five million shares of the Company’s common stock under the Company’s 2011 Stock Incentive Plan at an exercise price on the date of grant. The Shares vest as follows:

i	One million four hundred thousand shares vested immediately;

iv	Three million six hundred thousand shares will vest on a monthly basis over a period of three years beginning on the date of grant.

All options will have a five-year life and allow for a cashless exercise. The stock option grant is subject to the terms and conditions of the Company’s Stock Incentive Plan, including vesting requirements. In the event that Mr. Belmont’s continuous status as employee to the Company is terminated by the Company without Cause or Mr. Belmont terminates his employment with the Company for Good Reason as defined in the Belmont Agreement, in either case upon or within twelve months after a Change in Control as defined in the Company’s Stock Incentive, then 100% of the total number of Shares shall immediately become vested.

Mr. Belmont will be entitled to participate in all group employment benefits that are offered by the Company to the Company’s senior executives and management employees from time to time, subject to the terms and conditions of such benefit plans, including any eligibility requirements. Finally, Mr. Belmont is entitled to fifteen days of vacation annually and also has certain insurance and travel employment benefits.

Mr. Belmont may receive severance benefits and the Company’s obligation under a termination by the Company without Cause or Mr. Belmont terminates his employment for Good Reason are discussed above.

Promotion Letter with Adam Edwards

On October 10, 2014, the Company entered into a Promotion Letter with Adam Edwards which was effective October 1, 2014 pursuant to which the Company engaged Mr. Edwards as Vice President of Sales from October 1, 2014 on an at will basis.

Per the terms of the Edwards Agreement, Mr. Edwards’s compensation is $72,000 on an annual basis. Mr. Edwards received a bonus of $6,500 and is also entitled to receive a quarterly bonus based on growth of the Company’s growth margin dollars. Mr. Edwards was granted an option to purchase four million five hundred thousand shares of the Company’s common stock under the Company’s 2011 Stock Incentive Plan at an exercise price on the date of grant. The shares vested quarterly over thirty six months.

All options will have a five-year life and allow for a cashless exercise. The stock option grant is subject to the terms and conditions of the Company’s Stock Incentive Plan, including vesting requirements. In the event that Mr. Edwards’s continuous status as employee to the Company is terminated by the Company without Cause or Mr. Edwards terminates his employment with the Company for Good Reason as defined in the Edwards Agreement, in either case upon or within twelve months after a Change in Control as defined in the Company’s Stock Incentive, then 100% of the total number of shares shall immediately become vested.

Mr. Edwards will be entitled to participate in all group employment benefits that are offered by the Company to the Company’s senior executives and management employees from time to time, subject to the terms and conditions of such benefit plans, including any eligibility requirements. Finally, Mr. Edwards is entitled to fifteen days of vacation annually and also has certain insurance and travel employment benefits.

Mr. Edwards may receive severance benefits and the Company’s obligation under a termination by the Company without Cause or Mr. Edwards terminates his employment for Good Reason are discussed above.

Mr. Edwards resigned July 11, 2015.

Offer Letter with Tina Qunell

On November 20, 2014, the Company entered into an Offer Letter with Tina Qunell which was effective November 24, 2014 pursuant to which the Company engaged Ms. Qunell as Vice President of Marketing on an at will basis.

Per the terms of the Qunell Agreement, Ms. Qunell’s compensation is $72,000 on an annual basis. Ms. Qunell was granted an option to purchase seven million shares of the Company’s common stock under the Company’s 2011 Stock Incentive Plan at an exercise price on the date of grant. One million of the shares vested immediately and six million vest quarterly over thirty six months.

All options will have a five-year life and allow for a cashless exercise. The stock option grant is subject to the terms and conditions of the Company’s Stock Incentive Plan, including vesting requirements. In the event that Ms. Qunell’s continuous status as employee to the Company is terminated by the Company without Cause or Mr. Qunell terminates her employment with the Company for Good Reason as defined in the Qunell Agreement, in either case upon or within twelve months after a Change in Control as defined in the Company’s Stock Incentive, then 100% of the total number of shares shall immediately become vested.

Ms. Qunell will be entitled to participate in all group employment benefits that are offered by the Company to the Company’s senior executives and management employees from time to time, subject to the terms and conditions of such benefit plans, including any eligibility requirements. Finally, Ms. Qunell is entitled to fifteen days of vacation annually and also has certain insurance and travel employment benefits.

Ms. Qunell may receive severance benefits and the Company’s obligation under a termination by the Company without Cause or Ms. Qunell terminates her employment for Good Reason are discussed above.

Ms. Qunell resigned July 2, 2015.

Investment Banking Letter with D. Weckstein and Co. Inc.

On August 27, 2014, the Company issued 5,000,000 shares of its common stock to D. Weckstein and Co., Inc. pursuant to an Investment Banking Letter. The shares were valued at the fair market price of $0.08 per share.

NOTE 17 – INCOME TAXES

The Company has incurred losses since inception, which have generated net operating loss carryforwards. The net operating loss carryforwards arise from United States sources.

Pretax losses arising from United States operations were approximately $86,626,099 and $21,380,138 for the years ended December 31, 2014 and 2013, respectively.

The Company has net operating loss carryforwards of approximately $11,964,000, which expire in 2022-2033. Because it is not more likely than not that sufficient tax earnings will be generated to utilize the net operating loss carryforwards, a corresponding valuation allowance of approximately $4,785,742 was established as of December 31, 2014. Additionally, under the Tax Reform Act of 1986, the amounts of, and benefits from, net operating losses may be limited in certain circumstances, including a change in control.

Section 382 of the Internal Revenue Code generally imposes an annual limitation on the amount of net operating loss carryforwards that may be used to offset taxable income when a corporation has undergone significant changes in its stock ownership. There can be no assurance that the Company will be able to utilize any net operating loss carryforwards in the future.

For the year ended December 31, 2014, the Company’s effective tax rate differs from the federal statutory rate principally due to net operating losses, warrants issued for services, change in fair value of derivative and debt discount.

The principal components of the Company’s deferred tax assets at December 31, 2014 and 2013 are as follows:

	2014	2013
U.S. operations loss carry forward and state at statutory rate of 40%	$4,785,742	$3,612,736
Less valuation allowance	(4,785,742)	(3,612,736)
Net deferred tax assets	-	-
Change in valuation allowance	$(4,785,742)	$(3,612,736)

A reconciliation of the United States Federal Statutory rate to the Company’s effective tax rate for the years ended December 31, 2014 and 2013 is as follows:

	2014	2013
Federal statutory rate	-34.0%	-34.0%
State income tax rate	-6.0%	-6.0%
Change in valuation allowance	40.0%	40.0%
Effective tax rate	0.0%	0.0%

NOTE 18 – SUBSEQUENT EVENTS

The Company evaluates subsequent events, for the purpose of adjustment or disclosure, up through the date the financial statements are available.

Subsequent to December 31, 2014, the following material transactions occurred:

Equity Issuance

On June 16, 2015, the Company issued 7,772,725 shares of its common stock to Horwitz + Armstrong LLP pursuant to a conversion of debt for legal services rendered to the Company in the amount of $171,000. The shares were valued at the fair market price of $0.022 per share.

Class Actions Alleging Violations of Federal Securities Laws

Beginning on April 18, 2014, three class action lawsuits alleging violations of federal securities laws were filed against the Company in United States District Court, Central District of California (the “Court”). At a hearing held on July 21, 2014, the three class action lawsuits were consolidated into one case with Lawrence Rosen as the lead plaintiff (the “Consolidated Class Action,” styled Romero et al. vs. GrowLife et al.). On May 15, 2014 and August 4, 2014, respectively two shareholder derivative lawsuits were filed against the Company with the Court (the “Derivative Actions”). On October 20, 2014, AmTrust North America, the Company’s insurer, filed a lawsuit contesting insurance coverage on the above legal proceedings. The Company made a general appearance in this action. On January 20, 2015, the Court ordered all of the above actions stayed pending completion of mediation of the dispute.

The parties then worked diligently to finalize settlement documentation on the above actions. On April 27, 2015, the Court preliminarily approved the proposed settlement of the Consolidated Class Action.

On June 1, 2015, the Court preliminarily approved the proposed settlement of the Derivative Actions pursuant to a proposed stipulated settlement agreement.

On August 3, 2015, the Court entered a Final Order and Judgment resolving the Consolidated Class Action litigation in its entirety. The Consolidated Class Action was thereby dismissed in its entirety with prejudice and without costs.

On August 10, 2015, pursuant to a settlement by and between the Company and AmTrust North America, AmTrust’s lawsuit contesting insurance coverage of the Consolidated Class Action and Derivative Actions was dismissed in its entirety with prejudice pursuant to a Stipulation for Dismissal of Entire Action with Prejudice executed by and between AmTrust and the Company.

On August 17, 2015, the Court entered a Final Order and Judgment resolving the Derivative Actions in their entirety. The Derivative Actions were thereby dismissed in their entirety with prejudice.

As a result of the foregoing, all litigation discussed herein is resolved in full at this time.

The Company is obligated to issue $2 million in common stock or approximately 115.1 million shares related to the settlement of the Consolidated Class Action and Derivative Action lawsuits alleging violations of federal securities laws that were filed against the Company in United States District Court, Central District of California.

Sales and Payroll Tax Liabilities

As of September 30, 2015, the Company owes approximately $87,000 in sales tax and $20,000 in payroll taxes primarily from early 2014. The Company is currently negotiating or operating under payment plans on these liabilities.

Other Legal Proceedings

The Company is in default on our Portland, Maine and Boulder, Colorado store leases for non-payment of lease payments and the Company is negotiating with the landlords. The Company is currently subject to legal actions with various vendors.

Terminated Operating Leases

Upon the Company’s acquisition of Rocky Mountain Hydroponics, LLC and Evergreen Garden Center, the Company assumed the lease for the RMH/EGC retail hydroponics store located in Plaistow, New Hampshire. The lease commencement date was May 1, 2013 with an expiration date of January 31, 2016. The monthly rent throughout the term of the lease is $2,105. The Company vacated this store and expect to terminate this lease during 2015.

On May 30, 2013, the Company entered into a lease to rent retail space in Woodland Hills, California for its Urban Garden Supply (Soja, Inc.) hydroponics store. The term was for ninety days and can be renewed, or terminated, by either party with ninety days written notice. The monthly rent was $3,257. The Company terminated this lease as of June 1, 2015.

Secured Convertible Debenture Transaction with TCA Global Credit Master Fund LP

On July 9, 2015, the Company closed a Securities Purchase Agreement and related agreements with TCA Global Credit Master Fund LP, an accredited investor, whereby the Company agreed to sell and TCA agreed to purchase up to $3,000,000 of senior secured convertible redeemable debentures, of which $700,000 was purchased on July 9, 2015 and up to $2,300,000 may be purchased in additional closings. The closing of the Transaction occurred on July 9, 2015.

Securities Purchase Agreement

As set forth above, the Company entered into the Securities Purchase Agreement on July 9, 2015 with the Purchaser whereby the Purchaser agreed to purchase up to $3,000,000 of the Debentures of which $700,000 was purchased at Closing. In connection with the Securities Purchase Agreement, the Company, at the discretion of Purchaser, may request in writing at any time after the Closing that Purchaser purchase additional Debentures at agreed upon time periods and amounts.

The Securities Purchase Agreement also provides that the Company shall, within ninety days of Closing, file any and all periodic reports with the SEC required under the Exchange Act to become current with the Company’s reporting requirements under the Securities Exchange Act of 1934 and shall use its best efforts to obtain approval for the listing and quotation of the Company’s common stock on the OTC Bulletin Board, or another Principal Trading Market more senior and established than the OTC Pink Sheets and approved by Purchaser, and to have such Common Stock trading in such Principal Trading Market.

In consideration for advisory services provided by Purchaser to the Company prior to the Closing, the Company paid to Purchaser a fee by issuing to Purchaser 10,000,000 shares of Common Stock at $0.02 per share equal to $200,000. The Advisory Fee Shares were valued at a price equal to the lowest volume weighted average price for the Common Stock for the five (5) Business Days immediately prior to the Effective Date, as reported by Bloomberg (the “VWAP”). The Advisory Fee Shares are subject to adjustment as provided in the Securities Purchase Agreement. The Company also paid certain transaction, due diligence and document review and legal fees to the Purchaser in connection with the Transaction.

Senior Secured, Convertible, Redeemable Debenture

The Company entered into an initial Debenture dated July 9, 2015 with the Purchaser whereby the Purchaser purchased $700,000 in senior secured, convertible, redeemable debentures in exchange for $700,000 in immediately available and lawful money of the United States of America. The Company promised to pay Purchaser, by no later than October 9, 2016 the outstanding principal together with interest on the outstanding principal amount under the Debenture, at the rate of 18% per annum simple interest. The Company shall make monthly payments of principal and interest on the Debenture to Purchaser, while this Debenture is outstanding, until the Maturity Date, based on the payment, amortization and redemption premium schedule attached as Schedule A to the Debenture.

The indebtedness evidenced by this Debenture is also secured by a first priority lien and security interest in all of the assets and property of the Company and various other instruments as set forth in the Transaction Documents, subject to the terms and conditions of the Intercreditor Agreement described below.

At any time while the Debenture is outstanding on or after the Closing, (i) if mutually agreed upon by the parties or (ii) at the sole option of the Purchaser upon the occurrence of an Event of Default, the Purchaser may convert all or any portion of the outstanding principal, accrued and unpaid interest redemption premium and any other sums due and payable hereunder or under any of the other Transaction Documents into shares of Common Stock of the Company at a price equal to: (i) the Conversion Amount (the numerator); divided by (ii) 90% of the lowest of the average daily volume weighted average price of the Company’s Common Stock during the 5 trading days immediately prior to the Conversion Date (the denominator).

Security Agreement(s)

In connection with the Securities Purchase Agreement and Debenture, the Company entered into a Security Agreement dated July 9, 2015 with the Purchaser whereby the Company agreed to grant to Purchaser an unconditional and continuing, first priority security interest in all of the assets and property of the Company to secure the prompt payment, performance and discharge in full of all of Company’s obligations under the Debentures, the Purchase Agreement and the other Transaction Documents, subject to the terms and conditions of the Intercreditor Agreement set forth below.

In addition, each of the Company’s operating subsidiaries also agreed to grant to Purchaser an unconditional and continuing, first priority security interest in all of the assets and property of each of the subsidiaries to further secure the prompt payment, performance and discharge in full of all of Company’s obligations under the Debentures, the Purchase Agreement and the other Transaction Documents.

Guaranty Agreement(s)

In connection with the Securities Purchase Agreement and Debenture, each of the Company’s operating subsidiaries entered into Guaranty Agreements dated July 9, 2015 with the Purchaser whereby the subsidiaries agreed to guarantee and become surety to Purchaser for the full, prompt and unconditional payment of the Liabilities and payment and performance of the Company’s obligations and the full, prompt and unconditional performance of each term and condition to be performed by Company under the Debentures and the other Transaction Documents.

Pledge Agreement(s)

In connection with the Securities Purchase Agreement and Debenture, the Company entered into Pledge Agreements dated July 9, 2015 with the Purchaser whereby the Company agreed to pledge to Purchaser its shares in each of its operating subsidiaries as further security for the payment and performance of the Company’s obligations and the full, prompt and unconditional performance of each term and condition to be performed by Company under the Debentures and the other Transaction Documents.

Intercreditor Agreement and Related Creditor Documentation

On July 9, 2015, the Company, each of its subsidiaries, Purchaser and Logic Works LLC (an existing senior secured creditor) entered into an Intercreditor Agreement whereby Purchaser and Logic Works agreed that their outstanding senior secured loans to the Company be secured on a pari passu basis with respect to all assets and property of the Company and its subsidiaries. As a result of the Intercreditor Agreement, all sums secured or owing to Purchaser and Logic Works shall be held by them on a pari passu and pro-rata basis between them, in proportion to such party’s outstanding principal amount owing under their respective loan documents.

In addition, the Company, each of its subsidiaries, Purchaser and Jordan Scott and Andrew Gentile, respectively, each entered into Subordination Agreements dated July 9, 2015 whereby Scott and Gentile agreed to subordinate their existing 6% Senior Secured Convertible Notes, dated March 16, 2012, as amended, all of their indebtedness, obligations and security interests to the Purchaser’s security interests as more fully set forth in the Transaction Documents.

On July 9, 2015, Jordan Scott and Andrew Gentile each entered into Amendment Two of the Amended and Restated 6% Senior Secured Convertible Note which provide for an increase in the interest rate from 6% to 10% and the default interest rate from 12% to 20% on the 6% Senior Secured Convertible Notes for so long as the Company remains in technical default on said notes due to its delisting from its Primary Trading Market April 2014. The Company further agreed that said 20% default interest will be applied to the date of default on April 10, 2014 and continuing through the present.

Committed Equity Facility Transaction with TCA Global Credit Master Fund LP

On August 6, 2015, the Company closed a Securities Purchase Agreement and related agreements with TCA Global Credit Master Fund LP, whereby the Company agreed to sell and TCA agreed to purchase a $100,000 senior secured convertible redeemable debenture and the Company agreed to issue and sell to TCA, from time to time, and TCA agreed to purchase from the Company up to $3,000,000 of the Company’s common stock pursuant to a Committed Equity Facility. The closing of the Transaction occurred on August 6, 2015.

In consideration for advisory services provided by Purchaser to the Company prior to the, the Company paid to Purchaser a fee by issuing to Purchaser 5,000,000 shares of Common Stock at $0.02 per share equal to $100,000. The Advisory Fee Shares were valued at price equal to the lowest volume weighted average price for the Common Stock for the five (5) Business Days immediately prior to the issuance. The Advisory Fee Shares are subject to adjustment as provided in the Securities Purchase Agreement. The Company also paid certain transaction, due diligence and document review and legal fees in connection with the Transaction.

The Company entered into a Debenture dated August 6, 2015 with the Purchaser whereby the Purchaser purchased $100,000 in a senior secured, convertible, redeemable debenture from the Company in exchange for $100,000. The Company promised to pay Purchaser, by no later than August 6, 2016 the outstanding principal together with interest on the outstanding principal amount under the Debenture, at the rate of 18% per annum simple interest. The Debenture is convertible only at the option of Purchaser upon an event of default at a conversion price of 90%)of the lowest of the average daily volume weighted average price of the Company’s Common Stock during the 5 trading days immediately prior to the conversion date.

In addition, the Company entered into a Committed Equity Facility, dated August 6, 2015, with the Purchaser in which the Company agreed to issue and sell to the Purchaser, from time to time, and the Purchaser agreed to purchase from the Company up to $3,000,000 of the Company’s common stock. At any time during the duration of the agreement and after the Company has an effective registration statement outstanding, the Company can require the Purchaser to purchase shares of its common stock which will be sold by Purchaser with the net proceeds provided to the Company, subject to the terms and conditions set forth in the Committed Equity Facility.

To facilitate the Committed Equity Facility, the Company has granted the Purchaser certain registration rights pursuant to a Registration Rights Agreement dated August 6, 2015 whereby the Company will file a registration statement no later than seventy-five (75) days from the date of the Committed Equity Facility to facilitate the purchase and sale of the common stock under the Committed Equity Facility.

The Company’s obligation to repay the Debenture disclosed herein as well as the Debenture entered into by and between the Company and Purchaser on July 9, 2015, are secured by security agreements, guaranty agreements and pledge agreements previously disclosed on the Company’s Current Report on Form 8-K filed July 16, 2015 and incorporated herein by reference. The Company has additionally entered into an Authorization Agreement, dated August 6, 2015, with Purchaser whereby scheduled re-payments to the Purchaser will be debited from the Company’s account according to the payment schedule of both the Debenture disclosed herein and the Debenture previously entered into on July 9, 2015.

Dissolution of Certain Non-Operating Subsidiaries

The Company determined that certain wholly-owned subsidiaries were unnecessary for the ongoing operations of the Company’s business and elected to dissolve these entities and/or surrender their foreign status in certain jurisdictions for the purpose of reducing unnecessary compliance costs.

The Company is dissolving SG Technologies Corp., a Nevada corporation, and is surrendering its qualification to do business in California due to the fact that the Company no longer operates any business under this wholly-owned subsidiary.

The Company is dissolving Phototron, Inc. and GrowLife Productions, Inc., all California corporations, due to the fact that the Company no longer operates any business under these wholly-owned subsidiaries.

The Company is dissolving Business Bloom, Inc., a California corporation, and is withdrawing its foreign entity status in Colorado due to the fact that the Company no longer operates any business under this wholly-owned subsidiary.

The Company is surrendering its qualification to do business in California due to the fact that the Company has moved its headquarters to Seattle, Washington and is no longer required to register as a foreign entity in California.

Enactment of Heightened Corporate Governance Measures Pursuant to Derivative Action Settlement

In connection with the settlement of the Derivative Actions related to alleged violations of federal securities laws, the Company agreed to expansive corporate governance measures.

During October 2015, the Company expects to enact heightened corporate governance measure pursuant to the Derivative Action Settlement.

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we assessed the effectiveness of our internal control over financial reporting as of the end of the period covered by this report based on the framework in “Internal Control—Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on that assessment, our principal executive officer and principal financial officer concluded that our internal control over financial reporting were not effective to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of our financial statements for external purposes in accordance with United States generally accepted accounting principles.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses payable by us in connection with the issuance and distribution of the securities being registered are set forth below. Each item listed is estimated as follows:

Securities and Exchange Commission registration fee	$500
Accounting fees and expenses	11,000
Legal fees and expenses	40,000
Registrar and transfer agent fees and expenses	1,000
Miscellaneous	3,500

Total expenses	$56,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Delaware law, a corporation may include in its certificate of incorporation (“Certificate”) a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, but no such provision may eliminate or limit the liability of a director (a) for any breach of duty of loyalty, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law (the “DGCL”) (dealing with illegal redemptions and stock repurchases), or (d) for any transaction from which the director derived an improper personal benefit. Our Certificate limits personal liability of directors to the fullest extent permitted by Delaware law.

The Certificate also provides that we shall, to the fullest extent permitted by Section 145 of the DGCL, as amended, indemnify all persons whom it may indemnify thereto, provided that if such indemnified person initiates a proceeding, he or she shall be indemnified only if our board of directors approved such action. Section 145 of the DGCL permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of a Company in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he or she is or was a director, officer or employee of the Company. Section 145 and the our Certificate also provide that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

We have a directors’ and officers’ liability insurance policy in place pursuant to which its directors and officers are insured against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended and the Securities and Exchange Act of 1934, as amended.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

2012 (November 1, 2012 onwards)

During the three months ended December 31, 2012, we sold 292,858 shares of our common stock at $0.035 per share for aggregate proceeds of $10,250. The securities above were offered and sold to accredited investors pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The sale of the foregoing securities was made without any form of general solicitation or advertising and all of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

During the three months ended December 31, 2012, we issued 41,142,857 shares of common stock relating to the conversion of Notes. The securities above were offered and sold to an accredited investor pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The sale of the foregoing securities was made without any form of general solicitation or advertising and all of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

During the three months ended December 31, 2012, we issued 13,457,142 shares of our common stock to consultants, employees and directors for services. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

During the three months ended December 31, 2012, we issued 4,053,012 shares of common stock for a cashless exercise of options. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

2013

On June 7, 2013, we issued 7,857,141 shares of restricted common stock to the former owners of RMH/EGC. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

On October 14, 2013, we issued 9,000,000 shares of our common stock related to the cashless exercise of warrants by Gemini Master Fund.

During 2013, we sold 36,981,862 shares of our common stock at $0.035 per share for aggregate proceeds of $1,294,365. The securities above were offered and sold to accredited investors pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The sale of the foregoing securities was made without any form of general solicitation or advertising and all of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

During 2013, we issued 262,595,733 shares of common stock relating to the conversion of Notes. The securities above were offered and sold to an accredited investor pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The sale of the foregoing securities was made without any form of general solicitation or advertising and all of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

During 2013, we issued 3,680,773 shares of common stock for a cashless exercise of options. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

During 2013, we issued 470,237 shares of our common stock related to the exercise of a stock option grant. We received $9,000 or $0.019 per share.

During 2013, we issued 45,404,359 shares of our common stock to consultants, employees and directors for services. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

2014

During 2014, we issued 102,507,839 shares of common stock relating to the conversion of Notes. The securities above were offered and sold to an accredited investor pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The sale of the foregoing securities was made without any form of general solicitation or advertising and all of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

During 2014, we issued 3,570,455 shares of common stock for a cashless exercise of options. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

During 2014, we issued 2,351,187 shares of our common stock related to the exercise of a stock option grant. We received $44,438 or $0.019 per share.

During 2014, we issued 15,219,420 shares of our common stock to consultants, employees and directors for services. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

2015

On June 16, 2015, we issued 7,772,725 shares of our common stock to Horwitz + Armstrong LLP pursuant a conversion of debt for $171,000. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

On July 9, 2015, we issued 10,000,000 shares of our common stock to TCA Global Credit Master Fund LP, an accredited investor, under an Advisory Agreement related to a Securities Purchase Agreement which closed July 9, 2015. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

On August 6, 2015, we issued 5,000,000 shares of our common stock to TCA Global Credit Master Fund LP, an accredited investor, under an Advisory Agreement related Committed Equity Facility which closed on August 6, 2015. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Unless otherwise indicated, all of the following sales or issuances of Company securities were conducted under the exemption from registration as provided under Section 4(2) of the Securities Act of 1933 (and also qualified for exemption under 4(5), formerly 4(6) of the Securities Act of 1933, except as noted below). All of the shares issued were issued in transactions not involving a public offering, are considered to be restricted stock as defined in Rule 144 promulgated under the Securities Act of 1933 and stock certificates issued with respect thereto bear legends to that effect.

No "participating members" (as such term is defined in FINRA Rule 5110(a)(4)) provided any services to us or acquired any of our securities in connection with the foregoing transactions.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The exhibits to the Registration Statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

GROWLIFE, INC.
By:	/s/ Marco Hegyi
Marco Hegyi President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ Marco Hegyi	President and Director	November 18, 2015
Marco Hegyi	(Principal Executive Officer)

/s/ Mark E. Scott	Consulting Chief Financial Officer	November 18, 2015
Mark E. Scott	(Principal Financial/Accounting Officer)

/s/ Michael E. Fasci	Director	November 18, 2015
Michael E. Fasci

/s/ Tara Antal	Director	November 18, 2015
Tara Antal

/s/ Brad Fretti	Director	November 18, 2015
Brad Fretti

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Incorporation. Filed as an exhibit to the Company’s Form 10-SB General Form for Registration of Securities of Small Business Issuers filed with the SEC on December 7, 2007, and hereby incorporated by reference.

3.2	Amended and Restated Bylaws. Filed as an exhibit to the Company’s Form 8-K filed with the SEC on June 9, 2014, and hereby incorporated by reference.

3.3	Second Amended and Restated Bylaws of GrowLife, Inc. dated October 16, 2015. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on October 26, 2015, and hereby incorporated by reference.

3.4	Certificate of Designation for Series B Preferred Stock. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on October 29, 2015, and hereby incorporated by reference.

3.5	Certificate of Designation for Series C Preferred Stock. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on October 29, 2015, and hereby incorporated by reference.

4.1	GrowLife, Inc. 2011 Stock Incentive Plan filed as an exhibit to the Company’s Registration Statement on Form S-1 filed with the SEC on June 9, 2011, and hereby incorporated by reference.

5.1	Opinion of Horwitz + Armstrong, LLP, regarding the legality of the securities being registered. (filed herewith)

10.1	Agreement and Plan of Merger dated March 21, 2012, by and between Phototron Holdings, Inc., SGT Merger Corporation, SG Technologies Corp, Sterling C. Scott and W-Net Fund I, L.P. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on March 22, 2012, and hereby incorporated by reference.

10.2	Securities Purchase and Exchange Agreement, dated March 16, 2012, by and between Phototron Holdings, Inc., W-Net Fund I, L.P., and Europa International Inc. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on March 22, 2012, and hereby incorporated by reference.

10.3	Security Agreement, dated March 16, 2012, by and between Phototron Holdings, Inc., W-Net Fund I, L.P., Europa International Inc., GrowLife, Inc., and Phototron, Inc. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on March 22, 2012, and hereby incorporated by reference.

10.4	Intellectual Property Security Agreement, dated March 16, 2012, by and between Phototron Holdings, Inc., W-Net Fund I, L.P., Europa International Inc., GrowLife, Inc., and Phototron, Inc. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on March 22, 2012, and hereby incorporated by reference.

10.5	Form of 6% Senior Secured Convertible Note. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on March 22, 2012, and hereby incorporated by reference.

10.6	Form of 7% Convertible Note. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on October 11, 2013, and hereby incorporated by reference.

10.7	Securities Purchase Agreement dated June 7, 2013, by and between GrowLife, Inc., GrowLife Hydroponics, Inc., Sequoia, LLC, Pressure Drop Holdings, LLC and Sachin Karia. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on June 7, 2013, and hereby incorporated by reference.

Exhibit No.	Description

10.8	Revolving Promissory Note dated June 7, 2013 issued by GrowLife, Inc. in favor of W-Net Fund I, L.P. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on June 7, 2013, and hereby incorporated by reference.

10.9	Form of 12% Senior Secured Convertible Note. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on June 7, 2013, and hereby incorporated by reference.

10.10	Security Agreement dated June 7, 2013, by and between GrowLife, Inc., Sequoia, LLC, Pressure Drop Holdings, LLC, Sachin Karia and Robert E. Hunt. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on June 7, 2013, and hereby incorporated by reference.

10.11	Joint Venture Agreement dated November 19, 2013 by and between GrowLife, Inc. and CANX USA LLC. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on November 21, 2013, and hereby incorporated by reference.

10.12	Warrant Agreement by and between GrowLife, Inc. and CANX USA LLC. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on November 21, 2013, and hereby incorporated by reference.

10.13	7% Convertible Note by and between GrowLife, Inc. and CANX USA LLC. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on November 21, 2013, and hereby incorporated by reference.

10.14	Registration Rights Agreement by and between GrowLife, Inc. and CANX USA LLC. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on November 21, 2013, and hereby incorporated by reference.

10.15	Commercial Lease Agreement dated March 8, 2013 by and between Evergreen Garden Center LLC and William C. Rowell Family Limited Partnership for our Portland, Maine store. Filed as an exhibit to the Company’s Form 10-K dated December 31, 2014 and filed with the SEC on September 30, 2015, and incorporated by reference.

10.16	Lease dated October 21, 2013 by and between GrowLife Hydroponics, Inc. and Stone Creek Business Center Ltd. for our Avon (Vail), Colorado store. Filed as an exhibit to the Company’s Form 10-K dated December 31, 2014 and filed with the SEC on September 30, 2015, and incorporated by reference.

10.17	Retail Lease Agreement dated October 21, 2013 by and between GrowLife Hydroponics, Inc. and W-ADP Meadows VII LLC for our Boulder, Colorado store. Filed as an exhibit to the Company’s Form 10-K dated December 31, 2014 and filed with the SEC on September 30, 2015, and incorporated by reference.

10.18	Amended and Restated 6% Senior Secured Convertible Note dated September 10, 2014 by and between GrowLife, Inc. and Andrew J. Gentile. Filed as an exhibit to the Company’s Form 10-K dated December 31, 2014 and filed with the SEC on September 30, 2015, and incorporated by reference.

10.19	Amended and Restated 6% Senior Secured Convertible Note dated September 10, 2014 by and between GrowLife, Inc. and Jordan W. Scott. Filed as an exhibit to the Company’s Form 10-K dated December 31, 2014 and filed with the SEC on September 30, 2015, and incorporated by reference.

10.20	Warrant related to CANX USA LLC Joint Development Agreement dated November 19, 2013. Filed as an exhibit to the Company’s Form 10-K and filed with the SEC on November 21, 2014, and hereby incorporated by reference.

10.21	Executive Services Agreement dated June 7, 2013 by and between GrowLife, Inc. and Robert Hunt. Filed as an exhibit to the Company’s Form 8-K/A2 dated June 7, 2013 and filed with the SEC on June 25, 2014, and hereby incorporated by reference.

10.22	NonCompetition, NonSolicitation and NonDisclosure Agreement dated June 7, 2013 with Robert Hunt. Filed as an exhibit to the Company’s Form 8-K/A2 dated June 7, 2013 and filed with the SEC on June 25, 2014, and hereby incorporated by reference.

Exhibit No.	Description

10.23
Executive Employment Agreement dated November 3, 2013 by and between GrowLife, Inc. and Sterling Scott. Attached as an exhibit to the Company’s Form 8-K and filed with the SEC on June 25, 2014, and hereby incorporated by reference.

10.24	Executive Employment Agreement dated November 3, 2013 by and between GrowLife, Inc. and John Genesi. Attached as an exhibit to the Company’s Form 8-K and filed with the SEC on June 25, 2014, and hereby incorporated by reference.

10.25	Employment Agreement for Marco Hegyi dated December 4, 2013. Attached as an exhibit to the Company’s Form 8-K/A and filed with the SEC on June 20, 2014, and hereby incorporated by reference.

10.26	Amended Employment Agreement for Marco Hegyi dated June 20, 2014. Attached as an exhibit to the Company’s Form 8-K and filed with the SEC on June 20, 2014, and hereby incorporated by reference.

10.27	Restricted Stock Cancellation Agreement, dated April 25, 2014, by and between the Company and Eric Shevin. Attached as an exhibit to the Company’s Form 8-K and filed with the SEC on April 30, 2014, and hereby incorporated by reference.

10.28	Restricted Stock Cancellation Agreement, dated April 25, 2014, by and between the Company and Alan Hammer. Attached as an exhibit to the Company’s Form 8-K and filed with the SEC on April 30, 2014, and hereby incorporated by reference.

10.29	Restricted Stock Cancellation Agreement, dated April 25, 2014, by and between the Company and Tony Ciabattoni. Attached as an exhibit to the Company’s Form 8-K and filed with the SEC on April 30, 2014, and hereby incorporated by reference.

10.30	Consulting Letter by and between GrowLife, Inc. and Mark Scott Consulting Letter dated July 31, 2014. Filed as an exhibit to the Company’s Form 8-K filed with the SEC on August 6, 2014, and hereby incorporated by reference.

10.31	Waiver and Modification Agreement dated June 25, 2014 by and between GrowLife, Inc. and Logic Works LLC. Filed as an Exhibit to the Company’s Form 8-K/A and filed with the SEC on August 18, 2014, and hereby incorporated by reference.

10.32	Amended and Restated Joint Venture Agreement dated July 1, 2013 by and between GrowLife, Inc. and CANX USA LLC. Filed as an Exhibit to the Company’s Form 8-K/A and filed with the SEC on August 18, 2014, and hereby incorporated by reference.

10.33	Secured Credit Facility and Secured Convertible Note dated June 25, 2014 by and between GrowLife, Inc. and Logic Works LLC. Filed as an Exhibit to the Company’s Form 8-K/A and filed with the SEC on August 18, 2014, and hereby incorporated by reference.

10.34	Closing Certificate dated July 10, 2014 by and between GrowLife, Inc. and CANX USA LLC and Logic Works LLC. Filed as an Exhibit to the Company’s Form 8-K/A and filed with the SEC on August 18, 2014, and hereby incorporated by reference.

10.35	Form of Warrant by and between GrowLife, Inc. and CANX USA LLC. Filed as an exhibit to the Company’s Form 8-K/A and filed with the SEC on August 18, 2014, and hereby incorporated by reference.

10.36	Settlement Agreement and Waiver of Default dated June 19, 2014 by and between GrowLife, Inc. and Forglen LLC. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on July 18, 2014, and hereby incorporated by reference.

Exhibit No.	Description

10.37
Severance Agreement dated July 15, 2014 by and between GrowLife, Inc. and John Genesi. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on July 18, 2014, and hereby incorporated by reference.

10.38	Joseph Barnes Promotion Letter dated October 10, 2014. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on October 14, 2014, and hereby incorporated by reference.

10.39	Settlement Agreement and Release dated October 17, 2014 by and between GrowLife, Inc. and Robert Hunt. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on October 21, 2014, and hereby incorporated by reference.

10.40	Notice of Settlement Agreement dated February 9, 2015. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on February 12, 2015, and hereby incorporated by reference.

10.41	Amendment 1 to Amended and Restated 6% Senior Secured Convertible Note with Andrew J. Gentile. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on April 8, 2015, and hereby incorporated by reference.

10.42	Amendment 1 to Amended and Restated 6% Senior Secured Convertible Note with Jordan W. Scott. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on April 8, 2015, and hereby incorporated by reference.

10.43	Stipulation and Agreement of Compromise, Settlement and Release of the Derivative Actions dated April 6, 2015. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on June 17, 2015, and hereby incorporated by reference.

10.44	Securities Purchase Agreement, dated July 9, 2015, entered into by and between GrowLife, Inc., its subsidiaries and TCA Global Credit Master Fund LP. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on July 16, 2015, and hereby incorporated by reference.

10.45	Senior Secured, Convertible, Redeemable Debenture entered into by and between GrowLife, Inc. and TCA Global Credit Master Fund LP. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on July 16, 2015, and hereby incorporated by reference.

10.46	Form of Security Agreement entered into by and between GrowLife, Inc. and its subsidiaries, respectively, and TCA Global Credit Master Fund LP. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on July 16, 2015, and hereby incorporated by reference.

10.47	Form of Guaranty Agreement entered into by and between GrowLife, Inc.’s subsidiaries, respectively, and TCA Global Credit Master Fund LP. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on July 16, 2015, and hereby incorporated by reference.

10.48	Form of Pledge Agreement entered into by and between GrowLife, Inc. and TCA Global Credit Master Fund LP. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on July 16, 2015, and hereby incorporated by reference.

10.49	Intercreditor Agreement, dated July 9, 2015, entered into by and between GrowLife, Inc., its subsidiaries, Logic Works LLC and TCA Global Credit Master Fund LP. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on July 16, 2015, and hereby incorporated by reference.

10.50	Form of Subordination Agreement, dated July 9, 2015, entered into by and between GrowLife, Inc., its subsidiaries, TCA Global Credit Master Fund LP and Jordan Scott and Andrew Gentile, respectively. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on July 16, 2015, and hereby incorporated by reference.

10.51	Form of Amendment No. 2 to 6% Senior Secured Convertible Note, dated July 9, 2015, entered into by and between GrowLife, Inc. and Jordan Scott and Andrew Gentile, respectively. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on July 16, 2015, and hereby incorporated by reference.

Exhibit No.	Description

10.52	Investment Banking Letter dated August 27, 2014 by and between GrowLife, Inc. and D. Weckstein & Co. Inc. Filed as an exhibit to the Company’s Form 10-K dated December 31, 2014 and filed with the SEC on September 30, 2015, and incorporated by reference.

10.53	Securities Purchase Agreement dated August 6, 2015 and entered into by and between GrowLife, Inc., its subsidiaries and TCA Global Credit Master Fund LP. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on August 12, 2015, and hereby incorporated by reference.

10.54	Senior Secured Convertible Redeemable Debenture dated August 6, 2015 and entered into by and between GrowLife, Inc., its subsidiaries and TCA Global Credit Master Fund LP. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on August 12, 2015, and hereby incorporated by reference.

10.55	Committed Equity Facility dated August 6, 2015 entered into by and between GrowLife, Inc. and TCA Global Credit Master Fund LP. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on August 12, 2015, and hereby incorporated by reference.

10.56	Registration Rights Agreement dated August 6, 2015 entered into by and between GrowLife, Inc. and TCA Global Credit Master Fund LP. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on August 12, 2015, and hereby incorporated by reference.

10.57	Authorization Agreement dated August 6, 2015 entered into by and between GrowLife, Inc., its subsidiaries and TCA Global Credit Master Fund LP. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on August 12, 2015, and hereby incorporated by reference.

10.58	Amended and Restated Securities Purchase Agreement, dated October 27, 2015, entered into by and among GrowLife, Inc., its subsidiaries, and Purchaser. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on October 29, 2015, and hereby incorporated by reference.

10. 59	Amended and Restated Senior Secured, Convertible, Redeemable Debenture, dated October 27, 2015, entered into by and between GrowLife, Inc. and Purchaser. Filed as an exhibit to the Company’s Form 8-K and filed with the SEC on October 29, 2015, and hereby incorporated by reference.

14.1	Code of Conduct and Ethics dated May 15, 2014. Attached as an exhibit to the Company’s Form 8-K filed and with the SEC on June 9, 2014, and hereby incorporated by reference.

21.1	Subsidiaries of the Registrant. Filed as an exhibit to the Company’s Form 10-K dated December 31, 2014 and filed with the SEC on September 30, 2015, and hereby incorporated by reference.

23.1	Consent of PMB Helin Donovan LLP, independent registered public accounting firm (filed herewith)

23.2	Consent of Anton and Chia LLP, independent registered public accounting firm, independent registered public accounting firm (filed herewith)

23.3	Consent of Horwitz + Armstrong, LLP (included in Exhibit 5.1) (filed herewith)

24.1	Power of Attorney (included on the signature page of this registration statement).

99.1	Amended and Restated Audit Committee Charter, dated October 16, 2015. Attached as an exhibit to the Company’s Form 8-K and filed with the SEC on October 26, 2015, and hereby incorporated by reference.

99.2	Compensation Committee Charter dated May 15, 2014. Attached as an exhibit to the Company’s Form 8-K dated June 3, 2014 and filed with the SEC on June 9, 2014, and hereby incorporated by reference.

Exhibit No.	Description

99.3	Amended and Restated Nominations and Governance Charter, dated October 16, 2015.Attached as an exhibit to the Company’s Form 8-K and filed with the SEC on October 26, 2015, and hereby incorporated by reference.

99.4	Amended and Restated Insider Trading Policy, dated October 16, 2015. Attached as an exhibit to the Company’s Form 8-K and filed with the SEC on October 26, 2015, and hereby incorporated by reference.